Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    Form S-1

                             Registration Statement

                                      Under

                           The Securities Act of 1933
                                   ----------

                       ATEL CAPITAL EQUIPMENT FUND IX, LLC
        (Exact name of registrant as specified in governing instruments)

    California                         7394                 94-3375584
 (State or other juris-       (Primary standard           (IRS Employer
  diction of organization)     industrial classification  Identification number)
                               code number)

                           235 Pine Street, 6th Floor
                         San Francisco, California 94104
                                 (415) 989-8800
              (Address, including zip code, and telephone number,
              including area code, of principal executive offices)
                                   ----------

                                  DEAN L. CASH
                           235 Pine Street, 6th Floor
                         San Francisco, California 94104
                                 (415) 989-8800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------

                                 With a copy to:
                             PAUL J. DERENTHAL, ESQ.
                             Derenthal & Dannhauser
                           One Post Street, Suite 575
                         San Francisco, California 94104
                                   ----------

                  Approximate date of commencement of proposed
                   sale to the public: As soon as practicable
              after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
---------------------------------
Title of Each                       Proposed        Proposed
Class of                            Maximum         Maximum         Amount of
Securities to       Amount to       Offering Price  Aggregate       Registration
Be Registered       Be Registered   Per Unit        Offering Price  Fee
--------------------------------------------------------------------------------
Units of Limited
Liability Company
Interest            15,000,000      $10.00          $150,000,000   $39,600
---------------------------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
---------------------------------

                       ATEL CAPITAL EQUIPMENT FUND IX, LLC
                         Limited Liability Company Units

ATEL Capital Equipment Fund IX, LLC will buy a diversified portfolio of primarily low-technology equipment and lease the equipment to corporations. ATEL Financial Corporation is its Manager. The Fund will collect lease payments and eventually sell the equipment. Its objective will be to distribute to investors the lease payments and sales proceeds remaining after it pays its expenses and fees. The Fund intends to use approximately 86% of the capital it raises from the sale of Units to purchase its investments in equipment. At least an additional one-half of one percent of its initial capital will be held as reserves. Of the remaining capital, 9.5% will be used to pay selling commissions and up to 3.5% will be used to pay other offering expenses.

A purchase of Units involves risks. See "Risk Factors" on page 9. Risks include:

  -      Investors must rely on ATEL to manage the Fund;

  -      The Fund will pay ATEL substantial fees;

  -      The Fund has not specified all its equipment investments;

  -      The Fund's performance  is subject to the risk of lessee defaults;

  -      The Fund will borrow to buy equipment;

  - An investor's ability to sell his Units is limited; and The Fund is offering a total of 15,000,000 of its Units of limited liability company interest for a price of $10 per Unit. An investor must purchase a minimum of 250 Units, except that an Individual Retirement Account or other retirement plan can purchase a minimum of 200 Units. No Units will be sold unless a minimum of $1,200,000 in cash is received within one year from the start of the offering. The Fund will deposit its subscriptions in a bank escrow account until that amount is received. The brokers selling the Units are not required to sell any specific number of Units, but will use their best efforts to sell Units.

  - The Fund does not guarantee its distributions or the return of investors' capital.
           Price to       Selling       Proceeds to
           Public         Commissions   Fund
           ------         -----------   ----
Per Unit   $10            $0.95         $9.05        THE DATE OF THIS PROSPECTUS
Total                                                IS  ___________, 2000
  Minimum  $1,200,000     $114,000      $1,086,000
Total
  Maximum  $150,000,000   $14,250,000   $135,750,000
           ------------   -----------   ------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities nor has any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS
                                                                            Page

SUMMARY OF THE OFFERING....................................................    6
    The Fund...............................................................    6
    Management.............................................................    6
    Risk Factors...........................................................    6
    Who Should Invest......................................................    6
    Use of Capital.........................................................    7
    ATEL's Fees............................................................    7
    Income, Losses and Distributions.......................................    7
    Income Tax Consequences................................................    7
    Summary of the Operating Agreement.....................................    8
    Plan of Distribution...................................................    9

RISK FACTORS...............................................................    9
    Equipment Leasing Risks................................................    9
    Risks Inherent in the Structure of the Fund............................   12
    Risks Relating to Tax Matters..........................................   14
    Risks Relating to ERISA Matters........................................   15

WHO SHOULD INVEST..........................................................   16

ESTIMATED USE OF PROCEEDS..................................................   18

MANAGEMENT COMPENSATION....................................................   20
    Summary Table..........................................................   20
    Narrative Description of Compensation..................................   21
    Limitations on Fees....................................................   22
    Defined Terms Used in Description of Compensation......................   25

INVESTMENT OBJECTIVES AND POLICIES.........................................   27
    Principal Investment Objectives........................................   27
    General Policies.......................................................   27
    Types of Equipment.....................................................   30
    Prior Program Diversification..........................................   34
    Borrowing Policies.....................................................   34
    Description of Lessees.................................................   36
    Foreign Leases.........................................................   37
    Description of Leases..................................................   37
    Venture Equipment Leasing and Financing................................   39
    Competition............................................................   40
    Joint Venture Investments..............................................   41
    General Restrictions...................................................   42
    Changes in Investment Objectives and Policies..........................   42

CONFLICTS OF INTEREST......................................................   42

ORGANIZATIONAL DIAGRAM.....................................................   45

FIDUCIARY DUTY OF THE MANAGER..............................................   45

MANAGEMENT.................................................................   46
    The Manager............................................................   46
    Selection and Management of Investments................................   49
    Management Compensation................................................   49
    Changes in Management..................................................   49
    The Dealer Manager.....................................................   50

PRIOR PERFORMANCE SUMMARY..................................................   50

INCOME, LOSSES AND DISTRIBUTIONS...........................................   53
    Allocations of Net Income and Net Loss.................................   53
    Timing of Distributions................................................   53
    Allocations of Distributions...........................................   53
    Reinvestment...........................................................   54
    Return of Unused Capital...............................................   55
    Cash from Reserve Account..............................................   55
    Sources of Distributions - Accounting Matters..........................   55

CAPITALIZATION.............................................................   56

MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION...................................................   56
    Year 2000 Compliance...................................................   57

FEDERAL INCOME TAX CONSEQUENCES............................................   58
    Opinion of Derenthal & Dannhauser......................................   59
    Classification as a Partnership........................................   59
    Allocations of Profits and Losses......................................   61
    Income Recognition.....................................................   62
    Taxation of Investors..................................................   63
    Limitation on Deduction of Losses......................................   63
    Tax Basis..............................................................   63
    Tax Status of Leases...................................................   65
    Cost Recovery..........................................................   65
    Tax Consequences Respecting Equity Interests...........................   66
    Deductibility of Management Fees.......................................   67
    Tax Liability in Later Years...........................................   67
    Sales or Exchanges of Fund Equipment...................................   67
    Disposition of Units...................................................   68
    Liquidation of the Fund................................................   68

    Fund Elections.........................................................   69
    Treatment of Gifts of Units............................................   69
    Investment by Qualified Retirement Plans and IRAs......................   69
    Individual Tax Rates...................................................   70
    Alternative Minimum Tax................................................   70
    Fund Tax Returns and Tax Information...................................   73
    Interest and Penalties.................................................   73
    Audit of Tax Returns...................................................   74
    Registration Provisions................................................   75
    Miscellaneous Fund Tax Aspects.........................................   75
    Foreign Tax Considerations of U.S. Investors...........................   75
    U.S. Taxation of Foreign Persons.......................................   76
    Future Federal Income Tax Changes......................................   76
    State and Local Taxes..................................................   76
    Need for Independent Advice............................................   77

ERISA CONSIDERATIONS.......................................................   77
    Prohibited Transactions Under ERISA and the Code.......................   77
    Plan Assets............................................................   77
    Other ERISA Considerations.............................................   78

SUMMARY OF THE OPERATING AGREEMENT.........................................   79
    The Duties of the Manager..............................................   79
    Liability of Holders...................................................   79
    Term and Dissolution...................................................   80
    Voting Rights of Members...............................................   80
    Dissenters' Rights and Limitations on Mergers and Roll-ups.............   81
    Meetings...............................................................   81
    Books of Account and Records...........................................   81
    Status of Units........................................................   82
    Transferability of Units...............................................   82
    Repurchase of Units....................................................   84
    Indemnification of the Manager.........................................   85

PLAN OF DISTRIBUTION.......................................................   86
    Distribution...........................................................   86
    Selling Compensation and Certain Expenses..............................   86
    Escrow Arrangements....................................................   87
    Investments by Certain Persons.........................................   88
    State Requirements.....................................................   88

REPORTS TO HOLDERS.........................................................   89

SUPPLEMENTAL SALES MATERIAL................................................   90

LEGAL OPINIONS.............................................................   91

EXPERTS....................................................................   91

ADDITIONAL INFORMATION.....................................................   91

GLOSSARY...................................................................   91

FINANCIAL STATEMENTS.......................................................  F-1

Exhibit A - Prior Performance Information..................................  A-1
Exhibit B - Operating Agreement............................................  B-1
Exhibit C - Subscription Instructions and Documents........................  C-1

                             SUMMARY OF THE OFFERING

         This summary outlines the main points of the offering. The summary does not replace the more detailed information found in the remainder of this Prospectus. All prospective investors are urged to read this Prospectus in its entirety.

The Fund:                  The Fund is a California limited liability company
                           which intends to invest in a variety of types of equipment and to lease the equipment to corporations.
                           The Fund expects to acquire mostly low-technology equipment such as the basic equipment used by companies in the manufacturing, mining, and transportation industries. The portfolio may also include some more high-technology equipment, such as communications equipment, medical equipment and office equipment. The Fund will seek to buy equipment and leases that will produce lease payments and eventual sales prices which will provide a favorable return on its investments and cash distributions to its investors. The Fund will invest most of its capital in equipment to be leased to major publicly owned corporations. Some of its capital may be used to provide leasing and secured financing of capital equipment for venture stage companies, emerging growth companies and established privately held companies without publicly traded securities, and to acquire equity interests and warrants and rights to purchase equity interests in these companies.

Management:                The Manager of the Fund is ATEL Financial
                           Corporation.   ATEL and its family of related ATEL
                           companies will provide various services to the Fund, including asset management and company administration. ATEL will be responsible for supervising all of the Fund's business and affairs.
                           ATEL will act as a fiduciary to the Fund, and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs. The offices of the Fund and ATEL are located at 235 Pine Street, 6th Floor, San Francisco,
                           California  94104, and its telephone numbers are
                           (415) 989-8800 and (800) 543-ATEL (2835).

Risk Factors:              An investment in Units involves risks, including the
                           following:

                            - Investors must rely on ATEL to manage the Fund's business.

                            -  The Fund will pay ATEL substantial fees.

                            - The Fund has not specified all its equipment investments;

                            - The Fund's performance is subject to the risk of lessee defaults;

                            -  The Fund will borrow to buy equipment
                               investments;

                            - An investor's ability to sell his Units is limited; and

                            - The Fund does not guarantee its distributions or the return of investors' capital.

Who Should Invest:          The Units are a long-term investment, with a primary
                            objective of regular cash distributions. Investors must satisfy minimum net worth and income requirements which require, generally, that investors have either:

                           - an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000; or

                           - a net worth (determined with the same exclusions) of at least $150,000.

Use of Capital: The Fund expects to invest approximately 86% of its capital in the cash portion of the purchase price of equipment. It intends to retain an additional 0.5% as reserves for general working capital purposes, and to use the balance to pay selling commissions equal to 9.5%, and other offering and organization expenses in the estimated amount of from 2.5% to 3.5% .

ATEL's Fees: The Fund will pay ATEL and its family of related companies substantial fees and compensation in connection with this offering and the operation of the Fund's business, including the following:

                           - ATEL Securities Corporation organize and manage the group of broker-dealers selling the Units. It will receive selling commissions most of which will pay to the participating broker dealers. ATEL Securities Corporation may retain up to 1.5% of the sale price of Units.

                           - The Fund will pay ATEL an annual asset management fee equal to 4.5% of the revenues from leases and sales of the Fund's equipment, subject to fee limits.

                           - ATEL will have an interest equal to 7.5% of all of the Fund's income, loss and cash distributions.

                           The Fund will also reimburse ATEL for offering expenses and administrative expenses ATEL incurs on behalf of the Fund, subject to some limitations.

Income, Losses
and Distributions:         Fund income and loss for tax purposes and cash
                           distributions will be allocated 92.5% to investors and 7.5% to ATEL. The Fund intends to distribute all cash revenues remaining after the Fund

                           -   pays its expenses, including fees paid to ATEL,

                           -   establishes or restores its capital reserves, and

                           - to the extent permitted, sets aside amounts for reinvestment in additional equipment.

                           Until the end of a six-year period following the end of the offering of Units, the Fund may invest its revenues in additional equipment. Before it can reinvest its revenues, though, it must first satisfy conditions which include distributions to each investor for the year equal to at least 8% of the purchase price of the Units.

Income Tax
Consequences:              This  Prospectus  has a discussion of federal  income
                           tax consequences relating to an investment in Units under the caption "Federal Income Tax Consequences".
                           Investors should consult with their tax and financial advisors to determine whether an investment in Units is suitable for their portfolio.

Summary of the
Operating                  Agreement:  The Operating  Agreement that will govern
                           the relationship  between the investors and ATEL is a
                           complex  legal  document.  The  following  is a brief
                           summary  of  certain   provisions  of  the  Operating
                           Agreement discussed in greater detail under "Summary of the Operating Agreement."

                           - Voting Rights of Members. Each investor will become a member of the Fund, and will be entitled to cast one vote for each Unit owned as of the date record date for any vote of all the members. The members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and have no voice in Fund operations or policies.

                           - Meetings. ATEL or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.

                           - Dissenters' Rights and Limitations on Mergers and Roll-ups. The Operating Agreement provides Members with protection in a proposed reorganization in which the investors would be issued new securities in the resulting entity.

                           - Transferability of Units. ATEL may condition any proposed transfer of Units on, among other things, legal opinions confirming that the proposed transfer is does not violate securities laws and will not result in adverse tax consequences to the Fund. The Fund will not permit any transfer which does not follow the rules in the Operating Agreement.

                           - Liability of Investors. Under the Operating Agreement and California law, an investor complying with the Operating Agreement will not personally be liable for any debt of the Fund..

                           - Status Of Units. Under the Operating Agreement, each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except there are limitations on the voting of Units held by ATEL.

                           - Term and Dissolution. The Fund intends to begin selling its assets and distributing all available cash to its Members beginning after the end of the sixth full year following the end of the offering, with the final distribution expected approximately ten to eleven years after the termination of the offering. In any event, the Fund must end no later than December 31, 2020.

                           - Books of Account and Records. ATEL is responsible under the Operating Agreement for keeping books of account and records of the Fund showing all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. These books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense the books of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.

                           - Indemnification of ATEL. The Operating Agreement provides that ATEL and its related companies who perform services for the Fund will be indemnified against certain liabilities.

Plan of Distribution:      The Units will be offered through ATEL Securities
                           Corporation, the dealer manager, who will organize a group of other broker-dealers who are members of the National Association of Securities
                           Dealers, Inc. ("NASD").

                           Until subscriptions for a total of 120,000 Units are received and accepted, all offering proceeds will be deposited in an escrow account. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. The offering will terminate not later than two years from the date of this Prospectus.


                                  RISK FACTORS

         The purchase of Units  involves  various  risks.  Therefore,  investors
should  consider  the  following   factors,   among  others  discussed  in  this
Prospectus, before making a decision to purchase Units.

Equipment Leasing Risks

         The success of the Fund will be subject to risks inherent in the equipment leasing business. A number of factors may threaten the Fund's ability to operate profitably. These include:

-        the quality of the equipment the Fund buys and leases,

-        the continuing strength of the Equipment manufacturers,

- the timing of purchases and the ability to forecast technological advances for equipment,

-        technological and economic obsolescence,

-        defaults by lessees, and

- increases in Fund expenses(including energy, labor, taxes and insurance expenses).

         The Fund may be harmed if a lessee defaults on its lease. If a lessee does not make lease payments to the Fund when they are due under its lease or violates the terms of its lease contract in another important way, the Fund may be forced to cancel the lease and recover the equipment. The Fund may do this at a time when the Manager may be unable to arrange for a new lease or the sale of such Equipment right away. The Fund would then lose the expected lease revenues and might not be able to recover the entire amount of the its original investment. If a lessee files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in recovering the equipment from the defaulting lessee. The Equipment may be returned in poor condition and the Fund may be unable to enforce important lease provisions against an insolvent lessee, including the contract provisions that require the lessee to return the equipment in good condition. In some cases, a lessee's deteriorating financial condition may make trying to recover what the lessee owes the Fund impractical. The costs of recovering equipment upon a lessee's default, enforcing the lessee's obligations under the lease, and transporting, storing, repairing and finding a new lessee or purchaser for the Equipment may be high and may affect the Fund's profits.

         The amount of the Fund's profit will depend in part on the value of its equipment when the leases end. In general, leased equipment loses value over a lease term. In negotiating leases, the Manager will assume a value for the equipment at the end of the lease. The Manager will seek lease payments plus equipment value at the end of the lease which is enough to return the Fund's investment in the equipment and provide a profit. The value of the equipment at the end of a lease will depend on a number of factors, including:

-        the condition of the equipment;

-        the cost of similar new equipment; and

-        whether the Equipment has become obsolete.

The Fund cannot assure that its value assumptions will be accurate or that the equipment will not lose value more rapidly than anticipated.

         The Fund may lease equipment outside of the United States. The Fund may lease equipment to foreign subsidiaries of United States corporations and to foreign lessees. The Fund may also lease equipment to U.S. lessees which is to be used outside the United States. The Manager will seek to limit the Fund's total cash investment in equipment under foreign leases or used primarily outside the United States to not more than 20% of its capital. The laws, courts and tax authorities of a foreign country may govern the Fund's equipment leased or used in that country. The Fund will attempt to require foreign lessees to consent to the jurisdiction of U.S. courts if disputes should arise under the lease. Even if the Fund is successful in this effort, if a foreign lessee defaults the Fund may find it difficult or impossible to enforce judgments against foreign lessees, recover leased equipment or enforce the Fund's rights under the lease. Also, the use and operation of equipment in foreign countries may result in unanticipated taxes or confiscation without fair compensation. The Fund will attempt to negotiate lease provisions which require:

-        payment in U.S. currency;

-        reimbursement for any foreign taxes billed to the Fund; and

-        insurance covering the risk of confiscation.

If lease payments or other lease terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund's overall profit on an investment. Many countries also have laws regulating the transfer and exchange of currencies, and these laws may affect a foreign lessee's ability to comply with lease terms. Finally, certain depreciation or cost recovery methods used in calculating taxable income may not be available for equipment leased by a foreign lessee or "used predominantly outside the United States."

         Demand for equipment fluctuates. The Fund's ability to keep the equipment leased and the terms of its purchase, lease and sale of equipment depend on various factors, many of which neither the Manager nor the Fund can control. Factors which have an effect on the demand for equipment include the effects of inflation or recession, and fluctuations in supply and demand resulting from, among other things, technological and economic obsolescence.

         The equipment leasing industry is highly competitive. Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms which vary widely depending on the lease term and type of equipment. In seeking leases, the Fund will compete with financial institutions, manufacturers and public and private leasing companies, many of which may have greater financial resources than the Fund.

         Risks of leases that depend for profit on equipment value at the end of the lease. Most of the Fund's leases will provide for total lease payments which are less than the original price of the equipment. At the end of these leases, the Fund must either renew the lease, find a new lessee or sell the equipment to cover its investment and make a profit.

         Equipment may be damaged or lost. Fire, weather, accident, theft or other events can cause the damage or loss of equipment. Not all potential casualties can be insured, and, if insured, the insurance proceeds may not be sufficient to cover a loss.

         Some types of equipment are under special government regulation. The use, maintenance and ownership of certain types of equipment are regulated by federal, state and/or local authorities. Regulations may impose restrictions and financial burdens on the Fund's ownership and operation of equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale value of equipment.

         In addition, certain types of equipment, such as railcars, marine vessels and aircraft, are subject to extensive safety and operating regulations imposed by government and/or industry organizations. These agencies or organizations may require changes or improvements to equipment and the Fund may have to spend its own capital to comply. These changes may also require the equipment to be removed from service for a period of time. The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. The Fund may then have reduced operating revenues from the leases for these items of equipment. If the Fund did not have the capital to make a required change, it might be required to sell the affected equipment or to sell other items of its equipment in order to obtain the necessary cash; in either event, the Fund could suffer a loss on its investment and might lose future revenues, and the Fund might also have adverse tax consequences.

         A portion of the Fund's equipment portfolio will consist of financing provided to entities without substantial operating histories or records of profitability. The Fund will primarily lease equipment to large and established corporations. However, the Fund may invest up to 20% of its capital in providing financing to companies which do not have substantial operating histories or records of profitability, and which are developing products or services prior to bringing them to market, including development of some new and untested technologies. Because of their stage of development and the types of products and technologies they are seeking to develop, these companies will be more subject to changes and fluctuations in financial, technology and product markets. These lessees and borrowers therefore will involve greater risks of default than financing, and investment in, more established, profitable or investment grade entities.

         Risks Relating to Lending Activities. In addition to credit risks, the Fund may be subject to other risks in equipment financing transactions in which it is deemed to be a lender. Some courts have held that certain loan features such as equity interests constitute additional interest. State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined and how it is calculated. Although the Fund will generally seek assurances and or opinions to the effect that its transactions do not violate applicable usury laws, a finding that an equity interest is additional interest could result in a court determining that the rate of interest charged by the Fund is usurious, the "interest" obligation under the Fund's loan could be declared void, and the Fund could be deemed liable for damages or penalties under the applicable state law.

         The Fund will be subject to the risk of claims asserting theories of "lender liability". Various common law and statutory theories have been advanced to hold lenders liable to their borrowers. The general principle underlying this theory of liability is that lenders have a form of duty to their borrowers, regardless of the terms of the loan agreements and other financing documents. Breach of that duty by the lender can lead to liability for damages to the borrower. The Fund and its Manager intend to act in good faith in all dealings with the Fund's borrowers and in a manner designed to mitigate any potential for such liability. Nevertheless, this area of law is rapidly changing and their can be no assurance that actions the Fund believes are appropriate to take in protecting the Fund's interests as lender might not cause it to be liable for a deemed breach of a duty to a borrower.

         The Fund may not be able to register aircraft or marine vessels. The Fund may invest in aircraft or marine vessels. Aircraft or marine vessels operated in the United States must be registered with the Federal Aviation Administration ("FAA") or the U.S. Coast Guard ("USCG"), which limit registration to aircraft or marine vessels owned by U.S. Citizens and Resident Aliens. The FAA's and USCG's Rules are not clear on the status of certain forms of entity which own aircraft or marine vessels. The Fund will acquire aircraft or marine vessels only if they are appropriately registered. If registration were later revoked for any reason, the aircraft or marine vessel could not be operated in the United States airspace or territorial waters, and the Fund would be subject to resulting risks, including a possible forced sale of the aircraft or marine vessel, possible uninsured casualties, the loss of benefits of the central recording system under federal law and a breach by the Fund of leases or financing agreements.

Risks Inherent in the Structure of the Fund

         Investors will have limited voting rights and must rely on management for the success of the Fund. ATEL, as the Manager, will make all decisions in the management of the Fund. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the purchase, leasing and sale of its equipment. Investors are not permitted to take part in the management of the Fund and have only limited voting rights. An affirmative vote by holders of a majority of the Units is required to remove the Manager. No person should purchase Units unless he is willing to entrust all aspects of management of the Fund to the Manager and has evaluated the Manager's capabilities to perform such functions.

         The manager will receive substantial compensation. The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits. The Manager will also be subject to conflicts of interest in its management of the Fund. In particular, the Fund expects to borrow up to 50% of the aggregate cost of equipment, and this will result in higher Asset Management Fees than if less debt were incurred.

         The Fund has not identified all of its equipment and lessees. An investor cannot assess all of the potential risks of an investment in Units because all of the equipment to be purchased and the lessees to whom the equipment will be leased have not been identified. A prospective investor will not have complete information as to the manufacturers of the Fund's equipment, the number of leases to be entered into, the specific types and models of equipment to be acquired, or the identity, financial condition and creditworthiness of the companies who will lease its Equipment. Investors must rely upon the judgment and ability of the Manager in its selection of equipment to purchase, the evaluation of equipment manufacturers, the selection of lessees and the negotiation of leases.

         The Fund will borrow to buy equipment and will bear the risks of borrowing. The Fund will borrow a portion of the purchase price of its equipment. The Fund expects to borrow a total amount equal to 50% of the aggregate cost of its equipment, the maximum permitted under the Operating Agreement. The Fund can expect to make a profit on equipment purchased with debt only if the equipment produces more than enough cash from lease payments and sales price to pay the principal and interest on the debt, recover the purchase price and cover other operating expenses.

The Fund intends to use both:

- debt in which only the asset financed by the lender is collateral securing the obligation, and

- debt in which all of the Fund's assets or a selected pool of the assets are collateral securing the obligation.

         When a borrower defaults on a secured loan, the lender usually has the right to immediate payment of the entire debt and to sell the collateral to pay the debt. In this way, the Fund's borrowing may involve a greater risk of loss than if no debt were used, because the Fund must meet its fixed payment obligations regardless of the amount of revenue it receives from the equipment. At the same time, the use of debt increases the potential size of the Fund's equipment portfolio, the amount of lease revenues and potential sale proceeds. Greater amounts of debt would also increase the total fees payable to the Manager, because its asset management fees are determined as a percentage of the Fund's total revenues.

         The amount and terms of debt available to the Fund for the purchase of equipment may also determine the amount of cash distributed to investors and the amount of tax benefits they receive. The Fund has not entered into any loan agreements, and it cannot guarantee the availability or terms of any possible debt financing.

         The Fund may borrow on terms which provide for a lump sum payment on the due date. The Fund may have debt which is not repaid in regular installments over the term of the loan, but requires a large payment of principal and interest on the final due date. This "balloon payment" debt is riskier than debt which is repaid in regular installments over the term of the loan, because the Fund's ability to repay the loan when it becomes due may depend on its ability to find a new loan or a buyer when the lump sum payment is due. If the economy is not favorable at that time or the value of the equipment has fallen, the Fund might default on its loan and lose the equipment.

         There are significant limitations on the transferability of Units. The Manager will take steps to assure that no public trading market develops for the Units. If a public trading market were to develop, the Fund could suffer a very unfavorable change in the way it is taxed under the federal tax laws. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Units may also not be accepted as collateral for a loan. Consequently, investors should consder the purchase of Units only as a long-term investment.

         The amount of capital actually raised by the Fund may determine its diversification and profitability. The Fund's offering will be not less than $1,200,000 nor more than $150,000,000. If the Fund receives only the minimum capital, it will be harder to diversify its equipment and lessees, and any single lease transaction will have a greater impact on its potential profits. The Fund has no minimum number of lease transactions nor is there any restriction on the percentage of the minimum capital which it may use to buy equipment of a single type or equipment leased to a single lessee.

         A substantial portion of Fund distributions from lease revenues is expected to be a return of capital. The amount of cash the Fund will distribute to investors each year is not the same as the amount of taxable income that is passed through to the investor. For example, the Fund may have tax deductions which do not represent direct cash expenses, so the Fund may have more cash available to distribute than it has taxable income. When an investor receives a distribution of more cash in a year than his share of income, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized differently for tax, accounting and economic purposes as a return of capital, investment income or a portion of each. The portion of total distributions which will be a return of capital and the portion which will be investment income at the end of the Fund will depend on a number of factors in the Fund's operations, and cannot be determined until all of its equipment is sold and an investor can compare the total amount of all cash distributions to the total capital invested.

         The Fund is a newly-formed entity. The Fund was formed in June 2000, and has no operating history.

         A delay in the investment could affect the Fund's ability to meet its investment objectives. Any overall decline in corporate expansion or demand for capital goods could delay investment of the Fund's capital, and its production of lease revenues.

         Investment by the Fund in joint ownership of Equipment may involve risks. Some of the Fund's investments may be owned by joint ventures between the Fund and unaffiliated third parties or, under certain circumstances, programs related to the Fund or the Manager, or as co-owners with such parties. The investment by the Fund in joint ownership of equipment, instead of investing in the Equipment directly or as the sole owner, may involve risks such as:

-        the Fund's co-venturer might become bankrupt,

- the co-venturer may have interests or goals which are inconsistent with those of the Fund,

-        the parties may reach an impasse on joint venture decisions, or

- the co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund's policies or objectives, or

- actions by a co-venturer might have the result of subjecting equipment owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund.

Risks Relating to Tax Matters

         In determining whether to invest in the Units, a prospective investor should consider possible tax consequences, which may include:

- the Fund could be taxed as a corporation. If so, the yield to an investor would be substantially reduced.

- the IRS could disallow or reduce the Fund's deductions. If so, Fund income would increase or Fund losses would decrease.

- the IRS could reallocate Fund income, gain, deduction and loss in a manner that is different from the provisions of the operating agreement. If so, an investor's share of such items would be different from that described in this prospectus.

- a tax-exempt organization will have unrelated business taxable income from an investment in the Fund. IRAs and other retirement plans are tax-exempt entities;

- changes in the tax law or regulations may adversely affect the Fund, the investors and the value of the Fund's equipment;

- the opinion of tax counsel is limited in scope and qualified by certain assumptions. There can be no assurance that the IRS will not challenge the Fund's tax positions. An IRS challenge, if successful, could have a detrimental effect on the Fund's ability to realize its investment objectives;

-        investors may have tax liability greater than their distributions;

- an investor's share of losses incurred by the Fund will be subject to the passive loss limitation on deductibility. An investor may be unable to deduct Fund losses until termination of the Fund;

- investors may have tax liability from Fund portfolio income. Portfolio income may not be offset by passive activity losses;

- an audit of an investor's tax return could result from the audit of the Fund's return;

- investors may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund;

-        investors may be subject to withholding.

         Each investor is urged to consult his tax advisor regarding his own tax situation and potential changes in the tax law.

Risks Relating to ERISA Matters

         In considering an investment of the assets of an IRA, Keogh Plan, corporate retirement plan or other qualified retirement plan in the Fund, the plan fiduciary should assess:

- whether the investment is prudent. In this regard it is unlikely that there will be a secondary market for the sale of the Units;

- whether the investment is made solely in the interest of the participants in the IRA or qualified retirement plan.

         For retirement plans which are subject to ERISA, the fiduciary should assess whether the investment satisfies the diversification requirements of
Section 404(a)(1)(C) of ERISA.

         ERISA may apply a look-through rule when a retirement plan makes an equity investment in another entity. If it does not apply, the retirement plan's plan assets consist of the equity investment. If it applies, the retirement plan's plan assets include the assets of the entity in which it has invested. For this reason, the Fund is limiting sales to retirement plans to less than 25% of the Units.

         ERISA requires that plan assets be valued at their fair market value as of the close of the plan year. It may not be possible to value the Units accurately from year to year. There will not be a secondary market for Units. Any change in the value of the equipment may not be reflected in the value of the Units.

                                WHO SHOULD INVEST

         The Units represent a long-term investment, the primary benefit of which is expected to be cash distributions. A purchase of Units is suitable only for persons who meet the financial suitability standards described below and who have no need for liquidity from this investment. In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is attached as Exhibit C. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.

         The Fund has established suitability standards which require that an investor:

- have an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000; or

-        have a net worth (determined with the same exclusions) of at least
         $150,000.

         Certain state securities commissioners may establish suitability standards different from the above for their states, and these different standards are described under "Plan of Distribution - State Requirements" or will be included in a supplement. By executing the Subscription Agreement, an investor represents that he meets the suitability standards applicable to him, and agrees that such standards may be applied to any proposed transferee of his Units. Each participating broker-dealer who sells Units has the affirmative duty, confirmed in the Selected Dealer Agreement entered into with the Dealer Manager, to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer, must execute a representation in the Subscription Agreement regarding such suitability, and must maintain information concerning suitability for at least six years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser.

         The minimum number of Units which an investor may purchase is 250, representing a total minimum investment of $2,500, except that an Individual Retirement Account or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan may purchase a minimum of 200 Units ($2,000). Additional investments may be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units after his initial investment may be subject to the securities or "Blue Sky" laws of the state in which the transfer is to take place.

         Fund income realized by an IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan will be taxable to the plan as "unrelated business taxable income" under the Internal Revenue Code. In considering an investment in the Fund, plan fiduciaries should consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Internal Revenue Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prudent investment standards generally imposed on plan fiduciaries. Also, in certain circumstances the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets." To the extent necessary to avoid this result, the Fund will limit the sale and transfer of Units to any IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan so that less than 25% of the total outstanding Units are held by these investors at all times. Each investor must make a representation at the time of his subscription as to the record and beneficial ownership of the Units subscribed.

         Investors should also note that the Fund is required by the Operating Agreement to distribute its available cash to the extent necessary to allow a Holder in a 31% federal income tax bracket to pay the federal income taxes due on his income from the Fund for the year. So it is possible that a Holder in a higher tax bracket might not receive enough cash from the Fund to pay his tax liabilities. However, the Manager is also required to make cash distributions in certain minimum amounts prior to any reinvestment in equipment and must distribute all available revenues after the sixth year following the year the offering closes. The Manager expects distributions will be in amounts which will exceed the expected tax liabilities resulting from allocations income regardless of the investors' tax brackets. Distributions to nonresident or foreign investors may be subject to withholding taxes which would reduce the amount of cash actually received by such investors.

         Under federal law, certain types of equipment, including aircraft and marine vessels, may not be operated unless they are owned by United States Citizens or Resident Aliens. To assure that the Fund will not exceed relevant federal limits on foreign ownership, the Manager will not permit more than 20% of the outstanding Units to be held by persons other than U.S. Citizens and Resident Aliens, and may deny or condition any proposed subscription or transfer in order to comply with such limitation. Furthermore, any Holder who ceases to be a United States Citizen or Resident Alien may be required to tender his Units to the Fund for repurchase at a price determined pursuant to the formula described under "Summary of Operating Agreement - Repurchase of Units." A Unit holder who fails to conform to his representations about citizenship or misrepresents his citizenship may forfeit and no longer be entitled to cash distributions, tax allocations, receipt of reports and voting privileges, although he may realize proceeds upon the transfer of his Units to an eligible investor, who would be entitled to the full economic benefits and other privileges attributable to such units.

                            ESTIMATED USE OF PROCEEDS

         Many of the figures set forth below are estimates, and should not be relied upon as a prediction of the actual use of the proceeds of this offering. The Fund expects to commit approximately 87% of the Gross Proceeds of this offering to the cash portion of the purchase price of Equipment plus capital reserves.

                         Minimum                         Maximum
                         Offering                        Offering
                         Amount         Percent          Amount          Percent
                         --------       -------          --------        -------
Gross Offering
     Proceeds...         $1,200,000     100.00%          $150,000,000    100.00%
Less Offering and
     Organization
     Expenses:
   Selling
     Commissions...         114,000       9.50%            14,250,000      9.50%
   Other Offering
     and Organization
     Expenses...             30,000       2.50%             5,250,000      3.50%
                        -----------      ------           -----------     ------

Net Offering Proceeds     1,056,000      88.00%            130,500,000    87.00%

Capital Reserves...           6,000       0.50%                750,000     0.50%
Amount Available for
     Cash Payments for
     Equipment...         1,050,000      87.50%            129,750,000    86.50%
                        -----------      ------           -----------     ------
-------------


         The Fund will pay selling commissions equal to 9.5% of the selling price of Units to ATEL Securities Corporation, a subsidiary of the Manager acting as the dealer manager for the group of selling broker-dealers. ATEL Securities Corporation will in turn pay to participating broker-dealers selling commissions equal to 8% of the price of Units sold by them, retaining the balance of 1.5%. Out of the amounts retained by ATEL Securities Corporation, it may pay one or more broker-dealers for "wholesaling" services in connection with the offering. Wholesaling services include coordinating the sales effort of participating broker-dealers and training their personnel with respect to the offering. Total selling commissions, disbursements and reimbursements to participating broker-dealers may not exceed an amount equal to 10% of the Gross Proceeds, except that an additional 1/2 of 1% of the Gross Proceeds may be paid for accountable, bona fide due diligence expenses. If the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, purchase any Units in this offering, the Dealer Manager, in its discretion, may reimburse to any such purchasers selling commissions paid with respect to such Units. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless certain conditions are satisfied.

         Other offering and organization expenses are expenses incurred in the organization of the Fund, legal, accounting and escrow fees, printing costs, filing and qualification fees and disbursements and reimbursements to broker-dealers participating in the sale of Units; but total selling commissions and payments to participating broker-dealers may not exceed the limitations described above. The Manager has agreed to pay all Organization and Offering Expenses which exceed an amount equal to:

-        15% of the offering proceeds up to $25,000,000, and

-        14% of the offering proceeds in excess of $25,000,000.

If the Fund's final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Offering and Organization Expenses which exceed an amount equal to 12% of the total. Payment of these expenses by the Manager will be without reimbursement by the Fund.

         The Fund will initially establish capital reserves in an amount equal to 1/2 of 1% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund.

         The line item for cash payments for equipment is the amount available to pay the cash portion of the purchase price of equipment plus related acquisition expenses. The Fund expects to pay acquisition expenses equal to approximately 0.25% of the offering proceeds.

                             MANAGEMENT COMPENSATION

Summary Table

         The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under "Narrative Description of Compensation." The terms of the Manager's compensation were not determined by arm's-length negotiation. The Operating Agreement does not permit the Manager or its related entities to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.
                                                             Estimated Amount
     Entity Receiving                                        Assuming Maximum
     Compensation         Type of Compensation               Units Sold
     ------------         --------------------               ----------------



The Dealer Manager        Selling Commissions (Up to 1.5%    Total selling
                          of offering proceeds to be         commissions to
                          retained by the Dealer Manager)    be retained by
                                                             the Dealer
                                                             Manager are not
                                                             expected to
                                                             exceed $2,250,000.

Manager and Affiliates    Reimbursement of Organization      $5,250,000
                          and Offering Expenses (when
                          added to selling commissions,
                          not to exceed a total equal
                          to 15% of all offering proceeds
                          up to $25 million and 14% of any
                          additional offering proceeds)

                                OPERATIONAL STAGE

Manager and Affiliates    Asset Management Fee (a fee        Not determinable at
                          equal to 4.5% of Operating         this time
                          Revenues, subject to
                          limitations based on Fund
                          operations)

Manager and Affiliates    Reimbursement of Operating         Not determinable at
                          Expenses, subject to certain       this time
                          limitations

                           CARRIED INTEREST IN FUND

Manager and Affiliates    Interest equal to 7.5% of all      Not determinable at
                          Fund taxable income, tax losses    this time
                          and cash distributions

Narrative Description of Compensation

         Selling Commissions. The Dealer Manager will receive selling commissions on all sales of Units equal to 9.5% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers 8% of the Gross Proceeds from Units sold by them, and may use a portion of the retained selling commissions to compensate certain participating broker- dealers for wholesaling services or reimburse certain selling expenses. It is not anticipated that the Dealer Manager or other Affiliates of the Manager will directly effect any sales of the Units, although the Dealer Manager will provide certain wholesaling services.

         Reimbursement of Organization and Offering Expenses. The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, may not exceed:

-        15% of all offering proceeds up to $25,000,000 plus

-        14% of all offering proceeds in excess of $25,000,000.

         Asset Management Fee. The Fund will pay the Manager an Asset Management Fee in an amount equal to 4.5% of all:

- revenues from the Equipment, other than security deposits paid by lessees, and

- cash remaining from the sale or refinancing of any equipment after payment of all expenses related to the transaction

The Asset Management Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit, as described below. The Asset Management Fee will be paid for services rendered by the Manager and its Affiliates in determining portfolio and investment strategies (i.e., establishing and maintaining the composition of the Equipment portfolio as a whole and the Fund's overall debt structure) and generally managing or supervising the management of the Equipment. The Manager will supervise performance of among others activities, collection of lease revenues, monitoring compliance by lessees with the lease terms, assuring that Equipment is being used in accordance with all operative contractual arrangements, paying operating expenses and arranging for necessary maintenance and repair of Equipment in the event a lessee fails to do so, monitoring property, sales and use tax compliance and preparation of operating financial data. The Manager intends to delegate all or a portion of its duties and the Asset Management Fee to one or more of its Affiliates who are in the business of providing such services.

     Reimbursement  of Operating  Expenses.  The Fund will reimburse the Manager
and  its  Affiliates   for  expenses  it  pays  on  the  Fund's  behalf.   These
reimbursements will include:

- the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties;

- the cost of administrative services necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of

                  -        the actual cost of such services, or

                  - the amount which the Fund would be required to pay to independent parties for comparable services.

          Beginning with the first full year after the termination of this offering, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term will be limited as follows:

- If at least 75% of the maximum offering is raised, the cumulative limit as of any date will be 0.5% per annum of the total capital raised.

- If less than 75% of the maximum offering is raised, then the cumulative limit as of any date will be 1% per annum of the total capital raised.

- Beginning with the first full year after the termination of this offering, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to 1% of the total capital raised.

The Manager estimates that the total amount of Reimbursable Administrative Expenses during the Fund's first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, may be approximately $400,000 to $500,000.

         Carried Interest in Fund Net Income, Net Loss and Distributions. The Fund Manager will have a Carried Interest in the Fund as a Member equal to 7.5% of all allocations of Net Income, Net Loss and Distributions. The Carried Interest in the Fund will compensate the Manager for organizing the Fund and arranging for supervision of Fund administration (i.e., investor communications and services, regulatory reporting, accounting and transfers of Units).

Limitations on Fees.

         The Asset Management Fee will be subject to the Asset Management Fee Limit, which is an alternative fee schedule. The alternative fee schedule consists of a group of fees which were designed to comply with state guidelines limiting compensation to equipment program sponsors. The Fund will use a simplified fee structure, substituting its one Asset Management Fee for a number of other fees used in the state guidelines. However, to assure state administrators that its Asset Management Fee will not result in greater fees than would the fee schedule used in the guidelines, the Fund will calculate the hypothetical fees that would have been paid under the state guidelines fee schedule and guarantee that the fees it will pay the Manager and its Affiliates will never exceed those under the state guideline fee schedule. The Asset
Management Fee may also be adjusted based on the Front End Fee limitations imposed by these state securities administrators.

         Asset Management Fee Limit. The Asset Management Fee Limit will be calculated each year during the Fund's term by calculating the total fees that would be paid to the Manager if the Manager were to be compensated on the basis of an alternative fee schedule, to include an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Manager's Carried Interest, as described below. To the extent that the amount paid to the Manager as the Asset Management Fee plus its Carried Interest for any year would exceed the aggregate amount of fees calculated under this alternative fee schedule for the year, the Asset Management Fee and/or Carried Interest for that year will be reduced to equal the maximum aggregate fees under the alternative fee schedule. To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only to the extent that the deferred compensation would be within the Asset Management Fee Limit for that later period. Any deferred fees which cannot be paid under the applicable limitations through the date of liquidation would be forfeited by the Manager at liquidation.

         Alternative Fee Schedule. For purposes of the Asset Management Fee Limit, the Fund will calculate an alternative schedule of fees, including a hypothetical Equipment Management Fee, Incentive Management Fee, Equipment Resale/Re-Leasing Fee, and Carried Interest as follows:

     -     An Equipment Management Fee will be calculated to equal the lesser of

                  - 3.5% of annual Gross Revenues from Operating Leases and 2% of annual Gross Revenues from Full Payout Leases which contain Net Lease Provisions), or

                  - the fees customarily charged by others rendering similar services as an ongoing public activity in the same geographic location and for similar types of equipment.

                  - If services with respect to certain Operating Leases are performed by nonaffiliated persons under the active supervision of the Manager or its Affiliate, then the amount will be 1% of Gross Revenues from these Operating Leases.

     -     An Incentive Management Fee will be calculated to equal

                  - 4% of Distributions of Cash from Operations until Holders have received a return of their Original Invested Capital plus a Priority Distribution, and

                  - thereafter, to equal a total of 7.5% of Distributions from all sources, including Sale or Refinancing Proceeds.

                  - In subordinating the increase in the Incentive Management Fee to a cumulative return of a Holder's Original Invested Capital plus a Priority Distribution, a Holder would be deemed to have received Distributions of Original Invested Capital only to the extent that Distributions to the Holder exceed the amount of the Priority Distribution.

     - An Equipment Resale/Re-Leasing Fee will be calculated in an amount equal to the lesser of

                  -        3% of the sale price of the Equipment, or

                  - one-half the normal competitive equipment sale commission charged by unaffiliated parties for resale services.

                  - Such fee would apply only after the Holders have received a return of their Original Invested Capital plus a Priority Distribution.

                  - In connection with the re-leasing of Equipment to lessees other than previous lessees or their Affiliates, the fee would be in an amount equal to the lesser of

                           - the competitive rate for comparable services for similar equipment, or

                           - 2% of the gross rental payments derived from the re-lease of such Equipment, payable out of each rental payment received by the Fund from such re-lease.

         - A Carried Interest equal to 7.5% of all Distributions of Cash from Operations and Cash from Sales or Refinancing.

         Front End Fee Limitations. The compensation payable as described above will be subject to further adjustment based on the limitations on Front End Fees imposed under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"). The Manager will first determine the effect, if any, of the Front End Fee limitations described below and make any required adjustments to the Asset Management Fee Limit. Then the Manager will apply the adjusted Asset Management Fee Limit to the Asset Management Fee and the Manager's Carried Interest.

         Under the NASAA Guidelines, the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of:

         - 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or

         -        75% of such Gross Proceeds.

         The Fund intends to incur total indebtedness equal to 50% of the aggregate cost of its equipment. The Operating Agreement requires the Fund to commit at least 85.875% of the Gross Proceeds to Investment in Equipment. Based on the formula in the NASAA Guidelines, the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x .0625%] = 76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%.

         The NASAA Guidelines permit the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875%, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%). At the lowest permitted level of Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their Adjusted Invested Capital, and, thereafter, the promotional interest may increase to 15% of all Distributions.

         With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of the Operating Agreement are subject to the application of the Asset Fee Limit provided in Section 8.3 of the Agreement, which limits the annual amount payable to the Manager and its

Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the alternative fee schedule set forth in
Section 8.3. This overall limitation on annual fees will include, in addition to an Equipment Management Fee and Equipment Resale/Releasing Fee, amounts equal to 11.5% of Distributions of Cash from Operations (4% as an Incentive Management Fee plus 7.5% as the Carried Interest in Fund Distributions) and 7.5% of Distributions of Sale or Refinancing Proceeds (as the Fund Manager's 7.5% Carried Interest) before the Priority Return, and 15% of all Distributions thereafter (7.5% as an Incentive Management Fee plus 7.5% as the Carried Interest).

         Upon completion of the offering of Units, final commitment of offering proceeds to acquisition of equipment and establishment of final levels of permanent portfolio debt, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Incentive Management Fees and Manager's Carried Interest. If and to the extent that the fees calculated under the alternative fee schedule provided in
Section 8.3 as the Incentive Management Fee and the Manager's Carried Interest should exceed the maximum promotional interest plus carried interest permitted under the NASAA Guidelines, as described above, the fees payable to the Manager and its Affiliates shall be reduced. In such event, the Manager will reduce the amounts calculated for purposes of the Asset Management Fee Limit as the Incentive Management Fee and/or the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. The adjusted Asset Management Fee Limit will then be applied to the Asset Management Fee and Carried Interest as described above. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

Defined Terms Used in Description of Compensation

Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager, and used in the alternative fee schedule for purpose of calculating the Asset Management Fee Limitation, are as follows:

"Adjusted Invested Capital" means, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount by which (i) all Distributions with respect to such Units on or before the date of determination pursuant to any provision of the Operating Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

"Asset Management Fee Limit" means the total fees calculated pursuant to the alternative fee schedule as set forth under "Limitations on Fees" above, equal to the aggregate of a hypothetical Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Carried Interest, determined in the manner described therein.

"Carried Interest" or "Interest in Distributions" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement.

"Cash from Operations" means the excess of Gross Lease Revenues (which excludes revenues from Equipment sales or refinancing) over cash disbursements (including an Equipment Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

"Cash from Sales or Refinancing" means the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment after payment of all expenses related to the transaction (including an Equipment Resale Fee).

"Distributions" means any cash distributed to Holders and the Manager arising from their respective interests in the Fund. "Full Payout Lease" means a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

"Gross Lease Revenues" means all revenues attributable to the Equipment other than from security deposits paid by lessees, but excluding revenues from the sale, refinancing or other disposition of Equipment.

"Net Income" or "Net Loss" means the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

"Operating Lease" means a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

"Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

"Original Invested Capital" means the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

"Priority Distribution" for any calendar year or other period means, with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during each calendar year multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the initial purchaser of such Units was admitted as a Holder pursuant to the Operating Agreement and pro rated for any fraction of a calendar year for which such calculation is made).

"Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

                       INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

         The Fund's principal objectives are to invest in a diversified portfolio of primarily low-technology, low- obsolescence Equipment which will

         -        preserve, protect and return the Fund's invested capital;

         - generate regular cash distributions to Unit holders, any balance remaining after required minimum distributions to be used to purchase additional equipment during the first six years after the year the offering terminates; and

         - provide additional cash distributions after the end of the reinvestment period and until all equipment has been sold.

         Distributions will be made only if cash is available after payment of Fund obligations (including payment of administrative expenses, debt service and the Asset Management Fee) and allowance for necessary reserves. Distributions are expected to begin as of the quarter in which the minimum offering amount is achieved. However, there can be no assurance as to the timing of distributions, or that any specific level of distributions or any other objectives will be attained.

General Policies

         The Fund intends to acquire various types of equipment for lease. Generally, the Fund expects to acquire newly- manufactured equipment. However, the Fund may also invest in desirable used equipment and equipment subject to pre- existing leases under appropriate circumstances and where consistent with the Fund's overall investment objectives.

         The Fund's investment objective is to acquire primarily low-technology, low-obsolescence equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio may include some more technology-dependent equipment such as certain types of communications equipment, medical equipment, manufacturing equipment and office equipment, although the Fund will seek to invest in such equipment in a manner consistent with its primary objective of acquiring equipment which is generally subject to relatively low rates of technological obsolescence. The Operating Agreement does not limit the Fund's ability to invest in high-technology Equipment.

         Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor such as the Fund tries to negotiate lease terms based in part on its estimate of the value the leased equipment will have when the lease ends. The lessor will negotiate a lease rate designed to generate enough rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will receive both a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the Fund's assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

         The Manager will seek to maintain an appropriate balance and diversity in the types of equipment acquired and the types of leases entered into by the Fund. Its guidelines will include the following policies:

         - When all the offering proceeds are committed to equipment and all permanent debt has been put in place, at least a majority of the equipment, based on the aggregate purchase price, will be subject to leases with scheduled lease payments returning at least 90% of the purchase price of the equipment.

         - The Manager will seek to invest not more than 20% of the aggregate purchase price of equipment in Equipment acquired from a single manufacturer. However, this limitation is a general guideline only, and the Fund may acquire equipment from a single manufacturer in excess of the stated percentage if the Manager deems such a course of action to be in the Fund's best interest.

         A number of factors will determine the actual composition of the Fund's Equipment portfolio; for example, the amount of offering proceeds actually received will be a significant factor in determining the Fund's ability to diversify its portfolio. Furthermore, the Manager cannot anticipate what types of Equipment will be available and at what prices at the time the Fund is ready to invest its capital.

         In structuring leases, the Fund's lease rate and return on investment objectives will vary based on

-        the type of equipment,

-        the terms of the lease,

-        the credit quality of the lessee and

-        prevailing lease and financial market conditions.

         The Manager will commit to a particular lease transaction only if it believes that, in the context of the Fund's overall equipment portfolio, the transaction will contribute to the satisfaction of the Fund's investment objectives. The Fund does not have any specific "minimum rate of return". As noted above, the Fund's objectives are to acquire a diversified portfolio of equipment that will generate sufficient net cash flow to permit regular distributions to investors and additional funds to reinvest in equipment. Reinvestment of revenues is permitted only after certain minimum rates of distributions are made.

         The Manager will seek to structure a portfolio that is

- diversified as to equipment type, industry, lessee and geographic location;

- capable of generating sufficient net cash flow to meet the minimum distribution requirements to permit reinvestment; and

- capable of generating sufficient cash flow to provide funds for additional investment in equipment.

The rates of return necessary to meet these objectives through the end of the reinvestment period will depend on a number of variables which cannot be predicted this far in advance.

         As set forth above under "Principal Investment Objectives," it will be the Fund's objective to reinvest in additional equipment any revenues remaining after payment of certain minimum distributions during the reinvestment period. The Fund will not acquire equipment after the reinvestment period, ending six years after the end of the year the offering is completed, except if necessary to satisfy obligations entered into prior to the end of the reinvestment period or to maintain or improve equipment already owned at that time.

         Other than as set forth in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any Equipment, and, as a result, there can be no assurance as to when the proceeds from the offering will be fully invested. Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the equipment to be acquired.

         Before completing any acquisition of a single item of equipment which has a contract purchase price more than $1,000,000, the Fund will obtain a future value appraisal for the equipment from a qualified independent third party appraiser. The Manager may also, in its discretion, obtain appraisals for certain smaller acquisitions if it deems an appraisal to be appropriate because of the type of equipment, the size of a transaction or otherwise. It should be noted, however, that appraisals represent only the appraiser's opinion of the value of the equipment, and do not necessarily represent the actual amount the Fund might receive on sale of the equipment.

         The Manager may purchase equipment in its own name, the name of a related entity or the name of a nominee, a trust or otherwise and hold title to the equipment on a temporarily (generally not more than six months) for any purpose related to the business of the Fund, provided, however that:

-        the transaction is in the best interest of the Fund;

- the equipment is purchased by the Fund for a purchase price no greater than the cost to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement;

- there is no difference in interest terms of the loans secured by the equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund;

- there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and

- all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund.

         Any offering proceeds received by the Fund during the first twelve months of the offering which have not been committed to investment in equipment during by a date eighteen months after the beginning of the offering, and any offering proceeds received during a second year of the offering which have not been committed to investment by a date six months after the end of the offering (except for amounts used to pay operating expenses or required as capital reserves) will be returned pro rata by the Fund to investors. In addition, in order to refund to investors the amount of Front End Fees attributable to any returned capital, the Manager has agreed to contribute to the Fund, and the Fund shall distribute to investors pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of Gross Proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed. The Fund's capital will be available for general use during the offering period and may be expended in operating equipment which has been acquired. Offering proceeds will not be segregated or held separate from other capital of the Fund pending investment, and no interest will be payable to investors if uninvested offering proceeds are returned to them. Offering proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of these periods, regardless of whether the investment is eventually consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any equipment, regardless of whether any such payments are ever made.

Types of Equipment

         The Fund intends to acquire and lease a diversified portfolio of equipment. The Fund intends to invest primarily in what it deems to be relatively low-technology, low-obsolescence types of equipment. These types of equipment would include a variety of items which are not dependent on high-technology design or applications for their usefulness to lessees, and are expected to be less subject to rapid obsolescence than types which are so dependent.

         Equipment acquisition will be subject to the Manager or its agents obtaining information and reports, and undertaking inspections and surveys the Manager deems appropriate to determine the probable economic life, reliability and productivity of the equipment, its competitive position with respect to other equipment and its suitability and desirability as compared with other equipment. Purchases of new equipment for lease will typically be made directly from a manufacturer or its authorized dealers, either under a purchase agreement for large quantities of such equipment, through lease brokers, or on an ad hoc basis to meet the needs of a particular lessee. There can be no assurance that favorable purchase agreements can be negotiated with equipment manufacturers or their authorized dealers or lease brokers. In addition, the Fund may enter into sale/leaseback transactions in which the Fund will purchase equipment from companies which will then simultaneously lease the equipment from the Fund.

         The following is a more detailed description of the various types of equipment which the Fund may purchase and lease. The types of equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund's acquisition policies. The final mix of equipment types in the Fund's portfolio will depend on the factors discussed above under "General Policies."

         Aircraft. The Fund may invest in cargo and freight aircraft, corporate aircraft and aircraft used for medical evacuation and rescue purposes. The Manager anticipates that the Fund's cash investments in all types of aircraft will not exceed an amount equal to 20% of the maximum capital. Cargo and freight aircraft are used by commercial freight carriers and national and international mail and package delivery services exclusively for the hauling of cargo. Corporate aircraft, including both helicopters and fixed-wing aircraft, are used by many businesses to move employees from city to city or to locations without scheduled air service and for the express delivery of personnel, components and products at various manufacturing and service facilities. The Fund may invest in commercial passenger aircraft, but not more than 15% of its maximum capital will be committed to the purchase of commercial passenger aircraft and any debt used to acquire or maintain commercial passenger aircraft will either be secured by the obligations of an "investment grade" lessee, or will not involve the other assets of the Fund as collateral. Commercial passenger aircraft consist of aircraft used in the day to day operation of scheduled passenger air carriers.

         All domestic corporate and commercial aircraft are registered with the Federal Aviation Administration ("FAA"). Under the Federal Aviation Act of 1958, as amended (the "Act"), it is unlawful to operate an unregistered aircraft in the United States. In order to be eligible for registration, the rules and regulations of the FAA provide, in effect, that aircraft is eligible for registration only if it is owned by a United States Citizen or a Resident Alien. A literal reading of the Act could lead to the conclusion that aircraft in which the Fund has an interest are not eligible for registration because the term United States Citizen is defined in the Act to include a partnership in which each member is an "individual" who is a citizen of the United States or one of its possessions, and the Fund has a corporate Manager. The FAA has indicated informally that it will permit registration of an aircraft under the Federal Aviation Act of 1958 and the regulations thereunder in the name of a trustee of a trust in which a partnership is the sole beneficiary if the partnership's partners are United States Citizens (whether or not they are all individuals) or Resident Aliens. However, such representations are not binding on the FAA; therefore, the possibility exists that the FAA would challenge such a registration. In addition, a registration may be challenged and rendered invalid if a Member is not, contrary to his representation to the Fund, a United States Citizen or a Resident Alien or if a Member ceases to be a United States Citizen or a Resident Alien. Any challenge, if successful, could result in an inability to operate the aircraft, substantial penalties, the premature sale of the aircraft, the loss of the benefits of the central recording system under federal law thereby leaving the aircraft exposed to liens or other interests not of record with the FAA, and a breach by the Fund of lease agreements entered into in connection with the aircraft. Accordingly, the Manager will limit the ownership of Units or interests therein by any persons who are not United States Citizens or Resident Aliens to not more than 20% of the outstanding Units.

         It is anticipated that any aircraft lease will provide, as a condition precedent to the transaction, that application for registration shall have been duly made and that the prospective lessee shall have temporary or permanent authority to operate the aircraft. If such authority were not obtainable because of failure of registration, the lessee might be entitled to void the transaction and the lease would not take effect.

         Communications Equipment. Communications equipment is used for voice and data transmission. Its applications include, but are not limited to, telephone communication, radio and television broadcasting, cable television, and satellite communications. The Fund may acquire and lease communications equipment including telephone equipment and systems, data communication terminals, cables, transmission wires, transmitters, control and amplification equipment, repeaters, monitoring equipment, teleprinters, connector and switching equipment, satellite and microwave transmission facilities and support equipment.

         Construction Equipment. Construction equipment includes bulldozers, haulers, cranes, graders, backhoes, front- end loaders, scrapers and asphalt and cement spreaders used in a wide variety of applications including building construction and road, bridge and other civil engineering construction projects.

         Energy Equipment. Energy equipment includes cogeneration facilities, transmission lines, generation facilities, compression and pumping equipment and other processing and treatment equipment, as well as energy management systems.

         General Purpose Plant/Office Equipment. Plant/office equipment includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

         Graphic Processing Equipment. Graphic processing equipment includes print setters, printing presses, automatic drafting machines and all equipment which is used for the visual display of designs, drawings and printed matter. Printing presses come in a variety of sizes depending on the applications for which they are used. Some printing presses are of a single color, whereas others can apply up to eight colors. Phototype setters are used for the setting of type for publications such as newspapers and magazines. Computerized type-setters have become common in recent years, as they simplify type-setting, correction of mistakes and lay-out of printed pages. Automatic drafting machines are computer controlled visual displays of drawings which enable designers to make changes in engineering drawings without the time required to make a completely new drawing by hand.

         Machine Tools and Manufacturing Equipment. Machine tools and manufacturing equipment include a wide variety of metalworking machinery, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. Some form of machine tool is used in virtually every production process of a metal product or component. While some machine tools and metalworking equipment are built for a particular end product, the majority of machine tools can be used in a variety of applications. Manufacturing equipment can also include some high technology equipment.

         Maritime Equipment. Maritime equipment is widely used in shipping industry as the most cost-effective way of transporting large quantities of commodities. Such equipment includes dry bulk ships, tankers, supply vessels, tug boats, hopper barges, tank barges and intermodal containers. Marine vessels include (i) tankers, which are designed to carry liquid commodities, and (ii) dry bulk carriers, which are designed to carry homogenous commodities. In addition, certain vessels have been designed as combination carriers that have the capacity to carry both liquid and dry cargoes.

         Marine vessels may be registered in countries other than the United States and may operate in international and foreign seas and waterways. Certain types of marine vessels must be registered prior to operation in the waterways of the United States. Marine vessel registration can be challenged and rendered invalid under circumstances similar to those discussed with regard to aircraft above. Any successful challenge with respect to a marine vessel may result in substantial penalties, including the forced sale of the vessel, the potential for uninsured casualties, and a breach by the Partnership of the lease or financing agreements related to the vessel.

         In addition, certain U. S. federal statutes and regulations provide for the forfeiture to the U. S. Government of transportation equipment, including marine vessels, found to be used in the transportation of illegal drugs and other contraband. Upon the acquisition of vessels, the Manager will seek to cause the vessel owner to enter into the Sea Carrier Initiative Agreement with the U.S. Customs Service whereby the vessel owner shall agree to take affirmative steps to deter illegal access to and use of such vessels by those engaged in trafficking of items deemed to be illegal contraband, including illegal drugs. The law provides for an exception with respect to the owners of vessels where the illegal activity has occurred without the owner's knowledge, consent or willful blindness. However, there can be no assurance that if a marine vessel owned by the Fund and leased to a third party was found to be engaged in such illegal activities, that it would not be seized or detained by the U. S. Government. In that event, insurance coverages of the Fund could mitigate its loss of income or pecuniary damages.

         Materials Handling Equipment. Materials handling equipment includes many varieties of fork lift trucks. They are either battery-powered or gas-powered, and are used in warehouses and factories for the movement of products and materials from one work station to another or from a warehouse to a truck for shipment, or for the storing of products and materials. The equipment comes in a variety of styles, depending on the design of the items to be moved and the design of the shipping or warehouse facility. However, this type of equipment is generally of standard design and can be used by a variety of industries.

         Medical Equipment. Medical equipment includes a wide variety of testing and diagnostic equipment including:

                  Radiology Equipment. This category includes x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

                  Laboratory Equipment. This category includes blood analysis equipment and other automated medical laboratory equipment.

                  Other Medical Equipment. This general category includes equipment using ultrasound technology, patient monitoring systems and a variety of other equipment used in hospitals, clinics and medical laboratories.

         Photocopying Equipment. The Fund may acquire and lease photocopying and other document duplicating or reproduction equipment.

         Railroad Rolling Stock. Railroad rolling stock includes gondolas, tank cars, boxcars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their tracks. Flatcars and boxcars have a variety of designs, some of which are general purpose and some of which are special purpose. Special purpose flatcars and boxcars are used for the shipment of specific products whereas a general purpose car can be used for the shipment of a wide variety of products. Many electric utilities lease hopper cars for the shipment of coal from the mine to the generating plant. Tank cars are used to transport liquids. Locomotives are the engines, generally diesel powered, that drive trains of railcars from one location to another. Locomotives come in a variety of designs which vary in the amount of horsepower produced.

         Research and Experimentation Equipment. Research and experimentation equipment include various types of analyzers, spectrometers, oscilloscopes, measuring instruments, gas and liquid chromatographs, physical testing centrifuges, graphic plotters and printers, laser equipment, digital-aided design systems, scanning electron microscopes, dissolution sampling systems, and other general laboratory instruments and equipment used in businesses for the development of ongoing research programs.

         Tractors, Trailers and Trucks. Tractors, trailers and trucks are used for the shipment of various products and goods from one location to another. Tractor-trailer rigs are often used for longer shipments and delivery of larger pieces; whereas heavy-duty trucks are generally used for the more local delivery of large products. A "tractor" refers to the power unit of a tractor-trailer combination. The tractor cab is generally manufactured by one company and the engine and drive train by another. The engine may use gasoline or diesel fuel. Trailers are the container portion of a tractor-trailer rig and come in a variety of sizes and designs depending on the product to be shipped. Trailers may be designed for intermodal use so they can either be pulled by tractors or transported on railroad flatcars. Trailers may be up to 45 feet long in most states and most commonly have a set of twin axles (eight wheels) to carry the load. A trailer may be enclosed on a flatbed for the shipment of large or oversized products, and may be refrigerated for the shipment of perishable products. The Fund intends to invest in trailers that can be used for the shipment of a wide variety of goods and are not limited to specific applications. Heavy-duty trucks are large trucks in which the engine and load carrying components are mounted on a single frame. The trucks can be used for the local delivery of large products or for the hauling of construction materials.

         Miscellaneous Equipment. The Fund may also acquire various other types of equipment, including, but not limited to, oil drilling equipment, mining and ore-processing equipment, electronic test equipment, office automation equipment, furniture and fixtures, automobiles, dairy production equipment, video projection and production equipment, store fixtures, display cases, freezers and equipment used in production facilities.

         Incidental Property Acquisitions. Incidental to an acquisition of equipment, the Fund may acquire certain interests in real property, mineral rights or other tangible or intangible property or financial instruments. The Fund may acquire ownership of an item of equipment by acquiring the beneficial interests of a trust or the equity interest in a special purpose corporation which holds an asset sought by the Fund. Nothing in the Operating Agreement prohibits the Fund from acquiring any such incidental property rights or indirect ownership interest, provided that the primary purpose and objective is the acquisition and leasing of equipment as described herein, the acquisition of the incidental rights does not alter the essential character of the transaction as an acquisition and lease which otherwise satisfies the investment objectives and policies of the Fund, and the acquisition does not otherwise violate or circumvent any provision of the Operating Agreement.

Prior Program Diversification

         The prior public equipment leasing programs sponsored by the Manager and its Affiliates have had equipment portfolio objectives substantially identical to those of the Fund. The first chart set forth below (Figure 1) represents the actual equipment portfolio diversification by equipment type for all prior ATEL public programs as of July 31, 2000; the second chart set forth below (Figure 2) represents the actual equipment portfolio diversification by lessee industry for all prior ATEL public programs as of August 31, 1998; and the third chart set forth below (Figure 3) represents the actual portfolio diversification by the lessees' geographic location for all prior ATEL public programs as of July 31, 2000. Diversification of the Fund's portfolio will depend on a number of variables, including the amount of capital raised and market conditions, which cannot be predicted in advance. Although there can be no assurance that the Fund will achieve diversification similar to that of the prior programs, achieving such diversification will be one of the primary investment objectives and policies of the Fund.

                          [Figure 1 - graphic omitted]

                          [Figure 2 - graphic omitted]

                          [Figure 3 - graphic omitted]

Borrowing Policies

         The Fund expects to incur debt to finance the purchase of a portion of its equipment portfolio. The amount of borrowing in connection with any equipment acquisition transaction will be determined by, among other things, the credit of the lessee, the terms of the lease, the nature of the equipment and the condition of the money market. There is no limit on the amount of debt which may be incurred in connection with any single acquisition of equipment. However, the Fund may not incur aggregate indebtedness in excess of 50% of the total cost of all equipment as of the date of the final commitment of offering proceeds and, thereafter, as of the date any subsequent indebtedness is incurred. The Fund intends to borrow amounts equal to such maximum debt level in order to fund a portion of its equipment acquisitions. While the Manager maintains short term lines of credit, there can be no assurance that such short term credit or permanent financing will be available to the Fund in the amounts desired or on terms considered reasonable by the Manager at the time the Fund seeks to finance a specific acquisition.

         Financing for the Fund is expected to be a combination of nonrecourse and recourse debt. The Manager intends to use nonrecourse debt primarily to finance assets leased to those lessees which, in the opinion of the Manager, have a relatively higher potential risk of lease default than other lessees of the Fund's Equipment. This use of nonrecourse debt will mitigate the risk of loss due to default by such lessees.

         Nonrecourse borrowing, in the context of the type of business to be conducted by the Fund, means that the lender providing the funds would only be able to look to the equipment purchased with such funds and the proceeds derived from the leasing or reselling of such equipment as security; neither the Fund nor any Member (including the Manager) will be liable for repayment of any such loan, nor will any such loan be secured by other Equipment owned by the Fund. Investors should note, however, that the presence of nonrecourse financing may limit an investor's ability to claim losses from the Fund. Furthermore, a creditor may under some circumstances have recourse to the Fund's assets upon establishing fraud or misrepresentation by the Fund.

         The Fund expects to incur recourse debt in connection with short-term bridge financing and "asset securitization", as described below. Recourse debt, in the context of the type of business to be conducted by the Fund, means that the lender can look beyond the specific asset financed by the loan to all of the assets of the borrower, or a specified pool of assets, as collateral for repayment of its debt obligation.

         The Fund expects to incur recourse debt in short-term bridge financing used to acquire equipment and which is intended to be repaid through a combination of permanent financing, offering proceeds and/or operating revenues. In addition, the Fund may participate with other affiliated programs and the Manager in a common recourse debt facility to provide temporary or short-term bridge financing of transactions approved for acquisition by the Fund and such Affiliates. In such instances, lease transactions may be held in the name of an Affiliate of ATEL for convenience, notwithstanding that the transaction has been approved for one or more participants. The ultimate acquisition of the financed transaction will depend on many factors, including without limitation, the Fund's available cash, portfolio makeup, and investment objectives at the time of closing.

         The Fund may also incur long-term recourse debt in the form of asset securitization transactions in order to obtain lower interest rates or other more desirable terms than may be available for individual nonrecourse debt transactions. In an "asset securitization", the lender would receive a security interest in a specified pool of "securitized" Fund assets or a general lien against all of the otherwise unencumbered assets of the Fund. It is the intention of the Manager to use asset securitization primarily to finance assets leased to those credits which, in the opinion of the Manager, have a relatively lower potential risk of lease default than those lessees with equipment financed with nonrecourse debt. The Manager expects that an asset securitization financing would involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to limit the Fund's exposure to increases in the interest rate by engaging in hedging transactions that would effectively fix the interest rate obligation of the Fund.

         Other than short-term bridge financing or asset securitization financing, the Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary with the prime or reference rate of interest of a lender. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund's interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in the prime or reference rate may increase borrowing costs and reduce the amount of income and cash available for distributions. Historically, the prime rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.

         In the case of any recourse bridge financing or asset securitization, the lender would not be entitled to look to the individual assets of any investor, or, in many cases, of the Manager, for repayment of such loans. If, under tax principles, it is determined that the Manager or one of its Affiliates bears the economic risk of loss for such recourse debt, then the recourse debt will be allocated to the Manager or its Affiliate for tax basis purposes and all deductions attributable to the recourse debt will be allocated to the Manager or its Affiliate.

         Fund indebtedness may provide for amortization of the principal balance over the term of the loan through regular payments of principal and interest or may provide that all or a substantial portion of the principal due will be payable in a single "balloon payment" upon maturity. Such balloon payment indebtedness involves greater risks than fully amortizing debt.

         In the event that the Fund does not have sufficient funds to purchase an item of equipment at the time it is acquired, the Fund may borrow from third parties on a short-term basis, and repay the loans out of the proceeds from the subsequent sale of Units. Any short-term loans may be unsecured or secured by the assets acquired and/or other assets of the Fund.

         Although the Operating Agreement does not prohibit the Manager or its related entities from lending to the Fund, the Fund does not have any intention or arrangements to borrow from these parties. If the Fund were to borrow from the manager or its related companies, the terms may not permit the Manager or its affiliates to receive a rate of interest or other terms which are more favorable than those generally available from commercial lenders under the circumstances. Neither the Manager nor its affiliates may provide financing to the Fund with a term in excess of twelve months.

Description of Lessees

         The Fund will only purchase equipment for which a lease exists or for which a lease will be entered into at the time of purchase.

         The Fund's objective is to lease a minimum of 75% of the equipment (by cost) acquired with the Net Proceeds to lessees which

- have an average credit rating by Moody's Investor Service, Inc. of "Baa" or better, or the credit equivalent as determined by the Manager, with the average rating weighted to account for the original Equipment cost for each item leased; or

- are established hospitals with histories of profitability or municipalities.

         The Manager may determine that the credit equivalent of a Moody's Baa rating applies to those lessees which are not rated by Moody's, but which

- have comparable credit ratings as determined by other nationally recognized credit rating services;

- although not rated by nationally recognized credit rating services, are believed by the Manager to have comparable creditworthiness; or

- in the Manager's opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund's interest in the Equipment that the risk is equivalent to that involved in a lease to a company with a credit rating of Baa.

         The remaining 25% of the initial equipment portfolio may include equipment leased to lessees which, although deemed creditworthy by the Manager, would not satisfy the specific credit criteria for the portfolio described above. Included in this 25% of the portfolio may be one or more venture leasing investments, which are described below under "Venture Equipment Leasing and Financing". No more than 20% of the initial portfolio, by cost, will consist of these venture leasing investments, and the Fund's objective will be to invest approximately 15% of its capital in these investments.

         In arranging lease transactions on behalf of corporate investors and securing institutional financing for such transactions, the Manager and its Affiliates have been required to analyze and evaluate the creditworthiness of potential lessees. However, neither the Manager nor any of its Affiliates is in the business of regularly providing credit rating analyses as an independent activity. In order to analyze whether a prospective lessee's credit risk is comparable or equivalent to a Moody's Baa rating, the Manager will attempt to apply the standards applicable to securities qualifying for the Baa rating. Such securities are generally deemed to be of "investment grade," neither highly protected nor poorly secured, with earnings and asset protection which appear adequate at present but which may be questionable over any great length of time. Notwithstanding the Manager's best efforts to assure the lessees' creditworthiness, there can be no assurance that lease defaults will not occur.

         It is not anticipated that the Fund's lessees will be located primarily in any given geographic area. The Manager will use its best efforts to diversify lessees by geography and industry, and will apply the following policies:

- The Manager will seek to limit the amount invested in equipment leased to any single lessee to not more than 20% of the aggregate purchase price of equipment owned at any time during the reinvestment period; and

- In no event will the Fund's equity investment in equipment leased to a single lessee exceed an amount equal to 20% of the maximum capital from the sale of Units (or $30,000,000).

Foreign Leases

         There is no limit on the amount of equipment which may be leased to foreign subsidiaries of United States corporations, to foreign lessees or which may otherwise be permitted to be used predominantly outside the United States. The Manager does not have any specific objective with regard to the amount of Equipment to be subject to foreign leases, but intends to pursue desirable foreign leasing opportunities for the Fund to the extent consistent with the Fund's overall investment objectives.

         Of the total purchase price of equipment leased to foreign lessees, the Manager will require that a minimum of 75% must represent Equipment leased to lessees which have a credit risk equivalent to a credit rating by Moody's Investor Service, Inc. of "Baa" (investment grade) or better, as determined by a credit rating agency which is generally recognized in the financial services industry or, if no such credit rating is available, as determined by the Manager. Any leases to foreign lessees which do not meet the foregoing credit standard will either be guaranteed by a U.S. parent company of the lessee, or will involve lessees which have assets located in the United States with a value equal to or greater than the original purchase cost of the equipment subject to the lease.

         The Manager will seek to limit the aggregate amount of the Fund's equity invested in all equipment leased to foreign lessees or which is otherwise to be used primarily outside the United States to not more than 20% of the Gross Proceeds. For this purpose, a lessee under a lease guaranteed by a United States corporation will not be deemed a foreign lessee.

Description of Leases

         Generally, in a lease involving new equipment, the lessee will express an interest in lease financing for equipment and the Manager will attempt to create a lease package for the prospective lessee. In formulating the lease package, the Manager will consider the following factors, among others:

-        the type of equipment;

-        the anticipated residual value of the equipment;

-        the business of the lessee;

-        the lessee's credit rating;

-        the cost of alternative financing services, and

-        competitive pricing and other market factors.

         The initial lease terms will vary as to the type of equipment, but will generally be for 36 months to 84 months. The Fund may lease some equipment to federal, state or local governments, or agencies thereof. Many of such leases will be subject to renewal each year, because many governmental lessees must obtain appropriations for funds for their leases on an annual basis. In addition, the Fund may, under appropriate circumstances, engage in other short-term or "per diem" leases when the Manager deems it in the best interests of the Fund and consistent with its overall objectives.

         The equipment will be leased to third parties primarily pursuant to leases with scheduled rents which will return less than the purchase price of the equipment during the initial term of the lease. These include leases where rental payments are based upon equipment usage. However, as of the date the final offering proceeds are committed and all permanent debt is placed, a majority of the leases, based on equipment purchase price, will provide for lease payments and other payments by the lessee equal to at least 90% of the original equipment purchase price. Lease rentals during comparable terms are ordinarily higher under leases that provide rents that are less than the full purchase price than those that return the full purchase price to the lessor. As a result, the Manager believes that well-structured leases of this type may help the Fund satisfy its investment objectives.

         The Fund's will seek initial lease terms during which a lessee may not cancel the lease or avoid the lease obligation. However, where the Manager deems it to be in the Fund's best interests, because of favorable lease terms, anticipated high demand for particular items of equipment or otherwise, it may permit an appropriate cancellation clause.

         The Manager believes that the Fund will be able to lease or sell its equipment profitably after the initial lease terms although no assurances can be given that it will. The Fund's ability to renew or extend the terms of its leases or to re-lease or sell the equipment on expiration of the initial lease terms is dependent on many factors, including possible economic or technological obsolescence of the Equipment, competitive practices and conditions and generally prevailing economic conditions.

         The Fund's leases will generally be "net leases," which provide that the lessee must bear the risk of loss of the equipment, provide adequate insurance, pay taxes on the equipment, maintain the equipment and indemnify the Fund against any liability which may arise from any act or omission by the lessee or its agents. In some leases, the Fund may be responsible for certain of these obligations, such as certain insurance and maintenance expenses, but generally only during a period when the equipment is not under lease.

         Most of the Fund's lease agreements will require the lessees

- to maintain casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount set forth in the lease, and

- to maintain liability insurance naming the Fund as an additional insured with a minimum limit of $1,000,000 in coverage.

         The Fund may enter into remarketing agreements with manufacturers of equipment on terms which are customary in the industry. A remarketing agreement is an agreement whereby the manufacturer agrees with the lessor to assist the lessor in finding a new lessee at the termination of the original lease. The Manager will determine, in its sole discretion, whether to enter into such agreements and with which manufacturers to do so. Most remarketing agreements call for the manufacturer to find a second user only on a "best efforts" basis. Thus, a remarketing agreement does not assure the lessor that the equipment can or will be re-leased at the end of the initial lease term. The monthly rental payments under a new lease or the sale price of such equipment would be subject to the final approval of the Manager. Under a remarketing agreement, the manufacturer would participate with the Fund in revenues on an incentive basis. The manufacturer would typically receive a percentage of the revenue derived by the Fund from the equipment under the agreement, which would increase after the Fund received a specified return on its investment.

Venture Equipment Leasing and Financing

         At least 75% of the Fund's equipment portfolio, by cost, will consist of transactions financing equipment for lessees with investment grade or equivalent credit status. In the rest of its portfolio, the Fund intends to finance some equipment for non-public companies, some of which may be in their early capitalization stages, and to obtain terms from lessees and borrowers that may include, as consideration to the party providing financing, the granting of warrants, options or other rights to purchase equity securities of the lessee or borrower, or the opportunity to purchase such equity securities outright (such rights to purchase equity interests and direct equity investments are referred to in this Memorandum as the "equity interests"). Growing young companies often have more difficulty obtaining financing for equipment essential to the development and growth of their business, and, as a result, must offer lessors and lenders substantial cash deposits, equity participations or other extraordinary consideration to obtain financing for the equipment. The Fund intends to focus approximately 15% of its initial capital on this market to achieve investment returns from both its direct lease and loan revenues and gains it may realize from the equity interests.

         The Manager will look for those companies which show solid potential for consistent profitability within a specific time period, and which have obtained or are expected to attract sufficient equity venture capital to finance their operations through expected profitability. The Manager will seek to identify potential lessees which are at an early enough stage in their capitalization to require "venture equipment financing" solutions, but which demonstrate the potential to both satisfy their lease terms and provide attractive equity participation to the Fund as lessor. The Manager will also seek to identify more mature, privately-held companies that seek creative financing solutions involving the granting of equity interests to the Fund.

         The Fund will only acquire equity interests in conjunction with the financing of equipment by the Fund, including leases and loans to the issuer of the equity interests or to a parent, subsidiary or affiliate of the issuer. In many cases, the Fund expects to acquire equity interests, such as warrants and options to purchase securities, in consideration of its equipment financing and without any other cash investment by the Fund at the time it acquires such rights (such rights granted as part of the financing transaction are referred to here as "warrant coverage"). In such cases, cash investment by the Fund would be made upon exercise of the rights, and the Fund expects to use operating cash flow to fund such exercises. In other cases, the Fund may obtain the right to make a direct cash investment in the lessee's or borrower's securities at the time the equipment financing is provided, for which the Fund would use proceeds from the offering of Shares. In order to assure that the Fund will not be deemed an "investment company" under the Investment Company Act of 1940, the Manager will in no event during the life of the Fund permit the aggregate value of the equity interests and any other investment securities held by the Fund to exceed 40% of the value of the Fund's total assets.

         In addition to true lease financing, the Fund's venture leasing investments may be in the form of "leases intended for security" and secured loan transactions with equipment as the collateral. In a true lease transaction, the Fund as lessor would be considered the owner of the Equipment for tax purposes, and is therefore entitled to cost recovery deductions allocable to the equipment. A "lease intended for security" or finance lease may be nominally structured as a lease, but is analogous to an installment sale contract or loan agreement, and is treated as a loan for tax purposes, with the "lessor" as lender and the "lessee" as the borrower. In a secured loan agreement, the Fund would be the lender and the user of the Equipment would be the borrower. In each case, the borrower would be deemed the owner of the Equipment for tax purposes and would retain, as part of the economic structure of the lease, all of the rights to cost recovery deductions and other tax aspects of ownership. In these transactions, the borrower will typically have an obligation to make fixed periodic installments of principal and interest over a specified term. The Manager will attempt to structure these transactions so that the payments of principal and interest, together with any equity interests involved, will return the Fund's investment and provide a desirable rate of return on investment in view of the associated financing risks.

         In finance leases and secured loans, the Fund will have a security interest in the Equipment financed in the transaction, as well as receivables and proceeds under any lease or rental agreement relating to the Equipment or other assets. The Fund's security interest may be a senior lien on the financed assets, providing the Fund with the right, on any default under the financing arrangement, to foreclose on the assets which are collateral, and to take possession and or sell the assets in order to satisfy the borrower's obligation. The Fund may also provide financing as a junior or subordinate lender under appropriate circumstances. In such cases, the Fund's right to enforce its obligations against the collateral would be subject to the priority of any senior lender's rights.

         In conjunction with its lease of equipment to lessees, the Fund will negotiate the acquisition from the lessees, or their parents or affiliates, rights to purchase the equity securities of such entities, or, in some cases, the securities themselves. The equity interests may be in the form of warrants or options to purchase equity securities, common shares, preferred shares, convertible equity, convertible debt, or any other form of interest which is structured to give the Fund the right to benefit from growth in the market value of the lessee's equity capital. At some time in the future, typically at the time of, or soon after, the lessee's equity securities become publicly registered or tradeable, generally through an initial public offering, merger or reorganization, the Fund would exercise its rights represented by the equity interests, acquire the lessee's publicly-traded securities and seek to dispose of the securities at a profit. The equity interests may also mature upon the negotiated sale of the lessee through the sale of all of the lessee's equity securities or a sale of all its assets and liquidation of the proceeds to the equity holders.

         The Fund's management will determine when and whether to exercise rights to convert or acquire securities subject to the equity interests. To exercise warrant or option rights the Fund will pay an exercise price, which may be financed out of the disposition proceeds to be realized upon an immediate resale of the purchased securities. There can be no assurance that the issuers of the equity interests will achieve capital growth and that the equity interests will generate any profit, or that such growth and profits will be achieved during the Fund's anticipated holding period.

Competition

         Leasing has become one of the major methods by which American businesses finance their capital equipment needs. See Figure 4 below for a graphic-presentation of the dollar amount of equipment investment and equipment lease financing in the United States for each year since 1982 (according to the Equipment Leasing Association, a leasing industry trade association). Please note that this chart reflects the growth of equipment lease financing from all sources, including manufacturers, financial institutions and private and public lease financing companies, and not just public equipment leasing programs such as the Fund. Public programs like the Fund represent only a relatively small portion of the total lease financing industry.

                          [Figure 4 - graphic omitted]

         In obtaining lessees the Fund will compete with manufacturers of equipment which provide leasing programs and with established leasing companies and equipment brokers. Manufacturers of equipment may offer certain incentives including maintenance services and trade-in or replacement privileges which the Fund cannot offer. The Fund may also be competing with manufacturers and others who offer leases that provide for longer terms and lower rates than leases which the Fund will offer. There are numerous other potential entities, including entities organized and managed similarly to the Fund, seeking to purchase equipment subject to leases.

Joint Venture Investments

         The Fund may purchase certain of its equipment by acquiring a controlling interest in a partnership, equipment trust or other form of joint venture with a non-Affiliate which owns the equipment. The controlling interest requirement may be satisfied by ownership of more than 50% of the venture's capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that any other party to the venture should decide to sell, refinance or change the assets owned by the venture. The Fund may not acquire equipment jointly with others unless

- the joint venture agreement does not authorize or require the Fund to do anything with respect to the equipment which the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement, and

-        the transaction does not result in payment of duplicate fees.

         The Fund may also acquire equipment by joint venture or as co-owner with an Affiliate if the following conditions are met:

- the Affiliate will be required to have substantially identical investment objectives to those of the Fund;

-        there are no duplicate fees;

- the Affiliate must make its investment on substantially the same terms and conditions as the Fund;

- the Affiliate must have a compensation structure substantially identical to that of the Fund;

- the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into under Section 15.2.15 of the Operating Agreement or similar provisions governing the Affiliate; and

- the Fund has a right of first refusal should a co-venturer decide to sell the property owned by the venture.

         Because both the Fund and its Affiliate will be required to approve decisions pertaining to the equipment, a management impasse may develop. If one party, but not the other, wishes to sell the equipment, the party not desiring to sell will have a right of first refusal to purchase the other party's interest in the equipment. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

General Restrictions

         The Fund will not:

- issue any Units after the offering terminates or issue Units in exchange for property,

-        make loans to the Manager or its Affiliates,

-        invest in or underwrite the securities of other issuers,

- operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940,

- except as set forth herein, purchase or lease any equipment from nor sell or lease property to the Manager or its Affiliates, or

- except as expressly provided herein, grant the Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties which would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates.

         The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that own, finance, lease, operate, manage, broker or develop equipment, as well as businesses unrelated to equipment leasing.

Changes in Investment Objectives and Policies

         Unit holders have no right to vote on the establishment or implementation of the investment objectives and policies of the Fund, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

                              CONFLICTS OF INTEREST

         The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. These conflicts include, but are not limited to, the following:

         The Manager engages in other, potentially competing, activities. The Manager serves in the capacity of manager or general partner in other public programs engaged in the equipment leasing business, and it and its Affiliates also engage in the business of purchasing and selling equipment and arranging leases for their own account and for the accounts of others. The Manager will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for its own account. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity.

         In addition, as a general partner of prior programs, the Manager will be contingently liable for obligations of these programs, except nonrecourse indebtedness relating to the acquisition of equipment. Such obligations are expected to consist primarily of normal operating and other current expenses, and the Manager does not believe this responsibility will affect its ability to satisfy its responsibilities to the Fund.

         Competition for Investments. The Manager will have conflicts of interest to the extent that its prior or future investment programs may compete with the Fund for opportunities in the acquisition and leasing of equipment. Prior public programs currently in operation include: ATEL Cash Distribution Fund III, L.P. ("ACDF III"), ATEL Cash Distribution Fund IV, L.P. ("ACDF IV"), ATEL Cash Distribution Fund V, L.P. ("ACDF V"); ATEL Cash Distribution Fund VI, L.P. ("ACDF VI"); ATEL Capital Equipment Fund VII, L.P. ("ACEF VII"); and ATEL Capital Equipment Fund VIII, LLC ("ACEF VIII") (together collectively referred to as the "Prior Programs"). The Prior Programs have investment objectives substantially identical to those of the Fund and may have funds available for investment in additional equipment at a time when the Fund is also active in seeking to invest or reinvest in Equipment. Certain of the equipment owned and to be acquired by the Prior Programs and the Fund may be similar and may be purchased from the same manufacturers. Furthermore, the Manager and its Affiliates may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Manager.

         Any time two or more investment programs (including the Fund) affiliated with the Manager have capital available to acquire and lease the same types of equipment, conflicts of interest may arise as to which of the programs should proceed to acquire available items of equipment. In such situations, the Manager will analyze the equipment already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the equipment based upon such factors, among others, as

- the amount of cash available in each program for such acquisition and the length of time such funds have been available,

-        the current and long-term liabilities of each program,

- the effect of such acquisition on the diversification of each program's equipment portfolio,

- the estimated income tax consequences to the investors in each program from such acquisition, and

-        the cash distribution objectives of each program.

If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager shall purchase such equipment for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available equipment allocated first to the program which has had funds available for investment the longest.

         The Manager and Affiliates will receive substantial fees and other compensation. Fund operations will result in certain compensation to the Manager and its Affiliates. The Manager has absolute discretion in all decisions on Fund operations. Because the amount of such fees may depend, in part, on the debt structure of equipment acquisitions and the timing of these transactions, the Manager and its Affiliates may have conflicts of interest. For example, the acquisition, retention, re-lease or sale of equipment and the terms of a proposed transaction may be less favorable to the Fund and more favorable to the Manager under certain circumstances. It should be noted that the Manager intends to cause the Fund to incur aggregate acquisition debt in an amount approximately equal to 50% of the total cost of equipment.

         In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, it will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders.

         Agreements are not Arm's-Length. Agreements between the Fund and the Manager or any of its Affiliates are not the result of arm's-length negotiations and performance by the Manager and its Affiliates will not be supervised or enforced at arm's-length.

         No independent managing underwriter has been engaged for the distribution of the Units. ATEL Securities Corporation is an Affiliate of the Manager and will perform wholesaling services for the Fund. It may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

         The Fund, the Manager and prospective Holders have not been represented by separate counsel. In the formation of the Fund, drafting of the Operating Agreement and the offering of Units, the attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates. The Fund expects that this dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel.

         The Fund may enter into joint ventures with programs managed by the Manager or its Affiliates. The Manager may face conflicts of interest as it may control and owe fiduciary duties to both the Fund and the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held equipment at a time when it is in the best interest of the other to hold the equipment. Nevertheless, these joint ventures are restricted to circumstances where the co-venturer's investment objectives are comparable to the Fund's, the Fund's investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

                             ORGANIZATIONAL DIAGRAM


         The following diagram (Figure 5) shows the relationships among the Fund, the Manager and certain of Affiliates of the Manager which may perform services for the Fund (solid lines denote ownership and dotted lines denote other relationships).
                                                              Figure 5

[GRAPHICS OMITTED]


                           ATEL Capital Group ("ACG")


   ATEL Equipment        ATEL Financial       ATEL Investor       ATEL Leasing
 Corporation ("AEC")      Corporation         Services ("AIS")    Corporation
                       ("Manager" or "AFC")                         ("ALC")



    ATEL Securities Corporation
       (the "Dealer Manager")




                       ATEL CAPITAL EQUIPMENT FUND IX, LLC
                                  (the "Fund")


         ATEL Capital Group's voting stock is owned 75% by A.J. Batt and 25% by Dean L. Cash. ATEL Capital Group owns 100% of the outstanding capital stock of each of the Manager, ALC, AIS and AEC. The Manager owns 100% of the outstanding capital stock of the Dealer Manager.

                          FIDUCIARY DUTY OF THE MANAGER

         The  Manager  is   accountable   to  the  Fund  as  a  fiduciary   and,
consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

         Under California law and subject to certain conditions, a Member may file a lawsuit on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may sue on behalf of himself and all other Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to class action procedural rules. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel.

         The Operating Agreement does not excuse the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its shareholders, and is subject to the same rule, commonly referred to as the "business judgment rule," that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgement rule, a Manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating
Agreement that the Manager shall have no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager's standard of care.

         The Operating Agreement also provides that, to the extent permitted by law, the Fund shall indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys' fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager shall not be indemnified against any liabilities arising under the Securities Act of 1933. The Fund shall not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement.

         Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under the California Act. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law.

                                   MANAGEMENT

The Manager

         The Manager is ATEL Financial Corporation (the "Manager" or "AFC"), a California corporation formed in 1977 under the name All Type Equipment Leasing, Inc. The Manager's offices are located at 235 Pine Street, 6th Floor, San Francisco, California 94104, and its telephone numbers are 415/989-8800 and 800/543-ATEL. Its officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment, as more fully described below and in Exhibit A hereto. The Manager and its Affiliates are sometimes collectively referred to below as "ATEL" for convenience.

         Since its organization in 1977, ATEL has been active in several areas within the equipment leasing industry, including:

- originating and financing leveraged and single investor lease transactions for corporate investors,

- acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, and

- consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations.

         The Manager has organized eight prior public limited partnerships to acquire and lease equipment. During the past 18 years, ATEL has participated in structuring and/or arranging lease transactions involving aggregate equipment costs in excess of $1 billion.

         All of the outstanding stock of ATEL Financial Corporation is held by ATEL Capital Group ("ACG"). The outstanding voting stock of ATEL Capital Group is owned 75% by A.J. Batt and 25% by Dean L. Cash. Each of ATEL Leasing Corporation ("ALC"), ATEL Equipment Corporation ("AEC") and ATEL Investor Services ("AIS") is a wholly- owned subsidiary of ATEL Capital Group which will perform services for the Fund under the direction of the Manager. Acquisition services will be performed for the Fund by ALC, equipment management and asset disposition services will be performed by AEC, and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation ("ASC"), is a wholly-owned subsidiary of ATEL Financial Corporation.

         The officers and directors of ATEL Capital Group, ATEL Financial Corporation and their Affiliates are as follows:

  Name                Positions
  ----                ---------

A.J. Batt ........... Chairman of the Board of Directors of ACG, AFC, AVI, AEC,
                      AIS and ASC; President and Chief Executive Officer of ACG, AFC, and AEC

Dean L. Cash ........ Director, Executive Vice President and Chief Operating
                      Officer of ACG, AFC and AEC; Director, President and Chief Executive Officer of AVI, AIS and ASC

Paritosh K. Choksi... Director, Senior Vice President and Chief Financial
                      Officer of ACG, AFC, AVI, AIS and AEC

Donald E. Carpenter.. Controller of ACG, AFC, AVI, AEC and AIS; Chief Financial
                      Officer of ASC

Vasco H. Morais...... Senior Vice President and General Counsel  for ACG, AFC,
                      AVI, AIS and AEC

John P. Scarcella.... Senior Vice President of ASC

     A. J. Batt, age 62, founded ATEL in 1977 and has been its president and chairman of the board of directors since its inception, and a director of the Dealer Manager since its organization in October, 1985. From 1973 to 1977, he was employed by GATX Leasing Corporation as manager-data processing and equity placement for the lease underwriting department, which was involved in equipment financing for major corporations. From 1967 to 1973 Mr. Batt was a senior technical representative for General Electric Corporation, involved in sales and support services for computer time- sharing applications for corporations and financial institutions. Prior to that time, he was employed by North American Aviation as an engineer involved in the Apollo project. Mr. Batt received a B.Sc. degree with honors in mathematics and physics from the University of British Columbia in 1961. Mr. Batt is qualified as a registered principal with the NASD.

         Dean L. Cash, age 48, joined ATEL as director of marketing in 1980 and has been a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for Martin Marietta Corporation, data systems division, from 1979 to 1980. From 1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida
State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with the NASD.

         Paritosh K. Choksi, age 46, joined ATEL in 1999 as a director, senior vice president and its chief financial officer. Prior to joining ATEL, Mr. Choksi was chief financial officer at Wink Communications Inc. from 1997 to 1999. From 1977 to 1997, Mr. Choksi was with Phoenix American Incorporated, a financial services and management company, where he held various positions during his tenure, and was senior vice president, chief financial officer and director when he left the company. Mr. Choksi was involved in all corporate matters at Phoenix and was responsible for Phoenix's capital market needs. He also served on the credit committee overseeing all corporate investments, including its venture lease portfolio. Mr. Choksi was part of the executive management team which caused Phoenix's portfolio to grow from $50 million in assets to over $2 billion. Mr. Choksi received a bachelor of technology degree in mechanical engineering from the Indian Institute of Technology, Bombay; and an M.B.A. degree from the University of California, Berkeley.

         Donald E. Carpenter, age 49, joined ATEL in 1986 as controller. Prior to joining the corporate Manager, Mr. Carpenter was employed as an audit supervisor with Laventhol & Horwath, certified public accountants in San Francisco, California, from 1983 to 1986. From 1979 to 1983, Mr. Carpenter was employed by Deloitte Haskins & Sells, certified public accountants in San Jose, California. From 1971 to 1975, Mr. Carpenter was a supply officer in the U.S. Navy. Mr. Carpenter received a B.S. degree in mathematics (magna cum laude) from California State University, Fresno in 1971 and completed a second major in accounting in 1978. Mr. Carpenter has been a California certified public accountant since 1981. He is qualified as a registered principal with the NASD.

         Vasco H. Morais, age 40, joined ATEL in 1989 as general counsel. Mr. Morais manages ATEL's legal department, which provides legal and contractual support in the negotiating, drafting, documenting, reviewing and funding of lease transactions. In addition, Mr. Morais advises on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America's equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley; a J.D. degree in 1986 from Golden Gate University Law School; and an M.B.A. (Finance) degree from Golden Gate University in 1997. Mr. Morais has been an active member of the State Bar of California since 1986.

         John P. Scarcella, age 37, is senior vice president of ATEL Securities Corporation. He joined the Dealer Manager as vice president of broker dealer relations in 1992. He is involved in the marketing of securities offered by the Dealer Manager. Prior to joining ATEL Securities Corporation, from 1987 to 1991, he was employed by Landsing Pacific Fund, a real estate investment trust in San Mateo, California and acted as director of investor relations. From 1984 to 1987, Mr. Scarcella acted as broker dealer representative for Landsing Capital Corporation, where he was involved in the marketing of partnerships and REITs. Mr. Scarcella received a B.S.C. degree with an emphasis in investment finance in 1983 and an M.B.A. degree with a concentration in marketing in 1991 from Santa Clara University.

Selection and Management of Investments

         ATEL Leasing Corporation, will have primary responsibility for selecting and negotiating potential acquisitions and leases of equipment, subject to the Manager's supervision and approval. The Manager's Investment Committee will approve any acquisition before it is consummated. The Investment Committee currently consists of A.J. Batt, Dean L. Cash, Paritosh K. Choksi and Donald E. Carpenter.

         ATEL Equipment Corporation will manage the Fund's portfolio of Equipment, subject to the Manager's supervision. Management services to be provided by AEC include collection of lease payments from the lessees of Equipment, re-leasing services upon termination of leases, inspection of Equipment, acting as a liaison between lessees and vendors, general supervision of lessees and vendors to ensure that the Equipment is being properly used and operated by lessees, arranging for maintenance and related services with respect to the Equipment and the supervision, monitoring and review of others performing services for the Fund. Third parties may participate in managing or may separately manage Equipment for which they will receive a fee from the Fund.

Management Compensation

         The Fund does not pay the officers or directors of the Manager or its Affiliates any compensation. However, the Fund will pay the Manager and its Affiliates the Asset Management Fee for their services to the Fund and the Manager will have a Carried Interest in the Fund as a Member equal to 7.5% of Fund allocations of Distributions, Net Income and Net Loss. Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future.

Changes in Management

         The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders.

         The by-laws of the Manager provide for a maximum of three directors. The by-laws can be amended to increase the number of directors either by a vote of stockholders or of directors. In the event of a vacancy or increase in the number of members of the board of directors, the remaining directors may elect the members to serve until the next annual meeting of directors. Directors are otherwise elected annually by vote of the stockholders, and the directors appoint corporate officers to serve at the will of the board.

The Dealer Manager

         ATEL Securities Corporation (the "Dealer Manager") was organized in October 1985 principally for the purpose of assisting in the distribution of securities of programs to be sponsored by the Manager and its Affiliates. The Dealer Manager became a member of the NASD in February 1986. The Dealer Manager is a wholly-owned subsidiary of ATEL. The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby.

                            PRIOR PERFORMANCE SUMMARY

         The information presented in this section and in the tables included as Exhibit A to this prospectus represents historical results of prior equipment leasing programs sponsored by the Manager and its affiliates. Investors in the Fund should not assume that they will experience investment results comparable to those experienced by investors in prior programs.

         Since July 28, 1977, the Manager and its Affiliates have financed, structured or arranged equity and debt participations for equipment leasing transactions involving total equipment costs in excess of $1 billion. The Manager has sponsored and syndicated eight prior public equipment leasing programs (collectively referred to as the "Prior Programs"). In addition, beginning in August 1999, ATEL sponsored ATEL Venture Fund I, LLC, a private fund formed to engage exclusively in "venture leasing", a different primary investment objective than that of the Fund or the Prior Programs.

         The first Prior Program, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF public acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997. Through its liquidation, ACDF made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital.

         The second Prior Program, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds have been committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998. ACDF II made total cash distributions to its investors in the aggregate amount of $1,222.63 per $1,000 invested. Of this amount a total of $335.43 represents investment income and $887.20 represents return of capital.

         The third Prior Program, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III had acquired a variety of types of equipment with a total purchase cost of approximately $99,629,941 as of December 31, 1999. Of such equipment, items representing an original purchase cost of approximately $93,643,805 had been sold as of December 31, 1999. Through December 31, 1999, ACDF III had made cash distributions to its investors in the aggregate amount of $1,282.31 per $1,000 invested. Of this amount a total of $351.28 represents investment income and $931.03 represents return of capital.

     The fourth Prior Program, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its equity interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV had acquired a variety of types of equipment with a total purchase cost of approximately $108,734,880 as of December 31, 1999. Of such equipment, items representing an original purchase cost of approximately $84,464,176 had been sold as of December 31, 1999. Through December 31, 1999, ACDF IV had made cash distributions to its investors in the aggregate amount of $1,007.87 per $1,000 invested. Of this amount a total of $261.26 represents investment income and $746.61 represents return of capital.

     The fifth Prior Program, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its equity interests in February 1993. ACDF V terminated its offering in November 1994, after raising a total of $125,000,000 in offering proceeds from a total of approximately 7,217 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF V had acquired a variety of types of equipment with a total purchase cost of approximately $186,995,157 as of December 31, 1999. Of such equipment, items representing an original purchase cost of approximately $67,403,080 had been sold as of December 31, 1999. Through December 31, 1999, ACDF V had made cash distributions to its investors in the aggregate amount of $701 per $1,000 invested. Of this amount a total of $137.73 represents investment income and $563.27 represents return of capital.

     The sixth Prior Program, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its equity interests in November 1994. ACDF VI terminated its offering in November 1996, after raising a total of $125,000,000 in offering proceeds from a total of approximately 6,401 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF VI had acquired a variety of types of equipment with a total purchase cost of $208,277,121 as of December 31, 1999. Of such equipment, items representing an original purchase cost of approximately $16,016,244 had been sold as of December 31, 1999. Through December 31, 1999, ACDF VI had made cash distributions to its investors in the aggregate amount of $475.58 per $1,000 invested. All of this amount represents return of capital.

     The seventh Prior Program, ATEL Capital Equipment Fund VII ("ACEF VII"), commenced a public offering of up to $150,000,000 of its equity interests in November 1996. ACEF VII terminated its offering as of November 29, 1998, after raising a total of $150,000,000 in offering proceeds, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $287,743,680 as of December 31, 1999. Of such equipment, items representing an original purchase cost of approximately $8,132,789 had been sold as of December 31, 1999. Through December 31, 1999, ACEF VII had made cash distributions to its investors in the aggregate amount of $270.61 per $1,000 invested. Of this amount a total of $32.19 represents investment income and $238.42 represents return of capital.

         The eight  Prior  Program,  ATEL  Capital  Equipment  Fund VIII  ("ACEF
VIII"), commenced a public offering of up to $150,000,000 of its equity interests in December 1998. ACEF VIII expects to terminate its offering on or before Deceber 7, 2000. As of June 30, 2000, it had raised a total of $_________ in offering proceeds, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $____________ as of June 30, 2000. Of such equipment, items representing an original purchase cost of approximately $__________ had been sold as of June 30, 2000. Through June 30, 2000, ACEF VIII had made cash distributions to its investors in the aggregate amount of $_______ per $1,000 invested. Of this amount a total of $_______ represents investment income and $_______ represents return of capital.

         Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or other major adverse business developments which the Manager believes will impair its ability to meet its investment objectives. As of June 30, 2000, the Prior Programs have acquired equipment with a total purchase cost of approximately $_____ million during a period of over fourteen years since the date the first Prior Program commenced operations. Aggregate losses from material lessee defaults on these transactions have been approximately $___ million, or approximately ____% of the assets acquired, substantially less than the amount assumed by the Manager and its Affiliates in structuring these portfolios as the losses to be anticipated in the ordinary course of leasing business.

         The Prior Programs have investment objectives which are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in the tables included in Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

         In Tables I through III information is presented with respect to all Prior Programs sponsored by the Manager and its Affiliates which completed their offerings of interests within the five-year period ending December 31, 1999, except that ACDF VIII has not completed its public offering as of the date hereof. Accordingly, the tabular information concerning ACDF VIII does not reflect results of an operating period after completion of its funding. Table V includes information regarding all acquisitions of equipment by Prior Programs. Table VI includes information regarding all dispositions of equipment by Prior Programs during the five year period ending December 31, 1999. Table IV includes information concerning the two Prior Programs that had completed their respective operations as of December 31, 1999.

         The following is a list of the tables set forth in Exhibit A:

         Table I           -Experience in Raising and Investing Funds
         Table II          - Compensation to the Manager and Affiliates
         Table III         - Operating Results of Prior Programs
         Table IV          - Results of Completed Program
         Table V           - Acquisition of Equipment by Prior Programs
         Table VI          - Sales or Disposals of Equipment

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor
Services, Inc. at 235 Pine Street, 6th Floor, San Francisco, CA 94104 or by calling the Manager at (415) 989-8800.

                        INCOME, LOSSES AND DISTRIBUTIONS

         The taxable income and taxable loss of the Fund (the "Net Income and Net Loss") and all Fund cash distributions shall be allocated

-        92.5% to investors and

-        7.5% to the Manager as the Carried Interest.

Allocations of Net Income and Net Loss

         The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of Member interests will not be effective for any purpose until the first day of the following quarter.

Timing of Distributions

         Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may during each fiscal quarter designate an election to change the timing of distributions payable to the investor for the ensuing fiscal quarter by delivering to the Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter.

Allocations of Distributions

         Distributions will be allocated among investors on the same basis as Net Income and Net Loss. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of capital reserves deemed appropriate by the Manager, and, to the extent permitted, reinvestment in additional equipment.

         The Fund anticipates that income taxes on a portion of its distributions will be deferred by depreciation available from its equipment. To the extent Net Income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital. Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

         The Fund is intended to be self-liquidating. After the sixth year following the year the offering ends, the Fund will distribute all available cash, other than reserves deemed required for the proper operation of its business, including reserves for the upgrading of equipment to preserve its value or for to purchase equipment the Fund has committed to buy prior to the end of the reinvestment period.

         When the Fund liquidates, and after the Fund pays its creditors (including investors who may be creditors), the the Fund will distribute any remaining proceeds of liquidation in accordance with each Member's positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation to investors of gain from the sale of equipment which could equalize their Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those investors who are admitted at end of the offering. As noted above, any differences would be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through special allocations of gain from the sale of equipment.

Reinvestment

         The Fund has the right to reinvest revenues during the period ending six years after the year in the offering ends. Before the Fund can reinvest in equipment, however, the Fund must, at a minimum, distribute

- enough cash to allow an investor in a 31% federal income tax bracket to meet the federal and state income taxes due on income from the operations of the Fund;

- Through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of

         - a rate of return on their original capital contribution equal to 3.5% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 8% per annum and a maximum of 10% per annum), or

         -        90% of the total amount of cash available for distributions;
                  and

- for each quarter during the rest of the reinvestment period, an amount equal to a rate of return on their original capital contribution equal to 3.5% over the average yield on five-year United States Treasury Bonds for the period from the commencement of the offering of Units through a date six months following the termination date of the offering (with a minimum of 8% per annum and a maximum of 10% per annum) as published in a national financial newspaper.

Return of Unused Capital

         Any net offering proceeds received by the Fund during the first twelve months of the offering not committed to investment in equipment by eighteen months after the beginning of the offering, and any offering proceeds received in a second year of the offering not committed to investment by a date six months after the end of the offering (except amounts used to pay operating expenses or required as reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund will distribute to investors pro rata, the amount by which (x) the unused capital so distributed, divided by (y) the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the amount of unused capital distributed.

Cash from Reserve Account

         The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than 1/2 of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $750,000 if the maximum Units are sold). Any cash reserves used need not be restored, and, if restored, may be restored from the operating revenues of the Fund. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales of equipment. Cash reserves which the Manager deems no longer required as reserves may be distributed or invested by the Fund.

Sources of Distributions - Accounting Matters

         During the initial years, the Fund may experience loss in accordance with generally accepted accounting principles. A substantial portion of any loss would likely be caused by depreciation which is a non-cash expense. As a result, distributions made in the initial years of the Fund may be considered to be a return of capital and not investment income.

         Without regard to the accounting method adopted, to the extent equipment is not producing revenues in excess of operating expenses, debt service and other contractual obligations, distributions may be considered a return of capital.

                                 CAPITALIZATION

         The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 15,000,000 Units are sold is as follows:

                                As of           Minimum         Maximum
                             the Date           120,000        15,000,000
                               hereof           Units          Units
                               ------         -----------     --------------


Units of Member
Interest
($10 per Unit)                    500         1,200,500       150,000,500
                              -------         ---------       -----------

Total Capitalization        $     500        $1,200,500      $150,000,500

Less Estimated
Organization
and Offering Expenses              -            144,000        20,250,000
                               ------          --------        ----------

Net Capitalization           $    500        $1,056,500      $129,750,500
                              -------         ---------       -----------


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

            Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

            After the minimum capital is received, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,056,000. As additional subscriptions for Units are received, the Fund will experience a relative increase in liquidity and a relative decrease in liquidity as capital is expended in the purchase and lease of Equipment.

            The Fund will acquire Equipment with cash and debt. The Fund may borrow on a secured or unsecured basis amounts up to 50% of the aggregate purchase price of equipment, and intends to borrow the maximum amount permitted. The Fund currently has no arrangements with, or commitments from, any lender with respect to debt financing. The Manager anticipates that any acquisition financing or other borrowing will be obtained from institutional lenders. Except as discussed below in connection with asset securitization financing, the Fund does not currently anticipate that it will engage in any material hedging transactions.

            Until required for the acquisition or operation of equipment, the offering proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of 1/2 of 1% of the Gross Proceeds.

            For financial reporting purposes, equipment on operating leases will generally be depreciated using the straight-line method, over periods equal to the terms of the related leases to the equipment, down to an amount equal to the estimated residual value of the equipment at the end of the related leases. The treatment for financial reporting purposes differs from cost recovery for tax purposes in which the IRS prescribes certain useful lives for each type of equipment and the Code provides specific accelerated rates of depreciation over those useful lives.

            The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. The cost of equipment acquisitions could increase with inflation, but cost increases could be offset by the Fund's ability to increase lease rates in an inflationary market. Revenues from existing leases would not generally increase with inflation, as the Fund does not expect to provide for rent escalation clauses tied to inflation in its leases. Nevertheless, the anticipated residual values to be realized upon the sale or re-lease of equipment upon lease terminations (and thus the overall cash flow from the Fund's leases) may be expected to increase with inflation as the cost of similar new and used equipment increases.

            Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of Fund borrowing, reducing its yield on leveraged investments or reducing the desirability of leverage. The Fund would also expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Except as discussed below, interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

            The Fund may incur short term bridge financing bearing a variable interest rate, but this borrowing would involve little exposure to increased interest rates because of its limited term. However, the Manager expects that any asset securitization financing by the Fund will involve borrowing at a variable interest rate based on an established reference rate. The Manager would seek to mitigate the Fund's exposure to increases in the interest rate by engaging in hedging transactions that would effectively fix the interest rate obligation of the Fund. The Manager's policy will be to incur variable rate financing only under conditions and terms which limit the potential adverse effect on the Fund's anticipated return on the related lease transactions. Other than in short-term bridge financing or asset securitization financing, the
Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary. The Manager will attempt to limit any other variable interest rate borrowing to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such debt is incurred without a corresponding variable lease payment obligation, the Fund's interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in interest rates may increase borrowing costs and reduce the amount of income and cash available for Distributions. Historically, the interest rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.

Year 2000 Compliance

            The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. As a result, the programs are not designed to make the transition to the year 2000. This computer software problem is commonly referred to as the "year 2000" (or "Y2K") issue. Computer programs with date-sensitive applications may, if not modified, fail or miscalculate dates, causing system failures, the inability to process transactions or other disruptions of operations.

            The Manager uses, and expects on behalf of the Fund to use, primarily third party software and has communicated with key software vendors to ensure that the systems used by the Manager and the Fund are not impaired by the year 2000 issue. Currently, all of ATEL's critical software systems are believed by the Manager to be Y2K compliant.

            The ultimate impact of the year 2000 issue on the Fund will depend to a great extent on the manner in which the issue is addressed by those businesses whose operational capability is important to the Fund. Failure of these businesses to be Y2K compliant may impact credit quality or cause a delay in payments made to the Fund. The Manager has contacted those businesses with which it currently has material relationships in order to request verification of Y2K compliance. The Manager believes that each of those entities will have a material self interest in resolving any year 2000 issue affecting its own operations.

            Equipment to be purchased by the Fund may include technology subject to the year 2000 issue. Potential year 2000 issues will be among the many factors considered by the Manager and its affiliates in analyzing and pricing lease transactions for acquisition by the Fund. The lessees of the equipment will select such equipment and may be expected to consider year 2000 issues themselves in determining the suitability of the equipment for the lessee's use. Most equipment is expected to be subject to fixed term, non-cancellable, triple net leases. In addition, new equipment may be covered by manufacturer's warranties. As a result of such triple net provisions and warranties, repairs or modifications necessary to correct year 2000 issues will most likely be the responsibility of the manufacturers or the lessees, and the Fund's rights to lease payments as a triple net lessor will not be affected by any functional issues affecting the equipment. It is expected that the lease terms for such equipment will extend well beyond the year 2000.

            As a result of the year 2000 issue, the Fund may experience increased costs resulting from delayed payments from lessees, the costs associated with the collection of those payments, or costs associated with manual processing efforts in the event of a Y2K related system failure. In any event, the Manager does not expect these increased costs to be significant or that such costs will have any material adverse effect on the operations of the Fund. Nevertheless, the impact of year 2000 issues cannot be predicted with certainty and the Fund may be affected both by the impact these issues have on parties with which it has direct contractual and other relationships as well as by their impact on financial institutions and the national and international economy as a whole. Accordingly, there can be no assurance that year 2000 issues might not have some adverse impact on the operating results experienced by the Fund.

                         FEDERAL INCOME TAX CONSEQUENCES

            The following is a summary of all material federal income tax considerations which may be relevant to a prospective investor. However, it is impractical to set forth in this prospectus all aspects of federal, state, local and foreign tax law which may affect an investment in the Fund. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation contained herein is based on the Internal Revenue Code, existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Each prospective investor should consult his own tax counsel to satisfy himself as to the tax consequences of his investment.

            The Fund's management will prepare its income tax information returns. The Fund will make a number of decisions on such tax matters as

-           the expensing or capitalizing of particular items,

- the proper period over which capital costs may be depreciated or amortized,

- the allocation of acquisition costs between equipment and management fees, and

-           other similar items.

Such matters will be handled by the Fund. Tax counsel to the Fund will not prepare or review the Fund's income tax information returns.

Opinion of Derenthal & Dannhauser

            Derenthal & Dannhauser has reviewed this section of the prospectus. Derenthal & Dannhauser has rendered its opinion that, to the extent the summaries of federal income tax consequences to the investors set forth in this section involve matters of law,

- such statements are accurate in all material respects under the Internal Revenue Code, the Treasury Regulations and existing interpretations thereof, and

- such statements address fairly the principal aspects of each material federal income tax issue relating to an investment in Units.

            The opinion of Derenthal & Dannhauser is based upon

-           the facts described in this prospectus,

-           ATEL's representation of facts to Derenthal & Dannhauser, and

- the assumption that the Fund will operate its business as described in this prospectus.

Any alteration of the facts may adversely affect the opinion rendered.

            Each prospective investor should note that the opinion described herein represents only Derenthal & Dannhauser's best legal judgment. It has no binding effect or official status of any kind. The Fund has not requested an IRS ruling on any matter. There can be no assurance that the IRS will not challenge any of Derenthal & Dannhauser's opinions.

            Treasury Regulations impose standards regarding tax shelter opinions. For this purpose, a tax shelter is an investment that has, as a significant or intended feature, the generation of tax losses or tax credits to shelter taxable income or tax liability from other sources. The Fund is not a tax shelter within that meaning. Derenthal & Dannhauser's opinion does not follow the standards applicable to tax shelters opinions.

            There are certain issues upon which Derenthal & Dannhauser cannot express an opinion because:

- the issue is subject to facts that are not presently known and cannot readily be determined,

-           the issue is subject to future events, or

- there is insufficient judicial or other authority upon which a conclusive opinion can be based.

Classification as a Partnership

            ATEL has represented that the Fund will not elect to be treated as a corporation for federal income tax purposes. If not, under the check-the-box rules the Fund will be classified as a partnership and not an association corporation for federal income tax purposes. The check-the-box rules are
Treasury Regulations issued under Internal Revenue Code Section 7701. Accordingly, the treatment of the Fund as a partnership for federal income tax purposes is based upon the present provisions of the Internal Revenue Code and the Treasury Regulations, which are subject to change. If those provisions were to be amended, it is possible that the Fund would not qualify as a partnership.

            Notwithstanding the preceding, if Units are considered publicly traded the Fund will be treated as a corporation under the publicly traded partnership provisions of Internal Revenue Code Section 7704. The Fund will be treated as publicly traded if Units are

-           traded on an established securities market, or

- readily tradable on a secondary market or the substantial equivalent thereof.

An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for an entity's interests generally is indicated

- by the existence of a person standing ready to make a market in the interests, or

- where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests.

Complicity or participation of the entity is relevant in determining whether there is public trading of its interests. A partnership will be considered as participating in public trading where trading in its interests is in fact taking place and the partnership's governing documents impose no meaningful limitation on the holders' ability to readily transfer their interests. A partnership's right to refuse to recognize transfers is not a meaningful limitation unless such right actually is exercised.

            Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed readily tradable on a secondary market or the substantial equivalent thereof if any of the safe harbors included in the Treasury Regulations is satisfied. One of these is the 2% safe harbor. If the sum of the interests in Fund capital or profits that are sold or otherwise transferred during a tax year does not exceed 2% of the total interests in capital or profits, then a secondary market or its equivalent in Units will not exist.

            Neither the Fund nor ATEL will have any control over an independent third person establishing a secondary market in Units. However, the Fund's operating agreement requires that an investor obtain the consent of ATEL prior to any transfers of Units. ATEL intends to exercise its discretion in granting and withholding its consent to transfers so as to fall within the parameters of the 2% safe harbor. If the Fund complies with the 2% safe-harbor provision of the Treasury Regulations, Derenthal & Dannhauser is of the opinion that the Fund will not be considered a publicly traded partnership.

            If the Fund were treated for federal income tax purposes as a corporation in any year,

- instead of there being no tax at the Fund level, the Fund would be required to pay federal income taxes upon its taxable income;

-           state and local income taxes could be imposed on the Fund;

- losses of the Fund would not be reportable by the investors on their personal income tax returns;

-           any distributions would be taxable to an investor as

            - ordinary income to the extent of current or accumulated earnings and profits, and

            - gain from the sale of the investor's Units to the extent any distribution exceeded such earnings and profits and the tax basis of such Units;

- distributions would be classified as portfolio income which would not be available to offset passive activity losses. See "Limitation on Deduction of Losses - Passive Loss Limitation" below.

Also, a change in status from a partnership to a corporation could result in taxable income to an investor. The amount of taxable income would equal his share of the liabilities of the Fund over the adjusted basis of his Units.

            Any of the foregoing would substantially reduce the effective yield on an investment in Units.

            The following discussion is based upon the assumption that the Fund will be classified as a partnership for federal income tax purposes.

Allocations of Profits and Losses

            In general, a partner's distributive share of partnership income, gain, deduction or loss will be determined in accordance with the operating or partnership agreement. However, if such allocations do not have substantial economic effect, distributive shares will be determined in accordance with the partners' interests in the partnership.

            An allocation has economic effect under the Treasury Regulations if:

- each partner's share of partnership items is reflected by an increase or decrease in the partner's capital account;

- liquidation proceeds are distributed in accordance with capital account balances; and

- any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit.

An allocation can have economic effect even if a partner is not required to restore a deficit balance in his capital account, but only

- to the extent the allocation does not reduce his capital account balance below zero; and

- if the operating or partnership agreement contains a qualified income offset.

An agreement contains a qualified income offset if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

            Special rules apply to the allocation of deductions attributable to nonrecourse debt. Such allocations will be respected under the Treasury Regulations if the partners who are allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied:

- the operating or partnership agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations of some other significant partnership item related to the property securing the nonrecourse debt, provided such other allocations have substantial economic effect;

- all other material allocations and capital account adjustments under the operating or partnership agreement are recognized under the Treasury Regulations, and

- the operating or partnership agreement contains a minimum gain chargeback.

A minimum gain chargeback provides that, if there is a net decrease in partnership minimum gain during a tax year, all partners will be allocated items of partnership income and gain in proportion to, and to the extent of, an amount equal to the portion of such partner's share of the net decrease in partnership minimum gain. The amount of partnership minimum gain is determined by computing the amount of gain, if any, that would be realized by the partnership if it disposed of the property subject to the nonrecourse liability in full satisfaction thereof.

            The Fund's operating agreement prohibits losses from being allocated to an investor that would cause a deficit capital account in excess of the investor's share of Fund minimum gain. Nonrecourse deductions will be allocated in the same manner as operating profits and losses. The operating agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations. The operating agreement provides that capital accounts will be maintained in accordance with the provisions of the Treasury Regulations. The operating agreement also provides that proceeds on liquidation will be distributed in accordance with positive capital account balances. Therefore, Derenthal & Dannhauser is of the opinion that it is more likely than not that the allocations included in the operating agreement would not be significantly modified if challenged by the IRS.

            The economic effect of the Fund allocations also must be "substantial." The meaning and scope of the substantiality requirements under the Treasury Regulations are unclear at this time. Based on current Treasury Regulations, Derenthal & Dannhauser does not believe the Fund allocations present any material substantiality issues. Consequently, as stated above, Derenthal & Dannhauser is of the opinion that it is more likely than not that the Fund's allocations would not be significantly modified by the IRS. However, no assurance can be given that the IRS will not disagree. If the IRS were successful in challenging the Fund's allocations, the investors' shares of tax loss could decrease or their shares of taxable income could increase.

Income Recognition

            The Fund will prepare its tax returns using the accrual method of accounting. Under the accrual method, the Fund will include in income items such as interest and rentals as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

            Some  leases  provide for varying  rental  payments  over the years.
Section 467 of the Internal Revenue Code can require a lessor to take such rental payments into income as if the rent accrued at a constant level rate. This provision applies to certain sale-leaseback transactions and certain long-term leases. Certain of the Fund's leases may provide for varying rental payments. If so, Section 467 requires the Fund to accrue the rental payments on

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such  leases  at  a  constant  level   rate.   This could  result  in  investors
receiving increased allocations of taxable income or reduced allocations of loss in earlier years, without any increase in distributions until subsequent years. An additional consequence could be a conversion of a portion of the Fund's rental income from any such lease to interest income. Rental income generally constitutes passive income. Interest income generally constitutes portfolio income. See "Limitation on Deduction of Losses - Passive Loss Limitation."

Taxation of Investors

            As long as the Fund is treated as a partnership for federal income tax purposes, it will not be subject to any federal income taxes. Nonetheless, the Fund will file federal partnership information tax returns for each calendar year.

            Each investor will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction, or credit. An investor will be subject to tax on his distributive share of Fund income whether or not any distribution is made to him.

            If the amount of a distribution to an investor for any year exceeds the investor's share of the Fund's taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the investor's Units. Any amounts in excess of such tax basis generally will be taxable as a gain from the sale of a capital asset. However, all or a portion of a distribution to an investor in exchange for

- an interest in inventory items which have substantially appreciated in value, or

-           unrealized receivables

will generally result in the receipt of ordinary income. The terms inventory items and unrealized receivables are specially defined for this purpose. The term unrealized receivables includes depreciation recapture.

Limitation on Deduction of Losses

            There are limitations on an investor's ability to deduct his distributive share of Fund losses. Among them are:

- losses will be limited to the extent of the investor's tax basis in his Units;

- losses will be limited to the amounts for which the investor is deemed at risk; and

- losses will be limited to the investor's income from passive activities.

Deduction of losses attributable to activities not engaged in for profit also are limited.

            Tax Basis. Initially, an investor's tax basis for his Units will be equal to the price paid for the Units. Each investor will increase the tax basis for his Units by

-           his allocable share of the Fund's taxable income, and

-           any increase in his share of the Fund's nonrecourse liabilities,

and will decrease the tax basis for his Units by

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

-           his allocable share of the Fund's tax loss,

-           the amount of any distributions, and

-           any reduction in his share of Fund nonrecourse liabilities.

If the tax basis of an investor should be reduced to zero, the amount of any distributions and any reduction in Fund nonrecourse liabilities will be treated as gain from the sale or exchange of the investor's Units.

            Subject to the other limitations discussed below, on his own federal income tax return an investor may deduct his share of the Fund's tax loss to the extent of the tax basis for his Units. Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

            At Risk Rules. Under Internal Revenue Code Section 465, the amount of losses which may be claimed by an individual or a closely-held corporation from equipment leasing activities cannot exceed the amount which the investor has at risk with respect to such activities. A closely-held corporation is a corporation more than 50% of which is owned directly or indirectly by not more than five individuals.

            The amount at risk is generally equal to the sum of money invested in the activity. In addition, an investor will be at risk with respect to any qualified nonrecourse financing used in the investment. An investor's at risk amount will be decreased by his share of Fund losses and distributions. An investor's at risk amount will be increased by his share of Fund income.

            The total amount of money paid by each investor for his Units will be considered at risk. Fund indebtedness is not expected to be considered at risk. Accordingly, an investor will only be able to deduct his share of Fund losses under the at risk rules in an amount equal to the purchase price of his Units, as adjusted for Fund income, losses and distributions. Any losses in excess of an investor's at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. An investor must recapture previously allowed losses if the investor's amount at risk at the end of the year is reduced below zero.

            Even if an investor can claim Fund losses under the at risk rules, the investor is still subject to the other limits on deduction discussed herein.

            Under the Internal Revenue Code, the Fund will be permitted to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year. This could limit an investor's deduction for losses with respect to certain equipment, even though the investor must recognize income with respect to other equipment.

            Passive Loss Limitation. Internal Revenue Code Section 469 limits the amount of losses that individuals and certain other taxpayers may claim from an activity in which the taxpayer does not materially participate. Under this limitation, net losses from a passive activity may only be deducted against net income from passive activities. Passive activity losses may not be used to offset compensation income or other forms of active income. Also, passive activity losses may not be used to offset interest, dividends and other forms of portfolio income.

            To the extent the Fund enters into true leases for Federal income tax purposes, the equipment leasing activities of the Fund will be passive activities. See "Tax Status of Leases" below in this section. Fund losses from passive activities are considered to be passive activity losses. Most investors

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



will only be able to deduct their share of Fund passive activity losses to the extent they have passive income from other sources. Any excess Fund passive activity losses will be suspended and carried forward indefinitely. Suspended passive activity losses may be used to offset passive activity income in future years. Suspended passive activity losses also may be claimed in full against all types of income if an investor disposes of all of his Units in a fully taxable transaction to an unrelated person.

            The Fund will have portfolio income

- to the extent its investments constitute financing leases or secured loans, rather than true leases, and

- to the extent of any dividends it receives from equity interests in venture lease investments.

The Fund's receipt of the equity interests themselves may constitute a taxable event. The income therefrom could be passive or portfolio, depending upon the circumstances. Therefore, investors may be required to recognize taxable portfolio income and pay tax thereon in years in which they also are allocated passive losses which cannot be used by them. Counsel has rendered no opinion regarding the classification of financing leases, secured loans, or equity interests.

            The passive loss limitation is applied after the at risk limitation. Thus, if a loss is disallowed under the at risk rules for a particular year, it will not again be disallowed by the passive loss limitation for such year. Rather, for the year in which the investor becomes at risk in the activity, the suspended at risk loss will become subject to the passive loss limitation.

            Hobby Losses. Section 183 of the Internal Revenue Code limits deduction of losses from activities not engaged in for profit. Whether an activity is engaged in for profit is based on the facts and circumstances from time to time. Although one of the objectives of the Fund is to provide investors with distributions, there can be no assurance that the Fund will be deemed to be engaged in an activity for profit. It is conceivable that the IRS may assert that the Fund is not engaged in an activity for profit. Prospective investors should consult their own tax advisers regarding the impact of Internal Revenue Code Section 183 on their particular situations.

Tax Status of Leases

            Whether a specific lease is categorized as a lease rather than as a sale or a financing for federal income tax purposes involves a factual determination. Accordingly, no assurance can be given that the Fund's leases of equipment will be treated as leases by the IRS. If they are treated as sales or financings rather than leases, the Fund and the investors would not be entitled to cost recovery deductions with respect to such leases. On the other hand, a portion of the lease rental payments would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable to the Fund.

            The Fund does not intend to apply to the IRS for a ruling that any leases of equipment will be treated as leases for federal income tax purposes. No opinion of counsel has been rendered in this regard.

Cost Recovery

            MACRS . Under the Modified Accelerated Cost Recovery System, the cost of depreciable personal property placed in service after 1986 may be recovered using specified recovery methods over specified recovery periods.

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

            Under MACRS the cost of most recovery property is recovered using the 200% declining balance method. For some recovery property, the 150% declining balance method is utilized. The recovery periods generally range from three to 20 years.

            The Internal Revenue Code contains provisions to prevent taxpayers from utilizing MACRS on property placed in service prior to January 1, 1987. The cost of such property is recovered under the Accelerated Cost Recovery System in effect prior to 1987. In such cases, cost recovery deductions could be less in the early years and greater in later years than the cost recovery deductions allowable under MACRS.

            The amount by which cost recovery deductions using the 200% declining balance method exceeds the amount that would have been allowed using the 150% declining balance method will be an item of tax preference. See "Alternative Minimum Tax."

            Recapture. All cost recovery deductions claimed by Fund investors will be subject to recapture at ordinary income rates upon the disposition of the equipment or the investor's Units.

            Limitations on the Use of MACRS. Under certain circumstances, in addition to those set forth above, a taxpayer is required to recover the cost of property over a period longer than its MACRS recovery period. These circumstances include:

-           property used predominantly outside the United States,

-           property used by a foreign or tax-exempt entity,

- property owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as holders, unless certain exceptions apply.

Tax Consequences Respecting Equity Interests

            The Internal Revenue Code includes a myriad of rules respecting the tax treatment of stock, stock options, stock warrants, and similar items. A discussion of those provisions is beyond the scope of this prospectus. Investors should consult with their own tax advisors if they desire more information in that regard.

            The Fund will have taxable income on the receipt of cash lease payments. Similarly, the Fund could have taxable income on the receipt of equity interests. However, the Fund's receipt of equity interests will not provide cash for distribution to the investors. Any tax liability would be paid from an investor's own funds.

            Whether the Fund's receipt of equity interests will result in income recognition will depend upon various factors, including

- whether or not the transfer of the equity interests by the Fund is subject to restriction, and

- the nature of the equity interests. For example, the receipt of marketable stock for no payment would almost always result in the recognition of income.

These factors will also determine the amount of income, if any, and its character for purposes of the passive activity rules. See "Limitation on Deduction of Losses - Passive Loss Limitation" above.

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

            The  Fund's   exercise  of  stock  options,   warrants  and  similar
securities could result in the recognition of income.

            No opinion of counsel has been rendered with regard to the tax treatment of equity interests.

Deductibility of Management Fees

            The Fund will pay asset management fees for services to be rendered by ATEL. The Fund intends to deduct the asset management fees. It is possible that the IRS may challenge the deductibility of all or a portion of the asset management fees on the basis that

-            the amount thereof is excessive,

- all or a portion thereof is payment for other services performed by, or other value provided by, the recipient thereof, or

-           payments for such services is not deductible.

If such a challenge by the IRS were successful, the asserted deductions would be reduced or eliminated.

Tax Liabilities in Later Years

            It is possible that after some years of Fund operations an investor's tax liabilities may exceed cash distributions to him in corresponding years. Such a situation would typically arise if the Fund's nondeductible loan amortization payments on its equipment exceeded its depreciation deductions. It is possible in such a situation that an investor's tax liabilities could exceed cash distributions. If so, such excess would be a nondeductible out-of-pocket expense to an investor. Based on historical experience with similar programs, ATEL does not believe these events are likely to occur.

Sales or Exchanges of Fund Equipment

            On the disposition of equipment, the Fund will realize gain in an amount equal to the proceeds received minus the basis in the equipment. As a result of cost recovery deductions, most equipment is expected to have a zero basis. Proceeds received includes any debt assumed by the transferee.

            Gain realized by the Fund on a disposition of equipment will be taxed as ordinary income to the extent of prior cost recovery deductions taken by the Fund on the equipment. Unless the Fund is a dealer in the property sold, any other gain generally will be treated as capital gain.

            A dealer is one who holds property primarily for sale to customers in the ordinary course of business. Whether property is so held as dealer property depends upon all of the facts and circumstances of the particular transactions. The Fund intends:

-           to purchase equipment for investment only,

- to engage in the business of owning and operating such equipment, and

-           to make occasional sales thereof.

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

Accordingly, the Fund does not anticipate that it will be treated as a dealer with respect to any of its equipment. However, there is no assurance that the IRS will not take the contrary position.

            As stated above, the Fund's gain on a disposition of equipment will be measured by the difference between the disposition proceeds, and the Fund's basis in the equipment. Disposition proceeds include the amount of any debt encumbering the property. Consequently, the amount of tax payable by an investor as a result of the disposition may exceed his share of the cash proceeds therefrom. In the event of a foreclosure of a debt on equipment owned by the Fund, the Fund would realize gain equal to the excess of such indebtedness over its adjusted tax basis of the equipment. In such event the investors would realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Disposition of Units

            The amount of gain which an investor will realize upon the disposition of his Units will equal the excess of

-           the amount realized by the investor, over

-           the investor's tax basis in the Units.

Conversely, the amount of loss which an investor will realize upon the disposition of his Units will equal the excess of

-           the investor's tax basis, over

-           the amount realized for the Units.

The amount realized on the sale of the Units will include the investor's share of any Fund liabilities. As a result, a disposition of Units may result in a tax liability in excess of the cash proceeds.

            Such gain or loss generally will be capital gain or loss. In the case of an individual, any such gain will be subject to tax:

- at a maximum rate of 20%, if the Units have been held for more than 18 months, and

-           at a maximum rate of 28%,  if the Units have been held for more than
           12 months but not more than 18 months.

However, any gain realized on the disposition of a Unit by an investor which is attributable to unrealized receivables or inventory items will be taxed at ordinary income rates. Unrealized receivables would include the investor's share of previous Fund cost recovery deductions. An investor must recognize such cost recovery recapture in the year of disposition, regardless of the amount of proceeds received in the year of disposition.

Liquidation of the Fund

            The operating agreement provides that on liquidation of the Fund its assets will be sold. The sale proceeds will be distributed pursuant to the terms of the operating agreement. Each investor will realize his share of the gain or loss on the sale of Fund assets. In addition, each investor will recognize gain or loss measured by the difference between the cash he receives in liquidation and the adjusted tax basis of his Units. The cash an investor receives will include the cash constructively received as a result of relief of liabilities. Gain or loss recognized generally will constitute capital gain or

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

loss. However, gain attributable to the recapture of cost recovery deductions will be taxable as ordinary income. See "Sales or Exchanges of Fund Equipment." It is anticipated that all or substantially all of any gains will be attributable to such deductions and taxed as ordinary income.

Fund Elections

            Section 754 of the Internal Revenue Code permits an entity such as the Fund to elect to adjust the tax basis of its property

- upon the transfer of units by sale or exchange or on the death of a holder, and

-           upon the distribution of property by the fund to a holder.

This is known as a Section 754 election. If the Fund were to make such an election, then transferees of Units would be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in Fund assets.

            A Section 754 election is complex. A Section 754 election increases the expense of tax accounting. As a result, ATEL does not intend to cause the Fund to make a Section 754 election. If not, then an investor may have greater difficulty in selling his Units.

            The Internal Revenue Code includes other elections. The Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Treatment of Gifts of Units

            Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. There are exceptions to the general rule. If a gift of a Unit were made at a time when the investor's allocable share of the Fund's nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such investor would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units also would result in income or gain to the extent that the transferor's share of nonrecourse liabilities exceeded the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules applicable to all gifts of property.

Investment by Qualified Retirement Plans and IRAs

            Qualified pension, profit-sharing, stock bonus plans, Keogh Plans and IRAs are generally exempt from taxation. A qualified retirement plan or an IRA will have tax liability to the extent that its unrelated business taxable income exceeds $1,000 during any fiscal year. Unrelated business taxable income is determined in accordance with Sections 511- 514 of the Internal Revenue Code. The Fund will be engaged in the business of equipment leasing. The share of a qualified retirement plan or an IRA of the Fund's business income will constitute unrelated business taxable income. A qualified retirement plan or IRA will be required to report its pro rata share of the Fund's business income as unrelated business taxable income if and to the extent that the investor's unrelated business taxable income from all sources exceeds $1,000 in any taxable year.

            A portion of the gain from the sale of equipment subject to acquisition indebtedness also will be included in the unrelated business income of a tax-exempt entity. Indebtedness is acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of the equipment. In addition,

- gain which is characterized as ordinary income due to the recapture of cost recovery, or

- gain from equipment which is inventory or property held primarily for sale to customers in the ordinary course of a trade or business will be unrelated business taxable income.

            If a qualified retirement plan or IRA has unrelated business taxable income in excess of $1,000 for any year,

-           it is subject to income tax on the excess, and

-           it is obligated to file a tax return for such year.

Any tax due should be paid directly from the tax-exempt entity. Payment of the tax by the beneficiary could have other adverse tax consequences.

            All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in Units.

Individual Tax Rates

            General. The highest individual tax rate currently is 39.6%. The benefits of personal exemptions are phased out for taxpayers with an adjusted gross income over certain thresholds. Further, otherwise allowable itemized deductions are reduced by an amount equal to 3% of a taxpayer's adjusted gross income over certain thresholds. Such deductions may not be reduced by more than 80%.

            Capital Gains and Losses. The excess of net long-term capital gains over short-term capital losses is referred to in the Internal Revenue Code as net capital gain. Net capital gain of individuals is taxed at a 28% maximum rate.

            Capital losses of individuals may offset capital gains plus only $3,000 of ordinary income in a year. Capital losses of corporations may offset capital gains only. Any remaining capital loss may be carried forward indefinitely.

            Two Percent Floor on Miscellaneous Itemized Deductions. Noncorporate investors may deduct itemized expenses only to the extent they exceed 2% of adjusted gross income. Itemized deductions include expenses paid or incurred

-           for the production or collection of income,

- for the management, conservation, or maintenance of property held for the production of income, or

-           in connection with the determination, collection or refund of a tax.

Alternative Minimum Tax

            In addition to the regular income tax, the Internal Revenue Code includes an alternative minimum tax for noncorporate and corporate taxpayers. The base upon which the alternative minimum tax is imposed is equal to

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

-           the taxpayer's taxable income,

-           subject to alternative minimum tax adjustments,

-           increased by items of tax preference, and

-           reduced by an exemption,

all as described below.

            Under the alternative minimum tax, depreciation deductions on personal property are computed using the 150% declining balance method rather than the 200% declining balance method. A less favorable net operating loss deduction is used in lieu of the regular tax net operating loss deduction.

            The itemized deductions allowable in computing alternative minimum taxable income include the following:

-           charitable contributions,

-           medical deductions in excess of 10% of adjusted gross income,

-           casualty losses,

-           interest on personal housing, and

-           other interest to the extent of net investment income.

No standard deduction is allowed, but an exemption amount is available as discussed below.

            The Internal Revenue Code eliminates an incentive for married taxpayers to file separate returns by increasing the amount of alternative minimum taxable income by the lesser of:

- 25% of the excess of alternative minimum taxable income over $165,000, or

-           $22,500.

            For corporations, the Internal Revenue Code requires an addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

            In addition to the adjustments described above, alternative minimum taxable income is increased by the amount of items of tax preference. Tax preferences include excess depletion deductions, excess intangible drilling costs, tax- exempt interest, and the difference between the fair market value and the exercise price of stock acquired by exercise of an incentive stock option. No deduction is allowed for losses from a tax shelter farm activity.

            Tax credits cannot be used to offset alternative minimum tax. Any excess tax credits are first carried back one year and then forward 20 years.

            The alternative minimum tax for individuals is equal to:

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

- 26% of so much of the taxable excess as does not exceed $175,000, plus

-           28% of so much of the taxable excess as exceeds $175,000.

For this purpose, taxable excess means the amount by which alternative minimum taxable income exceeds the exemption amount. The exemption amount is:

- $45,000 for a married couple filing a joint return or a surviving spouse,

-           $33,750 for a single individual, and

- $22,500 for a married individual filing a separate return or for an estate or trust.

            However, the exemption is reduced by 25% of the amount by which the alternative minimum taxable income exceeds:

-           $150,000 in the case of a married couple filing a joint return,

-           $112,500 in the case of a single individual, and

- $75,000 in the case of a married individual filing a separate return or for an estate or trust.

            The corporate alternative minimum tax is the amount, if any, by which:

-           20% of the excess of

            -      the corporation's alternative minimum taxable income, over

            -      the exemption amount, exceeds

-            the corporation's regular tax for the year.

The corporate exemption amount is $40,000. However, this exemption is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax does not apply to corporations which have elected to be subject to Subchapter S of the Internal Revenue Code. Rather, the alternative minimum tax applies to the shareholders of an S corporation.

            The corporate alternative minimum tax has been repealed for small business corporations. A corporation that had average annual gross receipts of less than $5,000,000 for the three-year period beginning after December 31, 1993 is a small business corporation for its first taxable year beginning after December 31, 1997. A corporation that meets the $5,000,000 gross receipts test will continue to be treated as a small business corporation so long as its average gross receipts do not exceed $7,500,000.

            Because the impact of the alternative minimum tax is dependent upon each investor's particular tax situation, each prospective investor is urged to consult his own tax adviser as to the effect an investment in the Fund will have on the calculation of his alternative minimum tax liability.

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

Fund Tax Returns and Tax Information

            The Fund will use the accrual method of accounting. The Fund will adopt the calendar year as its tax year. The Fund's operating agreement requires the Fund to provide tax information to the investors within 75 days after the close of each Fund tax year. Some investors may be required to file their tax returns on or before March 15. If so, they may have to obtain an extension to file.

            Each investor must file his tax return either

- consistently with the information provided on the Fund's informational return or

-           in a manner which notifies the IRS of any inconsistency.

Otherwise, the IRS could automatically assess and collect the tax, if any, attributable to the inconsistent treatment.

            An investor will be required to inform the Fund of the sale or exchange of his Units within the earlier of

-           30 days of the transaction or,

- January 15 of the calendar year following the calendar year in which the transaction occurs.

The Fund will be required to inform the IRS of each such transfer. The failure of an investor or of the Fund to file these notices may result in substantial penalties. The Fund also must inform both the seller and the buyer of Units of the proportionate interest of the transferred Units in the unrealized receivables and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Interest and Penalties

          Document and Information Return Penalties. Three separate and distinct categories of penalties apply to information returns and payee statements, as follows:

- a penalty for failing to file an information return or to include correct information therein. An example is Form 8308, which a partnership must file upon a transfer of its partnership interests;

- a penalty for failing to file a payee statement or to include correct information on a payee statement. An example is Schedule K-1, which a partnership must provide annually to each partner; and

- a penalty for failure to comply with other information reporting requirements. An example is the requirement that a transferor must give notice to a partnership concerning the exchange of an interest in the partnership.

            The penalties in this category differ in amount. It is possible that a filer might reduce or avoid some of the penalties by filing corrected returns within specific time limits, or if the omissions and inaccuracies are inconsequential. On the other hand, the penalties may be increased if the failure to comply is due to intentional disregard.

            Accuracy-Related and Fraud Penalties. The penalty for an inaccurate tax return is equal to 20% of the portion of an underpayment resulting from one or more of the following:

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

-           negligence or disregard of the rules and regulations,

-           any substantial understatement of income tax,

-           any substantial valuation overstatement,

-           any substantial overstatement of pension liabilities, and

-           any substantial estate or gift tax valuation understatement.

            A substantial understatement of income tax exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown, or $5,000. The $5,000 is increased to $10,000 for most corporations.

            A substantial valuation overstatement exists if:

- the value or adjusted basis of any property is 200% or more of the amount determined to be the correct value or adjusted basis, or

- the price for services or property in transactions between affiliated entities is 200% or more of the current price.

In the case of a gross overstatement, the penalty is increased to 40%. In no event will a penalty be imposed unless the underpayment exceeds $5,000. The $5,000 figure is increased to $10,000 for most corporations. A gross overstatement occurs when the value or adjusted basis or price is 400% or more of the correct amount.

            Any portion of an understatement which is attributable to fraud is subject to a penalty at the rate of 75% of the understatement. The 20% accuracy-related penalty will not apply to any portion of an understatement subject to the fraud penalty.

Audit of Tax Returns

            The IRS could audit the Fund's tax information returns. Any such audit could result in the audit of an investor's tax return. An audit of an investor's return could result in adjustments to items related to the Fund as well as items not related to the Fund.

            The Internal Revenue Code treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership's treatment of partnership tax items at the partnership level. In general, a partnership's tax matters partner represents the partnership and its partners in the event of an audit of the partnership's tax returns. ATEL is the Fund's tax matters partner. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

            If the IRS proposes any adjustments to the tax returns filed by the Fund or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. The Fund will not bear any expense that may be incurred by an investor in connection with:

-            the investor's participation in an audit of the Fund,

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


-           the audit of his tax returns, or

- the determination or redetermination of his tax liability even though resulting solely from adjustments to the Fund's tax returns.

Registration Provisions

            Sections 6111 and 6112 of the Internal Revenue Code require

-           registration of tax shelters and

- the maintenance of lists of investors participating in tax shelter investments.

            Under Section 6111, anyone who organizes a tax shelter must register such shelter with the IRS. To determine if an entity is a tax shelter as to any investor, the following ratio is computed:

- the sum of the aggregate gross deductions and 350% of the credits potentially allowable, to

- the aggregate of the cash invested and the adjusted basis of other property contributed by the investor, reduced by any liability to which the property is subject.

A tax shelter is any investment as to which a person could reasonably infer that the foregoing ratio is greater than two to one as of the close of any of the first five years.

            ATEL has determined that the Fund is not expected to generate a tax shelter ratio of greater than two to one. Based on this determination, ATEL will not register the Fund as a tax shelter.

Miscellaneous Fund Tax Aspects

- Fees for the syndication of the Fund must be permanently capitalized.

- Fund organization fees must be capitalized and may be amortized over a five-year period.

- Fund start-up expenditures must be capitalized and may be amortized over a period of 60 months, beginning with the date on which the business begins.

Foreign Tax Considerations for U.S. Investors

            As noted above, the Fund may acquire equipment which is operated outside the United States. If so, investors may be required to file returns and pay taxes in foreign jurisdictions with respect to the income from such equipment. The income taxed by the foreign jurisdiction would be calculated according to the tax laws of the foreign jurisdiction. These tax laws may or may not correspond with applicable United States standards.

            Investors who have foreign tax liabilities as a result of the purchase of Units may be entitled to a credit or a deduction for foreign taxes on their U.S. tax returns. The calculation of the foreign tax credit is quite complex. No assurance can be given that a credit or a deduction will be available. For example, a taxpayer generally cannot claim a credit for taxes on foreign source income in an amount greater than the taxes which would have been due had the taxes been computed under U.S. law. This could result in higher taxes for income from equipment located in a foreign jurisdiction than income from equipment located in the U.S. Each investor should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

U.S. Taxation of Foreign Persons

            Special rules govern the U.S. federal income taxation of

-           nonresident alien individuals,

-           foreign corporations,

-           foreign partnerships, and

-           other foreign investors.

The rules are complex. No attempt is made herein to discuss the relevant rules. Foreign investors persons should consult their own tax advisors to fully determine the impact to them of United States federal, state and local income tax laws.

Future Federal Income Tax Changes

            No one can predict what additional legislation, if any, may be proposed by

-           members of Congress

-           the current administration, or

-           any subsequent administration,

No one can predict which proposals, if any, might ultimately be enacted. Moreover, no one can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in IRS ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this prospectus.

State and Local Taxes

            In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. An investor's distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident investors. The tax on nonresident investors generally is determined with reference to the pro rata share of Fund income derived from such states. Any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

            California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign investors. Any amounts withheld would be deemed to be a distribution

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

to the investor. The deemed distribution would decrease the amount of any actual subsequent distribution. Investors may be allowed a credit for the amount withheld against any income tax imposed by their state of residency. The Fund cannot estimate the percentage of its income that will be from states which have adopted such withholding tax procedures. Therefore, the Fund cannot estimate the required withholding tax, if any.

            Estate or inheritance taxes might be payable in any of the jurisdictions outlined above upon the death of an investor.

            Investors may be subject to state tax rules which are less favorable than federal tax rules.

Need for Independent Advice

            The foregoing summary is not intended as a substitute for careful tax planning. The income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. Accordingly, each prospective purchaser of Units is strongly urged to consult his own tax advisors with specific reference to his own tax situation.

                              ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Code

            Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code. "Disqualified persons" include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other "disqualified persons."

            "Prohibited transactions" include any direct or indirect transfer or use of a Qualified Plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

            If the Fund's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified

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

Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

            Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except from the application of the "look-through" principle investments in entities in which equity participation in the entity by benefit plan investors is not significant.

            In order to qualify for the exception described above, "benefit plan investors" must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a "benefit plan investor") who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A "benefit plan investor" is any of the following:

- any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), whether or not it is subject to the provisions of Title I of ERISA,

- any plan described in Section 4975(e)(1) of the Code (which description includes Qualified Plans and IRAs), and

- any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan's investment in the entity.

The sale of Units during this offering and the subsequent transfer of Units will be limited to the extent that the Manager deems it necessary to qualify for this exception. Therefore, the Fund's assets should not be "plan assets" of any Qualified Plan or IRA investor; and no prohibited transaction should occur based on treatment of the Fund's underlying assets as "plan assets" of Qualified Plan or IRA investors.

Other ERISA Considerations

            In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether

- the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA,

- the purchase is prudent in light of the potential difficulties that may exist in liquidating Units,

- the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments,

- after an acquisition of Units, the Qualified Plan's investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses,

- the investment is made solely in the interests of plan participants, and

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

- the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan's rules and policies.

Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan's interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity's underlying assets are treated as "plan assets" for the purpose of ERISA's and the Code's prohibited transaction and other fiduciary duty rules.

                       SUMMARY OF THE OPERATING AGREEMENT

            The Operating Agreement (attached as Exhibit B) is the governing instrument establishing the Fund's right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. The Operating Agreement will be executed on behalf of each subscriber upon his admission to the Fund by the Manager acting pursuant to the power of attorney contained in the Subscription Agreement.

            The following is a brief summary of certain provisions of the Operating Agreement. It does not purport to be complete and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus.

The Duties of the Manager

            ATEL Financial Corporation is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain Equipment acquisition, leasing, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, re-lease or otherwise dispose of Equipment and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition.

Liability of Holders

            A Holder's capital is subject to the risks of the Fund's business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

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

Term and Dissolution

            The Fund will continue for a maximum period ending December 31, 2020, but may be dissolved at an earlier date if certain contingencies occur. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth full year following the year during which the Final Closing Date occurs) with final liquidation expected to occur approximately ten to eleven years after the Final Closing Date. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See "Repurchase of Units" below under this caption. The contingencies whereupon the Fund may be dissolved are as follows:

            (a)    The Fund becomes insolvent or bankrupt;

            (b) The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of a Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;

            (c) An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or

            (d) The disposition of all interests in Equipment and other assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

Voting Rights of Members

            In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Manager or any Affiliate of the Manager will not be entitled to vote, and will not be deemed to be "outstanding" for purposes of any vote, upon matters which involve a conflict between the interests of the Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the Manager as Manager or any proposed amendment to the Operating Agreement which would expand or extend the rights, authorities or powers of the Manager. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

            (a)    Removal or voluntary withdrawal of the Manager;

            (b)    Election of a successor Manager;

            (c)    Termination and dissolution of the Fund;

            (d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

            (e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

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

            (f)    The extension of the term of the Fund.

            Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to

-           convert a Holder into a Manager;

-           modify the limited liability of a Holder;

- alter the interest of the Members in Net Income, Net Loss and Distributions; or

- affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters' Rights and Limitations on Mergers and Roll-ups

            Section 16.7 of the Operating Agreement provides that Members holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member's interest at a price equal to its fair market value.

Meetings

            The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

            The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

                   (i) A current  list of the full name and last known  business or residence address of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member;

                   (ii) A copy of the articles of organization and all amendments;

                   (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                   (iv) Copies of the original of the Operating Agreement and all amendments;

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

                   (v) Financial statements of the Fund for the six most recent fiscal years; and

                   (vi) The Fund's  books and  records  for at least the current and past three fiscal years.

            Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund. Upon the request of a Member, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager's breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status Of Units

            Each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

            The Manager may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

            (i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

            (ii) the transferee not being a minor or an incompetent;

            (iii) the transfer or assignment not violating federal or state securities laws;

            (iv) the transferor or the transferee not holding Units representing Original Invested Capital of less than $2,500 ($2,000 in the case of IRAs and Keogh Plans);

            (v)  such assignee or transferee being a Citizen of the United
            States;

            (vi) such assignment or transfer not constituting a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

            (vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

            (viii)  the  transferor  filing  with the Fund a duly  executed  and
            acknowledged   counterpart  of  the  instrument  effecting  such
            assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

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            In connection with state  securities laws  restrictions on transfer,
Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

                   (a) The issuer of any security  upon which a  restriction  on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

                   (b) It is  unlawful  for the holder of any such  security  to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court;
            (3) to any person  described in Subdivision  (i) of Section 25102 of the  Corporations  Code  of  the  State  of  California  or  Section
            260.105.14 of the Rules of the California Corporations Commissioner;
            (4) to the transferor's ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California Corporations Commissioner's written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under
            Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of
            Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or
            (15) by the California State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the
            California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser;
            (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of Section 25102.

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

                   (c) The certificates  representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

            "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

            Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

            An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the first full fiscal quarter following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

            All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

            An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager's sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

            The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under "Voting Rights of Members."

Repurchase of Units

            In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason, he must immediately notify the Fund and may be required to tender his Units to the Fund for repurchase in order to protect the Fund's interest in certain leases. The Fund will have the absolute right, but no obligation, to repurchase the Units for a price equal to the Unit Holder's capital account, computed in accordance with federal tax accounting principles, allocable to the repurchased Units as of the last day of the quarter during which the precipitating event occurs.

            Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly. The Manager may, in its discretion and on such terms as it deems appropriate, repurchase Units in the event that it deems such repurchase in the best interests of the Fund, but the Fund is in no event required to make any such repurchase. No such

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

repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence.

Indemnification of the Manager

            The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys' fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund's capital assets by the amount paid.

            The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

            The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund.











                                       85

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                              PLAN OF DISTRIBUTION

Distribution

            The   Units   will  be   offered   and  sold  on  a  "best   efforts
minimum/maximum" basis through ATEL Securities Corporation (the "Dealer Manager"), a broker-dealer which is an Affiliate of the Manager (see "Conflicts of Interest" and "Management"), and through other participating broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Dealer Manager will manage the selling group and provide certain wholesaling services. Although the Dealer Manager may participate in the offering on the same basis as other broker-dealers, it has not in the past effected, nor does it anticipate in this offering directly effecting, any significant sales of the Units. The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates.

            The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $150,000,000 (15,000,000 Units).

            The minimum subscription is 250 Units ($2,500); provided that an IRA or Keogh Plan may subscribe for a minimum of 200 Units ($2,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments.

            The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

            Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.

            The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or requalification in all those jurisdictions requiring such renewal or requalification. However, the offering may be terminated at any time by the Manager. If subscriptions for a minimum of 120,000 Units have not been received and accepted prior to a date one year from the date hereof, all funds received will be promptly returned together with any interest earned thereon.

Selling Compensation and Certain Expenses

            The Dealer Manager will receive selling commissions in an amount equal to 9.5% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions equal to 8% of the Gross Proceeds attributable to Units sold by them. Out of the 1.5% of the selling commissions retained by the Dealer Manager, it will pay wholesaling compensation in the form of salaries and commissions to its personnel and certain participating broker-dealers, reimburse certain wholesaling expenses incurred by participating broker-dealers and reimburse amounts which may be advanced by ATEL for certain overhead expenses of the Dealer Manager and its personnel.

            The Dealer Manager (out of its compensation equal to 1.5% of the Gross Proceeds) or the Fund (up to a maximum amount equal to 0.5% of the Gross Proceeds) may pay or reimburse participating dealers a portion of their actual expenses in connection with this offering (including expenses incurred in

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

coordinating their sales efforts, training their personnel and expenses incurred, by such broker-dealers as the Dealer Manager shall designate, in performing "wholesaling" functions). The Fund may also pay or reimburse participating dealers for their due diligence expenses. Subject to NASD approval and compliance with Rule 2810(b)(4)(E) of the NASD's Conduct Rules, the Fund, the Manager or the Dealer Manager may establish noncash sales incentive programs for sales representatives of participating dealers, provided that the aggregate value of any noncash incentive awards to any individual by the Manager or any of its Affiliates during any year does not exceed the sum of $100. The total of all selling compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, broker dealer and investment seminar expenses, non-cash incentive payments and any other forms of compensation paid to the Dealer Manager or other participating broker-dealers (including any unreimbursed overhead costs of the Dealer Manager advanced by ATEL), will not exceed 10% of the Gross Proceeds, except that up to an additional 0.5% of the Gross Proceeds may, in the sole discretion of the Manager, be paid in connection with accountable, bona fide due diligence activities.

            The   Manager   has   agreed   to   indemnify   the    participating
broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

            At various times during the offering period the Manager may elect to pay a portion of the set-up fees for IRAs which purchase Units. The Manager will pay a maximum of $25 toward such fees for each IRA which purchases the minimum number of Units or more.

            The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

            Until the minimum number of subscriptions are received and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at, U.S. Bank Trust National Association, San Francisco, California (the "Bank"). Until such time all participating broker-dealers will forward subscription checks to the Dealer Manager promptly but in no event later than noon of the next business day following receipt thereof, and the Dealer Manager will forward such subscriptions to the bank escrow agent promptly, but in no event later than noon of the second business day following receipt thereof by the Dealer Manager.

            Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

            Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

            The Original Invested Capital of the initial subscribers will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Manager and received and

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

collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned.

            The Bank's sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed the Bank to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Investments By Certain Persons

            The Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by such Persons will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers.

            The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 8% retail selling commissions at a per Unit price of $9.20. In addition, clients of an investment advisor which is registered under the Investment Advisors Act of 1940 and is an Affiliate of a participating broker-dealer may also purchase Units with reduced selling commissions, subject to the express approval of such participating broker-dealer Affiliate, if the client

- has been advised by such advisor over a continuous course of time on investments other than the purchase of Units, and

- is not being charged by the advisor or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such advisor specifically in connection with the purchase of Units.

In no event will the net contribution to the Fund by such persons be less than $9.20 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the NASD's Rules of Fair Practice.

State Requirements

            In addition to the investor suitability and minimum investment standards established by the Fund and described under "Who Should Invest" above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such

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

additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

     The following states have imposed additional conditions on investments in such jurisdictions:

     Iowa. The minimum investment for all IRAs in Iowa is $2,500 (250 Units).

     Maine. The minimum amount which may be invested by a Maine investor on any subscription, whether an initial investment or any subsequent investment, is $2,500 (250 Units), or $2,000 (200 Units) for IRAs and Qualified Plans.

     Michigan. An investor in Michigan may not invest in Units any amount in excess of 10% of the investor's net worth (exclusive of home, home furnishings and automobiles)

     Missouri. Each Missouri investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or
(ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

     Nebraska. The minimum investment for all investors in Nebraska, except IRAs and Keogh Plans, is $5,000 (500 Units).

     New Hampshire. Each New Hampshire investor must (i) have an annual gross income of at least $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $125,000 in excess of his Original Invested Capital; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 in excess of his Original Invested Capital.

     North Carolina. Each North Carolina investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

     Ohio. An Ohio investor may not invest in Units an amount in excess of 10% of the investor's net worth.

     Pennsylvania. In addition to the investor suitability standards set forth under "Who Should Invest," an investor in Pennsylvania may not invest in Units an amount in excess of 10% of the investor's net worth (with such net worth calculated exclusive of home, home furnishings and automobiles). Furthermore, Pennsylvania subscriptions will be subject to a separate escrow and will be released to the Fund only when the Fund has received aggregate subscriptions from all investors equal to not less than $7.5 million.

                                                         REPORTS TO HOLDERS

            The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund's best interest.

             The Fund will furnish to each Holder certain reports, statements and tax information, as set forth in Article 14 of the Operating Agreement. The Manager shall have prepared and distributed at least annually, at the Fund's expense,

-           a statement of cash flow,

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

- Fund information necessary in the preparation of each Holder's federal income tax returns;

-           a report of the business of the Fund;

- a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year;

- a report identifying the sources of all Fund Distributions for the year; and

- a special report containing an opinion of a certified public accounting firm and a breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates.

Following the close of each taxable year of the Fund, the Fund will distribute to the Holders copies of the annual report and annual financial statements (balance sheet, statement of income or loss, statement of members' equity and statement of cash flow, accompanied by a report containing an opinion of independent certified public accountants) within 120 days thereafter, and such statements will be prepared on an accrual basis in accordance with generally accepted accounting principals; and all Fund information necessary in the preparation of their federal income tax returns within 75 days after the end of each fiscal year. The Manager does not intend to cause the Fund to prepare and distribute any reconciliation between the financial information contained in the foregoing reports and the information furnished to Holders for income tax purposes.

            During the offering period and until the Fund is fully invested, the Fund will also furnish to each Holder, at least quarterly, information concerning the investments of the Fund.

            The Fund will also furnish to each Holder a quarterly report covering each of the first three quarters of Fund operations in each calendar year, including unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

                           SUPPLEMENTAL SALES MATERIAL

            In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates and brochures and articles and publications concerning equipment leasing.

            The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

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


                                 LEGAL OPINIONS

            The legality of the Units has been passed upon and the statements under the captions "Income Tax Consequences" and "ERISA Considerations" as they relate to federal income tax and ERISA matters have been reviewed and passed upon by Derenthal & Dannhauser, San Francisco, California.

                                     EXPERTS

            The consolidated balance sheet of ATEL Financial Corporation and subsidiary at July 31, 1999 and the financial statements of ATEL CAPITAL EQUIPMENT FUND IX, LLC at _______, 2000 [TO BE FILED BY AMENDMENT], and for the period from ________, 2000 (inception) through _____,2000 [TO BE FILED BY AMENDMENT], appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

            The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission at 450 Fifth Street, Northwest, Washington, D.C. 20549. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports, the registration statement and other information are available for inspection and copying at the above address, and are also available to be viewed and retrieved without charge on the Commission's electronic data gathering and retrieval (EDGAR) system, at its internet web site at www.sec.gov. In addition, photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

                                    GLOSSARY

            The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

            "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

            "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

             "Adjusted Invested Capital" shall mean, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount by which (i) all Distributions with respect to such Units on or before the date of determination pursuant to any provision of the Operating Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

             "Affiliate" of a Person shall mean

- any Person directly or indirectly controlling, controlled by or under common control with such Person;

- any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person,

-           any officer, director, trustee or partner of such Person and

- if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

            "Asset Management Fee" shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of the Operating Agreement.

            "Asset Management Fee Limit" means the total fees calculated pursuant to the alternative fee schedule set forth under Section 8.3 of the Operating Agreement, equal to the aggregate of an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Carried Interest, determined in the manner described therein.

              "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

              "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

            "ATEL"  shall  mean  ATEL   Financial   Corporation,   a  California
corporation.

            "California Act" shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

            "Capital Account" shall mean, with respect to any Member, such Member's Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

            "Carried Interest" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as a Member, pursuant to Sections 10.4 and 10.5 of the Agreement.

            "Cash from Operations" shall mean the excess of Gross Revenues (which excludes revenues from Equipment sales or refinancing) over cash disbursements (including the Equipment Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager.

            "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4 of the Operating Agreement.

            "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment after payment of all expenses related to the transaction.

            "Closing Date" shall mean such date designated by the Manager for the termination of the offering of Units, but not later than December 7, 2000. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

            "Distributions" shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

            "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

            "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

            "Equipment Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement.

            "Equipment Re-leasing Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement.

            "Equipment Resale Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement.

            "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

            "Full   Payout   Lease"   shall  mean  a  lease   under   which  the
non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

            "Fund"  shall  mean  ATEL  CAPITAL   EQUIPMENT  FUND  IX,  LLC,  the
California limited liability company created under the Operating Agreement.

            "Fund Manager" or "Manager" shall mean ATEL Financial Corporation ("ATEL"), a California corporation, or any other Person or Persons which succeed it in such capacity. The Manager is referred to throughout the Prospectus as "ATEL" or the "Manager."

            "Fund Minimum Gain" shall have the meaning set forth in  Regulations
Section 1.704-2(d)(1).

            "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

            "Gross Lease Revenues" shall mean all revenues attributable to the Equipment other than from security deposits paid by lessees thereof. The term "Gross Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.

            "High Payout Lease" shall mean a lease under which the noncancellable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at least 90% of the original purchase price paid by the Fund for the Equipment.

            "Holders" shall mean owners of Units who are either Members or Assignees of Record, and reference to a "Holder" shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

            "Incentive Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3.2 of the Operating Agreement.

            "IRA" shall mean an individual  retirement  account qualifying under
Section 408 of the Code.

            "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Operating Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

            "Members" shall mean the initial Members and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a "Member" shall refer to any one of them.

            "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

            "Net Lease Provisions" shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancellable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

            "Net Proceeds" shall mean the total Gross Proceeds less Organization and Offering Expenses.

            "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

            "Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

            "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.

            "Original Invested Capital" shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

            "Operating   Agreement"  or  "Agreement"   shall  mean  the  Limited
Liability Company Operating Agreement of ATEL CAPITAL EQUIPMENT FUND IX, LLC, as it may be amended from time to time.

            "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

            "Priority Distribution" shall mean a hypothetical amount determined solely for purposes of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of the Operating Agreement. Such amount will equal, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during such period multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the capital contribution of the initial purchaser of such Units was received by the Fund and pro rated for any fraction of a calendar year for which such calculation is made).

            "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

            "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment including all liens and mortgages on the equipment, but excluding points and prepaid interest.

            "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

            "Regulations" or "Treasury Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date 72 months after the last day of the fiscal year during which the Final Closing Date occurs.

            "Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

            "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

            "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

                   (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

                   (b) a  transaction  involving  the  conversion  to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

                   (i)    the Members voting rights;
                   (ii)   the term of existence of the Fund;
                   (iii) the terms of compensation of the Manager and its Affiliates; or
                   (iv)   the Fund's investment objectives.

            "Service" shall mean the United States Internal Revenue Service or its successor.

            "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

            "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

            "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

                              [Outside Back Cover]

            The Fund has not authorized anyone to give any information or to make any representations other than those contained in this Prospectus in connection with the offer of its Units, and unauthorized information or representations must not be relied upon. This Prospectus is not an offer or solicitation by anyone in any state or other jurisdiction in which the offer or solicitation is not authorized or in which the person making an offer is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.

            Until a date 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

           ATEL CAPITAL EQUIPMENT FUND IX, LLC is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not regulated by that Act.

                              FINANCIAL STATEMENTS




                          [TO BE PROVIDED BY AMENDMENT]

                                                                       EXHIBIT A

--------------------------------------------------------------------------------
                          PRIOR PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ATEL Financial Corporation ("ATEL"), the Manager of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs and (v) supervising and arranging for the supervision of equipment management and marketing on leasing transactions involving total equipment costs in excess of $1 billion.

In addition to the Fund, ATEL has sponsored eight prior public and two private equipment leasing limited programs. See "Prior Performance Summary" for a summary of information regarding such prior programs.

The first prior partnership, ATEL Lease Income Fund 1985-A ("ALIF"), completed a private placement of $218,500 of its limited partnership interests in April 1986 from a total of 12 investors. ALIF had acquired a variety of equipment with a total purchase cost of approximately $296,627 as of December 31, 1997. All such equipment had been sold as of December 31, 1995 and the partnership has ceased operations. See Table VI - "Sales or Disposals of Equipment" in this Exhibit A.

The second prior partnership, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its limited partnership interests on March 1, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF. All such equipment had been sold as of December 31, 1997. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

Through December 31, 1997, ACDF had made cash distributions to its investors in the aggregate amount of $1,121.03 per $1,000 invested. Of this amount a total of $244.89 represents investment income and $876.14 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table IV - "Results of Completed Program" in this Exhibit A, for further information.

The third prior partnership, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its limited partnership interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF II. All such equipment had been sold as of December 31, 1998. See Table VI
- "Sales or Disposals of Equipment" in Exhibit A.

Through December 31, 1998, ACDF II had made cash distributions to its investors in the aggregate amount of $1,222.63 per $1,000 invested. Of this amount a total of $335.43 represents investment income and $887.20 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table IV - "Results of Completed Program" in this Exhibit A, for further information.

The fourth prior partnership, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its limited partnership interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,941. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF III. Of such equipment, items representing an original purchase cost of approximately $93,643,805 had been sold as of December 31, 1999.

Through December 31, 1999, ACDF III had made cash distributions to its investors in the aggregate amount of $1,282.31 per $1,000 invested. Of this amount a total of $351.28 represents investment income and $931.03 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The fifth prior partnership, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of approximately $108,734,880. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF IV. Of such equipment, items representing an original purchase cost of approximately $84,464,176 had been sold as of December 31, 1999.

Through December 31, 1999, ACDF IV had made cash distributions to its investors in the aggregate amount of $1007.87 per $1,000 invested. Of this amount a total of $261.26 represents investment income and $746.61 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The sixth prior partnership, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of approximately $186,995,157 as of December 31, 1999. Of such equipment, items representing an original purchase cost of approximately $67,403,080 had been sold as of December 31, 1999.

Through December 31, 1999, ACDF V had made cash distributions to its investors in the aggregate amount of $701.00 per $1,000 invested. Of this amount a total of $137.73 represents investment income and $563.27 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF V. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

The seventh prior partnership, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of approximately $208,277,121 as of December 31, 1999. Of such equipment, items representing an original purchase cost of approximately $16,016,244 had been sold as of December 31, 1999.

Through December 31, 1999, ACDF VI had made cash distributions to its investors in the aggregate amount of $475.58 per $1,000 invested. All of this amount represents return of capital. See Table III - "Operating Results of Prior
Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF VI. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

The eighth prior partnership, ATEL Capital Equipment Fund VII ("ACEF VII"), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,348 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of approximately $287,743680 as of December 31, 1999. Of such equipment, items representing an original purchase cost of approximately $8,132,789 had been sold as of December 31, 1999.

Through December 31, 1999, ACEF VII had made cash distributions to its investors in the aggregate amount of $270.61 per $1,000 invested. Of this amount a total of $32.19 represents investment income and $238.42 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table V - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACEF VII. See Table VI - "Sales or Disposals of Equipment" in Exhibit A.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

All of the Prior Programs included in these tables have investment objectives that are similar to those of the Fund. It should be noted, however, that the prior privately placed program, ALIF, invested in equipment without the use of any acquisition debt, while Prior Programs ("Prior Public Programs") were designed to use moderate amounts of acquisition debt, as is the Fund. In addition, as in the case of the Fund's portfolio objectives, the Prior Public
Programs' equipment portfolios placed greater emphasis on relatively low technology equipment than did ALIF.

The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in Tables included in this Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

In Tables I through  III  information  is  presented  with  respect to all Prior
Programs sponsored by the Manager and its Affiliates which closed their offerings within the five year period ending December 31, 1999, except that ACDF closed its offering December 18, 1987, ACDF II closed its offering January 3, 1990, ACDF III closed its offering January 3, 1992, ACDF IV closed its offering on February 3, 1993 and ACDF V closed it offering on November 15, 1994. Table VI includes information regarding all dispositions of equipment by prior programs through June 30, 1999. The following is a list of the tables set forth on this Exhibit A:

           TABLE I            Experience in Raising and Investing Funds
           TABLE II           Compensation to the General Partners
           TABLE III          Operating results of Prior Programs
           TABLE IV           Results of Completed Programs
           TABLE V            Acquisition of Equipment by Prior Programs
           TABLE VI           Sales or Disposals of Equipment

ATEL will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each Prior Public Program and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports.

INVESTORS IN THE PARTNERSHIP WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (on a percentage basis)
                                December 31, 1999
                                   (Unaudited)

The following Table sets forth certain information concerning the experience of the General Partners in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

                                                    ATEL Cash        ATEL Cash        ATEL Cash         ATEL Cash
                                                  Distribution     Distribution      Distribution     Distribution
                                                      Fund           Fund II           Fund III          Fund IV
EQUITY PROCEEDS
       Dollar amount of equity
          offered                                  $ 10,000,000     $ 35,000,000      $75,000,000      $ 75,000,000
       Dollar amount of equity
          raised                                   $ 10,000,000     $ 35,000,000      $73,855,840      $ 75,000,000
                                                  --------------   --------------    -------------    --------------
Less:  Offering expenses:
       Selling commissions                                9.50%            9.50%            9.50%             9.50%
       Organization and program
          expenses (1)                                    4.00%            5.00%            4.25%             4.53%
       Reserves                                           3.00%            1.50%            1.50%             1.50%
                                                  --------------   --------------    -------------    --------------
Percent available for investment                         83.50%           84.00%           84.75%            84.47%
Acquisition costs:
       Purchase price (2)                                79.00%           79.25%           80.00%            79.71%
       Acquisition fees                                   4.50%            4.75%            4.75%             4.76%
                                                  --------------   --------------    -------------    --------------
                                                         83.50%           84.00%           84.75%            84.47%
                                                  --------------   --------------    -------------    --------------
Percent leverage (9)                                     20.26%           40.93% (8)       43.04% (10)       43.50%
                                                  ==============   ==============    =============    ==============

Date offering commenced:                           Mar. 1, 1986     Jan. 4, 1988     Jan. 4, 1990      Feb. 4, 1992

Length of offering                                    21 Months        24 Months        24 Months         12 Months

Months to  invest 90% of
   amount available for investment
   (measured from beginning of offering)              30 Months (3)    27 Months (4)    30 Months (5)     20 Months (6)

                                      A-3(cont.)

                                                     ATEL Cash         ATEL Cash       ATEL Capital
                                                   Distribution      Distribution        Equipment
                                                      Fund V            Fund VI          Fund VII
EQUITY PROCEEDS
       Dollar amount of equity
          offered                                  $ 125,000,000      $125,000,000      $150,000,000
       Dollar amount of equity
          raised                                   $ 125,000,000      $125,000,000      $150,000,000
                                                   --------------    --------------    --------------
Less:  Offering expenses:
       Selling commissions                                 9.50%             9.50%             9.50%
       Organization and program
          expenses (1)                                     4.60%             4.70%             4.67%
       Reserves                                            1.50%             1.50%             0.50%
                                                   --------------    --------------    --------------
Percent available for investment                          84.40%            84.30%            85.33%
Acquisition costs:
       Purchase price (2)                                 79.64%            79.80%            85.33%
       Acquisition fees                                    4.76%             4.50%                 -
                                                   --------------    --------------    --------------
                                                          84.40%            84.30%            85.33%
                                                   --------------    --------------    --------------
Percent leverage (9)                                      35.06%            46.12%            36.60%
                                                   ==============    ==============    ==============

Date offering commenced:                           Feb. 22, 1993     Nov. 23, 1994     Nov. 29, 1996

Length of offering                                     21 Months         24 Months         24 Months

Months to  invest 90% of
   amount available for investment
   (measured from beginning of offering)              22 Months (7)     24 Months (11)    24 Months (12)


                                       A-4

     FOOTNOTES:

(1) Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner.

(2) Represents amounts paid to unrelated third parties for purchase of equipment under leases.

(3) As of December 1988, 100% of the amount available for investment had been invested.

(4) As of June 1990, 100% of the amount available for investment had been invested.

(5) As of September 30, 1992, 100% of the amount available for investment had been invested.

(6) As of December 31, 1993, the proceeds of the offering had been fully invested.

(7) As of November 15, 1994, the Partnership's offering of Limited Partnership Units was completed. As of December 31, 1994, the proceeds of the offering had been fully committed.

(8) From January 4, 1988 through August 31, 1994, the maximum amount of leverage at the end of any quarter was 37%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

(9) The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.

(10) From January 4, 1990 through December 31, 1997, the maximum amount of leverage at the end of any quarter was less than 40%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

(11) As of November 22, 1996, the Partnership's offering of Limited Partnership Units was completed. As of that date, the proceeds of the offering had been fully committed.

(12) As of November 29, 1998, the Partnership's offering of Limited Partnership Units was completed. As of that date, the proceeds of the offering had been fully committed.

                                       A-4(cont.)

                                    TABLE II
                      COMPENSATION TO THE GENERAL PARTNERS
                                December 31, 1999
                                   (Unaudited)


The following Table sets forth certain information concerning the compensation derived by the General Partner. Amounts paid are from two sources: proceeds of the offering and gross revenues.


                                                    ATEL Cash        ATEL Cash        ATEL Cash         ATEL Cash
                                                  Distribution     Distribution      Distribution     Distribution
                                                      Fund            Fund II          Fund III          Fund IV
Date offering commenced                           Mar. 1, 1986     Jan. 4, 1988      Jan. 4, 1990     Feb. 4, 1992

Date offering closed                              Dec. 18, 1987    Jan. 3, 1990      Jan. 3, 1992     Feb. 3, 1993

Dollar amount raised                               $ 10,000,000     $ 35,000,000      $73,855,840      $ 75,000,000

Amounts paid to General Partners from proceeds of offering:
    Acquisition fees                                  $ 450,000      $ 1,662,500      $ 3,558,700       $ 3,575,123
    Selling commissions                                $ 19,078        $ 230,985        $ 561,914         $ 716,296
    Organization and program costs                    $ 550,000      $ 1,751,422      $ 3,135,942       $ 3,394,652
Dollar amount of cumulative cash
   generated from operations before
   deducting payments to the General
   Partner                                          $ 9,166,349     $ 38,627,639      $70,267,247      $ 49,865,564
Cumulative amount paid to the
   General Partner from operations:
       Management fees                                $ 765,081      $ 2,980,123      $ 6,267,222       $ 5,519,991
       Other operating expenses                       $ 475,740      $ 1,666,567      $ 2,896,790       $ 2,700,609

Aggregate payments to General
   Partner: (1)
                                             1995      $      -        $ 380,380      $ 1,201,436       $ 1,480,305
                                             1996             -          290,349          967,667         1,097,106
                                             1997             -          212,148          909,024         1,113,697
                                             1998             -          211,503          876,403           766,462
                                             1999             -                -          319,147           826,175
                                                  --------------   --------------    -------------    --------------
                                                       $      -      $ 1,094,380      $ 4,273,677       $ 5,283,745
                                                  ==============   ==============    =============    ==============


                                                    ATEL Cash         ATEL Cash       ATEL Capital
                                                  Distribution      Distribution        Equipment
                                                     Fund V            Fund VI          Fund VII
Date offering commenced                           Feb. 22, 1993     Nov. 23, 1994     Nov. 29, 1996

Date offering closed                              Nov. 15, 1994     Nov. 22, 1996     Nov. 29, 1998 (2)

Dollar amount raised                              $ 125,000,000      $125,000,000      $150,000,000

Amounts paid to General Partners from proceeds of offering:
    Acquisition fees                                $ 5,956,319       $ 5,625,000          None
    Selling commissions                             $ 1,702,822       $ 1,711,446       $ 1,922,703
    Organization and program costs                  $ 5,751,177       $ 5,875,000       $ 7,000,000
Dollar amount of cumulative cash
   generated from operations before
   deducting payments to the General
   Partner                                         $ 85,124,223       $90,047,042       $57,529,077
Cumulative amount paid to the
   General Partner from operations:
       Management fees                              $ 8,529,742       $ 5,489,396       $ 3,810,242
       Other operating expenses                     $ 3,254,601       $ 2,548,510       $ 2,258,760

Aggregate payments to General
   Partner: (1)
                                             1995  $  4,067,056       $12,837,117
                                             1996     2,328,139        13,208,900
                                             1997     2,053,274         1,969,649       $10,657,867
                                             1998     1,740,666         1,822,010        14,212,252
                                             1999     1,378,262         1,575,230       $ 2,448,883
                                                  --------------    --------------    --------------
                                                   $ 11,567,397       $31,412,906       $27,319,002
                                                  ==============    ==============    ==============


FOOTNOTES:

(1)  As  of  December  31,  1998.   Includes   payments  of   management   fees,
reimbursements of syndication costs to general partner (and affiliates), acquisition fees and reimbursements of administrative costs.


                                       A-5(cont.)

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                December 31, 1999
                                   (Unaudited)

The following Table summarizes the operating results of Prior Programs (ACDF, ACDF II, ACDF III, ACDF IV, ACDF V, ACDF VI and ACEF VII). The Programs' records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

                                                                               ATEL Cash Distribution Fund
                                                                               Period Ended December 31,
                                                           1986               1987                1988               1989
Months of operations                                        2                  12                  12                 12
Gross revenue - lease and other                              $ 6,257           $ 375,072        $ 1,493,794        $ 1,761,021
                   - gain (loss) on sales of assets                -                   -                  -             11,951
                                                      ---------------   -----------------    ---------------    ---------------
                                                               6,257             375,072          1,493,794          1,772,972

Less Operating Expenses: (1)
        Depreciation expense                                       -              51,965            914,188          1,215,223
        Amortization expense                                       -               7,849              7,949              7,949
        Interest expense                                       1,558              29,918             37,727             52,553
        Administrative costs and reimbursements                    -              16,288             20,978             43,990
        Legal/Professional fees                                    -              15,105             16,586             39,712
        Provision for doubtful accounts                            -                   -                  -                  -
        Supplies                                                   -              10,507              6,414                  -
        Other                                                    125              10,886             18,329             12,648
        Management fee                                             -              19,882            108,196            147,120
                                                      ---------------   -----------------    ---------------    ---------------
                                                               1,683             162,400          1,130,367          1,519,195
                                                      ---------------   -----------------    ---------------    ---------------
Net income - GAAP basis (2)                                  $ 4,574           $ 212,672          $ 363,427          $ 253,777
                                                      ===============   =================    ===============    ===============

Taxable income (loss) from operations                        $ 3,972          $ (208,962)        $ (414,155)        $ (294,778)
                                                      ===============   =================    ===============    ===============

Cash generated by (used in) operations (3)                  $221,291            $160,581         $1,402,104         $1,521,502
Cash generated from sales                                          -                   -                  -                  -
Cash generated from refinancing                                    -                   -                  -                  -
Cash generated from other (3)                                      -             104,143            183,679            221,151
                                                      ---------------   -----------------    ---------------    ---------------
                                                             221,291             264,724          1,585,783          1,742,653
                                                      ---------------   -----------------    ---------------    ---------------
Less cash distributions to investors:
        From operating cash flow                                   -             160,581          1,215,018          1,508,226
        From sales                                                 -                   -                  -                  -
        From refinancing                                           -                   -                  -                  -
        From other                                                 -              93,374                  -                  -
                                                      ---------------   -----------------    ---------------    ---------------
        Total distributions                                        -             253,955          1,215,018          1,508,226
                                                      ---------------   -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions       $ 221,291            $ 10,769          $ 370,765          $ 234,427
                                                      ===============   =================    ===============    ===============

                                                                               ATEL Cash Distribution Fund
                                                                               Period Ended December 31,
(cont.)                                                     1986               1987                1988               1989
Months of operations                                        2                  12                  12                 12

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                       $ 2.76            $ (46.78)          $ (41.00)          $ (29.20)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                    None             $ 47.60            $ 35.98            $ 25.14
        -  Return of capital                                    None                9.82              85.52             125.75
                                                      ---------------   -----------------    ---------------    ---------------
                                                                None               57.42             121.50             150.89
                                                                                                                ---------------
                                                                                                                ---------------
Cash available for distribution, reinvested for
     investors' accounts                                        None               65.08              28.50               9.11
                                                      ---------------   -----------------    ---------------    ---------------
Total                                                           None            $ 122.50           $ 150.00           $ 160.00
                                                      ===============   =================    ===============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                               $ 77.46           $ 150.00           $ 160.00
        Other                                                                      45.04                  -                  -
                                                      ---------------   -----------------    ---------------    ---------------
        Total                                                   None            $ 122.50           $ 150.00           $ 160.00
                                                      ===============   =================    ===============    ===============

Amount invested in program equipment (cost,
   excluding acquisition fees)                             $ 467,071         $ 4,293,800        $ 8,139,130        $ 8,989,917
Amount invested in program equipment (book value)          $ 488,090         $ 4,341,128        $ 7,244,935        $ 6,724,650
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)          4.20%              38.57%              73.10%             80.75%

                                       A-6(cont.)

                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)


                                                                               ATEL Cash Distribution Fund
                                                                                Period Ended December 31,
                                                           1990               1991                1992               1993
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                          $ 2,201,630         $ 1,816,898        $ 1,410,396          $ 895,012
                   - gain (loss) on sales of assets            8,766               4,998             15,909              9,929
                                                      ---------------   -----------------    ---------------    ---------------
                                                           2,210,396           1,821,896          1,426,305            904,941

Less Operating Expenses: (1)
        Depreciation expense                               1,612,647           1,277,406            906,100            348,650
        Amortization expense                                   7,949               7,849                  -                  -
        Interest expense                                     176,922             144,752             72,057             25,403
        Administrative costs and reimbursements               37,163              55,293            126,664            140,984
        Legal/Professional fees                               35,231              41,141             41,459             44,256
        Provision for doubtful accounts                       96,682              42,870              5,731                  -
        Supplies                                                   -                   -                  -                  -
        Other                                                 11,786              25,922             35,839             21,664
        Management fee                                       164,932             130,347             94,229             80,016
                                                      ---------------   -----------------    ---------------    ---------------
                                                           2,143,312           1,725,580          1,282,079            660,973
                                                      ---------------   -----------------    ---------------    ---------------
Net income (loss) - GAAP basis (2)                          $ 67,084            $ 96,316          $ 144,226          $ 243,968
                                                      ===============   =================    ===============    ===============

Taxable income (loss) from operations                      $ 150,104           $ 180,117        $ 1,105,467          $ 692,509
                                                      ===============   =================    ===============    ===============

Cash generated by (used in) operations (3)               $ 1,585,967         $ 1,424,425        $ 1,673,016          $ 574,077
Cash generated from sales                                     30,000             159,396            562,504          1,343,908
Cash generated from refinancing                                    -                   -                  -                  -
Cash generated from other (3)                                237,576             185,406            126,552            183,275
                                                      ---------------   -----------------    ---------------    ---------------
                                                           1,853,543           1,769,227          2,362,072          2,101,260
                                                      ---------------   -----------------    ---------------    ---------------
Less cash distributions to investors:
        From operating cash flow                           1,516,124           1,265,955          1,470,260            574,077
        From sales                                                 -                   -                  -            524,806
        From refinancing                                           -                   -                  -                  -
        From other                                                 -                   -                  -            183,275
                                                      ---------------   -----------------    ---------------    ---------------
        Total distributions                                1,516,124           1,265,955          1,470,260          1,282,158
                                                      ---------------   -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions       $ 337,419           $ 503,272          $ 891,812          $ 819,102
                                                      ===============   =================    ===============    ===============

                                                                               ATEL Cash Distribution Fund
                                                                                Period Ended December 31,
(cont.)                                                     1990               1991                1992               1993
Months of operations                                        12                 12                  12                 12


Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ 14.88             $ 17.83           $ 109.44            $ 68.55
             Recapture                                                                                  $ -                $ -
           Capital gain (loss)                                                                          $ -                $ -

Cash distributions to investors on a GAAP basis:
        -  Investment income                                  $ 6.66              $ 9.54            $ 14.30            $ 24.18
        -  Return of capital                                  145.17              117.24             132.94             104.22
                                                      ---------------   -----------------    ---------------    ---------------
                                                              151.83              126.78             147.24             128.40
                                                      ---------------   -----------------    ---------------    ---------------
Cash available for distribution, reinvested for
     investors' accounts                                       18.17               14.46              31.00             (21.92)
                                                      ---------------   -----------------    ---------------    ---------------
Total                                                       $ 170.00            $ 141.24           $ 178.24           $ 106.48
                                                      ===============   =================    ===============    ===============

Sources (on a cash basis)
        Sales                                                                                                          $ 43.58
        Refinancing
        Operations                                          $ 170.00            $ 141.24           $ 178.24              47.68
        Other                                                      -                   -                  -              15.22
                                                      ---------------   -----------------    ---------------    ---------------
        Total                                               $ 170.00            $ 141.24           $ 178.24           $ 106.48
                                                      ===============   =================    ===============    ===============
Amount invested in program equipment (cost,
   excluding acquisition fees)                           $10,064,292         $ 8,607,852        $ 7,402,311        $ 3,620,293
Amount invested in program equipment (book value)        $ 5,961,158         $ 3,639,966        $ 2,147,253          $ 724,675
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)         90.40%             77.31%              66.49%             32.52%

                         (Footnotes follow on page A-22)

                                       A-7 (cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                            ATEL Cash Distribution Fund
                                                                             Period Ended December 31,
                                                           1994               1995                1996               1997
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                            $ 264,117           $ 374,172          $ 169,765          $ 142,272
                   - gain (loss) on sales of assets          220,266              15,106             39,095             60,838
                                                      ---------------   -----------------    ---------------    ---------------
                                                             484,383             389,278            208,860            203,110

Less Operating Expenses: (1)
        Depreciation expense                                  98,835              29,324             62,028             36,917
        Amortization expense                                       -                   -                  -                  -
        Interest expense                                       5,154              12,496             15,883             11,505
        Administrative costs and reimbursements               34,380                   -                  -                  -
        Legal/Professional fees                               20,391              15,443             10,606             14,959
        Provision for losses                                       -               3,768              2,088                  -
        Provision for doubtful accounts                            -                   -                  -                  -
        Supplies                                                   -                   -                  -                  -
        Other                                                 20,697              17,552             16,712             14,962
        Management fee                                        20,359                   -                  -                  -
                                                      ---------------   -----------------    ---------------    ---------------
                                                             199,816              78,583            107,317             78,343
                                                      ---------------   -----------------    ---------------    ---------------
Net income (loss) - GAAP basis (2)                         $ 284,567           $ 310,695          $ 101,543          $ 124,767
                                                      ===============   =================    ===============    ===============

Taxable income (loss) from operations                      $ 745,274           $ 339,275          $ 193,822         $ (311,342)
                                                      ===============   =================    ===============    ===============

Cash generated by (used in) operations (3)                 $ 195,123           $ 200,234           $ 93,675          $ 114,354
Cash generated from sales                                    622,350             112,188            212,802            263,096
Cash generated from refinancing                                    -                   -                  -                  -
Cash generated from other (3)                                119,745              79,692             79,520              1,000
                                                      ---------------   -----------------    ---------------    ---------------
                                                             937,218             392,114            385,997            378,450
                                                      ---------------   -----------------    ---------------    ---------------
Less cash distributions to investors:
        From operating cash flow                             195,123             200,234             93,675            114,354
        From sales                                           622,350             112,188            142,200            298,243
        From refinancing                                           -                   -                  -                  -
        From other                                           412,143             174,165                  -              1,000
                                                      ---------------   -----------------    ---------------    ---------------
        Total distributions                                1,229,616             486,587            235,875            413,597
                                                      ---------------   -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions      $ (292,398)          $ (94,473)         $ 150,122          $ (35,147)
                                                      ===============   =================    ===============    ===============

                                                                            ATEL Cash Distribution Fund
                                                                             Period Ended December 31,
(cont.)                                                     1994               1995                1996               1997
Months of operations                                        12                 12                  12                 12


Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ 73.92             $ 33.65            $ 19.22           $ (30.88)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 28.22             $ 30.82            $ 10.07            $ 12.38
        -  Return of capital                                   94.96               17.91              13.55              29.06
                                                      ---------------   -----------------    ---------------    ---------------
                                                              123.18               48.73              23.62              41.44
                                                      ---------------   -----------------    ---------------    ---------------
Cash available for distribution, reinvested for
     investors' accounts                                      (23.66)             (18.63)             (3.62)             (9.44)
                                                      ---------------   -----------------    ---------------    ---------------
Total                                                        $ 99.52             $ 30.10            $ 20.00            $ 32.00
                                                      ===============   =================    ===============    ===============

Sources (on a cash basis)
        Sales                                                $ 50.37              $ 6.94            $ 12.06            $ 23.07
        Refinancing
        Operations                                             15.79               12.39               7.94               8.85
        Other                                                  33.36               10.77                                  0.08
                                                      ---------------   -----------------    ---------------    ---------------
        Total                                                $ 99.52             $ 30.10            $ 20.00            $ 32.00
                                                      ===============   =================    ===============    ===============
Amount invested in program equipment (cost,
   excluding acquisition fees)                           $ 2,300,024         $ 2,825,287        $ 2,296,755                $ -
Amount invested in program equipment (book value)          $ 484,971           $ 552,050          $ 234,707                $ -
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)         20.66%             25.38%              20.63%                 -

                         (Footnotes follow on page A-22)

                                      A-8(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                             ATEL Cash Distribution Fund II
                                                                               Period Ended December 31,
                                                           1988               1989                1990               1991
Months of operations                                        9                  12                  12                 12
Gross revenue - lease and other                          $ 1,001,065         $ 4,190,191        $ 8,619,546        $ 8,774,789
                   - gain (loss) on sales of assets                -                   -                  -            (31,613)
                                                      ---------------   -----------------    ---------------    ---------------
                                                           1,001,065           4,190,191          8,619,546          8,743,176

Less Operating Expenses: (1)
        Depreciation expense                                 531,855           2,579,866          5,253,869          5,546,000
        Provision for decline in value of commercial                                                                         -
           aircraft                                                -                   -          1,083,834                  -
        Provision for doubtful accounts                            -                   -                  -             30,400
        Interest expense                                      31,445             362,122          1,485,960          1,353,033
        Administrative costs and reimbursements               19,284             107,082             95,474             94,910
        Legal/Professional fees                                    -              32,022             42,748             52,281
        Other                                                  7,799              41,448             58,465             38,337
        Management fee                                        43,721             252,159            472,064            510,416
                                                      ---------------   -----------------    ---------------    ---------------
                                                             634,104           3,374,699          8,492,414          7,625,377
                                                      ---------------   -----------------    ---------------    ---------------
Net income - GAAP basis (5)                                $ 366,961           $ 815,492          $ 127,132        $ 1,117,799
                                                      ===============   =================    ===============    ===============

Taxable income (loss) from operations                     $ (588,007)       $ (3,544,620)      $ (3,583,850)      $ (2,013,494)
                                                      ===============   =================    ===============    ===============

Cash generated by (used in) operations (3)               $ 1,044,176         $ 3,639,963        $ 6,823,453        $ 6,705,095
Cash generated from sales                                        $ -                 $ -                $ -            223,447
Cash generated from refinancing                                                                                              -
Cash generated from other (3)                                100,715             147,741            400,308            488,962
                                                      ---------------   -----------------    ---------------    ---------------
                                                           1,144,891           3,787,704          7,223,761          7,417,504
Less cash distributions to investors:
        From operating cash flow                             253,760           1,986,455          4,069,920          4,561,842
        From sales                                                 -                   -                  -                  -
        From refinancing                                           -                   -                  -                  -
        From other                                                 -                   -                  -                  -
                                                      ---------------   -----------------    ---------------    ---------------
        Total distributions                                  253,760           1,986,455          4,069,920          4,561,842

                                                      ---------------   -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions       $ 891,131         $ 1,801,249        $ 3,153,841        $ 2,855,662
                                                      ===============   =================    ===============    ===============

                                                                             ATEL Cash Distribution Fund II
                                                                               Period Ended December 31,
(cont.)                                                     1988               1989                1990               1991
Months of operations                                        9                  12                  12                 12

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                     $ (96.15)          $ (158.82)         $ (101.37)          $ (56.95)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 41.91             $ 36.54             $ 3.60            $ 31.62
        -  Return of capital                                       -               53.37             112.69              98.72
                                                      ---------------   -----------------    ---------------    ---------------
                                                               41.91               89.91             116.29             130.34
Cash available for distribution, reinvested for
   investors' accounts                                         37.47               30.09              13.71               9.66
                                                      ---------------   -----------------    ---------------    ---------------
Total                                                        $ 79.38            $ 120.00           $ 130.00           $ 140.00
                                                      ===============   =================    ===============    ===============

Sources (on a cash basis)
        Operations                                           $ 79.38            $ 120.00           $ 130.00            $140.00
        Sales                                                      -                   -                  -                  -
        Refinancing                                                -                   -                  -                  -
        Other                                                      -                   -                  -                  -
                                                      ---------------   -----------------    ---------------    ---------------
        Total                                                $ 79.38            $ 120.00           $ 130.00           $ 140.00
                                                      ===============   =================    ===============    ===============
Amount invested in program equipment (cost,
   excluding acquisition fees)                           $14,664,014        $ 30,309,212       $ 48,538,987       $ 47,181,808
Amount invested in program equipment (book value)        $14,661,074        $ 28,412,251       $ 40,154,353       $ 29,983,437
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as a
   percentage of cost of all equipment purchased by the
   program) (4)                                                28.05%             57.99%              92.86%             90.26%

                         (Footnotes follow on page A-22)

                                      A-9(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                           ATEL Cash Distribution Fund II
                                                                             Period Ended December 31,
                                                           1992               1993                1994               1995
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                          $ 8,148,565         $ 6,665,582        $ 5,627,738        $ 3,191,834
                   - gain (loss) on sales of assets          111,809             184,599             (3,239)           453,960
                                                      ---------------   -----------------    ---------------    ---------------
                                                      ---------------   -----------------    ---------------    ---------------
                                                           8,260,374           6,850,181          5,624,499          3,645,794

Less Operating Expenses: (1)
        Depreciation expense                               5,285,315           4,285,373          2,963,445          1,451,193
        Provision for decline in value of commercial
           aircraft                                                -                   -
        Provision for doubtful accounts                        4,064                   -             11,616             25,972
        Interest expense                                   1,171,105             860,663            509,267            365,099
        Administrative costs and reimbursements              256,184             313,421            238,185            157,444
        Legal/Professional fees                               39,612              47,110             37,647             44,864
        Other                                                 70,316              49,725             66,324             71,101
        Management fee                                       408,421             427,874            313,115            222,936
                                                      ---------------   -----------------    ---------------    ---------------
                                                           7,235,017           5,984,166          4,139,599          2,338,609
                                                      ---------------   -----------------    ---------------    ---------------
Net income - GAAP basis (5)                              $ 1,025,357           $ 866,015        $ 1,484,900        $ 1,307,185
                                                      ===============   =================    ===============    ===============

Taxable income (loss) from operations                    $ 1,686,207         $ 2,346,733        $ 4,340,559        $ 3,101,835
                                                      ===============   =================    ===============    ===============

Cash generated by (used in) operations (3)               $ 6,601,157         $ 4,720,797        $ 3,921,897        $ 2,788,119
Cash generated from sales                                    767,749           2,643,336          2,959,549          2,304,367
Cash generated from refinancing                                    -                   -                  -                  -
Cash generated from other (3)                                698,496           1,437,114          1,311,673            875,730
                                                      ---------------   -----------------    ---------------    ---------------
                                                           8,067,402           8,801,247          8,193,119          5,968,216
Less cash distributions to investors:
        From operating cash flow                           4,927,246           4,720,797          3,921,897          2,788,119
        From sales                                                 -                   -            859,241          1,064,197
        From refinancing                                           -                   -                  -                  -
        From other                                                 -             794,270          1,311,673            875,730
                                                      ---------------   -----------------    ---------------    ---------------
        Total distributions                                4,927,246           5,515,067          6,092,811          4,728,046

                                                      ---------------   -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions     $ 3,140,156         $ 3,286,180        $ 2,100,308        $ 1,240,170
                                                      ===============   =================    ===============    ===============

                                                                           ATEL Cash Distribution Fund II
                                                                             Period Ended December 31,
(cont.)                                                     1992               1993                1994               1995
Months of operations                                        12                 12                  12                 12


Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ 47.69             $ 66.38           $ 122.79            $ 87.76
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 29.01             $ 24.50            $ 42.01            $ 36.99
        -  Return of capital                                  111.77              133.07             132.10              98.14
                                                      ---------------   -----------------    ---------------    ---------------
                                                              140.78              157.57             174.11             135.13
Cash available for distribution, reinvested for
   investors' accounts                                          9.22                2.43              (4.11)            (30.13)
                                                      ---------------   -----------------    ---------------    ---------------
Total                                                       $ 150.00            $ 160.00           $ 170.00           $ 105.00
                                                      ===============   =================    ===============    ===============

Sources (on a cash basis)
        Operations                                          $ 150.00            $ 136.96           $ 109.43            $ 61.92
        Sales                                                      -                   -              23.97              23.63
        Refinancing                                                -                   -                  -                  -
        Other                                                      -               23.04              36.60              19.45
                                                      ---------------   -----------------    ---------------    ---------------
        Total                                               $ 150.00            $ 160.00           $ 170.00           $ 105.00
                                                      ===============   =================    ===============    ===============
Amount invested in program equipment (cost,
   excluding acquisition fees)                           $41,405,356        $ 36,692,677       $ 26,755,760       $ 21,031,914
Amount invested in program equipment (book value)        $23,667,996        $ 16,204,828       $ 11,523,077        $ 7,459,980
Amount remaining invested in program equipment
   (Cost of equipment owned at end of period as a
   percentage of cost of all equipment purchased by the
   program) (4)                                                79.21%             70.20%              51.19%             40.24%

                         (Footnotes follow on page A-22)

                                      A-10(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                                     ATEL Cash Distribution Fund II
                                                                                             December 31,
                                                                              1996                1997               1998
Months of operations                                                           12                  12                 12

Gross revenue - lease and other                                              $ 1,994,161        $ 1,189,141          $ 879,740
                   - gain (loss) on sales of assets                              168,927            124,594          1,647,529
                                                                        -----------------    ---------------    ---------------
                                                                               2,163,088          1,313,735          2,527,269

Less Operating Expenses: (1)
        Depreciation expense                                                     885,426            364,425            191,489
        Provision for doubtfull accounts                                               -             17,072                  -
        Provision for losses                                                      22,221             13,097              4,994
        Interest expense                                                         237,226            115,320             41,969
        Administrative costs and reimbursements                                  132,994            127,992            123,597
        Legal/Professional fees                                                   21,173             24,303             20,930
        Other                                                                     72,138             54,154             49,779
        Management fee                                                           157,355             84,156             87,906
                                                                        -----------------    ---------------    ---------------
                                                                               1,528,533            800,519            520,664
                                                                        -----------------    ---------------    ---------------
Net income - GAAP basis (5)                                                    $ 634,555          $ 513,216        $ 2,006,605
                                                                        =================    ===============    ===============

Taxable income (loss) from operations                                        $ 2,079,449        $ 1,357,072        $ 5,173,576
                                                                        =================    ===============    ===============

Cash generated by (used in) operations (3)                                   $ 1,288,526          $ 635,243          $ 459,213
Cash generated from sales                                                      1,298,116            778,928          4,085,168
Cash generated from refinancing                                                        -                  -                  -
Cash generated from other (3)                                                    877,510            816,922            136,857
                                                                        -----------------    ---------------    ---------------
                                                                               3,464,152          2,231,093          4,681,238
Less cash distributions to investors:
        From operating cash flow                                               1,288,526            635,243            459,213
        From sales                                                                     -                  -          4,085,168
        From refinancing                                                               -                  -                  -
        From other                                                               788,922            655,877            365,512
                                                                        -----------------    ---------------    ---------------
        Total distributions                                                    2,077,448          1,291,120          4,909,893

                                                                        -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions                         $ 1,386,704          $ 939,973         $ (228,655)
                                                                        =================    ===============    ===============

                                                                                     ATEL Cash Distribution Fund II
                                                                                             December 31,
(cont.)                                                                        1996                1997               1998
Months of operations                                                           12                  12                 12


Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                          $ 58.84            $ 38.40           $ 146.38
             Recapture                                                                                  $ -                $ -
           Capital gain (loss)                                                                          $ -                $ -

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $ 17.95            $ 14.52            $ 56.78
        -  Return of capital                                                       41.42              22.38              83.54
                                                                        -----------------    ---------------    ---------------
                                                                                   59.37              36.90             140.32
Cash available for distribution, reinvested for
   investors' accounts                                                             (7.37)             (6.90)             (5.32)
                                                                        -----------------    ---------------    ---------------
Total                                                                            $ 52.00            $ 30.00           $ 135.00
                                                                        =================    ===============    ===============

Sources (on a cash basis)
        Operations                                                               $ 32.25            $ 14.76            $ 12.63
        Sales                                                                          -                  -             112.32
        Refinancing                                                                    -                  -                  -
        Other                                                                      19.75              15.24              10.05
                                                                        -----------------    ---------------    ---------------
        Total                                                                    $ 52.00            $ 30.00           $ 135.00
                                                                        =================    ===============    ===============

Amount invested in program equipment (cost,
   excluding acquisition fees)                                              $ 16,329,599       $ 11,293,265                $ -
Amount invested in program equipment (book value)                            $ 4,564,924        $ 2,740,429        $ 2,370,652
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                             31.24%              21.61%



                         (Footnotes follow on page A-22)

                                      A-11(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                                   ATEL Cash Distribution Fund III
                                                                                      Period Ended December 31,
                                                                              1990                1991               1992
Months of operations                                                           12                  12                 12

Gross revenue - lease and other                                              $ 2,130,161        $ 7,760,246       $ 12,713,280
                   - gain (loss) on sales of assets                                    -            (17,714)         1,202,188
                                                                        -----------------    ---------------    ---------------
                                                                               2,130,161          7,742,532         13,915,468

Less Operating Expenses: (1)
        Depreciation expense                                                   1,278,427          4,919,605          7,739,054
        Provision for decline in value of commercial
           aircraft                                                              623,294                  -                  -
        Interest expense                                                         482,047          1,002,520          1,186,760
        Administrative costs and reimbursements                                   70,775            239,667            542,510
        Legal/Professional fees                                                    7,600             52,746             31,691
        Other                                                                     22,898             49,198             52,629
        Management fee                                                            83,245            391,494            839,909
                                                                        -----------------    ---------------    ---------------
                                                                               1,289,859          1,735,625          2,653,499
                                                                        -----------------    ---------------    ---------------
Net income - GAAP basis (6)                                                   $ (438,125)       $ 1,087,302        $ 3,522,915
                                                                        =================    ===============    ===============

Taxable income (loss) from operations                                       $ (2,539,135)      $ (6,476,596)      $ (3,010,933)
                                                                        =================    ===============    ===============

Cash generated by (used in) operations (3)                                   $ 1,572,921        $ 6,288,997        $ 9,564,446
Cash generated from sales                                                              -                  -          4,006,080
Cash generated from refinancing                                                        -                  -                  -
Cash generated from other (3)                                                    125,093             14,587            181,746
                                                                        -----------------    ---------------    ---------------
                                                                               1,698,014          6,303,584         13,752,272
Less cash distributions to investors:
        From operating cash flow                                                 396,751          4,185,400          9,261,560
        From sales                                                                     -                  -                  -
        From refinancing                                                               -                  -                  -
        From other                                                                     -                  -                  -
                                                                        -----------------    ---------------    ---------------
        Total distributions                                                      396,751          4,185,400          9,261,560
                                                                        -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions                         $ 1,301,263        $ 2,118,184        $ 4,490,712
                                                                        =================    ===============    ===============

                                                                                   ATEL Cash Distribution Fund III
                                                                                      Period Ended December 31,
(cont.)                                                                        1990                1991               1992
Months of operations                                                           12                  12                 12



Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                        $ (282.13)         $ (200.01)          $ (40.37)
             Recapture
           Capital gain (loss) Cash distributions to investors on a GAAP basis:
        -  Investment income                                                                        $ 33.58            $ 47.23
        -  Return of capital                                                     $ 44.53              96.98              78.19
                                                                        -----------------    ---------------    ---------------
                                                                                 $ 44.53           $ 130.56           $ 125.42
                                                                        =================    ===============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                               $ 44.53           $ 130.56           $ 125.42
        Other                                                                          -                  -                  -
                                                                        -----------------    ---------------    ---------------
        Total                                                                    $ 44.53           $ 130.56           $ 125.42
                                                                        =================    ===============    ===============

Amount invested in program equipment (cost,
   excluding acquisition fees)                                              $ 28,534,220       $ 52,188,848       $ 83,423,686
Amount invested in program equipment (book value)                           $ 27,475,925       $ 44,531,829       $ 64,526,606
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                       28.64%              52.38%             83.73%

                         (Footnotes follow on page A-22)

                                      A-12(cont)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                                   ATEL Cash Distribution Fund III
                                                                                             Period Ended
                                                                                             December 31,

                                                           1993               1994                1995               1996
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                          $13,970,227        $ 14,212,777       $ 13,378,680       $ 10,565,963
                   - gain (loss) on sales of assets         (140,513)            155,497            954,115          1,143,807
                                                      ---------------   -----------------    ---------------    ---------------
                                                          13,829,714          14,368,274         14,332,795         11,709,770

Less Operating Expenses: (1)
        Depreciation expense                               8,984,502           9,734,408          9,037,450          7,051,625
        Provision for losses                                                      36,626            826,550            118,023
        Interest expense                                   1,456,147           1,395,276          1,064,823            630,450
        Administrative costs and reimbursements              468,005             340,269            300,952            245,242
        Legal/Professional fees                               58,809              60,552             59,237             38,522
        Other                                                 75,289             113,411            110,637            149,613
        Management fee                                       915,375             999,086            900,484            722,425
                                                      ---------------   -----------------    ---------------    ---------------
                                                          11,958,127          12,679,628         12,300,133          8,955,900
                                                      ---------------   -----------------    ---------------    ---------------
Income before extraordinary items                          1,871,587           1,688,646          2,032,662          2,753,870
Extrordinary gain on early extinguisment of debt                   -                   -                  -             97,608
                                                      ---------------   -----------------    ---------------    ---------------
Net income - GAAP basis (6)                              $ 1,871,587         $ 1,688,646        $ 2,032,662        $ 2,851,478
                                                      ===============   =================    ===============    ===============

Taxable income (loss) from operations                   $ (5,122,581)          $ 635,990        $ 6,281,437        $ 8,404,788
                                                      ===============   =================    ===============    ===============

Cash generated by (used in) operations (3)               $11,402,915        $ 11,400,861       $ 10,333,228        $ 8,435,426
Cash generated from sales                                    269,479             682,595          3,276,705          5,335,135
Cash generated from refinancing                                    -                   -                  -                  -
Cash generated from other (3)                                719,701           1,317,531          1,518,191          1,628,837
                                                      ---------------   -----------------    ---------------    ---------------
                                                          12,392,095          13,400,987         15,128,124         15,399,398
Less cash distributions to investors:
        From operating cash flow                           9,594,918          10,201,485         10,333,228          8,435,426
        From sales                                                 -                   -                  -                  -
        From refinancing                                           -                   -                  -                  -
        From other                                                 -                   -              4,961            777,879
                                                      ---------------   -----------------    ---------------    ---------------
        Total distributions                                9,594,918          10,201,485         10,338,189          9,213,305
                                                      ---------------   -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions     $ 2,797,177         $ 3,199,502        $ 4,789,935        $ 6,186,093
                                                      ===============   =================    ===============    ===============

                                                                                   ATEL Cash Distribution Fund III
                                                                                             Period Ended
                                                                                             December 31,

(cont.)                                                     1993               1994                1995               1996
Months of operations                                        12                 12                  12                 12


Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                     $ (68.68)             $ 8.53            $ 84.28           $ 112.76
             Recapture
           Capital gain (loss) Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 25.09             $ 22.66            $ 27.27             $38.26
        -  Return of capital                                  104.86              115.59             112.73              86.63
                                                      ---------------   -----------------    ---------------    ---------------
                                                            $ 129.95            $ 138.25           $ 140.00           $ 124.89
                                                      ===============   =================    ===============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                          $ 129.95            $ 138.25           $ 139.93           $ 114.35
        Other                                                      -                   -               0.07              10.54
                                                      ---------------   -----------------    ---------------    ---------------
        Total                                               $ 129.95            $ 138.25           $ 140.00           $ 124.89
                                                      ===============   =================    ===============    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $91,612,304        $ 87,442,745       $ 79,602,818       $ 64,700,440
Amount invested in program equipment (book value)        $63,434,911        $ 52,479,724       $ 39,107,792       $ 26,203,009
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)         91.95%             87.77%              79.90%             64.94%

                         (Footnotes follow on page A-22)

                                      A-13(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

                                   (Unaudited)

                                                                                      ATEL Cash Distribution Fund III
                                                                                               Period Ended
                                                                                               December 31,

                                                                              1997                1998               1999
Months of operations                                                           12                  12                 12

Gross revenue - lease and other                                              $ 7,610,362        $ 4,847,317        $ 1,712,222
                   - gain (loss) on sales of assets                            2,823,095          6,160,019           (369,377)
                                                                        -----------------    ---------------    ---------------
                                                                              10,433,457         11,007,336          1,342,845

Less Operating Expenses: (1)
        Depreciation expense                                                   4,560,013          2,557,024            752,327
        Provision for losses                                                     104,335             17,173                  -
        Interest expense                                                         319,415            126,982             20,756
        Administrative costs and reimbursements                                  248,250            235,984            205,136
        Legal/Professional fees                                                   31,985             25,882             22,954
        Other                                                                    174,046            110,675            142,807
        Management fee                                                           660,774            640,419            114,011
                                                                        -----------------    ---------------    ---------------
                                                                               6,098,818          3,714,139          1,257,991
                                                                        -----------------    ---------------    ---------------
Income before extraordinary items                                              4,334,639          7,293,197             84,854
Extrordinary gain on early extinguisment of debt                                       -                  -                  -
                                                                        -----------------    ---------------    ---------------
Net income - GAAP basis (6)                                                  $ 4,334,639        $ 7,293,197           $ 84,854
                                                                        =================    ===============    ===============

Taxable income (loss) from operations                                       $ 10,406,517       $ 10,556,855        $ 3,766,664
                                                                        =================    ===============    ===============

Cash generated by (used in) operations (3)                                   $ 6,535,498        $ 3,953,216          $ 779,739
Cash generated from sales                                                     10,182,310          9,580,103          3,614,285
Cash generated from refinancing                                                        -                  -
Cash generated from other (3)                                                  1,047,681            962,739            419,924
                                                                        -----------------    ---------------    ---------------
                                                                              17,765,489         14,496,058          4,813,948
Less cash distributions to investors:
        From operating cash flow                                              $6,535,498         $3,953,216          $ 779,739
        From sales                                                                35,201          5,541,168          3,614,285
        From refinancing                                                               -
        From other                                                             1,047,681            962,739         10,628,597
                                                                        -----------------    ---------------    ---------------
        Total distributions                                                    7,618,380         10,457,123         15,022,621
                                                                        -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions                        $ 10,147,109        $ 4,038,935      $ (10,208,673)
                                                                        =================    ===============    ===============

                                                                                      ATEL Cash Distribution Fund III
                                                                                               Period Ended
                                                                                               December 31,

(cont.)                                                                        1997                1998               1999
Months of operations                                                           12                  12                 12

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                         $ 139.66           $ 141.69            $ 50.56
             Recapture
           Capital gain (loss) Cash distributions to investors on a GAAP basis:
        -  Investment income                                                     $ 58.17            $ 97.89             $ 1.14
        -  Return of capital                                                       45.11              43.88             202.52
                                                                        -----------------    ---------------    ---------------
                                                                                $ 103.28           $ 141.77           $ 203.66
                                                                        =================    ===============    ===============
Sources (on a cash basis)
        Sales                                                                     $ 0.48            $ 75.12            $ 49.00
        Refinancing                                                                    -                  -                  -
        Operations                                                                 88.60              53.59              10.57
        Other                                                                      14.20              13.06             144.09
                                                                        -----------------    ---------------    ---------------
        Total                                                                   $ 103.28           $ 141.77           $ 203.66
                                                                        =================    ===============    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                                        $ 43,579,341       $ 29,610,312        $ 9,331,016
Amount invested in program equipment (book value)                           $ 13,159,990        $ 6,221,543        $ 1,086,753
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                             43.74%              29.72%             9.37%


                         (Footnotes follow on page A-22)

                                      A-14(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                   ATEL Cash Distribution Fund IV
                                                                      Period Ended December 31,

                                                           1992               1993                1994               1995
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                          $ 2,123,081        $ 10,510,289       $ 13,246,145       $ 12,973,718
                   - gain (loss) on sales of assets                -             (38,429)          (102,932)           615,042
                                                      ---------------   -----------------    ---------------    ---------------
                                                           2,123,081          10,471,860         13,143,213         13,588,760

Less Operating Expenses: (1)
        Depreciation and amortization expense              1,147,209           7,054,380          8,743,149          8,740,231
        Provision for losses                                       -                   -             34,505            679,634
        Interest expense                                      91,577              81,437          1,332,542          1,960,823
        Administrative costs and reimbursements              382,114             537,918            358,441            349,663
        Legal/Professional fees                               46,935              52,838             86,594             76,365
        Other                                                 25,988              57,575            114,376            110,466
        Management fee                                       103,510             752,950          1,060,190            872,374
                                                      ---------------   -----------------    ---------------    ---------------
                                                           1,797,333           8,537,098         11,729,797         12,789,556
                                                      ---------------   -----------------    ---------------    ---------------
Net income - GAAP basis                                    $ 325,748         $ 1,934,762        $ 1,413,416          $ 799,204
                                                      ===============   =================    ===============    ===============

Taxable income (loss) from operations                   $ (2,034,428)       $ (9,624,570)      $ (8,073,869)      $ (2,073,084)
                                                      ===============   =================    ===============    ===============

Cash generated by (used in) operations (3)               $ 3,560,891         $ 9,021,440       $ 10,366,325        $ 8,830,893
Cash generated from sales                                          -              98,752          5,648,425          2,722,954
Cash generated from refinancing                                    -                   -                  -                  -
Cash generated from other (3)                                      -             220,258          1,522,609          2,384,094
                                                      ---------------   -----------------    ---------------    ---------------
                                                           3,560,891           9,340,450         17,537,359         13,937,941
Less cash distributions to investors:
        From operating cash flow                           1,936,639           8,686,491          9,653,038          8,830,893
        From sales                                                 -                   -                  -                  -
        From refinancing                                           -                   -                  -                  -
        From other                                                 -                   -                  -            906,007
                                                      ---------------   -----------------    ---------------    ---------------
        Total distributions                                1,936,639           8,686,491          9,653,038          9,736,900
                                                      ---------------   -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions     $ 1,624,252           $ 653,959        $ 7,884,321        $ 4,201,041
                                                      ===============   =================    ===============    ===============

                                                                   ATEL Cash Distribution Fund IV
                                                                      Period Ended December 31,

(cont.)                                                     1992               1993                1994               1995
Months of operations                                        12                 12                  12                 12


Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                     $ (76.67)          $ (127.78)         $ (106.64)          $ (27.43)
             Recapture
           Capital gain (loss)                                                                                          $ 0.04

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 12.28             $ 15.86            $ 18.67            $ 10.57
        -  Return of capital                                   61.44              100.63             110.12             119.50
                                                      ---------------   -----------------    ---------------    ---------------
                                                              $73.72             $116.49            $128.79           $ 130.07
                                                      ===============   =================    ===============    ===============

Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                           $ 73.72            $ 116.49           $ 128.79           $ 117.97
        Other                                                      -                   -                  -              12.10
                                                      ---------------   -----------------    ---------------    ---------------
        Total                                                $ 73.72            $ 116.49           $ 128.79           $ 130.07
                                                      ===============   =================    ===============    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $49,603,894        $ 82,896,683       $ 88,187,291       $ 98,547,911
Amount invested in program equipment (book value)        $49,801,834        $ 69,901,953       $ 65,252,553       $ 63,967,204
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)         45.62%             76.24%              81.10%             90.63%


                         (Footnotes follow on page A-22)

                                      A-15(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                          ATEL Cash Distribution Fund IV
                                                                                    Period Ended
                                                                                    December 31,
                                                           1996               1997                1998               1999
Months of operations                                        12                 12                  12                 12

Gross revenue - lease and other                          $11,664,408         $ 8,076,530        $ 5,301,074        $ 3,903,062
                   - gain (loss) on sales of assets        1,574,946           3,203,666            719,396          6,311,690
                                                      ---------------   -----------------    ---------------    ---------------
                                                          13,239,354          11,280,196          6,020,470         10,214,752

Less Operating Expenses: (1)
        Depreciation and amortization expense              7,849,010           4,846,725          2,379,210          1,620,663
        Provision for losses                                 135,965             321,876            288,145                  -
        Interest expense                                   1,858,316             971,628            448,071            293,850
        Administrative costs and reimbursements              275,778             303,642            268,282            224,771
        Legal/Professional fees                               46,419              35,746             31,781             29,136
        Other                                                 98,471             156,841             94,243            138,323
        Management fee                                       821,328             810,055            498,180            601,404
                                                      ---------------   -----------------    ---------------    ---------------
                                                          11,085,287           7,446,513          4,007,912          2,908,147
                                                      ---------------   -----------------    ---------------    ---------------
Income before extraordinary items                          2,154,067           3,833,683          2,012,558          7,306,605
Extrordinary gain on early extinguisment of debt             112,546                   -                  -                  -
                                                      ---------------   -----------------    ---------------    ---------------
Net income - GAAP basis (6)                              $ 2,266,613         $ 3,833,683        $ 2,012,558        $ 7,306,605
                                                      ===============   =================    ===============    ===============

Taxable income (loss) from operations                    $ 1,101,252        $ 13,539,726        $ 5,093,690       $ 15,997,567
                                                      ===============   =================    ===============    ===============

Cash generated by (used in) operations (3)               $ 7,511,884         $ 5,717,928        $ 3,979,852          $ 876,351
Cash generated from sales                                  4,376,555          20,594,019          2,981,305         15,767,012
Cash generated from refinancing                                    -                   -                  -                  -
Cash generated from other (3)                              2,991,035           2,593,695          2,210,380          1,378,787
                                                      ---------------   -----------------    ---------------    ---------------
                                                          14,879,474          28,905,642          9,171,537         18,022,150
Less cash distributions to investors:
        From operating cash flow                           7,511,884          $5,717,928         $3,979,852          $ 876,351
        From sales                                                 -           2,169,677          2,981,305          8,229,048
        From refinancing                                           -                   -                  -
        From other                                         2,881,345           2,593,695          3,523,299          1,378,787
                                                      ---------------   -----------------    ---------------    ---------------
        Total distributions                               10,393,229          10,481,300         10,484,456         10,484,186
                                                      ---------------   -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions     $ 4,486,245        $ 18,424,342       $ (1,312,919)       $ 7,537,964
                                                      ===============   =================    ===============    ===============

                                                                          ATEL Cash Distribution Fund IV
                                                                                    Period Ended
                                                                                    December 31,
(cont.)                                                     1996               1997                1998               1999
Months of operations                                        12                 12                  12                 12


Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ 14.56            $ 179.03            $ 67.35           $ 211.52
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 29.97             $ 50.69            $ 26.61            $ 96.61
        -  Return of capital                                  108.83               89.31             113.39              43.39
                                                      ---------------   -----------------    ---------------    ---------------
                                                            $ 138.80            $ 140.00           $ 140.00           $ 140.00
                                                      ===============   =================    ===============    ===============

Sources (on a cash basis)
        Sales                                                                    $ 28.98            $ 39.81           $ 109.89
        Refinancing                                                                    -                  -                  -
        Operations                                          $ 100.32               76.38              53.14              11.70
        Other                                                  38.48               34.64              47.05              18.41
                                                      ---------------   -----------------    ---------------    ---------------
        Total                                               $ 138.80            $ 140.00           $ 140.00           $ 140.00
                                                      ===============   =================    ===============    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $92,543,075        $ 60,025,398       $ 53,022,506       $ 27,047,824
Amount invested in program equipment (book value)        $52,264,526        $ 27,375,489       $ 20,423,330         $8,049,422
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)         85.11%             55.20%              48.76%             24.88%


                         (Footnotes follow on page A-22)

                                      A-16(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                  ATEL Cash Distribution Fund V
                                                                          Period Ended
                                                                          December 31,
                                                           1993               1994                1995               1996
Months of operations                                        10                 12                  12                 12

Gross revenue - lease and other                          $ 2,173,205        $ 10,806,892       $ 19,951,380       $ 23,662,790
                   - gain (loss) on sales of assets                -               2,564            933,289          1,325,132
                                                      ---------------   -----------------    ---------------    ---------------
                                                           2,173,205          10,809,456         20,884,669         24,987,922

Less Operating Expenses: (1)
        Depreciation and amortization expense              1,600,628           8,135,951         14,600,474         15,351,574
        Provision for losses                                       -              34,158            987,013            255,294
        Interest expense                                      31,511              61,036          1,222,050          3,962,860
        Administrative costs and reimbursements              373,089             706,324            535,812            455,316
        Legal/Professional fees                               13,746              65,028            110,744            117,566
        Other                                                 36,269             113,981            176,847            428,631
        Management fee                                       178,583           1,013,448          1,623,818          1,725,751
                                                      ---------------   -----------------    ---------------    ---------------
                                                           2,233,826          10,129,926         19,256,758         22,296,992
                                                      ---------------   -----------------    ---------------    ---------------
Income before extraordinary items                            (60,621)            679,530          1,627,911          2,690,930
Extrordinary gain on early extinguisment of debt                   -                   -                  -            160,955
                                                      ---------------   -----------------    ---------------    ---------------
Net income - GAAP basis (6)                                $ (60,621)          $ 679,530        $ 1,627,911        $ 2,851,885
                                                      ===============   =================    ===============    ===============

Taxable income (loss) from operations                   $ (5,061,304)      $ (13,005,033)     $ (11,831,759)      $ (7,493,824)
                                                      ===============   =================    ===============    ===============

Cash generated by (used in) operations (3)               $ 1,795,722        $ 10,053,220       $ 15,800,948       $ 14,733,366
Cash generated from sales                                          -              22,572          6,930,477          5,900,451
Cash generated from refinancing                                    -                   -                  -                  -
Cash generated from other (3)                                      -           1,513,782          2,498,923          4,855,093
                                                      ---------------   -----------------    ---------------    ---------------
                                                           1,795,722          11,589,574         25,230,348         25,488,910
Less cash distributions to investors:
        From operating cash flow                             922,278           8,223,081         13,101,508         13,672,825
        From sales                                                 -                   -                  -                  -
        From refinancing                                           -                   -                  -                  -
        From other                                                 -                   -                  -
                                                      ---------------   -----------------    ---------------    ---------------
        Total distributions                                  922,278           8,223,081         13,101,508         13,672,825
                                                      ---------------   -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions       $ 873,444         $ 3,366,493       $ 12,128,840       $ 11,816,085
                                                      ===============   =================    ===============    ===============

                                                                  ATEL Cash Distribution Fund V
                                                                          Period Ended
                                                                          December 31,
(cont.)                                                     1993               1994                1995               1996
Months of operations                                        10                 12                  12                 12


Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                    $ (219.75)          $ (152.59)          $ (93.72)          $ (59.36)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                      $ 8.05            $ 12.89            $ 22.59
        -  Return of capital                                 $ 40.45               89.41              91.93              86.81
                                                      ---------------   -----------------    ---------------    ---------------
                                                             $ 40.45             $ 97.46           $ 104.82           $ 109.40
                                                      ===============   =================    ===============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                           $ 40.45             $ 97.46           $ 104.82           $ 109.40
        Other                                                      -                   -                  -
                                                      ---------------   -----------------    ---------------    ---------------
        Total                                                $ 40.45             $ 97.46           $ 104.82           $ 109.40
                                                      ===============   =================    ===============    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $34,699,207        $113,427,843      $ 161,866,626      $ 168,575,337
Amount invested in program equipment (book value)        $34,246,741        $100,762,242      $ 131,686,535      $ 125,729,656
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)         18.56%             60.66%              86.56%             90.15%


                         (Footnotes follow on page A-22)

                                      A-17(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                        ATEL Cash Distribution Fund V
                                                       Period Ended
                                                                          December 31,
                                                           1997               1998                1999
Months of operations                                        12                 12                  12

Gross revenue - lease and other                          $23,092,315        $ 20,960,261       $ 15,772,680
                   - gain (loss) on sales of assets          345,340           1,050,907          1,291,920
                                                      ---------------   -----------------    ---------------
                                                          23,437,655          22,011,168         17,064,600

Less Operating Expenses: (1)
        Depreciation and amortization expense             13,503,318          11,830,276          7,935,060
        Provision for losses                               1,801,707   (7)        55,409                  -
        Interest expense                                   3,599,776           2,738,745          2,055,475
        Administrative costs and reimbursements              405,886             422,293            355,881
        Legal/Professional fees                               94,603              60,684             54,935
        Other                                                571,546             724,155            442,298
        Management fee                                     1,647,388           1,318,373          1,022,381
                                                      ---------------   -----------------    ---------------
                                                          21,624,224          17,149,935         11,866,030
                                                      ---------------   -----------------    ---------------
Income before extraordinary items                          1,813,431           4,861,233          5,198,570
Extrordinary gain on early extinguisment of debt                   -                   -                  -
                                                      ---------------   -----------------    ---------------
Net income - GAAP basis (6)                              $ 1,813,431         $ 4,861,233        $ 5,198,570
                                                      ===============   =================    ===============

Taxable income (loss) from operations                     $ (913,120)       $ 15,903,507        $ 7,473,487
                                                      ===============   =================    ===============

Cash generated by (used in) operations (3)               $16,546,120        $ 15,715,879       $ 10,478,968
Cash generated from sales                                  3,136,926          13,675,178          5,186,472
Cash generated from refinancing                                    -                                      -
Cash generated from other (3)                              4,476,163           3,410,321          2,160,238
                                                      ---------------   -----------------    ---------------
                                                          24,159,209          32,801,378         17,825,678
Less cash distributions to investors:
        From operating cash flow                          13,744,875          14,854,419         10,478,968
        From sales                                                 -                   -          3,297,315
        From refinancing                                           -                   -                  -
        From other                                                 -                   -          1,222,943
                                                      ---------------   -----------------    ---------------
        Total distributions                               13,744,875          14,854,419         14,999,226
                                                      ---------------   -----------------    ---------------
Cash generated (deficiency) after cash distributions     $10,414,334        $ 17,946,959        $ 2,826,452
                                                      ===============   =================    ===============

                                                        ATEL Cash Distribution Fund V
                                                       Period Ended
                                                                          December 31,
(cont.)                                                     1997               1998                1999
Months of operations                                        12                 12                  12



Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                      $ (7.23)           $ 125.99            $ 59.20
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                 $ 14.51             $ 38.51            $ 41.18
        -  Return of capital                                   95.48               80.35              78.84
                                                      ---------------   -----------------    ---------------
                                                            $ 109.99            $ 118.86           $ 120.02
                                                      ===============   =================    ===============
Sources (on a cash basis)
        Sales                                                                                        $26.38
        Refinancing
        Operations                                          $ 109.99            $ 118.86            $ 83.85
        Other                                                      -                   -                  -
                                                      ---------------   -----------------    ---------------
        Total                                               $ 109.99            $ 118.86           $ 120.02
                                                      ===============   =================    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                    $163,806,646        $138,296,812      $ 121,739,054
Amount invested in program equipment (book value)       $104,863,156        $ 74,753,369        $60,548,669
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)         87.65%             73.96%              65.10%

                         (Footnotes follow on page A-22)

                                      A-18(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                 ATEL Cash Distribution Fund VI
                                                                          Period Ended
                                                                          December 31,
                                                           1995               1996                1997
Months of operations                                        12                 12                  12

Gross revenue - lease and other                          $ 6,440,218        $ 25,837,343       $ 36,458,734
                   - gain (loss) on sales of assets            3,819            (107,873)            26,431
                                                      ---------------   -----------------    ---------------
                                                           6,444,037          25,729,470         36,485,165

Less Operating Expenses: (1)
        Depreciation and amortization expense              4,976,075          19,298,500         27,596,548
        Provision for losses                                  64,892             257,814            364,852
        Interest expense                                     931,651           5,773,463          7,993,746
        Administrative costs and reimbursements              539,009             748,745            435,759
        Legal/Professional fees                               50,962             186,724             91,625
        Other                                                121,541             612,698            807,883
        Management fee                                       362,581           1,061,856          1,492,716
                                                      ---------------   -----------------    ---------------
                                                           7,046,711          27,939,800         38,783,129
                                                      ---------------   -----------------    ---------------
Net income (loss) - GAAP basis                            $ (602,674)       $ (2,210,330)      $ (2,297,964)
                                                      ===============   =================    ===============

Taxable income (loss) from operations                  $ (11,625,618)      $ (27,319,391)     $ (22,433,132)
                                                      ===============   =================    ===============

Cash generated by (used in) operations (3)               $ 4,354,020        $ 13,940,220       $ 23,899,770
Cash generated from sales                                     54,156             636,397            406,362
Cash generated from refinancing                                    -                   -                  -
Cash generated from other (3)                                195,884             501,623            685,665
                                                      ---------------   -----------------    ---------------
                                                           4,604,060          15,078,240         24,991,797
Less cash distributions to investors:
        From operating cash flow                           2,484,971           8,719,731         12,475,238
        From sales                                                 -                   -                  -
        From refinancing                                           -                   -                  -
        From other                                                 -                   -                  -
                                                      ---------------   -----------------    ---------------
        Total distributions                                2,484,971           8,719,731         12,475,238
                                                      ---------------   -----------------    ---------------
Cash generated (deficiency) after cash distributions     $ 2,119,089         $ 6,358,509       $ 12,516,559
                                                      ===============   =================    ===============

                                                                 ATEL Cash Distribution Fund VI
                                                                          Period Ended
                                                                          December 31,
(cont.)                                                     1995               1996                1997
Months of operations                                        12                 12                  12

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                    $ (364.88)          $ (346.74)         $ (177.67)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income
        -  Return of capital                                 $ 78.78             $ 92.53            $ 99.80
                                                      ---------------   -----------------    ---------------
                                                             $ 78.78             $ 92.53            $ 99.80
                                                      ===============   =================    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                           $ 78.78             $ 92.53            $ 99.80
        Other                                                      -                   -                  -
                                                      ---------------   -----------------    ---------------
        Total                                                $ 78.78             $ 92.53            $ 99.80
                                                      ===============   =================    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                     $98,036,611        $204,553,244      $ 206,090,008
Amount invested in program equipment (book value)        $92,802,029        $185,510,097      $ 158,856,251
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)         47.07%             98.21%              98.95%

                         (Footnotes follow on page A-22)


                                      A-19(cont.)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                           ATEL Cash Distribution Fund VI
                                                                                Period Ended
                                                                                               December 31,
                                                                              1998                1999
Months of operations                                                           12                  12

Gross revenue - lease and other                                             $ 35,362,991       $ 34,138,161
                   - gain (loss) on sales of assets                              786,070            262,067
                                                                        -----------------    ---------------
                                                                              36,149,061         34,400,228

Less Operating Expenses: (1)
        Depreciation and amortization expense                                 26,193,147         22,710,097
        Provision for losses and doubtful accounts                                97,528          5,396,281
        Interest expense                                                       6,557,551          4,783,105
        Administrative costs and reimbursements                                  427,872            397,125
        Legal/Professional fees                                                   74,390             65,918
        Other                                                                    693,512            776,273
        Management fee                                                         1,394,138          1,178,105
                                                                        -----------------    ---------------
                                                                              35,438,138         35,306,904
                                                                        -----------------    ---------------
Net income (loss) - GAAP basis                                                 $ 710,923         $ (906,676)
                                                                        =================    ===============

Taxable income (loss) from operations                                       $ (3,932,316)       $ 3,551,441
                                                                        =================    ===============

Cash generated by (used in) operations (3)                                  $ 24,079,438       $ 23,773,594
Cash generated from sales                                                      3,357,017          1,802,696
Cash generated from refinancing                                                        -                  -
Cash generated from other (3)                                                    428,622            255,610
                                                                        -----------------    ---------------
                                                                              27,865,077         25,831,900
Less cash distributions to investors:
        From operating cash flow                                              12,500,645         13,058,314
        From sales                                                                     -                  -
        From refinancing                                                               -                  -
        From other                                                                     -                  -
                                                                        -----------------    ---------------
        Total distributions                                                   12,500,645         13,058,314
                                                                        -----------------    ---------------
Cash generated (deficiency) after cash distributions                        $ 15,364,432       $ 12,773,586
                                                                        =================    ===============


                                                                           ATEL Cash Distribution Fund VI
                                                                                Period Ended
                                                                                               December 31,
(cont.)                                                                        1998                1999
Months of operations                                                           12                  12

Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                         $ (31.14)           $ 28.13
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                      $ 5.63            $ (7.18)
        -  Return of capital                                                       94.37             111.65
                                                                        -----------------    ---------------
                                                                                $ 100.00           $ 104.47
                                                                        =================    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                              $ 100.00           $ 104.47
        Other                                                                          -                  -
                                                                        -----------------    ---------------
        Total                                                                   $ 100.00           $ 104.47
                                                                        =================    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                        $199,708,088      $ 192,691,365
Amount invested in program equipment (book value)                           $129,566,007       $ 99,946,381
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                             95.89%              92.52%


                         (Footnotes follow on page A-22)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                December 31, 1999
                                   (Unaudited)

                                                                                   ATEL Capital Equipment Fund VII
                                                                                             Period Ended
                                                                                             December 31,
                                                                              1997                1998               1999
Months of operations                                                           12                  12                 12

Gross revenue - lease and other                                              $ 7,370,229       $ 35,399,754       $ 38,849,918
                   - gain (loss) on sales of assets                                3,752          1,795,336            784,853
                                                                        -----------------    ---------------    ---------------
                                                                               7,373,981         37,195,090         39,634,771

Less Operating Expenses: (1)
        Depreciation and amortization expense                                  5,847,827         22,861,169         24,868,782
        Provision for losses and doubtful accounts                                74,277             56,955          6,779,040
        Interest expense                                                         714,701          5,473,480          6,082,904
        Administrative costs and reimbursements                                  645,437          1,056,746            556,577
        Legal/Professional fees                                                   90,305            151,183            146,794
        Other                                                                    380,821            756,971          1,467,738
        Management fee                                                           358,846          1,559,090          1,892,306
                                                                        -----------------    ---------------    ---------------
                                                                               8,112,214         31,915,594         41,794,141
                                                                        -----------------    ---------------    ---------------
Net income (loss) - GAAP basis                                                $ (738,233)       $ 5,279,496       $ (2,159,370)
                                                                        =================    ===============    ===============

Taxable income (loss) from operations                                       $ (7,867,498)     $ (26,502,705)     $ (30,943,906)
                                                                        =================    ===============    ===============

Cash generated by (used in) operations (3)                                   $ 6,061,438       $ 21,650,163       $ 29,817,476
Cash generated from sales                                                        130,413          4,742,122          2,469,199
Cash generated from refinancing                                                        -                  -                  -
Cash generated from other (3)                                                    232,472          2,345,113          3,406,564
                                                                        -----------------    ---------------    ---------------
                                                                               6,424,323         28,737,398         35,693,239
Less cash distributions to investors:
        From operating cash flow                                               2,684,635          9,798,122         14,977,030
        From sales                                                                     -                  -                  -
        From refinancing                                                               -                  -                  -
        From other                                                                     -                  -                  -
                                                                        -----------------    ---------------    ---------------
        Total distributions                                                    2,684,635          9,798,122         14,977,030
                                                                        -----------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions                         $ 3,739,688       $ 18,939,276       $ 20,716,209
                                                                        =================    ===============    ===============

                                                                                   ATEL Capital Equipment Fund VII
                                                                                             Period Ended
                                                                                             December 31,
(cont.)                                                                        1997                1998               1999
Months of operations                                                           12                  12                 12
Tax and distribution data per $1,000 limited partner investment:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                                        $ (230.41)         $ (228.48)         $ (190.87)
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                                                        $ 45.51           $ (13.32)
        -  Return of capital                                                     $ 79.42              45.81             113.19
                                                                        -----------------    ---------------    ---------------
                                                                                 $ 79.42            $ 91.32            $ 99.87
                                                                        =================    ===============    ===============
Sources (on a cash basis)
        Sales
        Refinancing
        Operations                                                               $ 79.42            $ 91.32            $ 99.87
        Other                                                                          -
                                                                        -----------------    ---------------    ---------------
        Total                                                                    $ 79.42            $ 91.32            $ 99.87
                                                                        =================    ===============    ===============

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                        $149,409,976      $ 268,896,594      $ 279,610,891
Amount invested in program equipment (book value)                           $101,284,861      $ 204,329,984      $ 183,993,816
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                            51.92%              98.38%             97.17%


                         (Footnotes follow on page A-22)

                                      A-21(cont.)

FOOTNOTES:

(1) Operating expenses include reimbursements to the corporate general partner as follows:

                 ATEL Cash    ATEL Cash      ATEL Cash     ATEL Cash     ATEL Cash       ATEL Cash   ATEL Capital
 Year ended     Distribution Distribution  Distribution   Distribution  Distribution   Distribution   Equipment
December 31,        Fund       Fund II       Fund III       Fund IV        Fund V         Fund VI      Fund VII
            1986      $ 100
            1987     15,100
            1988     21,500      $ 3,000
            1989     32,201       86,234
            1990     37,163       95,474      $ 70,775
            1991     48,195       71,289       239,667
            1992    126,664      256,184       542,510      $ 382,114
            1993    140,984      313,421       468,005        537,918     $ 373,089
            1994     34,380      238,185       340,269        358,441       706,324
            1995          -      157,444       300,952        349,663       535,812      $ 539,009
            1996          -      132,994       245,242        275,778       455,316        748,745
            1997          -      127,992       248,250        303,642       405,886        435,759     $ 645,437
            1998          -      123,597       235,984        268,282       422,293        427,872     1,056,746
            1999          -            -       205,136        224,771       355,881        397,125       556,577
                ------------ ------------  ------------  -------------  ------------  -------------  ------------
                  $ 456,287  $ 1,605,814   $ 2,896,790    $ 2,700,609   $ 3,254,601    $ 2,548,510   $ 2,258,760
                ============ ============  ============  =============  ============  =============  ============

(2) A portion of the equipment owned by the Partnership is accounted for under the direct financing method. Income under direct financing leases is reported on the financing method where the income portion of each rental payment is calculated so as to generate a constant rate of return on the outstanding net investment. The effect is to recognize decreasing amounts of income in later periods as the net investment declines. Net income was also negatively impacted in 1990 by necessity for a provision for doubtful accounts. Prior to 1990, there had been no such need. The decrease in net income from 1988 to 1989 and from 1989 to 1990 is due to increasing debt levels and interest expense. The decrease from 1992 to 1993 is due to decreased lease revenues. Revenues have declined as equipment leases have expired and as the related assets have been sold.

(3) Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases. In the partnerships' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.

(4) The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.

(5) Net income decreased from 1989 to 1990 due to the provision for decline value of commercial aircraft ($1,083,834) included in net income in 1990. Excluding the effect of that provision, net income per $1,000 invested would have been $34.60. The results in 1990 are also effected by higher depreciation rates used for more recent equipment purchases, resulting in increased depreciation expense compared to lease revenues. The remaining amount of the changes from 1988 to 1989 and from 1989 to 1990 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

(6) Net income increased from 1990 to 1991 due to the provision for decline value of commercial aircraft ($623,294) included in net income in 1990. The remaining amount of the changes from 1990 to 1991 and from 1991 to 1992 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

(7) In January 1998, Pegasus Gold, one of the Partnership's lessees, filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The Partnership determined that certain of the assets under this direct financing lease were impaired at December 31,1997. The Partnership's provision for losses and impairments for 1997 includes a reserve for the estimated credit exposure (approximately $1,200,000) related to the remaining lease assets.

                                    TABLE IV
                          RESULTS OF COMPLETED PROGRAMS
                                December 31, 1999
                                   (Unaudited)

Program name:                                          ATEL Cash Distribution  ATEL Cash Distribution
                                                              Fund                       Fund II


Dollar amount of equity raised:                                $ 10,000,000        $ 35,000,000

Assets purchased (see Table 5 for detail listings):            $ 11,133,679        $ 52,270,536

Date of Closing of Offering:                              December 18, 1987     January 3, 1990

Date of first sale of property:                                 May 1, 1989        July 1, 1994

Date of final sale of property:                           December 31, 1997   December 31, 1998

Taxand distribution data per $1,000 limited partner  investment through December
   31, 1998:
        Federal Income Tax Results:
           Ordinary income (loss):
             Operations                                            $ 192.40            $ 154.95
             Recapture
           Capital gain (loss)

Cash distributions to investors on a GAAP basis:
        -  Investment income                                       $ 244.89            $ 335.43
        -  Return of capital                                         876.14              887.20
                                                         -------------------  ------------------
                                                                   1,121.03            1,222.63
Cash available for distribution, reinvested for
     investors' accounts                                              89.05               48.75
                                                         -------------------  ------------------
Total                                                            $ 1,210.08          $ 1,271.38
                                                         ===================  ==================

Sources (on a cash basis)
        Sales                                                      $ 136.03            $ 159.92
        Refinancing
        Operations                                                   969.59              987.33
        Other                                                        104.46              124.13
                                                         -------------------  ------------------
        Total                                                    $ 1,210.08          $ 1,271.38
                                                         ===================  ==================

                                     TABLE V
                            ACQUISITION OF EQUIPMENT
                                BY PRIOR PROGRAMS

The following is a summary of Equipment acquisitions and Lessees by the seven prior publicly-registered programs sponsored by ATEL Financial Corporation and its affiliates. Information concerning the prior programs' Equipment acquisition is current through June 30, 1999.

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
ATEL Cash Distribution Fund
Acushnet Company                      Office Information      Jan-87       $ 134,246          $ 6,041                 60       FP
                                        Systems
Alachua General Hospital, Inc.   7    Medical                 Jan-89         628,632           28,288                 36       OL
American Motors Corporation           Lift Trucks             Oct-87         622,632           28,018                 48       OL
                                    to Jan-88
Anaheim Memorial Hospital             Medical                 Jan-88         779,613           35,083    48.07%       60       FP
Campbell Soup Company                 Lift Trucks             Mar-87         317,500           14,288                 84       FP
Colour Graphics Corporation      8    Printing                Jan-87         222,520           10,013    80.75%       84       FP
Enron Corp.                           Office Information      Aug-88         244,488           11,002                 36       FP
                                         Systems
Financial News Network, Inc.     9    Studio and Broadcasting Apr-90         909,735           26,183                 36       FP
GAF Corporation                  10   Manufacturing           Oct-88         512,208           23,049                 60       FP
GAF Corporation                       Lift Trucks             Oct-87         439,866           19,794                 60       OL
Galardi Group, Inc.                   Restaurant Furnitue and Jul-94         247,000                -                 48       FP
                                         Fixtures
Hartford Insurance Group              Communication           Mar-88          89,236            4,016                 60       FP
Imperial Plastics, Inc.          11   Manufacturing           Sep-87         526,270           23,682    69.63%       84       FP
                                    to Apr-88
Martin Marietta Corporation           Communication           May-88         425,670           19,155                 48       OL
Nord Kaolin Company            12, 13 Mining, Processing      Jul-87         358,710           16,734                60-62     FP
                                    to Jan-88
Nord Sil-Flo Company           12, 13 Material Handling       Aug-89          28,113              673    86.27%       60       FP
                                    to Jan-88
Polaroid Corporation                  Office Information      Jan-87          36,190            1,629                 59       FP
                                         Systems
Putnam County Hospital                Medical                 May-88         110,000            4,950                 60       FP
Rohr Industries, Inc.                 Motor Vehicle           Apr-88         327,240           14,726                36-84   FP, OL
                                    to Oct-88
Teledyne Industries, Inc.        14   Lift Trucks             Jan-88       1,653,596           74,412                36-84   FP, OL
                                    to Oct-89
The Dow Chemical Company              Motor Vehicle           May-88         217,908            9,805    74.86%       50       FP
Treasure Chest Advertising
   Company                       15   Printing                Apr-87         498,746           22,444    97.79%       60       FP
TRW, Inc.                             Communication           Apr-89         320,657           14,430                 36       OL
United Technologies                   Office Information      Jan-87          74,115            3,335                 48       FP
   Corporation, Pratt &                  Systems
   Whitney Aircraft Group
Vista Chemical Company                Railroad Rolling Stock  Mar-88         850,000           38,250    53.45%       60       FP
Vista Chemical Company                Railroad Rolling Stock, Apr-93         350,000                -                 60       OL
                                         Improvements
WSMP, Inc.                            Food Processing         Jul-95         208,788                -    98.47%       60       FP
                                         Equipment
                                                                     ---------------- ----------------
                              ATEL Cash Distribution Fund total:         $11,133,679        $ 450,000

                                                                     ================ ================

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
ATEL Cash Distribution Fund II
A.O. Smith Corporation                Office Information      Jul-89       $ 873,480          $ 5,878    11.59%      36-59     FP
                                    to Feb-91
                                         Systems, Lift
                                         Trucks
Addwest Gold, Inc.               16   Mining                  Oct-88       1,100,717           52,284                 60       FP
Alachua General Hospital, Inc.   7    Medical                 Jan-89       1,257,263           59,720                 36       OL
American Express Company              Manufacturing           May-89         276,775           13,147                 48       FP
American President Trucking      17   Tractors                Sep-88       2,890,840          137,315                 84       FP
   Co., Ltd.
Bristol-Myers Squibb Company          Office Furniture        Jul-92         324,310                -                 24       OL
Buffalo & Pittsburgh Railroad         Locomotive              Nov-93         108,127                -                 37       FP
Campbell Soup Company                 Lift Trucks             Aug-88         350,772           16,662                 84       FP
Chesebrough-Pond's Inc.               Lift Trucks             Jun-90         201,452                -                48-50     FP
Chrysler Corporation                  Material Handling       Dec-93         103,620                -                 12       OL
Colour Graphics Corporation           Computer System         Oct-88          33,805            1,606                 60       FP
Cooper Tire & Rubber Company          Lift Trucks             Jan-89         576,326           27,375                 84       FP
Delnor Community Hospital             Medical                 Jul-88         449,956           21,373                 36       OL
DJ Aerospace (Bermuda), Ltd.          Executive Aircraft      Jul-94         810,000                -                 36       OL
Emanuel Hospital & Health             Helicopter              Oct-88       2,247,765          106,769    79.58%       144      FP
   Center
Financial News Network, Inc.   9, 18  Studio and              Apr-90         640,544           29,815                 36       FP
                                         Broadcasting
Fingerhut Corporation                 Binding, Printing       Jan-89       1,441,690           68,481                 60       FP
                                    to Mar-89
FMC Gold Company                      Material Handling       Apr-90         761,129           36,154                 36       OL
GAF Corporation                       Manufacturing           Oct-88         682,310           32,410                 60       FP
                                    to Apr-88
Galardi Group, Inc.                   Restaurant Furniture    Jul-94         507,000                -                 48       FP
                                         and Fixtures
General Motors Corporation            Video Projectors        Jan-94          58,644                -                 36       OL
Home Life Insurance Company           Office Furniture/Lift   Dec-88         425,658           20,219                 60       FP
                                         Trucks/Binding
Hudson Foods, Inc.                    Food Processing         Dec-89       2,713,115          128,872    65.91%      57-59     FP
Inland Steel Company                  Scientific Measuring    Sep-89         417,000           19,808                 54       FP
International Paper Company      19   Delivery Trucks         Jul-88       1,281,761           60,884                36-60   FP, OL
KeyCorp                               Office Furniture,       Jul-89       1,618,337           76,870    40.09%      53-55     FP
                                         Automated Teller
                                         Machines
Koppers Industries, Inc.              Material Handling       Jun-90         639,120                -                 60       FP
Liggett Group, Inc.              20   Manufacturing           Dec-88         648,577           30,807                 56       FP
Midway Airlines, Inc.            21   Commercial Aircraft     Jun-90       4,592,040                -    68.85%       102      FP
National Semiconductor                Manufacturing           Apr-89         728,000           34,580                 56       FP
   Corporation
National Steel Corporation            Material Handling       May-89         606,153           28,792    87.63%       81       FP
National Union Electric          22   Communication           Apr-89         459,893           21,845                 60       FP
   Corporation
Nissan Motor Corporation              Office Information      Jul-88         219,187           10,411                 48       FP
   In USA                                Systems
NMCS, Inc. , d/b/a National      23   Office Furniture        Apr-88         599,001           28,452                 60       FP
   Medical Group Services, Inc.
Nord Kaolin Company              12   Drilling                Apr-89         292,799           13,908                 60       FP
Owens Corning Fiberglas               Material Handling       Jul-89       1,689,012           42,404    39.57%      36-84   FP, OL
   Corporation                                                to Oct-90
Quaker Coal Company              24   Tractor                 Apr-94         558,301                -                 24       OL
Regents of the University of          Communication           Dec-88          80,386            3,818                 60       FP
   California
Rocky Mountain                   25   Medical Aircraft        Nov-89       2,150,000          102,125    81.86%       84       FP
   Helicopters, Inc.
Rohr Industries, Inc.                 Motor Vehicles          Jan-89         749,291           33,835                36-84     FP
                                    to Jan-90

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
Sebastiani Vineyards, Inc.            Production Line,        Jan-90       2,818,067           29,362    79.98%      60-84     FP
                                         Wine Barrels         to Jan-91
Shell Mining Company             26   Mining                  Jul-90       3,736,965          104,055    21.46%      60-84     FP
Sherwood Rehabilitation          27   Medical Furniture/      Oct-90       1,814,036                -    97.36%       87       FP
   Hospital, Inc.                        Fixtures & Eqt.
South Dade Nursing Home Ltd.     27   Physical Therapy &      Jul-90          36,676                -                 60       FP
                                         Exercise Eqt.
St. Luke's-Roosevelt Hospital         Medical Furniture/      Feb-90       1,075,795           50,428    84.68%      34-39     OL
   Center                                Fixtures & Eqt.
The Budd Company                      Material Handling       May-90       1,099,014                -    75.09%      55-80     FP
                                    to Jun-90
The Dow Chemical Company              Material Handling       Jun-88       1,532,061           72,773    74.86%       50       OL
Treasure Chest Advertising            Printing Press          Apr-93         850,000                -    95.59%       60       FP
   Company
Treasure Chest Advertising            Printing Equipment      Feb-94         233,000                -                 60       FP
   Company
USX Corporation                       Haul Trucks             Dec-89       2,910,766          138,261    83.41%       60       FP
                                                                     ---------------- ----------------
                               ATEL Cash Distribution Fund II total:     $52,270,536      $ 1,661,498
                                                                     ================ ================




                                      A-25(cont.)

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
ATEL Cash Distribution Fund III
A.O. Smith Corporation                Material Handling       Feb-91       $ 451,902         $ 21,465                 60       FP
Alachua General Hospital, Inc.        Medical                 Oct-92       2,074,989                -                 36       OL
Alachua General Hospital, Inc.        Medical                 Apr-95          80,500                -    0.00%        18       FP
Alumina Partners of Jamaica      28   Earth Moving            Jun-93       2,057,133                -                 60       FP
American President Trucking           Tractors and Trailers   Mar-90       4,859,181          230,811    68.08%      77-84     FP
   Co., Ltd.                                                  to Aug-90
AMOCO Corporation                     Trailers                May-94         523,805                -    85.88%       66       FP
ARR, Inc.                      29, 30 Corporate Aircraft      Oct-92       5,275,000                -                 84       OL
Barney's, Inc.                   31   Retail Store Furniture  Oct-93       2,041,222                -    60.04%       60       FP
                                         and Fixtures
Buffalo & Pittsburgh                  Locomotives             Nov-93         792,657                -                 37       FP
   Railroad Company
Carrier Corporation                   Lift Trucks             Jul-90         108,062            5,133                 55       FP
Carrier Corporation                   Lift Trucks             Jul-90         533,950           25,363                 53       FP
                                    to Aug-90
Dean Foods Company                    Trailers                Nov-90       1,213,190           57,627                75-84     FP
                                    to Apr-91
Fingerhut Corporation                 Offset Printing Press   Apr-91       1,303,078           61,896                 85       FP
Fingerhut Corporation                 Printing                Oct-91       2,074,915           14,464    48.47%      84-85     FP
                                    to Oct-92
FMC Gold Company                      Haul Truck              Jul-90         534,828           25,404                 48       OL
Fred Meyer, Inc.                      Point-of-Sale           Oct-90       6,343,897          301,335    63.93%       58       FP
General American Life                 Office Furniture        Jan-93       1,611,278           76,536                 84       FP
   Insurance
H.E. Butt Grocery Company             Tractors and Trailers   Jan-93       2,112,747                -                60-84    OL/FP
Ingersoll International, Inc.         Communication System    Dec-90         277,017           13,158                 60       FP
Kelly-Springfield                     Material Handling       Apr-92         127,834            6,072                 60       FP
   Tire Company                                               to Jul-92
Koppers Industries, Inc.              Material Handling       Oct-90         402,722           19,129                 60       FP
Kraft General Foods, Inc.             Lift Trucks             May-91       1,621,541           77,023                48-72     FP
                                    to Nov-91
Midway Airlines, Inc.            21   Commercial Aircraft     Jul-90       2,296,020          109,061    68.85%       102      FP
Mobil Oil Corporation                 Material Handling       Jul-92          70,256            1,173                 36       OL
Mobil Oil Corporation                 Electric Golf Carts     Nov-93         280,119                -                 36       OL
Nord Kaolin Company              32   Materials Processing    Sep-90         391,116           18,578                 60       FP
Ohio Coal Company                33   Mining                  Apr-92      10,630,130          504,931    84.48%      51-84    OL/FP
Pepsico, Inc., d/b/a/ PFS             Material Handling       Jul-90         539,330           25,618    45.63%      58-72     FP
                                    to Sep-90
Pilgrim's Pride Corporation           Food Processing         Nov-90       3,619,095          171,907                 59       FP
Pittston Coal Group              34   Mining                  Jul-92       5,810,941          276,020    75.71%       60       FP
Portland General Electric        35   Power Generation        Jun-90       2,710,359          128,742    70.25%       101      OL
   Company
PSI Energy, Inc.                      Earth Moving            Aug-90         842,013           39,996                 72       FP
Quaker Coal Company                   Mining                  Jan-94       5,808,385                -                 60       OL
Reliance Insurance Company            Office Furniture        Jul-92       1,222,297           50,135    51.90%       60       FP
Rohr Industries                       Motor Vehicle           Oct-95          37,244                -                 36       OL
Shell Mining Company                  Haul Trucks             Jan-92       3,167,443          150,454    65.64%      60-84     FP
Stone Container Corporation           Material Handling       Nov-90       2,975,000          141,313    34.40%      26-57     OL
Teledyne Industries, Inc.             Lift Trucks             Feb-91         116,476            5,533                 39       OL
Terex Corporation                     Manufacturing           Apr-91         291,455           13,845                 84       FP
The Dow Chemical Company              Material Handling       Nov-90       4,504,918          195,358    68.68%      53-60    OL/FP
                                    to Dec-92
The Helen Mining Company         36   Mining Shields          Jul-91       5,270,314          250,340                 60       FP
The Pillsbury Company                 Harvesting              Jan-93       2,327,946          110,577    59.93%       60       OL
Treasure Chest Advertising            Flying High Speed       Apr-93         239,171                -                 87       FP
   Company                               Paster
Treasure Chest Advertising            Printing Stackers       Oct-95         139,600                -                 84       FP
   Company
Truck-Lite Company, Inc.         36   Project Line            Oct-91       6,875,715          308,441    81.76%      69-84     FP
                                    to Jan-93
USS/Kobe Steel Company           37   Lift Trucks             Sep-91         408,410           19,399                36-60    OL/FP
                                    to Nov-91
Utilicorp United, Inc.           38   Power Generation        Sep-91       1,086,934           51,629    75.65%       105      FP
Wal-Mart, Inc.                        Trailers / Forklifts    May-94         490,255                -    95.09%      20-38    OL/FP
West Penn Power Company               Storage Tanks           Sep-91       1,057,551           50,234    97.86%       87       FP
                                                                     ---------------- ----------------
                         ATEL Cash Distribution Fund III total:          $99,629,941      $ 3,558,700
                                                                     ================ ================


                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
ATEL Cash Distribution Fund IV
ARR, Inc.                      29, 30 Corporate Aircraft       Oct-92     $9,635,969        $ 337,259                 84       OL
                                    to Dec-92
ATS, Automatic Tooling Systems        Machine Tools            Mar-95        434,904          123,410    86.98%       60       FP
ATS, Automatic Tooling Systems        Machine Tools            Mar-95        175,974            6,545    86.98%       60       FP
Barney's, Inc.                   31   Retail Store             Oct-93      2,353,608           82,376    60.05%       60       FP
                                         Furniture and
                                         Fixtures
Buffalo & Pittsburgh Railroad         Locomotives              Nov-93        849,216           29,723                 37       FP
Burlington Air Exress                 Materials Handling       Apr-95        622,663           21,793    78.25%       84       FP
Burlington Air Exress                 Materials Handling       Jul-95        505,325                -    80.23%       84       FP
Burlington Northern Railroad     39   Locomotives              Jan-93      7,950,000          278,250                 24       OL
   Company
Chrysler Corporation                  Tractors & Trailers      Dec-93      3,253,000          113,855    84.13%      71-72     FP
Clinchfield Coal Company              Drill, Endloader,        Jan-94        985,203           34,482    65.79%    73.5-91.5   FP
                                         Diesel Generator
DJ Aerospace (Bermuda), Ltd.          Executive Aircraft       Jul-94      1,890,000           66,150                 36       OL
Federal Paper Board Co., Inc.         Office Equipment         Jul-95         77,950                -                 36       FP
Foodmaker, Inc.                       Restaurant Furniture     Oct-94      2,651,356           92,797                 60       FP
                                         and Fixtures          to Jan-95
Galardi Group, Inc.                   Restaurant Furniture     Jul-94        546,000           19,110                 48       FP
                                         and Fixtures
GE Industrial & Power Systems         Office Automation        Mar-95        138,130            4,835                 36       FP
GE Industrial & Power Systems         Machine Center           Jun-95        457,670                -                 84       FP
H.E. Butt Grocery  Company            Trailers                 Oct-92      5,709,369          199,828    72.48%      60-84    OL/FP
                                    to Jan-93
H.E. Butt Grocery  Company            Trailers                 Jun-93      1,404,302           49,151    75.71%       84       FP
Holston Mining, Inc.             40   Endloader, Dozer         Jan-94        584,617           20,462                 91.5     FP
Kraft General Foods, Inc.             Tractors                 Dec-93        964,315           33,751    71.69%       31       FP
Liquid Carbonic Industrial/      41   Air Separation Plant     Dec-93      9,500,897          332,531    54.21%       99       FP
   Medical Corporation
Midwest Power Systems, Inc.           Coal Hopper Cars         Jan-93      2,240,000           78,400    28.36%       36       OL
Mobil Oil Corporation                 Tractors/Construction    Oct-92      2,760,175           95,786                27-60     OL
                                         /Earth Moving         to Apr-94
Nabisco, Inc.                         Office Automation        Aug-95        337,594                -                 36       FP
National Steel Corporation            Construction Equipment   Jan-95      2,208,510           77,298    76.55%      60-84     FP
National Steel Corporation            Construction Equipment   Apr-95      3,675,997           83,148    88.15%      85-91     FP
Omnicom Group Inc.                    Office Automation        Oct-95        901,849                -                 36       FP
Omnicom Group Inc.                    Computers & Related      Aug-96         32,599                -                 36       FP
                                         Equipment
Paramount Coal Corporation       40   Drill, Dozer             Jan-94        595,800           20,853    65.79%    61.5-91.5  FP
Pepsico, Inc.                         Materials Handling       Jan-94        146,926            5,142                48-60    OL/FP
Pepsico, Inc.                         Materials Handling       Jul-93        458,017           16,031                48-60    OL/FP
                                    to Sep-93
Pittston Coal Group              34   Mining                   Jul-92        846,883           29,641    78.76%       60       FP
Pittston Coal Group              34   Mining                   Mar-95        819,349           28,677    65.79%       60       FP
Quaker Coal Company              24   Rail Car Mover           Nov-95        263,984                -                 48       FP
Rochelle Coal Company            42   Mining                   Jan-93      6,303,701          220,630    70.34%       84       FP
Sebastiani Vineyards, Inc.            Wine Barrels             Apr-94        189,855            6,645                 60       FP
Sebastiani Vineyards, Inc.            Wine Barrels             Apr-95        180,253            6,309                 60       FP
Sebastiani Vineyards, Inc.            Wine Barrels             Apr-94        454,721           15,915                 36       FP
                                    to Jul-94
Signature Flight Support              Air Support Equipment    Jan-95      1,142,400           39,200                 84       FP
   Corporation
Tarmac America, Inc.             43   Crawler Dozer, Wheel     Aug-94        385,443           13,491    75.64%      60-84     FP
                                         Loader
Tarmac America, Inc.             43   Construction Equipment   Jan-95        210,438            7,365    80.90%       84       FP
Tarmac America, Inc.             43   Construction Equipment   Jul-95      1,309,300                -    79.82%       97       FP
                                    to Aug-95

                                      A-27

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
ATEL Cash Distribution Fund IV
TASC, Inc.                            Office Automation        Jan-95        131,008            4,585                 36       FP
TASC, Inc.                            Office Automation        Oct-95        601,701                -                 36       FP
                                    to Apr-96
The Dow Chemical Company              Material Handling,       Dec-92      2,221,228           77,743    74.80%      60-84     FP
                                         Research
The Dow Chemical Company              Research                 Feb-93        102,149            3,575    87.94%       60       FP
The Dow Chemical Company              Boom Lift                May-93         66,900            2,342    75.81%       60       FP
The Helen Mining Company         36   Mining                   Jan-92      3,816,507          133,578    32.62%       60       FP
                                    to May-92
The Kendall Company                   Office Automation        Nov-94        166,835            5,839                 36       FP
The Kendall Company                   Office Automation        Jan-95         86,108            3,014                 36       FP
The Kendall Company                   Office Automation        Apr-95        434,705           15,071                 36       FP
The Kendall Company                   Office Automation        Oct-95        568,370                -                24-36     FP
                                    to Jan-96
The Stop & Shop Supermarket           Bakery Labeling          Feb-96        368,500                -                 60       FP
   Company                               Machines
Trans Ocean Container            44   Intermodal Containers    Oct-93      3,001,930          105,068                 120      FP
   Corporation
Treasure Chest Advertising            Bin Stackers and         Dec-93        753,419           26,370                84-86     FP
   Company                               Trimmers              to Apr 94
Treasure Chest Advertising            Printing Press           Dec-93      3,478,749          121,756    88.28%       84       FP
   Company
Treasure Chest Advertising            Printing Press &         Aug-93      2,075,000           72,625    89.99%       66       FP
   Company                               Associated Equipment
Treasure Chest Advertising            Printing Press &         Feb-95        511,907           17,917                 84       FP
   Company                               Associated Equipment
Union Pacific Corporation             Intermodal               Jan-93      1,453,096           50,858    46.85%       60       OL
Union Tank Car Company                Rail                     Sep-92      6,460,600          225,666    23.25%      25-51     OL
                                    to Oct-92
USS/Kobe Steel Company           37   Materials Handling       Jul-94         35,920            1,257                 60       FP
USS/Kobe Steel Company           37   Dump Truck               Aug-92        256,000            8,960                 84       FP
USX Corporation                       Materials Handling       Jun-93      3,061,376          107,148    83.67%      54-69     FP
Xerox Corporation                     Materials Handling       Feb-95         26,092              913                 44       OL
Xerox Corporation                     AKT PVD System Upgrade   Jan-97         77,518                -                 54       FP
Xerox Corporation                     AKT PVD System           Jul-96      2,825,000                -    85.74%       60       FP
                                                                     ---------------- ----------------
                                ATEL Cash Distribution Fund IV total:   $108,734,880      $ 3,575,123
                                                                     ================ ================


                                      A-27(cont.)

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
ATEL Cash Distribution Fund V
Armco, Inc.                           Phone Mail System       Jan-96       $ 459,835         $ 16,094                 84       FP
Armco, Inc.                           Telephone System        Jan-97          31,932                -                 72       FP
                                         Upgrade
The Atchison, Topeka & Santa          Containers              Jan-95       1,926,930           67,443    62.75%       84       OL
   Fe Railroad Company
The Atchison, Topeka & Santa          Rail Car Containers     Jul-94       7,812,200          273,427    55.89%       84       OL
   Fe Railroad Company                   and Chassis
The Atchison, Topeka & Santa     45   Tank Containers         Nov-93         744,875           26,071                 84       FP
   Fe Railroad Company
Barney's, Inc.                   31   Retail Store Furniture  Oct-93       3,365,947          117,808    60.04%       60       FP
                                         and Fixtures
BJ's Wholesale Club              46   Materials Handling      Oct-94         613,998           21,490                 62       FP
BNMC Leasing, Inc.                    Over-the-road Tractors  May-94         141,540            4,954    35.62%        8       OL
Burlington Air Express                Materials Handling      Jan-95       1,720,008           60,200    75.87%       84       FP
                                    to Apr-95
Burlington Northern Railroad          Locomotives             Jan-95      12,350,000          432,250                 28       OL
Burlington Northern Railroad     47   Covered Hopper          Apr-96       9,344,563           60,848                 21       FP
                                         Rail Cars
Burris Foods, Inc.                    Over-the-road Trailers  May-94         245,296            8,585    21.16%        5       OL
Canadian Pacific Limited         47   Covered Hopper          Apr-96       1,798,388                -                 13       FP
                                         Rail Cars
Cargill, Inc.                    47   Covered Hopper          Apr-96         282,100                -                 36       FP
                                         Rail Cars
CF Industries, Inc.              47   Covered Hopper          Apr-96         528,938                -                 12       FP
                                         Rail Cars
Chrysler Corporaion                   Materials Handling      Dec-94       1,300,286           45,510    76.79%       60       OL
                                    to Mar-95
Chrysler Corporation                  Over-the-road           Dec-93       1,379,490           48,282    54.62%       60       OL
                                         Tractors
Chrysler Corporation                  Materials Handling      Apr-96           9,296                -                 60       OL
Chrysler Corporation                  Forklifts               Jul-96          25,162                -                 60       OL
Chrysler Corporation                  Materials Handling      Apr-95         166,069            5,812    30.07%       60       OL
                                    to Jun-95
Chrysler Corporation                  Materials Handling      Nov-93       1,303,039           45,606    58.69%       60       OL
                                    to Jan-94
CITGO Petroleum Corp.                 Over-the-road           May-94         837,904           29,327    74.10%       36       OL
                                         Tractors
Clark Oil & Refining                  Retail Store Fixtures   Jan-94       1,268,656           44,403                 36       OL
   Corporation
Denver and Rio Grande Western         Auto Racks              May-94       7,180,000          251,300                 44      FP/OL
   Railroad
Emerson Electric Company              Over-the-road           May-94         237,149            8,300    27.39%       80       FP
                                         Trailers
Federal Paper Board                   Materials Handling      Jan-95       1,315,911           46,057                 36       OL
   Company, Inc.
Federal Paper Board                   Materials Handling      Apr-95         930,814           32,578                 36       OL
   Company, Inc.
Federal Paper Board                   Forklifts, Wheeloader   Oct-94         167,791            5,873                 36       OL
   Company, Inc.
Foodmaker, Inc.                       Fixtures and Fittings   Jan-94       6,042,382          211,489    15.63%       60       FP
                                         and Trailers         to Oct-94
General Electric Company              Injection Molding       Feb-96       1,470,000           51,450    76.28%       120      FP
General Motors Corporation            Materials Handling      Jan-94       3,023,173          105,811    62.16%       60       OL
   (Service Parts Operation                                   to May-94
   Division)
General Motors Corporation            Materials Handling      Jul-94         893,382           31,268    73.33%       60       OL
   (Truck and Bus Division)
IBM Corporation                       Office Furniture        Aug-93       1,825,710           63,900                 48       OL
Illinois Central Railroad        47   Covered Hopper          Apr-96       1,234,188                -                12-40     FP
   Company                               Rail Cars
Ingersoll International, Inc.         Machine Tools           Jun-94       1,196,355           41,872                 72       FP
Kaiser Cement Corporation             Tractor and Dump Truck  Oct-93         984,671           34,463                 60       OL
Kraft, Inc.                           Over-the-road Trailers  May-94       1,000,353           35,012    91.49%       56       FP
McDonnell Douglas Helicopter          Office Automation       Aug-95         110,320            3,861                 36       FP
   Systems
Minteq International, Inc.       48   Turbo Laser             May-96         347,430                -                 36       FP
Minteq International, Inc.       48   Turbo Laser             Feb-94         461,800           16,163                 60       FP
Mobil Administrative Services    49   Helicopter              Jun-93         844,525           29,558                 24       OL
   Company, Inc.
Mobil Oil Corporation                 Environmental Ejector   Jul-93         423,000           14,805                 36       OL
                                         Systems
Mobil Oil Corporation                 Wheel Loader            Oct-93          70,200            2,457                 36       OL
Mobil Oil Corporation                 Materials Handling      Jan-95         853,093           29,858                 60       OL
Mobil Oil Corporation                 Liquid Petroleum Tank   Oct-95      12,863,591          450,226    75.74%       240      FP
                                         Cars                 to Jan-96
Montana Rail Link, Inc.          47   Covered Hopper Rail     Apr-96         846,300                -                 12       FP
                                         Cars

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
Nabisco, Inc.                         Office Automation       Mar-95         426,420           14,925                 36       OL
Nabisco, Inc.                         Office Automation       Oct-95         190,442            6,665                 36       FP
National Steel Corporation            Wheel Loader            Oct-94         253,527            8,873    55.74%       60       FP
National Steel Corporation            Materials Handling      Oct-94          64,650            2,263    46.63%       49       OL
National Steel Corporation            Materials Handling      Jan-95       1,649,465           57,731    59.70%       61       OL
National Steel Corporation            Materials Handling      Jan-95          66,134            2,315    51.26%       36       OL
National Steel Corporation            Materials Handling      Apr-95         873,161           30,561    63.31%       61       OL
National Steel Corporation            Materials Handling      Apr-95         609,500           21,333    56.28%       49       OL
National Steel Corporation            Bulldozer / Crane       Oct-95       2,137,183           74,801    78.44%       90       FP
Occidental Chemical                   Barges                  Aug-94       2,798,303           97,941    56.31%       16       OL
   Corporation
Omnicom Group, Inc.              50   Office Automation &     Jan-96       1,458,896           51,061                36-60     FP
                                         Office Furniture
Owens Corning Fiberglas Corp.         Materials Handling      Aug-93         157,462            5,511                 36       OL
Pegasus Gold Corporation         51   Surface Mining          Jan-96       7,280,747          254,826    79.77%       84       FP
Praxair, Inc.                         Over-the-road           May-94         668,114           23,384    52.77%       27       OL
                                         Tractors
Primark Corporation                   Office Automation       Jul-95         143,449            5,021                 36       FP
                                    to Apr-96
PV Trucking                           Over-the-road           May-94          75,332            2,637                 18       FP
                                         Tractors
Quaker Coal Company              24   Haul Truck & Crawler    Oct-94       2,626,953           91,943                24-30     OL
                                         Tractor
Quaker Coal Company              24   Mining Equipment        Jan-95       3,000,000          105,000                 24       OL
Quaker Coal Company              24   Haul Trucks & Tractor   Oct-95       2,877,672          100,719                48-60     FP
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Jun-96         436,331                -                 60       FP
                                         Fixtures &
                                         Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Jul-96         499,131                -                 60       FP
                                         Fixtures &
                                         Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Sep-96         450,273                -                 60       FP
                                         Fixtures &
                                         Equipment
Quantum Restaurant Group, Inc.   52   POS System              Sep-96          33,023                -                 60       FP
Quantum Restaurant Group, Inc.   52   POS System              Oct-96          36,185                -                 60       FP
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Oct-97         432,328           15,131                 60       FP
                                         Fixtures &
                                         Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Oct-97         425,437           14,890                 60       FP
                                         Fixtures &
                                         Equipment
Quantum Restaurant Group, Inc.   52   Restaurant Furniture,   Oct-97         205,981            7,209                 60       FP
                                         Fixtures &
                                         Equipment
Roper Corporation                     Forklifts               Jan-96         243,659            8,528                 84       FP
Roper Corporation                     Industrial Batteries    Sep-96          30,882                -                 76       FP
Schwegmann Giant Super           53   Fixtures & Equipment    Jul-95       5,058,331          176,161                 60       FP
   Markets, Inc.
Sebastiani Vineyards, Inc.            Bottling Equipment      Apr-94         113,673            3,979                 48       OL
Sebastiani Vineyards, Inc.            Wine Barrels            Apr-95          95,848            3,355                 36       FP
Smitty's Super Valu, Inc.        54   Retail Store            Jan-96       4,709,326          164,826    64.27%       60       FP
                                         Furniture &
                                         Fixtures
Soo Line Railroad Company        47   Covered Hopper          Apr-96       1,586,813                -                 12       FP
                                         Rail Cars
Star Enterprise                       Over-the-road Tractors  May-94         923,533           32,324    59.16%       32       OL
Tarmac America, Inc.             43   Concrete Trucks with    Sep-94       5,937,371          207,808    76.81%       48       FP
                                         Mixers               to Oct-94
Tarmac America, Inc.             43   Construction Equipment  Sep-95       1,491,348           52,197    70.16%       84       FP
                                    to Jan-96
Tarmac America, Inc.             43   Concrete Trucks with    Sep-95       1,982,071           69,372    75.27%       97       FP
                                         Mixers               to Oct-95
TASC, Inc.                            Office Automation       Jan-95         237,685            8,319                 18       OL
TASC, Inc.                            Office Automation       Apr-96         522,280           16,716                18-36     FP
Texaco Trading and                    Over-the-road Tractors  May-94       4,485,676          156,999    60.91%      32-68    FP/OL
   Transportation, Inc.                  & Trailers
The Dow Chemical Company              Copiers                 Jul-94         272,809            9,548                 36       OL
The Dow Chemical Company              Office Equipment        Apr-95         122,800            4,298                 36       FP
The Dow Chemical Company              Office Automation       Oct-94         377,702           13,220                 36      OL/FP
                                    to Jan-95
The Kendall Company                   Office Automation       Oct-96           3,735              131                 36       FP
The Pillsbury Company                 Harvesting Equipment    Oct-94       1,643,101           57,509    84.91%       60      FP/OL
The Pittston Company             34   Construction & Mining   Jan-94      14,037,683          491,319    38.93%      49-61    OL/FP
                                         Equipment            to Dec-94
Tom's Foods, Inc.                     Over-the-road Tractors  May-94         259,102            9,069    35.23%        9       OL
Trans Ocean Container            44   Intermodal Containers   Oct-93       5,000,683          175,024                 120      OL
   Corporation

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
Treasure Chest Advertising            Printing Press &        Oct-93       2,069,950           72,448    77.94%      60-84     FP
   Company, Inc.                         Associated
                                         Equipment
Treasure Chest Advertising            Printing Press and      Aug-96         287,320            9,051                 84       FP
   Company, Inc.                         Associated
                                         Equipment
Treasure Chest Advertising            Printing Press &        Jul-95       2,325,000           81,375    46.50%       66       FP
   Company, Inc.                         Associated           to Nov-95
                                         Equipment
Tyson Foods, Inc.                     Tractors / Trailers     Jul-93       5,785,000          202,475    26.95%      36-84     OL
                                    to Aug-93
Union Carbide Corporation             Rail Tank Cars          Aug-95       4,835,759          140,000    39.30%      68-92     FP
USS / Kobe Steel Company         37   Wheel loader, Crane     Jan-94         603,352           21,117                60-84    FP/OL
                                         & Lift Truck
                                                                     ---------------- ----------------
                                 ATEL Cash Distribution Fund V total:   $186,897,181      $ 5,956,319
                                                                     ================ ================

                                      A-29(cont.)

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
ATEL Cash Distribution Fund VI
A T & T Communications, Inc.     55   Printers                Aug-95     $ 1,578,500         $ 46,200                 36       OL
                                    to Nov-95
A T & T Communications, Inc.     55   Printers                Jul-96       1,171,302           17,192                 34       OL
                                    to Dec-96
A T & T Communications, Inc.     55   Printers                Nov-97         912,252                                 28-32     OL
A T & T Communications, Inc.     55   Printers                Jun-96         540,181           15,752                28-34     OL
                                    to Jul-96
American President Trucking      17   Tractors and trailers   Nov-95         759,092           22,773    30.18%        8       OL
   Company, Ltd.
Applid Magnetics Corporation          Manufacturing           Sep-96       7,435,380          223,061    71.50%       60     OL/FP
                                    to Oct-96
Applied Magnetics Corporation         Sputter                 Jul-96       3,274,642           98,239    78.86%       60       FP
Armco, Inc.                           Link-Belt Scrapmaster   Oct-95         388,993           11,670                 36       OL
Armco, Inc.                           Data processing         Nov-95          67,829            2,035                 37       FP
Armco, Inc.                           Office Automation       Jul-96         109,416            3,282                 30       FP
Armco, Inc.                           Office Automation       Jan-97          60,655                                  72       FP
AT&L Railroad Company            47   Covered Hopper          Apr-96          35,263            1,050                 12       FP
                                         Rail Cars
Atchison, Topeka & Santa Fe           Containers              Oct-94       9,196,811          298,896    60.53%       84       OL
   Railroad Company                                           to Jan-95
ATS Automation Tooling                Machine Tools           Apr-96         379,551           77,093                 60       FP
   Systems, Inc.                                              to Oct-96
ATS Automation Tooling                Machine Center          Oct-96         330,901            3,513                 60       FP
   Systems, Inc.                                              to Jan-97
BJ's Wholesale Club              46   Materials Handling      Jul-95         931,635           30,278                 63       OL
Burlington Northern Railroad     47   Covered Hopper          Apr-96      13,223,438          396,703                 21       FP
                                         Rail Cars
Canadian Pacific Limited         47   Covered Hopper          Apr-96       2,433,113           72,450                 13       FP
                                         Rail Cars
Cargill, Inc.                    47   Covered Hopper          Apr-96         352,625           10,500                 36       FP
                                         Rail Cars
Certified Grocers of                  Materials Handling      Oct-96         637,702           19,131                 60       OL
   California
CF Industries, Inc.              47   Covered Hopper          Apr-96         705,250           21,000                 12       FP
                                         Rail Cars
Chrysler Corporation                  Materials Handling      Feb-96       1,749,200           52,476    69.99%      53-60     OL
                                    to Jul-96
Chrysler Corporation                  Materials Handling      Mar-95       5,925,384          184,233    66.83%       60       OL
                                    to Dec-95
Chrysler Corporation                  Materials Handling      May-96       2,419,598           69,832    69.93%      52-60   OL/FP
                                    to Oct-96
Consolidated Rail Corporation         Locomotives             Sep-95      22,353,332          668,372    57.02%       60       OL
Consolidated Rail Corporation         Intermodal Container    Jan-96       2,502,750           75,083                 60       OL
                                         Chassis
Coors Transportation Company     56   Refrigerated Trailers   Nov-95         797,704           23,931    47.35%       21       OL
Fairmont Homes, Inc.                  Materials Handling      Apr-96         644,565           19,337                 60       OL
Federal Paper Board Company           Materials Handling      Apr-96       1,740,861           52,226    70.43%      36-60     OL
                                    to Jun-96
Federal Paper Board Company           Materials Handling      Jul-95       5,401,765          166,124    57.05%      36-84    OL/FP
                                    to Jan-96
General Electric Company -            Office Filing System    Jan-97         101,685                                  60       FP
   Aircraft Engines
General Motors Corporation            Manufacturing           Jul-95         652,232           19,567                 36       OL
                                         Equipment
Gerber Products Company               Materials Handling      Oct-96         197,035            5,911                 60       FP
Hastings Leasing Limited         57   Trucks &                Aug-96      20,242,332          607,270    90.58%       80       FP
                                         Miscellaneous
Illinois Central Railroad        47   Covered Hopper          Apr-96       1,692,600           50,400                12-40     FP
   Company                               Rail Cars
IMC Fertilizer, Inc.                  Rail Tank Cars          Sep-95       1,266,374           37,991                 27       OL
Mobil Oil Corporation                 Tractor                 Jul-96          78,327            2,350                 36       OL
Mobil Oil Corporation                 Materials Handling      Oct-96         185,726            5,256                 36       OL
Mobil Oil Corporation                 Hydraulic Crane         Oct-96         160,773            4,823                 84       OL

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
Mobil Oil Corporation                 Liquid Petroleum        Jan-96      16,110,807          483,324    75.44%       240      FP
                                         Tank Cars            to Feb-96
Montana Rail Link, Inc.          47   Covered Hopper          Apr-96       1,198,925           35,700                 12       FP
                                         Rail Cars
Nabisco, Inc.                         Office Automation       Apr-95         709,572           23,061                 36       OL
National Steel Corporation            Hydraulic Shovels       Jul-96       6,245,062          187,352    69.96%       60       OL
National Steel Corporation            Steel Yard Equipemt     Jan-97         948,705           14,543                48-60   OL/FP
National Steel Corporation            Steel Yard Equipemt     Oct-96         338,674           10,160    75.58%       60       FP
National Steel Corporation            Wheel Loaders &         Jan-96       4,710,131          141,304    59.68%      36-90   OL/FP
                                         Forklifts            to Apr-96
National Steel Corporation            Materials Handling,     Jul-95       1,525,887           49,517    66.05%      60-90   OL/FP
                                         Tractors & Trailers  to Oct-95
National Steel Corporation            Cranes & Loaders        Jul-96       1,099,210           32,976    72.33%      36-84   FP/OL
                                    to Oct-96
NEC Electronics, Inc.            58   Manufacturing           Jan-96      18,320,603                     66.67%       51     OL/FP
NVR, Inc.                             Roof Truss Assembly     Jul-96          78,484            2,355                 84       FP
Omnicom Group, Inc.              50   Office Automation       Apr-95       2,232,559           68,290                36-60   OL/FP
                                    to Oct-95
Omnicom Group, Inc.              50   Television Production   Jul-96       1,080,056            4,819                 48       FP
                                         Equipment            to Oct-96
Overnite Transportation               Tractors                Apr-96       2,140,643           62,961                 36       OL
   Company
Peerless Eagle Coal Company      59   Haul Trucks &
                                         Construction         Jul-95       5,184,875          168,508    59.29%       48       OL
Perdue Transportation            60   Freightliner Tractors   Nov-95         536,740           16,102    62.74%       24       OL
   Incorporated
Quaker Coal Company              24   Wheel Loaders, Drill    Jan-96       3,298,935           98,968                 48       FP
                                         & Grader
Quantum Restaurant Group, Inc.   52   Restaurant Furniture    Oct-96         253,676            7,610                 60       FP
                                         & Fixtures
Quantum Restaurant Group, Inc.   52   POS System              Nov-96          33,815                                  60       FP
Sebastiani Vineyards, Inc.            Bottle Labeler          Feb-96         317,520            9,526                 60       OL
Signature Flight Support              Fuel Trucks             Jan-97       1,085,000                     85.01%      96-132    FP
   Corporation
Soo Line Railroad Company        47   Covered Hopper          Apr-96       2,256,800           67,200                 12       FP
                                         Rail Cars
Tarmac America, Inc.             43   Dragline                Jul-96       1,441,764           43,253                 84       FP
Tarmac America, Inc.             43   Concrete Mixer Trucks   Jul-96       4,787,890          143,637                 96       FP
                                    to Sep-96
Tarmac America, Inc.             43   Construction            Oct-94       3,114,870          101,233    71.69%       97       FP
                                         Equipment            to Nov-94
TASC, Inc.                            Office Automation       Jan-96       1,018,030           30,542                 36       FP
                                    to Jul-96
TASC, Inc.                            Office Automation       May-95       1,567,339           50,413                18-36    OL/FP
                                    to Oct-95
TASC, Inc.                            OfficeAutomation        Oct-96       2,654,244           11,629                 36       FP
                                    to Jul-97
Trans Ocean Container            44   Intermodal Containers   Jan-96       9,995,127          299,854                 120      FP
   Corporation
Tyson Foods, Inc.                     Office Automation       Jun-95         563,411           18,311                 24       OL
Xerox Corporation                     Binding & Finishing     Feb-95         646,466           19,981                 48       OL
                                         Equipment            to Jun-95
Xerox Corporation                     Materials Handling      May-95         144,527            4,456                 44       OL
                                    to Aug-95
                                                                     ---------------- ----------------
                                ATEL Cash Distribution Fund VI total:   $208,277,121      $ 5,623,585
                                                                     ================ ================

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
ATEL Capital Equipment Fund VII

A.P.Moller (Maersk)              61   Intermodal Containers   Jan-98     $ 2,280,100                                  52       OL
Alliant Techsystems, Inc.             Semiconductor           Jan-98         138,505                                  8-16     OL
                                         Equipment
Anchor Glass Container                Office Automation       Jan-98         404,995                                  18       FP
   Corporation
Anchor Glass Container                Glass Packaging         Jan-98         371,282                     33.52%       3-6      OL
   Corporation                           Equipment
Anna Offshore Inc.                    Offshore supply         Apr-98      15,000,000                                  36       OL
                                         vessels
Applied Magnetics Corporation         Manufacturing           Jul-97       4,152,810                     85.33%       60       FP
                                         Equipment
Applied Magnetics Corporation         Wafer Fabrication       Dec-97       7,975,841                                 60-63     FP
                                         Equipment            to Jan-98
Archer Daniels Midland Company   62   Rail Tank Cars          Jan-98          42,875                                   6       OP
Arkansas Electric Cooperatives        Surface Mining          Jan-99       7,933,630                                  66       OL
Atmel Corporation                     Semiconductor           Jan-98       4,114,596                                  96       FP
                                         Manufacturing
                                         Equipment
Avon Products, Inc.                   Office Automation       Jan-98          29,415                                  17       FP
Blue Star Line Ltd.              61   Intermodal Containers   Jan-98       3,573,462                                  60       OL
Burlington Northern & Santa           GE B39-8 Diesel         Jul-98      16,200,000                                  36       OL
   Fe Railroad                           Electric
                                         Locomotives
Burlington Northern & Santa           Containers              Oct-98       9,280,000                                  84       OL
   Fe Railroad
Burlington Northern Railroad     63   GE Locomotives          Dec-96       5,010,960                                  13       OL
   Company
Cargill, Incorporated                 Covered Hopper          Sep-98       2,708,564                                  88       FP
                                         Railcar
Cargill, Incorporated                 Covered Hopper          Sep-98       1,173,946                                  28       FP
                                         Railcar
Cargill, Incorporated            64   Covered Hopper          Jan-97       6,534,000                                  72       FP
                                         Railcars
Certified Grocers of                  Forklifts               Jan-99          41,025                                  60       OL
   California, Ltd.
Certified Grocers of                  Forklifts               Jul-98         810,792                                  60       OL
   California, Ltd.
Chrysler Corporation                  Material Handling       Oct-96         982,293                                  60      OL/HP
                                         Equipment            to Dec-96
Columbus & Greenville            64   Boxcars                 Jan-97         667,000                                  16       FP
   Railway Company
Consolidated Diesel Company           Copiers                 Jan-98          15,697                                 10-13     FP
Consolidated Diesel Company           Machine Tools           Jan-98          15,161                                  14       OL
Consolidated Rail Corporation         Intermodal Containers   Sep-97       3,314,000                                  84       HP
                                         & Chassis            to Nov-97
Costain Coal, Inc.                    Euclid Hual Trucks      Jan-98         805,181                     58.22%       12       OL
Crowley Foods, Inc.                   Bag In Box Filler       Sep-98         330,496                                  60       OL
                                         & Line
Crowley Foods, Inc.                   Materials Handling      Sep-98          82,313                                  36       OL
                                         Equipment            to Oct-98
CVS Pharmacy, Inc.                    Phone Systems           Jan-99       2,426,385                                  60       FP
CVS Pharmacy, Inc.                    Materials Handling      Jun-99       1,152,971                                  60       FP
                                         Equipment
Danskin, Inc.                         Textile Manufacturing   Jan-98         255,718                                 6-15      OL
                                         Equipment
Dole Fresh Fruit Company         61   Intermodal Containers   Jan-98       3,876,170                                  44       OL
Empire Blue Cross and                 Office Furniture and    Jan-98         696,766                                  27       FP
   Blue Shield                           Fixtures
Exel Logistics, Inc.                  Tractors and            Jan-98         133,947                                   3       OL
                                         Trailers
Far Eastern Shipping Company     61   Intermodal Containers   Jan-98       2,257,299                                  75       HP
Farmland Hydro, L.P.             62   Rail Tank Cars          Jan-98         370,808                                  16       OL
First Union Rail Corporation   62, 74 Rail Tank Cars           N/A           478,836                                  N/A      N/A

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
General American                      Various Tank /          Jan-99       8,368,524                                  84       OL
   Transportation Company                Hopper Cars
General Electric Company /            Sun Enterprise SVR      Aug-98         308,343                                  36       OL
   General Electric                      Stations
   Aircraft Engines
General Electric Company /            Spectrometer            Nov-98          77,150                                  60       FP
   General Electric
   Aircraft Engines
General Electric Company /            Surface Grinders        Aug-98         135,510                                  60       OL
   General Electric                                           to Sep-98
   Aircraft Engines
General Electric Company /            Machining Centers       Jan-99       2,721,058                                  84       OL
   General Electric                                           to May-99
   Aircraft Engines
General Electric Company /            Machining centers       Sep-98       1,546,649                                  84       FP
   General Electric                                           to Jul-99
   Aircraft Engines
General Electric Company /            Blow Molding Machine    Jan-97         906,370                                  24       OL
   General Electric Plastics
General Electric Company /            Spectrometers           Mar-97         306,545                                  60       FP
   General Electric Plastics
General Electric Company /            Trackmobile Railcar     Mar-97         166,602                                  60       OL
   General Electric Plastics             Mover
General Motors Corporation -          Forklifts               Jan-98         352,520                                  17       OL
   GM Powertrain Group
Grand Trunk Western Railroad     65   Remanufactured High     Jan-98       3,342,139                     56.64%       24       OL
   Incorporated                          Cube Boxcars
Great Salt Lake Minerals         62   Rail Tank Cars          Jan-98         481,261                                   7       OL
   Corporation
Group Management Services             Office Furniture        Jul-98          10,209                                  60       FP
Hallsmith-Sysco Food Services,        1999 Volvo WG42T        Aug-98         274,485                                  84       FP
   a division of Sysco                   Tractor
   Corporation
Hallsmith-Sysco Food Services,        1999 Trailmobile        Nov-98       1,054,033                                  96       FP
   a division of Sysco                   Refrigerated
   Corporation                           Trailers
Hallsmith-Sysco Food Services,        Volvo Tractors          Apr-98         823,455                                  84       FP
   a division of Sysco
   Corporation
Hallsmith-Sysco Food Services,        Trailmobile             May-98       1,209,055                                  96       FP
   a division of Sysco                   Refrigerated
   Corporation                           Trailers
Hambros Vendor Leasing Limited   66   Vehicles &              Sep-97       5,381,076                     78.56%      30-66     FP
                                         Sanitation Trucks
Hartz Foods, Inc.                     Refrigeration Units     Jan-98          18,422                                   9       FP
Hastings Leasing Limited         67   Trucks &                Oct-97      28,811,289                     88.85%     29-113     FP
                                         Miscellaneous
Hastings Leasing Limited         67   Medical Equipment       Oct-97       8,014,488                     91.66%      25-81     FP
Henry General Hospital                Hematology Analyzers    Jan-98         185,700                                  41       FP
                                         & Upgrades
Hughes Network Systems, Inc.          Remote Communication    Jan-98          97,237                     54.61%       6-9      OL
                                         Device
Hyplains Beef,  L.C.                  Racking and Conveyor    Jan-98       1,364,007                                  10       OL
                                         Equipment
IBM Corporation                       Stereolithography       Jan-98          30,026                                   7       OL
                                         Apparatus
Illinois Central Railroad        64   Boxcars                 Jan-97       1,610,000                                  36       FP
   Company
International Paper Company           Trackmobile Railcar     Jan-97         248,952                                  60       OL
                                         Mover
International Paper Company           Knuckle Boom Loader     Feb-97         213,095                                  72       FP
International Paper Company      68   Rail Log Cars           Oct-97       5,624,724                                  51       OL
International Paper Company           CAT Wheel Loaders       Jan-97         417,700                                  48       HP
                                    to Feb-97

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
International Paper Company           Hydraulic Excavator,    Jun-97         539,438                                  60       OL
                                         Lift Trucks, Loader  to Jul-97
International Paper Company           Knuckle Boom/           Sep-97         926,964                     2.84%       48-60    OL/HP
                                         Wheel Loaders        to Oct-97
International Rectifier               Wafer Fabrication       Jan-98         589,829                     8.45%        1-9      OL
   Corporation                           Equipment
ITO Corporation                       Forklifts               Jan-98         240,488                                 15-31     FP
Kawasaki Kisen Kaisha,           61   Intermodal Containers   Jan-98       2,614,728                                  52       OL
   Ltd. (K-Line)
Koppers Industries, Inc.         62   Rail Tank Car           Jan-98           5,400                                   6       OL
Kraft Foods, Inc.                     Office Furniture/       Jul-98       1,227,554                                 71-84     FP
                                         Fixtures             to Dec-98
Kraft Foods, Inc.                     Phone System            Jul-98         566,862                                 53-60     FP
                                    to Sep-98
Kraft Foods, Inc.                     Steelcase Office        Nov-97       1,154,439                                  84       FP
                                         Furniture &          to Jan-98
                                         Fixtures
Kraft Foods, Inc.                     Telephone System        Nov-97         549,980                                  60       FP
                                    to Jan-98
Louisiana Workers'                    Office Automation       Jan-98           2,199                                   1       OL
   Compensation Corporation
Maxtor Corporation               69   Electronic Test         Sep-97         533,698                                  36       HP
                                         Equipment
Maxtor Corporation               69   Computer Equipment      Jan-98         241,310                                   6       OL
McDonnell Douglas Helicopter          Lift Trucks             Apr-98          96,510                                  60       OL
   Company
Midland Enterprises, Inc.             Jumbo Hopper Barges     Dec-98       4,941,229                                 25-49     OL
Minteq International, Inc.            Geotronics Laser        Jan-97         689,350                                  36       HP
                                         Measuring Machine    to Mar-97
Minteq International, Inc.            Geotronics Laser        Sep-97       1,019,585                                  36       HP
                                         Measuring Machines   to Jan-98
Mobil Business Resources         70   Helicopters             Nov-96       1,650,000                                  36       OL
   Corporation
Mobil Business Resources         70   Helicopter              Oct-97       1,160,000                                  36       OL
   Corporation
Mobil Oil Corporation                 Wheel Loader            Jan-98          92,773                                  36       OL
National Steel Corporation            Haul Trucks/Loader/     Oct-98       7,735,693                                  60       OL
                                         Dozer                to Jan-99
National Steel Corporation            CAT Dozer Tractors      Apr-97         734,730                     75.36%       60       HP
National Steel Corporation            CAT Dozer, Loaders      Jul-97       3,666,101                                  60       OL
National Steel Corporation            Motor Grader & Front    Oct-97       1,747,828                                  60       HP
                                         End Loader
National Steel Corporation            Crane & Wheel Loader    Jan-98         861,344                                  48       OL
National Steel Corporation            Omega Forklift &        Apr-98       1,286,210                                  60       HP
                                         Loaders
Nippon Yusen Kaisha, Ltd.        61   Intermodal Containers   Jan-98       8,715,760                                  96       FP
   (N.Y.K.Line)
North American Chemical               Mini Mag -              Jan-98          18,809                                   5       FP
   Company                               Flow Meters
NVR, Inc.                             Home Manufacturing      Nov-97         137,921                                  84       FP
                                         Equipment
NVR, Inc.                             Home Manufacturing      Oct-98         370,348                                  84       FP
                                         Equipment
NVR, Inc.                             Tee-Lok Roller Gantry   Aug-97         591,046                                  84       FP
                                         Systems              to Oct-97
Omnicom Group, Inc.              71   Office Furniture        Jul-97          20,292                                  60       FP
Omnicom Group, Inc.              71   Office Furniture        Jan-98       1,007,401                                  60       FP
Omnicom Group, Inc.                   Office Furniture        Jul-98         108,468                                  60       FP
Omnicom Group, Inc.                   Office Furniture        Jul-98           4,600                                  60       FP
PCS Phosphate Company, Inc.      62   Rail Tank Cars          Jan-98         175,000                                  25       OL
Pentagon Systems, Inc.                SMT-1200C Surface       Jan-98         106,842                                  35       FP
                                         Mount Placement
                                         System
Pioneer Chlor Alkali Company     62   Rail Tank Cars          Jan-98       1,614,144                                 15-60    OL/HP
PlasmaQuest , Inc.                    Office Automation       Jan-98           6,406                                   8       FP
PVS Technologies, Inc.           62   Rail Tank Cars          Jan-98         672,388                                 6-24      OL

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
Railcar, Ltd.                         Gondola and Hopper      Nov-98       4,550,304                                  120      OL
                                         Railcars
Ralphs Grocery Company                Forklifts               Jan-98         275,385                     8.49%        2-17     FP
Riceland Foods, Inc.             62   Rail Tank Cars          Jan-98         130,032                                   4       OL
Rose Acres Farms, Inc.                Food Processing         Jan-98         185,461                     62.96%       16       OL
                                         Equipment
Sarif, Inc.                           Wafer Fabrication       Jan-98         224,702                                  23       FP
                                         Equipment
Seaboard Commodity               62   Rail Tank Cars          Jan-98         525,618                                 6-22      OL
   Trading Company
Sebastiani Vineyards, Inc.            Wine Barrels            Jan-98         872,061                                 36-60    HP/FP
Sebastiani Vineyards, Inc.            Wine Barrels            Jul-98         201,470                                  36       HP
Sematec, Inc.                         Manufacturing           Oct-97       1,303,600                                  36       HP
                                         Equipment
Sematec, Inc.                         Manufacturing           Jul-98       2,400,000                                  36       OL
                                         Equipment
Sematech, Inc.                        Novellus Inova          Feb-99       3,500,000                                  36       FP
                                         Pvd System
Sierra Pacific Power             68   Coal Hopper Rail Cars   Dec-97       2,600,000                                  67       OL
   Company & Idaho Power
   Company
Signature Flight Support              Rampmaster Fuel Truck   Oct-98         320,700                                  96       FP
   Corporation
Signature Flight Support              Fuel Trucks             Apr-97         760,000                     89.01%       132      FP
   Corporation
Signature Flight Support              Fuel Trucks             Jan-98         620,000                     72.64%     96-132     FP
   Corporation
Signature Flight Support              Fuel Truck & Deicer     Apr-98         518,997                     78.24%       96       FP
   Corporation
Signature Flight Support              Isuzu Trucks            Jul-98         722,275                     78.53%       60       HP
   Corporation
Sisseton Milbank                 64   Covered Hopper          Jan-97         330,000                                  36       FP
   Railroad, Inc.                        Railcars
Smitty's Super Valu, Inc.             Furniture and Fixtures  Jan-98         451,861                                   3       OL
Sony Pictures                         Sony Monitors           Mar-98       1,278,900                                  36       OL
   Entertainment, Inc.
Sony Pictures                         Cybex / Tectrix         Jan-99          83,642                                  48       OL
   Entertainment, Inc.                   Fitness Equipment
Sony Pictures                         Laserjet Printers       Dec-98          78,820                                  36       OL
   Entertainment, Inc.                   & Equipment
Southern Illinois Railcar Co.    64   Covered Hopper          Jan-97         462,000                                  48       FP
                                         Railcars
Southern Pacific                      Locomotives             Jan-98         795,316                                   9       OL
   Transportation Company
Southwest Health Centre, Inc.         Siemens Mammographic    Jan-98          13,000                                   1       OL
                                         System
Stater Brothers Markets               Furniture and Fixtures  Jan-98          13,643                                   2       FP
Tarmac America, Inc.  /          72   CAT / Michigan Loaders  Apr-97         350,000                                  18       OL
   Tarmac Mid Atlantic, Inc.
Tarmac Minerals. Inc.            72   Steel Deck Barges       Jan-98       7,335,250                                  60       OL
TASC, Inc.                            Office Automation       Apr-98       1,146,296                                  36       HP
TASC, Inc.                            Office Automation       Jul-98         848,065                                  36       FP
TASC, Inc.                            Office Automation       Jul-98       2,362,948                                  36       FP
                                    to Apr-99
TASC, Inc.                            Office Automation       Oct-97      1,169,828                                   36      HP/FP
                                    to Jan-98
The Pittston Company                  Fletcher Rr11-15        Dec-98         462,120                                  60       FP
                                         Roof Bolters
The Pittston Company                  Diesel Mantrip          Dec-98         140,500                                  60       FP
The Pittston Company                  Cat D11R Crawler        Oct-98       2,246,938                                  48       OL
                                         Tractors             to Dec-98

                                      A-35

                                                            Lease
                                                          Commence       Acquisition      Acquisition    Percent     Lease    Type
Lessee                         Notes  Equipment Type        Date(s) (1)     Cost (2)         Fees (3a)  Leverage (4) Term (5)  (6)
Thompson Pipe & Steel Company         Phone System,           Jan-98          31,918                                   1       OL
                                         Furniture and
                                         Fixtures
Thomson Saginaw Ball Screw            Machine Tools           Jan-98         488,918                                  16       OL
   Company
Triad International                   Aircraft Access and     Jan-98         954,125                     36.77%        3       OL
   Maintenance Corporation               Ground Support
                                         Equipment
Ultrabeam Lithography, Inc.      73   Manufacturing           Aug-98         971,517                                  48       FP
                                    to Feb-99
Ultrabeam Lithography, Inc.      73   Manufacturing           May-98         167,220                                  48       HP
Ultrabeam Lithography, Inc.      73   Manufacturing           Aug-98         220,887                                  48       HP
Ultrabeam Lithography, Inc.      73   Technical Instrument    Dec-97         269,888                                  48       HP
                                         Confocal Metrology
                                         System
United States Surgical                Assorted Manufacturing  Jul-98       3,747,760                                  120      FP
   Corporation                           Equipment
Universal City Florida                Office Automation       Oct-98       1,665,120                                  36       OL
   Partners                                                   to Apr-99
Wagner College                        Desktop PCs             Jan-98          91,951                                  7-9      OL
Wayne Farms,  a division of           Food Processing         Jan-98          64,686                                  12       OL
   Continental Grain Company             Equipment
Wisconsin Packing Company, Inc.       Forklifts               Jan-98          91,850                                  25       HP
Xerox Corporation                     FPD Inspection System   Jan-98       3,521,046                                  60       HP
Xerox Corporation                     Lift truck              Aug-98          21,921                                  44       OL
                                                                     ---------------- ----------------
                               ATEL Capital Equipment Fund VII total:   $279,750,668              $ 0
                                                                     ================ ================

                                                  TOTAL OF ALL FUNDS:   $946,694,006     $ 20,825,225
                                                                     ================ ================

                                      A-35(cont.)

[FN]
                  TABLE V ACQUISITION OF EQUIPMENT FOOTNOTES

     (1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore "Commencement Date (s)" expressed as a range represents multiple commencement dates occurring or anticipated under the same Lease line.

     (2) "Acquisition Cost" includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.

     (3) "Acquisition Fees" include fees accrued by the program as of the Preparation Date. For partially funded Lease lines, additional fees may be expended by the program for future acquisitions made pursuant to the terms of the Lease.

     (4) "Percent Leverage" represents the percent ratio of the original principal amount of the debt acquired or assumed by the program, to the Acquisition Cost of the Equipment. The Equipment may be "leveraged" (where a portion of the Equipment Acquisition Cost is financed using non-recourse debt financing) at the time of, or subsequent to, the acquisition of the Equipment by the program. Therefore, actual leverage ratios may be more or less than indicated due to the timing of the acquisition of the Equipment in relation to the amortization of the principal amounts of the debt.

     (5) "Lease Term" is expressed in terms of months, although the actual Lease Term may be expressed as monthly, quarterly, semiannual or annual.

     (6) A designation of "FP" indicates that the aggregate rents to be received during the Lease Term exceed or are equal to the Acquisition Cost of the Equipment. A designation of "OL" indicates that the aggregate rentals to be received during the Lease Term are less than the Acquisition Cost.

     (7) The interest in this transaction is held 1/3 by ATEL Cash Distribution Fund and 2/3 by ATEL Cash Distribution Fund II.

     (8) Guaranteed by both Fingerhut Corporation and by Primerica Corporation, as successor in interest to American Can Company.

     (9) In March 1992, Financial News Network ("FNN"), a lessee of ATEL Lease Income Fund, ATEL Cash Distribution Fund and ATEL Cash Distribution Fund II, filed for protection under Chapter 11 of the U.S. Bankruptcy Act. Subsequent competitive bidding between CNBC (a division of General Electric Company) and a partnership consisting of Dow Jones, Inc. and Group W (Westinghouse) developed for the purchase of FNN assets. This bidding resulted in the sale of certain FNN assets, principally its subscribers, to CNBC for $145 million in cash and the assumption of $9.3 million in liabilities. The proceeds from the sale were distributed beginning in June 1992 resulting in the recovery of substantially all of the programs' remaining investment in the Equipment.

     (10) A 34.41% interest in this transaction was acquired by ATEL Cash Distribution Fund. The remaining 65.59% was acquired by ATEL Cash Distribution Fund II.

     (11) Guaranteed by Fingerhut Corporation.

     (12) Credit support provided by an Investment Agreement of Nord Kaolin Corporation and of Nord Resources Corporation.

     (13) These transactions are all leveraged under one non-recourse note with Sogelease Corporation.

     (14)  Leased  to  Teledyne  Wah  Chang  Albany,   a  division  of  Teledyne
Industries, Inc.

     (15) ATEL Cash Distribution Fund holds a one-half interest in this transaction, the remaining half interest was acquired by ATEL Financial Corporation on identical terms.

     (16) Guaranteed by Addington Resources.

     (17) Guaranteed by American President Companies.

     (18) A 97.75%  interest in  Equipment  Schedule  No. 2 was acquired by ATEL
Cash Distribution Fund II. The remaining 2.25% interest in that Schedule was acquired by ATEL Lease Income Fund.

     (19)  Lease   originally  with  Hammermill  Paper  Company  as  lessee  and subsequently assumed by International Paper Company.

     (20) Lease assigned to and assumed by Liggett & Meyers Tobacco Company, with recourse retained against the original Lessee.

     (21) On January 1, 1991 Midway Airlines, Inc., the lessee of the DC9-32 in which ATEL Cash Distribution Fund II and ATEL Cash Distribution Fund III owned interests, suspended payments on its debt and aircraft leases. On March 26, 1991, the Lessee filed for protection under Chapter 11 of the U.S. Bankruptcy Act. On September 4, 1991, the non-recourse lender, John Hancock Leasing Corporation, exercised its right to foreclose on the aircraft. As this investment represents a relatively small portion of the programs' total equity and anticipated cash flow, the General Partners do not believe that the adverse developments with respect to this investment will have a material effect on their respective operations, cash flows or rates of cash distributions. The beneficial interest in the Equipment was held two-thirds by ATEL Cash Distribution Fund II and one-third by ATEL Cash Distribution Fund III.

     (22) Equipment operated by the Eureka Company, a division of Lessee, an indirect subsidiary of AB Electrolux, Sweden.

     (23) Guaranteed by Reynolds and Reynolds.

     (24) On December 31, 1997, this lessee requested a moratorium on lease payments from January through March 1998. ATEL Cash Distribution Fund V is currently negotiating a settlement with the lessee.

     (25) On October 13, 1993 the lessee, Rocky Mountain Helicopters, Inc., filed for protection under Chapter 11 of the U. S. Bankruptcy Act. The aircraft which was the subject of the lease was delivered to ATEL Cash Distribution Fund II, prior to the petition for bankruptcy and was sold by the lessor. The proceeds of the sale satisfied in full the non-recourse debt obligation owed to USX Credit Corporation and the excess was applied to mitigate the lessor's claim against the lessee. The lessor subsequently filed and was allowed an unsecured claim in the amount of $776,542. Through June 30, 1997, the lessor has received $310,617 on this claim, representing 40% of the allowed claim. The sum of the proceeds from the rents, sale of the aircraft and the claim filed in bankruptcy has resulted in a recovery exceeding the lessor's original investment in the aircraft.

     (26) Assigned to and assumed by various subsidiaries of Lessee. Recourse retained against Lessee. Lessee subsequently changed its name to SMC Mining Corporation.

     (27) Guaranteed by Continental Medical Systems, Inc.

     (28) An indirect subsidiary and joint venture of Kaiser Aluminum & Chemical Corporation and Norsk Hydro.

     (29) Guaranteed by United States Surgical Corporation.

     (30) Acquisition Cost represents one-half of the total Equipment Acquisition Cost. Title to this Equipment is held in an equipment trust where one-half of the beneficial interest in the Equipment is owned by ATEL Cash Distribution Fund III and one-half by ATEL Cash Distribution Fund IV.

     (31) On January 10, 1996, Barney's, Inc., a lessee of ATEL Cash Distribution Fund III, ATEL Cash Distribution Fund IV and ATEL Cash Distribution Fund V filed for protection under Chapter 11 of the U. S. Bankruptcy Act. In July of 1996, the lessors sold their unsecured claim in the bankruptcy for an amount equal to approximately 73% of the unsecured claim, which, after satisfaction of the non-recourse loan due to the CIT Group/Equipment Financing, Inc. (and taking into account all prior rents received, security deposits retained and loan proceeds previously received), resulted in proceeds to the lessors in excess of their original investments in the equipment.

     (32) Guaranteed by Nord Resources Corporation. Subsequently the lease was assigned without recourse to DBK Minerals, Inc. with a guarantee of Dry Branch Kaolin Company.

     (33) Lessee indicated is the parent of Central Ohio Coal Company and Southern Ohio Coal Company. The Lease transaction represents three distinct leases with subsidiary companies. Credit support is provided by the parent, Ohio Power Company by an Inducement Letter.

     (34) The Lessee name is indicated for convenience only. The actual Lessees are Paramount Coal Corporation, Clinchfield Coal Company, Heartland Resources, Inc., Motivation Coal Company, Elkay Mining Company, Holston Mining, Inc. and Meadow River Coal Company, all subsidiaries of The Pittston Company. The Lease is guaranteed by The Pittston Company.

     (35) Title to the Equipment and Lease transaction is held by an equipment trust. A divisible 1/2 beneficial interest in the equipment trust is owned by the program. The remaining divisible 1/2 beneficial interest in the equipment trust is owned by a non-affiliate.

     (36) Guaranteed by Quaker State Corporation. This lease was subsequently assigned to Costain Coal Company on a recourse basis. In 1996, the assignee defaulted on a lease payment, which default was subsequently cured. The lessor is currently negotiating a settlement with the assignee, lessee and guarantor.

     (37) Lessee is a partnership formed by United States Steel Corporation and Kobe Steel Corporation.

     (38) Title to the Equipment and Lease transaction is held by an equipment trust. Partnership owns a 17.3199% beneficial interest in the equipment trust.

     (39)  Subject  to  a   remarketing   agreement   with   General   Motors  -
Electro-Motive division.

     (40) Guaranteed by The Pittston Company.

     (41) Guaranteed by CBI Industries, Inc. Subsequently guaranteed by Praxair, Inc.

     (42) Guaranteed by Peabody Holding Company, Inc.

     (43) Tarmac America, Inc.; Tarmac Mid-Atlantic, Inc.; and Tarmac Florida, Inc. are co-lessees. Guaranteed by Tarmac PLC, a British Limited Liability Company.

     (44)The equipment is subject to operating leases and managed by the lessee under a pooled management arrangement. Rentals are variable. Average monthly lease payments are estimated based on the minimum lease payments to be received on similar Equipment owned by a prior program.

     (45) Lessee has limited option to terminate at 36 months and 60 months, subject to a remarketing agreement with Bond International (US), Inc.

     (46) A division of Waban, Inc.

     (47) Equipment is subject to a full payout management agreement with MRXX Corporation.

     (48) Guaranteed by Mineral Technologies, Inc.

     (49) Guaranteed by Mobil Corporation.

     (50) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services; and TLP, Inc.

     (51) This lessee filed for protection under Chapter 11 of the United States Bankruptcy Code on January 16, 1998. As this lease has been leveraged using non-recourse secured debt, the General Partner does not feel that the effect of the bankruptcy will have a material adverse impact on the performance of ATEL Cash Distribution Fund V.

     (52) The lessee name  represents  the  guarantor  of the lease  obligations
(which has since changed its name to the Morton's Restaurant Group, Inc.). Actual lessees are various subsidiaries of the guarantor.

     (53) This lessee defaulted on a portion of its lease payments in October 1997. ATEL Cash Distribution Fund V is currently negotiating a possible settlement with the lessee.

     (54) Guaranteed by Smith's Food & Drug Centers.

     (55) Subject to a remarketing/residual sharing agreement with AT&T Credit Corporation.

     (56) Guaranteed by Adolf Coors Company.

     (57) The end-users of the Equipment are various governmental entities in the United Kingdom.

     (58) Guaranteed by NEC Corporation.

     (59) Guaranteed by A.T. Massey Coal Company, Inc.

     (60) Guaranteed by Perdue Farms, Inc.

     (61) Subject to a management agreement with Transamerica Leasing, Inc.

     (62) Subject to a management agreement with First Union Rail Corporation.

     (63) Title to the Equipment and Lease is held by an equipment trust. A divided beneficial interest in the trust representing 24 of 34 of the diesel-electric locomotives is owned by the program. A divided beneficial interest in the trust representing the remaining 10 diesel-electric locomotives has been assigned to a non-affiliate, however, such interest continues to be managed by an affiliate of the program.

     (64) The equipment is subject to a full payout management agreement with MRXX Corporation.

     (65) Title to the equipment is held in a trust. A divided beneficial interest in the trust representing 130 of 291 boxcars is owned by the program. A divided interest in the trust representing the remaining 161 boxcars continues to be owned by the seller of the program's interest, which seller is a non-affiliate.

     (66)  The   underlying   leases  in  this   transaction   are  to   various
municipalities in the United Kingdom. The underlying leases are being managed by Hambros Vendor Finance Limited and include a residual sharing agreement.

     (67)  The   underlying   leases  in  this   transaction   are  to   various
municipalities in the United Kingdom. The underlying leases are being managed by Hastings Leasing Limited and include a residual sharing agreement.

     (68) Title to the equipment is held in a trust. The program has a 100% undivided beneficial interest in the trust.

     (69) Guaranteed by Hyundai Electronics Industries Co., Ltd.

     (70) Guaranteed by Mobil Corporation.

     (71) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group Inc.: The DDB Needham Worldwide Communications Group Inc.; Griffin Bacal Inc.; DDB Needham Chicago, Inc.; DDB Needham Dallas, Inc.; PGC Advertising, Inc.; The Focus Agency, LP.; Elgin DDB Inc.; Group Management Services and TLP, Inc.

     (72) Tarmac America, Inc.; Tarmac Mid-Atlantic, Inc.; and Tarmac Florida, Inc. are co-lessees. Guaranteed by Tarmac PLC, a British Limited Liability Company.

     (73) Co-lessee under the lease with Ultratech Stepper, Inc., UltraBeam Lithography, Inc. and Verdant Technologies, Inc. as additional co-lessees.

     (74) The lessee name represents the manager of the rail tank cars. These rail tank cars are not currently subject to a fixed term lease.

                                    TABLE VI

                         SALES OR DISPOSALS OF EQUIPMENT


ATEL Lease Income Fund, ATEL Cash Distribution Fund, ATEL Cash Distribution Fund II, ATEL Cash Distribution Fund III, ATEL Cash Disitribution Fund IV, ATEL Cash Distribution Fund V, ATEL Cash Distribution Fund VI and ATEL Capital Equipment Fund VII have disposed of equipment in their portfolios as of June 30, 1999. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the "Excess of Rents Over Expenses" column. "Equipment Acquisition Price" includes acquisition fees. Dispositions are shown on a per asset basis.

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----

ATEL LEASE INCOME FUND 1985-A
Colour Graphics                 Computer system              Feb-87             $ 34,500  Oct-93         $ 2,525       $ 44,483
Colour Graphics                 Office Information Systems   Jul-88               45,000  Jan-94          11,200         55,777
Educational Loan Services,      Office Information Systems   May-86               33,050  Oct-90             900         31,350
     Inc.
Federal Home Loan Bank of       Office Information Systems   May-86               39,127  Apr-90             870         36,800
     New York
Financial News Network, Inc.    Studio and Broadcasting      Feb-90               14,777  Jun-92          11,493          2,027   5
Gorham, Inc.                    Office Information Systems   May-86               38,799  Mar-90           2,300         45,180
Long Lake Staionary, Inc.       Binding Equipment            May-87                4,023  Jul-92               1          6,242
Philip Morris, U.S.A.           Office Information Systems   May-86               13,297  Jan-89           3,600         12,400
Philip Morris, U.S.A.           Office Information Systems   May-86               21,584  Aug-92               -         22,050
Polaroid Corporation            Office Information Systems   May-86               48,028  Jan-90           4,500         45,000
Rohr Industries, Inc.           Motor Vehicle                Jan-89               12,451  Apr-95           6,400         17,843
Rohr Industries, Inc.           Motor Vehicle                Apr-89                8,376  Jul-92           4,723          8,558
                                                                           --------------          -------------- --------------
                                                                               $ 313,012                $ 48,512      $ 327,710
                                                                           ==============          ============== ==============

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND
Acushnet Company                Office Information Systems   Jan-87            $ 140,287  Dec-91         $ 4,545      $ 156,000
Alachua General Hospital        MRI Scanner                  Jan-89              641,593  Jan-95               1        699,453
Alachua General Hospital        Tractor                      Jan-89               15,327  Sep-92           9,000         15,900   6
American Motors Corporation     Lift Trucks                  Oct-87              217,066  Jun-97          57,000        229,029
American Motors Corporation     Lift Trucks                  Oct-87              109,751  Mar-93          31,800        141,636
American Motors Corporation     Lift Trucks                  Oct-87               55,579  Apr-93          15,956         71,727
American Motors Corporation     Lift Truck                   Oct-87               34,494  May-89          30,818         10,117
American Motors Corporation     Lift Trucks                  Oct-87               25,754  Sep-92           6,200         31,306
American Motors Corporation     Lift Trucks                  Oct-87               15,201  Feb-94           4,500         22,886
American Motors Corporation     Lift Trucks                  Oct-87               12,877  Jan-93           3,200         15,863
American Motors Corporation     Hoist Mill Truck             Dec-87              104,834  Mar-93          18,000        131,164
American Motors Corporation     Lift Truck                   Dec-87               29,709  Jun-97               -         21,189
American Motors Corporation     Lift Trucks                  Jan-88               45,385  Dec-92           7,000         63,268
Anaheim Memorial Hospital       CAT Scanner                  Jan-88              814,696  Apr-93          88,000        839,938
Campbell Soup Company           Reach / Walkie Trucks        Mar-87               79,248  Sep-93           2,700         89,216
Campbell Soup Company           Lift Truck Battery Chargers  Mar-87               37,127  Aug-93          12,435         38,812
Campbell Soup Company           Lift Truck                   Mar-87               34,790  Jun-90          30,000         19,575
Campbell Soup Company           Lift Truck                   Mar-87               25,668  Jul-94           5,022         31,663
Campbell Soup Company           Lift Truck                   Mar-87               19,763  Oct-95           2,000         27,283
Campbell Soup Company           Lift Truck                   Mar-87               19,491  May-95               -         25,976
Campbell Soup Company           Batteries / Chargers         Mar-87               12,417  Dec-93           4,250         13,977
Campbell Soup Company           Lift Trucks                  Mar-87               10,584  Dec-97          11,000         36,430
Campbell Soup Company           Lift Truck                   Apr-87               24,550  Apr-91          17,764         17,765
Campbell Soup Company           Lift Truck                   Apr-87                4,997  Apr-91           3,616          3,616
Campbell Soup Company           Lift Truck                   Apr-87               63,153  Dec-97          20,873         71,540
Color Graphics Corporation      645-MSS Output Scanning      Dec-86              232,533  Mar-94          20,000        303,307
                                     Station
Enron Corp.                     Office Information Systems   Jun-88               88,364  Jun-91          17,857         90,326
Enron Corp.                     Office Information Systems   Jun-88               87,399  Feb-92          10,650         85,140
Enron Corp.                     Office Information Systems   Jun-88               79,726  Mar-92           8,000         76,968
Financial News Network, Inc.    Studio and Broadcasting      Mar-90              935,918  Jun-92         747,617        123,050   7
GAF Corporation                 Lift Trucks                  Oct-87              459,660  Nov-92          94,575        457,460
GAF Corporation                 Joy Filler                   Mar-88              535,257  Dec-97          44,525        822,498
Galardi Group                   Restaurant FF&E              Jun-94              247,000  Oct-96         147,148        173,042
Hartford Insurance Group        Communication                Jul-88               93,252  Jul-93           3,618        106,785
Imperial Plastics, Inc.         Injection Molding            Jun-87              137,247  Apr-94          67,000        147,445
Imperial Plastics, Inc.         Injection Molding            Dec-87              150,879  Apr-94          64,000        170,530
Imperial Plastics, Inc.         Injection Molding            Jan-88              194,944  Apr-94          77,000        229,797
Imperial Plastics, Inc.         Air Compressor Temperature   Mar-88               66,883  Apr-94          17,000         71,949
                                  Control Unit

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----

ATEL CASH DISTRIBUTION FUND
Martin Marietta Corporation     Communication                Apr-88              296,550  Aug-93             500        277,184
Martin Marietta Corporation     Communication                Apr-88              148,275  Jun-92          16,000        138,592
Nord Kaolin Company             Hydraulic Excavator          May-87              163,490  Mar-93          45,000        184,567
Nord Kaolin Company             Komatsu Crawler Tractor      Aug-87               50,693  Jul-96          12,000         36,492
Nord Kaolin Company             Lift Trucks                  Sep-87               15,633  Oct-95           3,500         27,386
Nord Kaolin Company             Magnetic Separator           Oct-87              160,669  Dec-96          25,000        150,087
Nord Kaolin Company             Industrial Truck             Oct-89               13,745  Oct-97           3,000         20,856
Polaroid Corporation            Office Information Systems   Mar-87               37,819  Apr-92           2,475         41,005
Putnam County Hospital          Spectrum Analyzer            May-88              114,950  May-94           2,000        158,780
Rohr Industries, Inc.           Motor Vehicle                Jul-87               14,790  Feb-93           4,175         17,080
Rohr Industries, Inc.           Motor Vehicle                Jan-88                9,346  Aug-96           3,232         11,495
Rohr Industries, Inc.           Motor Vehicle                Feb-88               12,060  Aug-96           1,502         14,896
Rohr Industries, Inc.           Motor Vehicle                Mar-88               16,421  Feb-93           4,575         19,073
Rohr Industries, Inc.           Motor Vehicle                Apr-88               16,183  Aug-93           3,977         18,986
Rohr Industries, Inc.           Motor Vehicle                Apr-88               16,052  Feb-96           5,000         21,252
Rohr Industries, Inc.           Motor Vehicle                Apr-88               14,630  Apr-91           5,725         13,106
Rohr Industries, Inc.           Motor Vehicle                Apr-88               14,028  Dec-95           4,630         20,629
Rohr Industries, Inc.           Motor Vehicle                Apr-88               13,330  Oct-92           2,530         15,081
Rohr Industries, Inc.           Motor Vehicle                Apr-88               12,932  Apr-91           4,380         11,585
Rohr Industries, Inc.           Motor Vehicle                Apr-88               12,060  Apr-91           3,498         10,804
Rohr Industries, Inc.           Motor Vehicle                Apr-88               12,060  Apr-91           3,198         10,804
Rohr Industries, Inc.           Motor Vehicle                Apr-88                9,356  Aug-96           3,332         12,647
Rohr Industries, Inc.           Motor Vehicle                May-88               13,981  Sep-95           3,900         20,280
Rohr Industries, Inc.           Motor Vehicle                Jul-88               29,656  Nov-92           7,135         31,553
Rohr Industries, Inc.           Motor Vehicle                Jul-88               25,755  Mar-96           9,000         33,051

                                      A-43

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----

ATEL CASH DISTRIBUTION FUND
Rohr Industries, Inc.           Motor Vehicle                Jul-88               11,566  Jul-91           4,075         10,517
Rohr Industries, Inc.           Motor Vehicle                Jul-88               11,566  Jul-91           4,850         10,517
Rohr Industries, Inc.           Motor Vehicle                Jul-88               11,566  Jul-91           3,890         10,517
Rohr Industries, Inc.           Motor Vehicle                Aug-88               17,829  Nov-96           6,590         23,532
Rohr Industries, Inc.           Motor Vehicle                Aug-88               16,538  May-93           2,622         18,710
Rohr Industries, Inc.           Motor Vehicle                Aug-88               14,662  Oct-93           3,435         16,587
Rohr Industries, Inc.           Motor Vehicle                Oct-89               15,460  Dec-97           2,750         33,297
Teledyne Industries, Inc.       Lift Truck                   Oct-87              160,930  Feb-93          48,000        162,751
Teledyne Industries, Inc.       Lift Truck                   Oct-87              147,345  Nov-92          20,000        149,763
Teledyne Industries, Inc.       Lift Truck                   Oct-87               87,258  Jan-93          19,000         89,166
Teledyne Industries, Inc.       Lift Truck                   Jan-88              147,345  Nov-91          41,000        137,956
Teledyne Industries, Inc.       Lift Truck                   Jan-88               52,250  Apr-91          15,000         47,775
Teledyne Industries, Inc.       Lift Truck                   Jan-88               39,188  Apr-91          10,000         35,832
Teledyne Industries, Inc.       Lift Truck                   Feb-88              173,330  Feb-93          58,000        150,644
Teledyne Industries, Inc.       Lift Truck                   Mar-88               50,160  May-93          11,000         51,896
Teledyne Industries, Inc.       Lift Truck                   Apr-88               55,907  Feb-93          20,000         58,088
Teledyne Industries, Inc.       Lift Truck                   Jul-88              147,345  Oct-92          20,000        134,726
Teledyne Industries, Inc.       Lift Truck                   Aug-88               42,845  Jan-94           9,000         46,240
Teledyne Industries, Inc.       Lift Truck                   Nov-88               38,278  Mar-94          11,000         41,481
Teledyne Industries, Inc.       Lift Truck                   Nov-88               35,530  Jan-94          10,390         36,406
Teledyne Industries, Inc.       Lift Trucks                  Aug-89               32,771  Nov-94           7,896         33,173
Teledyne Industries, Inc.       Lift Truck                   Sep-89               68,970  Oct-92          10,000         67,300
Teledyne Industries, Inc.       Lift Truck                   Nov-89              218,133  Jan-93          44,000        204,009
Teledyne Industries, Inc.       Lift Truck                   Nov-89               58,374  Mar-94          12,500         63,256
Teledyne Industries, Inc.       Lift Truck                   Jan-90               57,487  Mar-94          13,000         55,978
Teledyne Industries, Inc.       Lift Trucks                  Jan-90               57,350  Jan-95          15,000         58,052
Teledyne Industries, Inc.       Lift Trucks                  Jan-90               57,350  Jan-95          15,000         58,052
The Dow Chemical Company        Truck                        Jul-87              111,288  Jun-93          17,500        102,367
The Dow Chemical Company        Trucks                       Jul-87               91,216  Jul-93          26,000         80,985
The Dow Chemical Company        Mack Truck                   Jul-87               25,210  Aug-92           7,500         24,846
Treasure Chest Advertising      Printing Press               Mar-87              521,190  Dec-92         311,844        523,950
     Company, Inc.
TRW, Inc.                       Communication                Apr-89              257,130  Jul-93           8,400        235,080
TRW, Inc.                       Communication                Apr-89               77,957  May-92          19,800         70,704
United Technologies             Office Information Systems   Dec-86               77,450  Mar-91          20,000         80,985
     Corporation
Vista Chemical Company          Tank cars                    Mar-88            1,238,250  Dec-93         885,000      1,090,493
WSMP, Inc.                      Vacuum Pkg. Machine          Apr-95              208,788  Dec-97         150,314        129,870
                                                                           --------------          -------------- --------------
                                                                            $ 11,583,679             $ 3,768,290   $ 11,146,398
                                                                           ==============          ============== ==============

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND II
A.O. Smith Corporation          Office Automation Equipment  Dec-90            $ 723,258  Sep-94        $ 75,017      $ 763,652
A.O. Smith Corporation          Lift Truck                   Jul-89               80,717  Jun-94          34,000         81,198
A.O. Smith Corporation          Lift Truck                   Jul-89               26,910  Jun-95           6,250         51,147
A.O. Smith Corporation          Lift Truck                   Jul-89               17,616  Jul-95           1,500         23,346
A.O. Smith Corporation          Personnel Carrier            Jul-89                4,381  Jul-94             500          4,407
A.O. Smith Corporation          Machinery                    Jul-91               26,475  Jan-93          18,360         15,660
Addwest Gold, Inc.              Portable Jaw Crusher Plant   Sep-88            1,153,001  Nov-94         301,000      1,104,720
Alachua General Hospital        MRI Scanner                  Jan-89            1,286,256  Jan-95               1      1,683,244
Alachua General Hospital        Tractor                      Jan-89               30,727  Sep-92          18,000         31,801   6
American Express Company        Manufacturing                May-89              289,922  May-93          10,000        293,040
American President Trucking     Tractors                     Sep-88               60,326  Jan-94          15,500         55,808
     Co., Ltd.
American President Trucking     Tractors                     Sep-88               60,326  Apr-94          16,400         61,125
     Co., Ltd.
American President Trucking     Tractors                     Sep-88               60,326  Apr-94          16,200         61,571
     Co., Ltd.
American President Trucking     Tractors                     Sep-88               60,326  Apr-94          16,400         55,808
     Co., Ltd.
American President Trucking     Tractors                     Sep-88               60,325  Sep-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               61,513  Dec-93          16,000         52,752
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               61,513  Jan-94          16,000         60,854
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               61,513  Jan-94          16,000         58,674
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               61,513  Apr-94          17,000         59,724
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               60,326  Dec-93          15,000         51,734
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               60,326  Jan-94          15,500         56,701
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               60,326  Apr-94          16,400         58,570
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               60,326  Apr-94          16,400         58,145
     Co., Ltd.
American President Trucking     Tractors                     Oct-88               60,326  Apr-94          19,000         58,595
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Jun-93          45,041         47,171
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Dec-93          15,926         59,573
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Jan-94          16,000         59,369
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Jan-94          16,000         56,907
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               61,513  Jun-96           8,500         71,279
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  May-93          44,172         44,957
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-94          17,461         58,772
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-94          15,500         55,808
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Apr-94          19,000         55,809
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Apr-94          16,400         58,570
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-96          10,350         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-96          10,282         69,903
     Co., Ltd.

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND II
American President Trucking     Tractors                     Nov-88               60,326  Jan-96          10,350         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jan-96          10,350         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Apr-96          10,565         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  May-96          10,390         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jun-96           9,500         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Jul-96           9,995         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Sep-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Sep-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Sep-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Oct-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,326  Nov-96           7,600         69,903
     Co., Ltd.
American President Trucking     Tractors                     Nov-88               60,325  Dec-95          11,522         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Jun-96           9,500         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Aug-96           7,200         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Sep-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Sep-96           7,700         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Sep-96           7,905         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Nov-96           7,600         69,903
     Co., Ltd.
American President Trucking     Tractors                     Dec-88               60,326  Nov-96           7,600         69,903
     Co., Ltd.
American President Trucking     Tractors                     Mar-89               61,513  Feb-96          10,488         71,279
     Co., Ltd.
Bistol-Meyers Squib             Office furniture             Jun-92              324,310  Oct-95          89,834        340,960
Buffalo & Pittsburgh Railroad   Locomotives                  Nov-93              108,127  Nov-96         103,500        109,471
Campbell Soup Company           Lift Trucks                  Jul-88              237,980  Oct-95          33,000        304,036
Campbell Soup Company           Life plus charger            Jul-88               28,056  Aug-95           6,000         34,608
Campbell Soup Company           Lift Truck                   Jul-88               26,604  Oct-95           2,500         33,597
Campbell Soup Company           Forklift Truck               Jul-88 to            74,794  Dec-98           1,680         77,130
                                     Sep-88
Chesebrough-Pond's Inc.         Lift Trucks                  May-90              109,901  Aug-94          42,000        124,236
Chesebrough-Pond's Inc.         Motorized Lowlift Walk/      May-90               38,303  Aug-94           4,800         43,452
                                   Ride Trucks
Chesebrough-Pond's Inc.         Lift Truck                   May-90               35,029  Aug-94          12,950         39,270
Chesebrough-Pond's Inc.         Lift Truck                   May-90               18,220  Aug-94           6,750         20,502
Chrysler Corporation            C-Line Industrial Battery    Dec-93                7,202  Oct-97           2,221         85,182
Chrysler Corporation            Battery Charger              Dec-93                4,798  Oct-97           1,479         56,748
Colour Graphics Corporation     Computer system              Jul-88               35,411  Oct-93           2,475         41,767
Continental Medical Systems,    Physical therapy             Jun-90               36,676  Jun-95          11,750         45,485
     Inc.

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND II
Cooper Tire & Rubber Company    Lift Trucks                  Nov-88               33,296  Jan-96          10,600         37,698
Cooper Tire & Rubber Company    Forklifts                    Apr-89 to            87,906  Jul-96          15,760        107,895
                                     Jun-89
Cooper Tire & Rubber Company    Forklifts                    Jan-89 to           482,499  Oct-96          89,200        598,468
                                     Mar-89
Delnor Community Hospital       Medical                      Apr-88               89,081  Dec-91          35,000         87,406
Delnor Community Hospital       Medical                      Jul-88              263,473  Apr-91          45,000        247,586   8
Delnor Community Hospital       Medical                      Jul-88              118,775  Apr-91          17,850        106,513
DJ Aerospace Limited            Executive Aircraft           Apr-94              810,000  Jan-97         436,309        681,820
Emmanuel Hospital & Health      1987 BK117-A4 Helicopter     Jul-88            2,354,534  Oct-98       1,591,194      3,236,782
     Center
Financial News Network, Inc.    Studio and Broadcasting      Feb-90              670,359  Jun-92         534,432        148,788
Fingerhut Corporation           Pacesetter Saddlebinder      Dec-89              233,268  Dec-94         110,000        258,130
FMC Gold Company                Material Handling            Apr-90              417,082  Jul-93         155,000        361,891
FMC Gold Company                Material Handling            Apr-90              380,201  May-93         105,000        322,256
GAF Corporation                 Manufacturing                Mar-88              433,267  Jun-95               1        657,024
Galardi Group                   Restaurant FF&E              Jun-94              507,000  Oct-96         302,042        355,190
General Motors Corporation      Video Projector              Dec-93                6,516  Jan-98               -         10,006
General Motors Corporation      Video Projectors             Dec-93               52,128  Jun-97          11,613         59,207
Hammermill Paper Company        Truck                        Dec-88 to           100,728  Jul-98 to       13,700        102,577
                                                                Mar-90                       Dec-98
Home Life Insurance             Furniture                    Jan-89              445,877  Sep-98         102,867        753,912
Hudson Foods, Inc.              Chicken Processing           Jul-89              326,880  Aug-94         120,215        373,808
Hudson Foods, Inc.              Waste Water Pre-treatment    Aug-89              331,070  Aug-94         121,600        377,895
                                      Plant
Hudson Foods, Inc.              Chicken Processing           Dec-89            1,102,591  Sep-94         333,006      1,182,678
                                    Equipment
Hudson Foods, Inc.              Chicken Processing           Dec-89              890,708  Sep-94         272,280        959,784
                                    Equipment
Hudson Foods, Inc.              Chicken Processing           Dec-89              190,739  Sep-94          56,897        205,202
                                    Equipment
Inland Steel Company            Laser Measuring System       Sep-89              436,808  Apr-94         105,000        487,179
International Paper Company     Truck                        Jun-88               25,080  Nov-92          14,653         28,446
International Paper Company     Trucks                       Jul-88               32,039  Nov-91           7,412         31,840
International Paper Company     Truck                        Sep-88               42,161  Dec-95          11,120         73,774
International Paper Company     Van                          Sep-88               39,626  Nov-94          11,325         37,872
International Paper Company     Trucks                       Sep-88               37,910  May-92          17,372         33,220
International Paper Company     Truck                        Sep-88               35,302  Sep-94           8,500         36,360
International Paper Company     Trucks                       Sep-88               28,114  Dec-93           7,750         30,848
International Paper Company     Truck                        Sep-88               20,850  Dec-95          11,924         39,114
International Paper Company     Trucks                       Nov-88              165,175  Aug-91         118,185         90,831
International Paper Company     Truck with power lift gate   Nov-88               32,691  Dec-94          10,000         36,079
International Paper Company     Truck with power lift gate   Nov-88               32,691  Feb-95           9,500         36,079
International Paper Company     Motor Vehicle                Dec-88               13,873  Apr-97           5,500         22,610
International Paper Company     Motor Vehicle                Jan-89               33,029  Jul-96           4,000         58,146
International Paper Company     Motor Vehicle                Feb-89               41,080  Jun-97           4,250         65,533
International Paper Company     Trucks                       Mar-89               48,783  May-95          26,000         40,150
International Paper Company     Truck                        Mar-89               24,458  Apr-95          11,000         25,968
International Paper Company     Cargo Van                    Mar-89               13,910  Jan-95           2,740         16,189
International Paper Company     Trucks                       Apr-89               76,873  May-95          20,000         86,592
International Paper Company     Truck                        Jun-89               29,079  May-95           9,000         31,744
International Paper Company     Trucks                       Jun-89               27,457  Apr-94           4,500         32,538
International Paper Company     Truck                        Aug-89               27,249  Apr-96           7,000         37,622
International Paper Company     Cut-away Van                 Aug-89               19,484  Dec-94           5,750         19,095
International Paper Company     Trucks                       Oct-89              116,589  May-92          83,477         63,595
International Paper Company     Cab & chassis                Oct-89               25,374  Dec-95           9,477         38,797
International Paper Company     Trucks                       Nov-89               33,587  Mar-94           9,000         34,975
International Paper Company     Trucks                       Dec-89              123,513  Apr-95          50,750        139,088
International Paper Company     Trucks                       Mar-90               76,300  May-92          54,047         34,906
KeyCorp                         Office Furniture and         Aug-89              913,120  Apr-94         245,000      1,014,508
                                    Equipment
Keycorp                         ATM's                        Aug-89              251,385  Dec-96          23,500        287,781
KeyCorp                         ATM Machines                 Aug-89              195,522  Apr-96          18,650        211,431
KeyCorp                         ATM Machines                 Aug-89              139,658  Jan-94          41,250        146,802
Keycorp                         ATM's                        Aug-89              139,658  Jun-97          10,000        213,512   9
KeyCorp                         ATM Machines                 Aug-89               55,864  Aug-94          14,500         66,333
Koppers Industries, Inc.        Hydraulic loader & end       Jun-90              639,120  Jun-95         317,500        793,198
                                     loader
Liggett Group                   Laser Perforation Unit       Dec-88              679,384  Aug-98          75,000        362,630
Midway Airlines, Inc.           Commercial Aircraft          Jun-90            4,592,040  Sep-91       3,444,589        463,076
National Semiconductor          Wafer Processing System      Apr-89              762,580  Jan-94          82,000        869,955
     Corporation

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND II
National Steel Corporation      Crane (20 Ton)               Oct-89              169,447  Oct-98          38,000         35,432
National Steel Corporation      Wheel Loader                 Dec-89              380,203  Jul-96         134,512        476,098
National Steel Corporation      Forklifts                    Dec-89               85,296  Jun-97          25,000        109,159
National Union Electric         Phone System                 Aug-89              481,738  Mar-94         130,000        507,722
     Corporation
Nissan Motor Corporation        Office Information Systems   Jul-88              229,598  Jul-93           3,700        221,328
     In USA
NMCS, Inc. , d/b/a National     Office Furniture             Jun-88              627,453  Mar-94               1        747,640
     Medical Group Services,
     Inc.
Nord Kaolin Company             Water Tank Trucks            Feb-89              229,795  Nov-96          31,800        191,762
Nord Kaolin Company             Ford Truck & Truck Crane     Apr-89               76,913  Mar-97          28,000        109,219
Owens Corning Fiberglas Corp.   Automobile                   Nov-88               15,822  Apr-95           3,650         20,000
Owens Corning Fiberglas Corp.   Material Handling            Jul-89              175,098  Jul-92          41,020        154,944
Owens Corning Fiberglas Corp.   Material Handling            Oct-89              151,207  Mar-93          47,000        139,317
Owens Corning Fiberglas Corp.   Material Handling            Oct-89               56,733  Sep-94          13,000         62,760
Owens Corning Fiberglas Corp.   Material Handling            Oct-89               31,192  Sep-94           9,000         34,524
Owens Corning Fiberglas Corp.   Material Handling            Dec-89               21,331  May-96           4,100         27,834
Owens Corning Fiberglas Corp.   Material Handling            Feb-90              100,985  Oct-95          35,000        119,560
Owens Corning Fiberglas Corp.   Lift Truck                   Mar-90               18,288  Mar-95           6,500         19,851
Owens Corning Fiberglas Corp.   Material Handling            Apr-90              122,130  Apr-94          36,600        126,827
Owens Corning Fiberglas Corp.   Material Handling            Apr-90              118,092  Apr-95          44,500        128,182
Owens Corning Fiberglas Corp.   Material Handling            Apr-90              101,775  Jun-93          29,100         92,836
Owens Corning Fiberglas Corp.   Material Handling            May-90               57,956  Jun-93          13,500         62,821
Owens Corning Fiberglas Corp.   Material Handling            May-90               21,866  May-98           4,200         30,239
Owens Corning Fiberglas Corp.   Material Handling            May-90               18,972  Apr-94           4,800         20,165
Owens Corning Fiberglas Corp.   Material Handling            Jun-90              152,935  Oct-95          56,000        179,186
Owens Corning Fiberglas Corp.   Material Handling            Jun-90               16,179  Aug-96           5,000         19,670
Owens Corning Fiberglas Corp.   Forklift Truck               Jul-90               22,422  Jul-97               1         36,338
Owens Corning Fiberglas Corp.   Material Handling            Aug-90              123,102  Aug-93          41,000        113,082
Owens Corning Fiberglas Corp.   Lift Truck                   Aug-90               59,786  Dec-94          20,000         59,404
Owens Corning Fiberglas Corp.   Forklift                     Aug-90               25,601  Oct-96           5,050         31,106
Owens Corning Fiberglas Corp.   Material Handling            Aug-90               20,858  Aug-95          10,750         22,911
Owens Corning Fiberglas Corp.   Material Handling            Aug-90               20,858  Sep-95          10,750         22,911
Owens Corning Fiberglas Corp.   Forklift Truck               Aug-90               19,000  Jul-97           4,000         24,084
Owens Corning Fiberglas Corp.   Mobile Rail Car Mover        Oct-90              114,900  Sep-97          70,000        142,436
Owens Corning Fiberglas Corp.   Material Handling            Oct-90               22,750  Nov-95           7,000         29,948   10
Owens Corning Fiberglas Corp.   Material Handling            Oct-90               21,920  Oct-95          10,750         24,521
Owens Corning Fiberglas Corp.   Material Handling            Oct-90               17,235  Jan-98           2,833         22,627
Owens Corning Fiberglas Corp.   Sweeper                      Nov-90               27,592  Dec-93           6,600         26,638
Owens Corning Fiberglas Corp.   Material Handling            Nov-90               11,302  Mar-95               1         15,881
Pre Press Group                 Digital Color Scanner        Nov-88            1,276,903  Nov-97           9,000      1,529,568
Quaker Coal Company             Crawler Dozer                Feb-94              558,301  Apr-96         255,000        356,875
Ran-Bar Corporation             Boom lift                    Aug-93                7,950  Sep-95               1         19,152
Regents of the University of    Communication                Jan-89               84,204  Dec-93          25,500         87,434
     California
Rocky Mountain Helicopters,     Aircraft                     Oct-89            2,252,125  Dec-93       1,472,413      1,383,000
     Inc.
Rohr Industries, Inc.           Motor Vehicles               Oct-88               47,524  Aug-93          19,095         61,845
Rohr Industries, Inc.           Motor Vehicles               Oct-88               24,450  May-93           5,534         24,406
Rohr Industries, Inc.           Motor Vehicles               Oct-88               11,370  Dec-93           3,977         13,300
Rohr Industries, Inc.           Motor Vehicles               Oct-88                8,742  Aug-96           3,482         12,950
Rohr Industries, Inc.           Motor Vehicles               Dec-88               99,553  Jan-93          22,012         99,184
Rohr Industries, Inc.           Motor Vehicles               Dec-88               15,642  Jan-95           3,077         21,521
Rohr Industries, Inc.           Motor Vehicles               Dec-88               15,569  Dec-93           4,777         17,664
Rohr Industries, Inc.           Motor Vehicles               Jan-89               14,990  Feb-92           3,509         12,925
Rohr Industries, Inc.           Motor Vehicles               Jan-89               14,990  May-92           5,538         13,776
Rohr Industries, Inc.           Motor Vehicles               Jan-89                9,532  Apr-94           3,300         12,375
Rohr Industries, Inc.           Motor Vehicles               Feb-89                9,359  Aug-94           3,177         12,851
Rohr Industries, Inc.           Motor Vehicles               Feb-89                8,952  Aug-96               -         14,280
Rohr Industries, Inc.           Motor Vehicles               Apr-89               72,014  Jul-92          20,088         68,396
Rohr Industries, Inc.           Motor Vehicles               Apr-89               36,263  Apr-89           7,667         35,328
Rohr Industries, Inc.           Motor Vehicles               Apr-89               35,762  Apr-92           9,019         34,793
Rohr Industries, Inc.           Motor Vehicles               Apr-89               24,343  Jul-92           5,146         23,683
Rohr Industries, Inc.           Motor Vehicles               Apr-89               21,759  Jul-94           8,500         25,267

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND II
Rohr Industries, Inc.           Motor Vehicles               Apr-89               12,393  Jan-92           2,313         12,086
Rohr Industries, Inc.           Motor Vehicles               Apr-89               11,921  May-92           3,058         11,597
Rohr Industries, Inc.           Motor Vehicles               Apr-89               11,920  Jul-92           2,973         11,597
Rohr Industries, Inc.           Motor Vehicles               May-89               16,760  Jul-94           3,677         18,710
Rohr Industries, Inc.           Motor Vehicles               May-89               11,920  May-93           2,772         12,955
Rohr Industries, Inc.           Motor Vehicles               Jul-89               18,477  Feb-93          11,810         14,614
Rohr Industries, Inc.           Motor Vehicles               Jul-89               17,801  Jul-92           3,823         15,948
Rohr Industries, Inc.           Motor Vehicles               Aug-89               14,570  Dec-93           3,695         15,270
Rohr Industries, Inc.           Motor Vehicle                Sep-89                8,702  Aug-96           3,979         12,557
Rohr Industries, Inc.           Motor Vehicles               Nov-89               16,378  May-92          13,340          9,100
Rohr Industries, Inc.           Motor Vehicle                Nov-89               15,863  Aug-96           4,422         20,605
Rohr Industries, Inc.           Pickup Truck                 Nov-89                9,652  Jan-95           4,100         10,720
Rohr Industries, Inc.           Motor Vehicles               Mar-90               15,065  Feb-93           6,756         12,658
Rohr Industries, Inc.           Vehicles                     Oct-88 to           101,804  Aug-98 to       20,176        109,725
                                                                Jul-90                      Sep-98
Sebastiani Vineyards, Inc.      Wine Barrels                 Oct-88              143,804  Jun-96           6,535        188,158
Sebastiani Vineyards, Inc.      Wine Barrels                 May-89               67,314  Jun-96           2,700         81,120
Sebastiani Vineyards, Inc.      Wine Barrels                 May-89               33,919  Jun-94           4,340         41,682
Sebastiani Vineyards, Inc.      Bottling Line And Related    Apr-90 to         2,602,391  Nov-98       1,011,587      3,360,000
                                   Equipment                    Mar-91
Shell Mining Company            Crawler Tractor              Oct-89            1,013,257  Dec-94         390,000      1,048,122
Shell Mining Company            Miner Machine                Feb-90              640,995  Mar-95         130,000        648,032
Shell Mining Company            Miner Machine                Feb-90              640,427  Mar-95         130,000        647,458
Shell Mining Company            Haultruck and Water Truck    Apr-90 to         1,546,341  Sep-98         491,564      2,062,732
                                     May-90
Sherwood Rehab. Hospital/CMS    Various Office & Medical     Jul-90 to         1,814,036  Aug-98         350,000      2,705,406
                                   Equipment                    Nov-90
St. Luke's-Roosevelt            Medical Furniture, Fixtures  Feb-90            1,126,223  Apr-93         404,654      1,116,417
     Hospital Center                & Equipment
The Budd Company                Electric Forklifts           May-90              426,589  Sep-97          68,742        491,609
The Budd Company                Forklifts                    May-90               90,919  Jul-97          27,600        104,777
The Budd Company                Industrial Batteries         May-90               85,100  Oct-97               -         98,071
The Budd Company                Industrial Batteries         May-90               70,128  Sep-97          17,190         80,817
The Budd Company                Electric Tow Tractors        May-90               42,589  Jul-97           5,400         49,080
The Budd Company                Electric Tuggers             May-90               22,342  Jul-97           4,000         25,747
The Budd Company                Chargers                     May-90               19,394  Sep-97           5,441         22,350
The Budd Company                Walkie Reach Truck           May-90               15,903  Sep-97           3,887         18,327
The Budd Company                Electric Cart                May-90                2,793  Sep-97             682          3,218
The Budd Company                Lift Trucks                  May-90              154,260  Mar-96          29,000        158,330
The Budd Company                Lift Trucks                  Jun-90              168,998  Mar-98          28,400        242,141
The Dow Chemical Company        Material Handling            Jul-87              990,448  Aug-92         382,160        877,628
The Dow Chemical Company        Rail car Mover               Jul-87              145,822  Jan-93          43,650        125,152
The Dow Chemical Company        Lift Truck                   Jul-87               26,198  Aug-92           4,300         25,820
The Dow Chemical Company        Material Handling            May-88              294,792  Jul-93          74,300        290,517
The Dow Chemical Company        Material Handling            May-88               55,516  Sep-95               -         73,736
The Dow Chemical Company        Material Handling            May-88               33,943  Jun-94          10,900         32,539
The Dow Chemical Company        Material Handling            May-88               33,119  Jan-95          10,000         39,517
The Dow Chemical Company        Material Handling            May-88               17,045  Jan-94           5,800         16,340
Treasure Chest Advertising Co.  Printing Press               Mar-93              850,000  Mar-98         400,000      1,017,960
Treasure Chest Advertising Co.  Plate Maker                  Nov-93              233,000  Sep-98          79,617        254,855
USX Steel Corporation           Haul Truck                   Dec-89            1,017,631  Dec-94         324,300      1,003,483
USX Steel Corporation           Haul Truck                   Dec-89            1,017,631  Dec-94         324,300      1,003,483
USX Steel Corporation           Haul Truck                   Dec-89            1,013,766  Dec-94         324,300        999,671
                                                                           --------------          -------------- --------------
                                                                            $ 53,466,721            $ 18,844,053   $ 53,318,597
                                                                           ==============          ============== ==============

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND III
A.O. Smith Corporation          Side loaders                 Nov-90            $ 230,591  Feb-97        $ 62,000      $ 266,272
A.O. Smith Corporation          Towmotors                    Nov-90              120,865  Jan-96          44,000        124,614
A.O. Smith Corporation          Forklifts                    Nov-90               33,752  Feb-97           8,100         40,198
A.O. Smith Corporation          Lift trucks                  Nov-90               25,315  Jan-96           8,250         26,100
A.O. Smith Corporation          Lift trucks                  Nov-90               22,516  Jan-96           9,000         23,215
A.O. Smith Corporation          Carton Clamps                Nov-90               22,469  Jan-96           9,000         26,166
A.O. Smith Corporation          Lift trucks                  Nov-90               17,860  Mar-96           3,950         18,414
Alumina Partners Of Jamaica     Payhauler Haul Truck         Dec-92              804,472  Sep-98         250,000        971,599
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          10,000         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          18,788         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          10,000         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          10,000         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Nov-96          10,000         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Dec-96          15,473         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Dec-96          11,894         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Dec-96           9,900         76,859
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,993         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,455         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,862  Feb-97          15,073         74,845
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  May-96          19,738         62,791
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Jun-96          18,738         62,791
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Nov-96          15,443         74,622
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Dec-96          15,443         74,622
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Dec-96          15,443         74,622
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Dec-96          15,443         74,622
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,510  Dec-96           9,900         76,442
     Co., Ltd.
American President Trucking     Tractors                     Feb-90               64,863  Jun-96          18,788         63,134
     Co., Ltd.
American President Trucking     Trailers                     Mar-90              641,594  Mar-98         210,000        743,110
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Nov-96          15,472         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Nov-96          15,472         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Nov-96          14,572         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Nov-96          15,472         73,663
     Co., Ltd.

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND III
American President Trucking     Tractors                     Mar-90               63,685  Dec-96          15,534         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Dec-96          15,372         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Dec-96          15,372         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Dec-96          15,372         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          14,396         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          14,072         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          14,072         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          14,072         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Apr-97          15,598         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  May-97          13,972         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Jun-97          13,772         73,663
     Co., Ltd.
American President Trucking     Tractors                     Mar-90               63,685  Jun-97          13,772         73,663
     Co., Ltd.
American President Trucking     Tractors                     Apr-90               64,510  Nov-96          15,543         72,620
     Co., Ltd.
American President Trucking     Tractors                     Apr-90               64,510  Dec-96          15,443         72,620
     Co., Ltd.
American President Trucking     Tractors                     Apr-90               64,510  Dec-96          15,443         72,620
     Co., Ltd.
American President Trucking     Tractors                     Apr-90              322,551  Jun-96          97,892        300,307
     Co., Ltd.
American President Trucking     Tractors                     May-90              129,021  Jul-97          24,085        183,461
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Nov-96          15,543         71,710
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Nov-96          15,543         71,710
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Dec-96          15,543         71,710
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Feb-97          15,543         71,710
     Co., Ltd.
American President Trucking     Tractors                     May-90               64,510  Feb-97          15,543         68,070
     Co., Ltd.
American President Trucking     Tractors                     May-90              387,062  Jun-96         150,839        343,988
     Co., Ltd.
American President Trucking     Tractors                     May-90              129,021  Jun-96          37,934        120,123
     Co., Ltd.
American President Trucking     Trailer                      May-90              163,481  Jun-98          52,500        189,348
     Co., Ltd.
American President Trucking     Tractor                      Jun-90               64,510  Jul-97          12,043         71,710
     Co., Ltd.
American President Trucking     Utility Curtainsiders        Jul-90              163,482  Aug-97          60,000        189,348
     Co., Ltd.
Barney's, Inc.                  Retail Store FF&E            Sep-93            2,009,077  Jul-96       1,033,020        967,060
Buffalo & Pittsburgh Railroad   Locomotives                  Nov-93              792,657  Nov-96         713,100        802,504
Carrier Corporation             Lift trucks                  Jun-90              359,305  Apr-95          89,800        369,875
Carrier Corporation             Lift trucks                  Jun-90              113,195  Apr-95          27,950        114,228
Carrier Corporation             Lift trucks                  Aug-90              200,008  Apr-95          43,100        203,148
Central Ohio Coal Company       CAT Scrapers                 Mar-92            2,713,694  Jul-96       1,048,730      2,580,680
Central Ohio Coal Company       160 Ton Coal Hauler          Mar-92            2,280,162  Dec-97         972,955      2,936,837
Central Ohio Coal Company       Billdozer                    Mar-92              396,549  Oct-96          53,000        392,373
Costain Coal, Inc.              Hemscheidt Mining Shield     Jun-91            5,299,496  Apr-99         126,667      4,636,355
Dean Foods Company              Trailer                      Oct-90               34,996  Nov-96          20,461         35,617
Dean Foods Company              91 Utility 48'X102 Reefer    Oct-90            1,099,749  Feb-98         390,000      1,303,590
                                     Trailer
Fingerhut Corporation           Saddlebinder/Stacker         Oct-91              318,979  Nov-98         130,000        377,903
FMC Gold Company                Haul Truck                   Jun-90              560,232  Jan-94         295,000        427,663
Fred Meyer, Inc.                Data Processing              Oct-90            3,244,649  Aug-95       1,060,276      3,608,683
Fred Meyer, Inc.                Data Processing              Nov-90            3,340,551  Dec-92       2,715,033      2,338,583   11
H.E. Butt Grocery Company       1993 GMC Tractors            Dec-92            1,443,798  Mar-99         214,200      1,544,402

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND III
Ingersoll International, Inc.   Microwave Communication      Nov-90              290,175  Nov-98          25,000        313,002
                                     System
Koppers Industries, Inc.        Material Handling            Jul-90               54,156  Sep-95          23,000         64,020
Koppers Industries, Inc.        Material Handling            Aug-90               45,485  Jan-94          33,383         31,471
Koppers Industries, Inc.        Material Handling            Dec-90              200,911  Dec-95         102,500        237,614
Koppers Industries, Inc.        Hydraulic Excavator          Mar-91              114,492  Apr-96          57,500        129,848
Kraft General Foods             Lift Truck                   Apr-91              160,846  May-98          29,925        187,568
Kraft General Foods             Lift Truck                   Apr-91               44,277  Apr-98          11,000         51,633
Kraft General Foods             Lift Truck                   Apr-91               23,101  May-98           3,875         26,939
Kraft General Foods             Lift Truck                   Apr-91               22,523  May-98           2,050         26,265
Kraft General Foods             Lift Truck                   Apr-91               22,093  May-98           2,675         25,763
Kraft General Foods             Lift Truck                   Apr-91               17,614  May-98           4,875         23,309
Kraft General Foods, Inc.       Material Handling            Jul-91               46,694  Aug-94          24,248         22,701
Kraft General Foods, Inc.       Lift Trucks and Pallet       Mar-91 to         1,296,898  Jul-98 to      173,569        970,702
                                   Trucks                       Jul-91                      Jan-99
Midway Airlines, Inc.           Commercial Aircraft          Jun-90            2,405,081  Sep-91       1,656,694        226,541
Mobil Oil Corporation           Material Handling            Apr-92               35,662  Jun-95          13,040         29,673
Mobil Oil Corporation           Material Handling            Jul-92               36,249  Jun-95          10,611         30,163
Mobil Oil Corporation           Golf Carts                   Jun-93              142,464  Jul-97          74,800         98,983
Mobil Oil Corporation           Golf Carts                   Jun-93              137,654  Jul-96          80,800         95,642
Nord Kaolin Company             Lab Equipment                Aug-90              409,694  Oct-97          91,000        110,806
Pepsico, Inc.                   Material Handling            Jul-90              208,042  Sep-96          16,000        254,225
Pepsico, Inc.                   Material Handling            Sep-90              228,666  Oct-96          21,000        266,447
Pepsico, Inc.                   Material Handling            Sep-90               32,885  Sep-96           1,200         41,214
Pepsico, Inc., d/b/a/ PFS       Material Handling            Jul-90               73,050  Jun-95           8,470         52,933
Philips Semiconductors Inc.     X-Ray Photo Electron         Nov-90              674,771  Feb-99               1        140,149
                                  Spectrometer
Pilgrim's Pride Corporation     Chicken Processing           Dec-90            3,791,002  Oct-95       1,400,000      4,000,050
Portland General Electric       50 Mw Turbines               Jun-90            2,839,101  Dec-98       4,250,000      2,656,687
PSI Energy, Inc.                Wheel Tractor Scraper        Jul-90              842,013  Sep-96         295,000        923,917
Quaker Coal Company             1993 Cat 789B 170 Ton Haul   Oct-93            1,291,110  May-99         250,000      1,199,570
                                      Truck
Reliance Insurance Company      Office Furniture             Jun-92            1,133,854  Jun-97         287,622      1,213,841   12
Reliance Insurance Company      Office Furniture             Sep-92              137,047  Sep-97          37,346        159,007
Reliance Insurance Company      Offset Press                 Sep-92               29,780  Sep-97           8,338         35,093
Shell Mining Company            Crawler Dozer                Oct-91              776,000  Dec-96         350,000        801,763
Southern Ohio Coal Company      Mining                       Mar-92            3,795,152  Jun-92       4,469,135        207,307
Southern Ohio Coal Company      Shuttle Cars                 Mar-92              767,590  Apr-97         120,000        851,419
Southern Ohio Coal Company      Power Center                 Mar-92              102,826  Apr-97          15,000        114,056
Stone Container Corp            Forklift                     Nov-90               35,759  Mar-98           6,500         54,404
Stone Container Corp            C50 Forklift                 Nov-90               19,696  Apr-98           4,000         15,700
Stone Container Corporation     Material Handling            Nov-90              299,787  Aug-93         115,700        301,446
Stone Container Corporation     Material Handling            Nov-90              227,384  May-93          54,500        163,622
Stone Container Corporation     Material Handling            Nov-90              216,936  Jun-95          72,500        199,500
Stone Container Corporation     Material Handling            Nov-90              183,825  Jul-95         105,500        188,712
Stone Container Corporation     Tractor                      Nov-90              137,327  Mar-95          75,842        124,820
Stone Container Corporation     Material Handling            Nov-90              136,838  Jun-96          60,670        164,020
Stone Container Corporation     Material Handling            Nov-90              116,700  Jul-95          23,750        133,201
Stone Container Corporation     Caterpillar Wheel Loader     Nov-90              110,990  Aug-98          45,000         73,008
Stone Container Corporation     Material Handling            Nov-90              110,836  Jul-95          21,750        125,403
Stone Container Corporation     Material Handling            Nov-90               96,611  Jun-95          29,500        107,181
Stone Container Corporation     Forklifts                    Nov-90               83,200  Aug-97          21,555        110,823
Stone Container Corporation     Material Handling            Nov-90               68,950  Mar-96          21,500         85,665
Stone Container Corporation     Material Handling            Nov-90               63,433  Sep-95          14,000         69,970
Stone Container Corporation     Tractor                      Nov-90               53,694  Jan-95          30,500         50,456
Stone Container Corporation     Material Handling            Nov-90               51,420  Jun-95          14,500         54,541
Stone Container Corporation     Material Handling            Nov-90               50,097  Oct-94          17,735         52,700
Stone Container Corporation     Material Handling            Nov-90               49,232  Jul-95          14,500         54,618
Stone Container Corporation     Material Handling            Nov-90               46,928  May-96           8,400         57,267
Stone Container Corporation     Forklifts                    Nov-90               46,681  Jul-96          13,375         67,363
Stone Container Corporation     Material Handling            Nov-90               46,492  Mar-96          13,500         41,148
Stone Container Corporation     Material Handling            Nov-90               45,669  Apr-94          17,500         45,093
Stone Container Corporation     Material Handling            Nov-90               43,850  Apr-93           9,000         36,268

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND III
Stone Container Corporation     Material Handling            Nov-90               33,498  Mar-95          14,500         35,136
Stone Container Corporation     Forklifts                    Nov-90               32,261  Nov-96           9,100         47,409
Stone Container Corporation     Forklifts                    Nov-90               26,256  Apr-97           9,000         55,930
Stone Container Corporation     Material Handling            Nov-90               25,898  Jul-95          12,000         26,586
Stone Container Corporation     Material Handling            Nov-90               23,674  Oct-93           5,800         24,262
Stone Container Corporation     Material Handling            Nov-90               22,561  Jan-96           2,000         29,525
Stone Container Corporation     Material Handling            Nov-90               22,308  Jul-95           5,500         23,453
Stone Container Corporation     Material Handling            Nov-90               18,611  Jul-94           3,500         16,737
Stone Container Corporation     Material Handling            Nov-90               17,250  Jul-95           5,500         15,176
Stone Container Corporation     Tractor                      Nov-90               17,227  Jan-95           6,000         18,431
Stone Container Corporation     Material Handling            Nov-90               17,124  Jul-95           4,300         19,535
Stone Container Corporation     Material Handling            Nov-90               15,984  Mar-93           5,500         14,058
Stone Container Corporation     Material Handling            Nov-90               15,810  Jul-95           8,500         16,230
Stone Container Corporation     Material Handling            Nov-90               15,625  Feb-95           4,000         14,480
Stone Container Corporation     Sweeper                      Nov-90               14,203  Oct-95           2,100         10,440
Stone Container Corporation     Material Handling            Nov-90               12,949  Jul-95           6,000         13,293
Stone Container Corporation     Material Handling            Apr-91              128,314  Dec-93         117,236         59,610
Teledyne Industries, Inc.       Material Handling            Nov-90               56,635  Jan-94          13,714         52,309
Teledyne Industries, Inc.       Material Handling            Nov-90               41,301  Apr-96          15,000         42,464
Teledyne Industries, Inc.       Material Handling            Nov-90               24,073  Apr-94          11,100         22,234
Terex Corporation               KW-KC Induction Unit         Apr-91               68,088  Aug-97          29,428         75,403
Terex Corporation               Shape Cutting Machine        Jul-91              237,213  Aug-97          89,660        262,698
The Dow Chemical Company        Research Equipment           Apr-91              222,801  Mar-97           6,000        231,500
The Dow Chemical Company        Research Equipment           Apr-91               56,295  Oct-96          25,000         61,271
The Dow Chemical Company        Research Equipment           Apr-91              930,833  Feb-96         214,500      1,013,116
The Dow Chemical Company        Research Equipment           Oct-91              649,269  Nov-96 to      125,030        748,348
                                                                                            Dec-96
The Dow Chemical Company        Research Equipment           Oct-91               61,615  Dec-96           2,200         68,479
The Dow Chemical Company        Material Handling            Oct-91               50,478  Aug-93          12,000         47,859
The Dow Chemical Company        Research Equipment           Jan-92              937,459  Jan-97         217,000      1,031,519
The Dow Chemical Company        Research Equipment           Jan-92              468,214  Jan-97          94,875        512,287
The Dow Chemical Company        Dilor Micro Raman            Apr-92              183,312  Apr-98          24,275        221,865
                                  Spectrometer
The Dow Chemical Company        Krypton Ion Laser            Apr-92               31,373  Apr-98           7,000         37,971
The Dow Chemical Company        Computer                     Apr-92                2,905  Apr-98               -          3,516
The Dow Chemical Company        Computer                     Apr-92                2,905  Apr-98               -          3,516
The Dow Chemical Company        Dozer                        Jul-92              158,778  Jun-97          79,389        160,540
The Dow Chemical Company        Trackmobile And  JLG         Jul-92 to           233,355  Aug-98 to       80,500        251,995
                                   Manlift Work Platform        Dec-92                       May-99
The Helen Mining Company        Mining                       Jun-91              222,801  Aug-93          14,321        227,537
The Helen Mining Company        Mining Shields               Sep-93              149,536  Jan-97               -        149,536
The Kelly Springfield Tire Co.  Trackmobile                  Mar-92               86,943  Mar-97          65,000         86,246
The Kelly Springfield Tire Co.  Mail Sorter                  Mar-92               28,452  Mar-97           5,432         30,512
The Kelly Springfield Tire Co.  Forklifts                    May-92               18,512  Jun-97           5,000         20,139
The Pillsburry Company          Stripper Combines            May-92            1,023,718  Dec-97         428,375        857,137
The Pillsburry Company          Self Propelled Pods (3)      Jun-92            1,012,828  Dec-97         423,819        848,020
The Pillsburry Company          Corn Harvesters (3)          Jun-92              385,217  Dec-97         148,172        341,077
The Pillsburry Company          Dump Cart                    Jun-92               10,475  Dec-97           4,029          9,275
The Pillsburry Company          Poclain Motors               Jun-92                6,285  Dec-97           2,418          5,565
The Pittston Company            MECD Conveyor System         Apr-92            1,766,809  Sep-97         116,000      1,753,821
The Pittston Company            Simmons Rand Un-A-Hauler     Apr-92              729,550  Oct-97          75,000        724,187
The Pittston Company            Fletcher Bolter              Apr-92              190,154  Jul-97          36,000        188,756   13
The Pittston Company            Versatrack                   Apr-92              183,104  Jun-97          31,500        188,826
The Pittston Company            Versatrack                   Apr-92              159,207  Oct-96          83,321        147,150
The Pittston Company            Simmons Rand Scoup           Apr-92              136,531  Jun-97          18,000        141,702
The Pittston Company            Stamler Feeder               Apr-92              131,697  Sep-97          15,000        130,729
The Pittston Company            Personnel Carrier            Apr-92               61,549  Jun-97          12,000         63,880
The Pittston Company            Compressor Car               Apr-92               34,253  Jun-97           7,000         35,550
The Pittston Company            Continuous Miner             Jun-92              949,110  Feb-97         437,995        945,758
The Pittston Company            LWPC & Controls              Jun-92              252,060  Sep-97           5,000        251,170
The Pittston Company            Un-a-hauler                  Jun-92              247,104  Jun-97          35,000        246,915
The Pittston Company            Locomotive                   Jun-92              125,394  Jun-97          28,000        125,298
Truck-Lite Company              Project Line Equipement      Sep-91              414,720  Jun-97         224,054        397,993
Truck-Lite Company              Ct-20 Project Line           Sep-91            1,993,259  Apr-98         686,574      2,152,003
                                    Equipment

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND III
Truck-Lite Company              700 Ton Press                Sep-91              320,311  Apr-98         110,331        345,821
Truck-Lite Company              500 Ton Press                Sep-91              245,164  Apr-98          84,446        264,690
Truck-Lite Company              275 Ton Press                Sep-91              193,862  Apr-98          66,775        209,301
Truck-Lite Company              150 Ton Press                Sep-91              152,248  Apr-98          52,442        164,374
Truck-Lite Company              Electro Static Plotter       Sep-91               31,070  Apr-98          10,702         33,544
Truck-Lite Company              Forklift Truck               Sep-91               15,384  Apr-98           5,299         16,610
Truck-Lite Company              Forklift Truck               Sep-91               15,384  Apr-98           5,299         16,610
Truck-Lite Company              Project Line Equipement      Dec-91              699,062  Jun-97         380,946        656,930
Truck-Lite Company              CT-20 Project Line           Dec-91            1,076,902  Apr-98         365,102      1,156,569
                                    Equipment
Truck-Lite Company              500 Ton Press                Dec-91              224,929  Apr-98          76,258        241,569
Truck-Lite Company              275 Ton Press                Dec-91              173,702  Apr-98          58,890        186,552
Truck-Lite Company              150 Ton Press                Dec-91              131,393  Apr-98          44,546        141,113
Truck-Lite Company              Scissor Lift Mold Truck      Dec-91               25,011  Apr-98           8,480         26,861
Truck-Lite Company              Ct-20 Project Line           Mar-92            1,089,540  Apr-98         380,022      1,168,223
                                    Equipment
Truck-Lite Company              Ct-20 Project Line           Aug-92              274,069  Apr-98          98,219        300,135
                                    Equipment
Truck-Lite Company              Ct-20 Project Line           Dec-92              108,149  Apr-98          38,093        119,258
                                    Equipment
US Surgical Corp./ARR, Inc.     Falcon 50 Aircraft           Oct-92            5,275,000  Oct-97       5,200,000      4,421,201
USS/KOBE Steel Corporation      Forklift Trucks              Aug-91              197,211  Aug-97          45,700        241,284
USS/KOBE Steel Corporation      Material Handling            Nov-91               82,769  Oct-97          12,000         92,719
USS/KOBE Steel Corporation      Hyster Lift Truck            Nov-91               34,079  Nov-97           6,200         61,723
Wal-Mart Stores, Inc.           Dryvan Trailer               Jun-94              300,624  Aug-97         248,000        337,232
Wal-Mart Stores, Inc.           Forklifts, Trucks &          Jun-94              189,632  Jan-96         165,000        188,817
                                    Trailers
West Penn Power Company         Oil Storage Facility         Sep-91            1,107,785  Dec-98       1,925,000      1,477,705
                                                                           --------------          -------------- --------------
                                                                            $ 82,305,221            $ 39,003,171   $ 75,028,171
                                                                           ==============          ============== ==============

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND IV
Barney's, Inc.                  Retail Store FF&E            Sep-93          $ 2,316,543  Jul-96     $ 1,191,112    $ 1,115,058   11
Buffalo & Pittsburgh Railroad   Locomotives                  Nov-93              849,216  Nov-96         729,200        859,766
Burlington Northern Railroad    Locomotives                  Dec-92            7,950,000  Dec-94       5,595,000      4,161,000
Canadian Pacific Limited        Box Cars                     Sep-92            2,418,000  Nov-98 to    2,942,249      3,583,440
                                                                                             May-99
Canadian Pacific Limited        Rail Car                     Oct-92                5,704  Apr-96          21,772            520
Canadian Pacific Limited        Boxcar                       Oct-92                5,474  May-97          20,466          3,942
Costain Coal, Inc.              Shield Supports and High     Dec-91            2,649,142  Apr-99          63,333      2,424,042
                                 Pressure Pumps
DJ (Aeorspace) Limited          Executive Aircraft           Apr-94            1,890,000  Jan-97       1,018,053      1,590,913
Foodmaker, Inc.                 Furniture,Fixtures And       May-94 to         2,202,926  Oct-98       1,048,585      2,606,000
                                   Equipment                    Sep-94
Galardi Group                   Restaurant FF&E              Jun-94              546,000  Oct-96         325,276        382,513
H. E. Butt Grocery Company      Refrigerated Trailers        Oct-92            2,128,029  Mar-97       1,174,703      1,410,730
H. E. Butt Grocery Company      Refrigerated Trailers        Nov-92            1,897,830  Mar-97       1,079,789      1,246,977
H. E. Butt Grocery Company      Refrigerated Trailers        Nov-92            1,645,554  Mar-97         610,258      1,299,522
H. E. Butt Grocery Company      Trailers                     Nov-92               37,957  Jan-96          35,624         18,607
H. E. Butt Grocery Company      Refrigerated Trailers        May-93            1,404,302  Mar-97         831,127        790,395
International Paper Company     Copiers                      Mar-95               77,950  Oct-98           9,400         78,574
Kendall Company                 Office Automation            Apr-95 to           431,350  Dec-98 to       17,555        478,152
                                                                                            Mar-99
                                     Dec-95
Kraft General Foods, Inc.       Tractors                     Dec-93              545,048  Jul-96         139,956        581,119
Kraft General Foods, Inc.       Tractors                     Dec-93              419,267  Jan-95         363,510        337,986
Liquid Carbonic Ind./           Air Separation Plant         Dec-93            9,500,897  Apr-99       7,500,000      9,485,252
     Medical Corporation
Midwest Power Systems, Inc.     Coal Hopper Car              Dec-92            2,222,500  Apr-96       1,730,291      1,993,170
Midwest Power Systems, Inc.     Coal Hopper Car              Dec-92               17,500  Sep-93          20,543          3,915
Mobil Oil Corporation           John Deere Loader Rops       Apr-92               74,977  Dec-97          30,000         94,050
Mobil Oil Corporation           Manlift                      Jul-92               67,304  Jul-97          31,000         89,177
Mobil Oil Corporation           Bobcat Loader                Jul-92               15,289  Jul-97           9,000         20,258
Mobil Oil Corporation           John Deer Excavator          Jul-92              139,970  Jun-98          30,000        102,073
Mobil Oil Corporation           1993 Freightliner Tractor    Aug-92              195,915  Feb-98          59,250        174,678
Mobil Oil Corporation           1993 Freightliner Tractor    Aug-92               65,305  Feb-98          19,750         58,226
Mobil Oil Corporation           Tractors                     Nov-92              436,136  Sep-96         137,900        536,101
Mobil Oil Corporation           Snorkel Uno-33E Electric     Nov-92               28,185  Jun-98           7,000         41,689
                                   Boom
Mobil Oil Corporation           Snorkel/Economy 2032         Nov-92               13,533  Jun-98           2,700         20,017
                                  Scissorlifts
Mobil Oil Corporation           Material Handling Equipment  Dec-92               69,000  Dec-97          50,000         65,419
Mobil Oil Corporation           1993 Kenworth Tractor        Dec-92               63,307  Apr-98          15,750         33,901
Mobil Oil Corporation           1993 Freightliner Tractor    Dec-92               62,080  Apr-98          15,750         55,351
Mobil Oil Corporation           1993 Freightliner Tractor    Dec-92               62,080  Apr-98          15,750         35,882
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               63,060  Apr-98          15,750         56,224
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               63,060  Jun-98          29,458         32,161
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               63,060  Apr-98          15,750         56,224
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               63,060  Apr-98          18,500         56,224
Mobil Oil Corporation           1993 Freightliner Tractor    Feb-93               62,055  Apr-98          17,000         55,328
Mobil Oil Corporation           Accessories For Tractor      Oct-93                3,541  Sep-96               -            979
Mobil Oil Corporation           Accessories For Tractor      Oct-93                5,682  Apr-98               -          5,774
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,982  Feb-98               -          1,703
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,320  Apr-98               -          1,402
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,320  Apr-98               -          1,402
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,320  Jun-98               -          1,402
Mobil Oil Corporation           Accessories For Tractor      Oct-93                1,320  Apr-98               -          1,402
Mobil Oil Corporation           Motor Vehicle Accessories    Oct-93                  285  Feb-98               -            245
Mobil Oil Corporation           1993 Freightliner Tractors   Aug-92 to           258,544  Jul-98 to       51,000        251,800
                                                                Oct-93                      May-99
Mobil Oil Corportion            Tractors                     Nov-92              182,949  Jun-96          48,000        136,246
Mobil Oil Corportion            Boom Trucks                  Nov-92               69,903  Jan-94          46,026         19,329
Mobil Oil Corportion            Tractors                     Nov-92               62,312  Jan-96          25,500         43,963
Mobil Oil Corportion            Tractors                     Nov-92               62,312  Mar-96          25,500         43,963
Mobil Oil Corportion            Tractors                     Dec-92               23,500  Feb-96           8,950         21,126
Nabisco, Inc.                   Computers and Related        Jul-95              211,104  Jul-97 to       63,855        100,306
                                   Equipment                                                Nov-97
Nabisco, Inc.                   Computers and Related        Jul-95               72,622  Jul-97 to       26,909         34,506
                                   Equipment                                                Dec-97
Nabisco, Inc.                   Computers & Related          Jul-95               43,423  Dec-96 to       34,799         21,684
                                   Equipment                                                Jun-97
Nabisco, Inc.                   Computers & Related          Jul-95               10,447  Dec-96 to        8,590          5,071
                                   Equipment                                                Jun-97

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND IV
National Steel Corporation      Wheel Loader                 Oct-94            2,180,730  May-97       1,259,019      1,080,629
National Steel Corporation      Forklift                     Oct-94               27,780  May-97          21,495         11,992
National Steel Corporation      Scrap Loader                 Jan-95              242,595  May-97         193,044         92,425
National Steel Corporation      Dump Haul Trucks             Mar-95            3,433,402  May-97       2,783,959      1,145,594
Omnicom Group, Inc.             Office Automation            Sep-95              819,878  Oct-98 to       90,529        934,508
                                                                                            Mar-99
Pepsico, Inc.                   Pallet Trucks and            Jun-93              103,258  Jul-97          10,000         97,740
                                   Related Equipment
Pepsico, Inc.                   Battery Connector            Jan-94                3,352  Sep-97           2,506          2,787
Pepsico, Inc.                   Battery Connector /          Jan-94               88,419  Jan-98           5,850         83,694
                                   Charger / Pallet Truck
Pepsico, Inc.                   Pallet Trucks and Related    Jul-93 to            31,376  Oct-97           1,950         29,700
                                   Equipment                    Aug-93
Pepsico, Inc.                   Material Handling            Jun-93 to           378,537  Jul-98 to       64,756        398,099
                                                                Dec-93                      Feb-99
Rochelle Coal Company           Haul Truck                   Nov-92            1,429,807  Jun-97         772,200      1,022,764
Rochelle Coal Company           Loader                       Dec-92            1,988,931  Jun-97       1,074,250      1,403,767
Rochelle Coal Company           Haul Truck                   Dec-92            1,429,807  Jun-97         772,200      1,008,524
Rochelle Coal Company           Haul Truck                   Jan-93            1,455,158  Jun-97         800,500      1,002,462
Sebastiani Vineyards, Inc.      Wine Barrels                 Jun-94              405,121  Jul-98 to       68,025        501,690
                                                                                            Oct-98
Signature Flight Support Corp.  Simon Ultimate Deicer        Dec-94            1,142,400  Dec-98         800,000      1,318,567
TASC, Inc.                      Office Automation            Oct-95                7,394  Apr-98           2,079          7,426
TASC, Inc.                      Office Automation            Oct-95                3,932  Apr-98           1,061          3,949
TASC, Inc.                      Office Automation            Dec-95                4,757  Apr-98           1,301          4,778
TASC, Inc.                      Office Automation            Jan-96                4,351  Apr-98           1,145          4,370
TASC, Inc.                      Office Automation            Jan-96                4,139  Apr-98           1,228          4,157
TASC, Inc.                      Office Automation            Jan-96                3,477  Apr-98             970          3,492
Tasc, Inc.                      Office Automation            Jan-95 to           374,473  Nov-98 to       29,632        298,511
                                                                Dec-95                      Jun-99
The Dow Chemical Company        Varian Spectra A4400 Plus    Feb-93              102,149  Mar-98          29,500        113,385
                                     System
The Dow Chemical Company        JLG Wheel Star Boom Lift     May-93               66,900  Jul-98          16,000         72,091
The Helen Mining Company        Mining                       Mar-92              333,458  Mar-92          72,385        347,258
The Helen Mining Company        Battery Locomotive           Apr-92              185,249  May-97          39,131        198,041
The Helen Mining Company        Mining                       May-92              641,854  Aug-93          44,235        679,436
The Kendall Company             Computers                    Aug-94               21,819  Nov-97           8,184         24,926
The Kendall Company             Computers                    Aug-94               21,581  Dec-97           3,099         24,654
The Kendall Company             Computer Equipment           Aug-94               55,013  May-98           9,632         64,411
The Kendall Company             Computers                    Oct-94               45,471  Nov-97          14,322         51,946
The Kendall Company             Computers                    Oct-94               17,206  Dec-97           2,360         19,656
The Kendall Company             Computer                     Oct-94                4,735  Dec-96           2,233          3,822
The Kendall Company             Computers                    Dec-94               20,067  Nov-97           5,924         32,675
The Kendall Company             Computers                    Dec-94                8,586  Dec-97           2,112         13,980
The Kendall Company             Computer Equipment           Dec-94               57,455  May-98           7,243         95,337
The Kendall Company             Centillion Speedswitch(s)    Mar-95               43,770  Oct-97          18,906         51,335
The Kendall Company             Computers                    Mar-95                9,553  Dec-96           5,817          6,304
The Kendall Company             Computer Equipment           Mar-95              346,935  May-98          25,290        472,246
The Kendall Company             Computers                    Jun-95               11,771  Oct-97 to        5,993          9,856
                                                                                            Dec-97
The Kendall Company             Dell Latitude Xpi 75Mhz      Oct-95              118,854  Jun-98           8,786        109,712
                                   Notebook Computer
The Kendall Company             Computers                    Jan-95 to            34,449  Nov-97          14,009         40,403
                                     Mar-95
The Pittston Company            1992 Joy 14Cm10 Continuous   Jun-92              846,883  Apr-98         127,500        916,497
                                      Miner
The Pittston Company            Drill                        Nov-93              387,000  Apr-97         184,092        254,059
The Pittston Company            Wheel Loader                 Nov-93              382,831  Apr-97         243,561        169,890   13
The Pittston Company            Wheel Loader                 Nov-93              381,922  Apr-97         223,879        198,841
The Pittston Company            Drill                        Nov-93              358,831  Apr-97         203,034        203,113
The Pittston Company            Diesel Generator             Nov-93              244,450  Apr-97         156,164        114,774
The Pittston Company            Crawler Tractor              Nov-93              208,800  Apr-97         136,878         98,035
The Pittston Company            Crawler Tractor              Nov-93              201,786  Apr-97         132,280         94,742

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND IV
The Pittston Company            Continuous Miner             Mar-95              819,349  Apr-97         546,207        346,748
The Stop & Shop                 Bakery Labeling Machine      Dec-95                2,750  Mar-97           2,568            759
     Supermarket Co.
Trans Ocean Container           Intermodal Containers        Sep-93               65,073  Oct-96 to       53,512         24,637
     Corporation                                                                            Apr-97
Trans Ocean Container           Intermodal Containers        Sep-93               55,621  Jul-98 to       38,205        304,474
     Corporation                                                                            Jun-99
Trans Ocean Container           Intermodal Containers        Sep-93               23,074  Dec-97          14,130         23,576
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               13,870  Dec-95          10,608          5,537
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               13,223  Apr-95          12,095          3,016
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               10,196  Oct-95           6,112          3,595
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                6,744  Jul-94           7,398            825
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                6,706  Jul-95           6,394          2,069
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           1,572          2,615
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           1,341          2,615
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           3,248          2,615
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           3,900          2,615
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98             600          2,615
     Corporation
Union Pacific Railroad          Intermodal Flat Racks        Nov-92            1,150,967  Dec-98 to      153,470      1,292,093
     Company                                                                                Apr-99
Union Tank Car Company          Box Car                      Sep-92               12,000  Aug-98          30,379          1,230
Union Tank Car Company          Rail Car                     Oct-92            1,222,542  Jul-95       1,383,118        601,100
Union Tank Car Company          Rail Car                     Oct-92              389,367  Sep-95         441,332        203,680
Union Tank Car Company          Rail Car                     Oct-92              389,367  Oct-95         442,564        209,760
Union Tank Car Company          Rail Car                     Oct-92               26,000  Apr-96          21,695         18,920
Union Tank Car Company          Box Car                      Oct-92               25,000  Feb-95          23,158         21,678
Union Tank Car Company          Box Car                      Oct-92               13,000  Aug-97           9,829         12,805
Union Tank Car Company          Boxcar                       Oct-92               13,000  Nov-96           8,979         11,220
Union Tank Car Company          Boxcar                       Oct-92               13,000  Apr-97           9,829         12,100
Union Tank Car Company          Rail Car                     Oct-92               12,000  Apr-95          11,088         12,752
Union Tank Car Company          Rail Car                     Oct-92               12,000  Jan-96          10,371          8,202
Union Tank Car Company          Rail Car                     Dec-92               13,000  Jan-93          14,569            880
US Surgical Corp./ARR, Inc.     Falcon 50 Air Craft          Aug-92            5,275,000  Oct-97       5,200,000      4,417,201
USX Steel Company               Material Handling Equipment  Jun-93              711,679  Oct-97         175,000        776,136
USX Steel Corporation           Material Handling            Jun-93            2,292,822                 831,250      2,465,502
                                                                           --------------          -------------- --------------
                                                                            $ 77,109,114            $ 47,302,009   $ 62,463,501
                                                                           ==============          ============== ==============

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND V
Barney's, Inc                   Retail Store FF&E            Sep-93          $ 3,312,940  Jul-96     $ 1,703,435    $ 1,594,669   11
Burlington Northern & Santa     Container - Domestic         May-94                9,787  Jan-98           8,434          4,274
     Fe Railroad Company
Burlington Northern & Santa     1995 Pines 48' Container     Oct-94                9,635  Jan-98           8,591          3,672
     Fe Railroad Company
Burlington Northern & Santa     Intermodal Tank Container    Nov-93              744,875  Apr-99         416,057        910,219
     Fe Railroad Company
Burlington Northern & Santa     EMD GP38-2 Locomotives       Dec-94           12,350,000  Dec-98       8,682,050      9,477,200
     Fe Railroad Company
Burlington Northern & Santa     Container - Domestic         May-94 to            58,264  Jul-98 to       47,104        154,733
     Fe Railroad Company                                        Nov-94                      Jan-99
Burlington Northern Railroad    Covered Hopper Cars          Mar-96               35,000  Dec-96          22,425            619
     Company
Burlington Northern Railroad    Covered Hopper Cars          Mar-96               35,000  Jan-97          36,367              -
     Company
Burris Foods                    Trailers                     Apr-94              108,442  Dec-95         121,000         53,210
Canadian Pacific Railr          Jumbo Covered Hopper         Mar-96               35,263  Jun-98          29,607          7,600
                                     Railcar
Clark Oil & Refining            Refrigeration Units          Aug-93            1,268,656  Dec-96         560,000      1,164,635
     Corporation
Conagra, Inc.                   Jumbo Covered Hopper         Mar-96               35,263  Jun-98          29,341         11,875
                                     Railcar
Daimler Chrysler Corporation    Materials Handling           Oct-93 to         1,549,529  Dec-98 to      414,000      1,474,181
                                                                Mar-94                      Mar-99
Foodmaker, Inc.                 Restaurant Furniture,        Jul-93 to         5,233,726  Oct-98       2,250,161      6,028,123
                                   Fixtures and Equipment       Jun-94
IBM Corporation                 Office Furniture             Aug-93            1,131,815  Nov-97         431,901      1,087,248
IBM Corporation                 Office furniture             Sep-93              693,896  Jun-95         516,291        666,576
International Paper Company     Wheel Loader                 Aug-94              112,054  Apr-98          45,000        110,842
International Paper Company     Utility Hand Truck           Sep-94                4,300  Nov-97           1,415          3,314
International Paper Company     Floor Sweeper/Scrubber       Sep-94                9,069  Apr-98           1,000          8,972
International Paper Company     Kotmatsu Articulated Wheel   Oct-94              201,039  Apr-98          40,000        200,267
International Paper Company     Kotmatsu Articulated Wheel   Oct-94              201,039  Apr-98          40,000        200,267
International Paper Company     Taylor Forklift              Oct-94               80,169  Apr-98          32,000         79,861
International Paper Company     Taylor Forklift              Oct-94               80,169  Apr-98          32,000         79,861
International Paper Company     Caterpillar 980F Wheel       Oct-94              248,304  Apr-98          70,000        247,350
                                     Loader
International Paper Company     Caterpillar 936F Wheel       Oct-94              112,054  Apr-98          45,000        111,623
                                     Loader
International Paper Company     Komatsu Forklift             Nov-94               28,445  Jun-98           8,400         28,335
International Paper Company     Komatsu Forklift             Nov-94               28,445  Jun-98           8,400         28,335
International Paper Company     Bolzoni Paper Roll Clamp     Nov-94               10,376  Jun-98             500         10,336
International Paper Company     Hyster Clamp Truck           Dec-94               49,672  May-98          13,000         49,481
International Paper Company     Hyster Clamp Truck           Dec-94               49,672  May-98          13,000         49,481
International Paper Company     Hyster Clamp Truck           Dec-94               49,672  May-98          13,000         49,481
International Paper Company     Bolzoni Paper Roll Clamp     Dec-94               10,376  Jun-98             500         10,336
International Paper Company     Hyster S120Xl2 Lift Truck    Feb-95               52,884  Apr-98          20,000         45,384
International Paper Company     Hyster Forklift W/Paper      Mar-95               65,584  Apr-98          30,000         56,284
                                   Roll
International Paper Company     Hyster Forklift W/Paper      Mar-95               52,884  Apr-98          20,000         45,384
                                   Roll
International Paper Company     Hyster Forklift W/Paper      Mar-95               52,884  Apr-98          20,000         45,384
                                   Roll
International Paper Company     Hyster Forklift W/Paper      Mar-95               52,884  May-98          20,000         45,384
                                   Roll
International Paper Company     Hyster Forklift W/Paper      Mar-95               52,884  May-98          20,000         45,384
                                   Roll
International Paper Company     Forklifts                    Jul-94 to           431,522  Jul-98 to      161,650      1,181,090
                                                                Jan-95                      Jun-99
Kaiser Cement Corporation       Tractor & Dompak Truck       Aug-93              984,671  Dec-98         450,000        820,821
Kraft General Foods, Inc.       89 Kidron 28' Single         Apr-94              165,644  May-99          14,000        157,498
                                   Reefer Carr

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND V
Louis Dreyfus Corporation       Jumbo Covered Hopper         Mar-96              105,788  Apr-98         107,505          4,096
                                     Railcar
Louis Dreyfus Corporation       Jumbo Covered Hopper         Sep-96               70,525  Sep-98 to       58,033         17,760
                                   Railcars                                                 Apr-99
McDonnell Douglas Helicopters   Office Automation            Jul-95              110,320  Apr-99           3,500        111,408
Mobil Administrative Services   Helicopter                   Jun-93              844,525  Mar-95         920,000        308,000
     Company
Mobil Oil Corporation           Environmental Ejector        May-93              423,000  Apr-97          88,000        458,067
                                     Systems
Mobil Oil Corporation           Wheel Loader                 Oct-93               70,200  Oct-96          39,000         50,579
Mobil Oil Corporation           33,000-Gal Liq.Petroleum     Sep-95               76,090  Jul-98          79,035         10,219
                                    Tank Car
Nabisco, Inc.                   Hewlett Packard Notebook     Feb-95              357,104  Apr-98          62,807        348,386
                                    Computers
Nabisco, Inc.                   Hewlett Packard Printers     Feb-95               39,572  Apr-98          29,370         38,610
Nabisco, Inc.                   Hewlett Packard Printers     Feb-95               29,744  Apr-98          29,370         29,016
Nabisco, Inc.                   Computers                    Aug-95 to           123,509  Aug-97 to      100,813         51,414
                                                                Oct-95                      Nov-97
Nabisco, Inc.                   Computers & Related          Aug-95 to            66,932  Dec-96 to       54,102         29,697
                                   Equipment                    Oct-95                      Jun-97
National Steel Corporation      Skid Steer Loader            Aug-94 to           130,784  Nov-98 to       29,592        179,838
                                                                Nov-94                      Feb-99
Omnicom Group, Inc.             Office Automation            Dec-95              294,982  Jan-99 to       34,237        303,632
                                                                                            Jun-99
Owens Corning Fiberglas Corp.   Forklifts                    Jul-93              157,462  May-97          31,800        157,273
Praxair, Inc.                   Tractors                     Jun-94              576,685  Sep-96 to      214,000        340,982
                                                                                            Apr-97
Praxair, Inc.                   Tractors                     Jun-94               91,429  Aug-97 to       23,028         54,060
                                                                                            Sep-97
Primark Corporation             Synoptics 10Bt Ethernet      May-95 to           143,449  Jul-98 to       22,087        145,186
                                   Hub-Ntwk                     Mar-96                      Mar-99
PV Trucking                     Tractors                     Jun-94               75,333  Jan-96          50,000         36,000
Quaker Coal Company             Mining equipment             Jun-94            1,118,880  Jun-95         930,251        347,926
Quaker Coal Company             Crawler Dozer                Jun-94              913,073  Oct-96         425,000        732,192
Quaker Coal Company             Mining equipment             Jun-94              595,000  Jun-95         505,775        173,253
Quaker Coal Company             Mining equipment             Dec-94            3,000,000  Jun-95       2,696,718        794,600
Schwegmann Giant Super Markets  Fixtures & Equipment         Jun-95            1,784,722  May-98         221,893      1,043,329
Schwegmann Giant Super Markets  Retail Store FF&E            Jun-95              574,703  Oct-96         527,405        167,353
Schwegmann Giant Super Markets  Retail Store FF&E            Jun-95              309,024  Dec-96         272,109        101,701
Sebastiani Vineyards            American Oak Barrels         Aug-94               95,848  Jun-98          20,148         87,769
Soo Line Railroad Comp          Jumbo Covered Hopper         Mar-96               35,263  Jun-98          30,551         14,688
                                     Railcar
Southern Pacific Railroad       Auto Rack - Bi-Level         May-94               17,770  Apr-99           5,196         31,673
Star Enterprise                 Tractors                     Jun-94              887,041  Jan-97 to      331,750        649,727
                                                                                            Apr-97
Star Enterprise                 Tractors                     Jun-94               36,492  Aug-97          12,850         26,827
TASC, Inc.                      Computers & Related          Dec-94              237,685  Jul-96          70,000        226,989
                                    Equipment
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             586          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,634  Feb-98             859          5,451
                                   16Mb/1G Computer
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,310  Feb-98             782          4,965
                                   32Mb/1G Computer

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND V
TASC, Inc.                      Gateway 2000 P5-120          Mar-96                3,310  Feb-98             782          4,965
                                   32Mb/1G Computer
Tasc, Inc.                      Office Automation            Jan-96 to           273,814  May-99 to       13,712        282,087
                                                                Mar-96                      Jun-99
Texaco Trading &                Tractors and Trailer         Apr-94               99,456  Dec-98 to       34,500         25,880
     Transportation                                                                         Mar-99
Texaco Trading &                Tractors                     Jun-94              983,717  Jul-97 to      361,500        757,569
     Transportation                                                                         Nov-97
Texaco Trading &                Tractors                     Jun-94              983,294  Feb-97 to      370,000        742,508
     Transportation                                                                         Jun-97
Texaco Trading &                Tractors                     Jun-94              338,992  Aug-97 to      120,000        274,077
     Transportation                                                                         Nov-97
Texaco Trading &                Tractors & Trailers          Jun-94              156,645  Apr-97          55,000        120,533
     Transportation
Texaco Trading &                Tractors                     Jun-94              138,783  Feb-97 to       59,250         94,571
     Transportation                                                                         Mar-97
Texaco Trading &                Tank Trailers                Jun-94               73,805  Aug-97 to       25,000         59,672
     Transportation                                                                         Nov-97
The Atchison Topeka & Santa     Intermodal Containers        Apr-94                9,787  Jan-96           9,612          1,832
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        May-94                9,787  Jan-96           9,612          1,832
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Jun-94                9,787  Jan-95          10,107            611
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Jun-94                9,787  Jan-96           9,612          1,832
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Oct-94                9,635  Jan-95          10,123            306
     Fe Railroad Company
The Burlington Northern &       Intermodal Containers        May-94                9,787  Jul-96           9,337          2,548
     Santa Fe Railway Co.
The Burlington Northern &       Intermodal Containers        Jun-94                9,787  Jul-96           9,337          2,843
     Santa Fe Railway Co.
The Burlington Northern &       Intermodal Containers        Jun-94                9,787  Jan-97           8,991          2,843
     Santa Fe Railway Co.
The Burlington Northern &       Intermodal Containers        Nov-94                9,634  Jul-96           9,462          1,993
     Santa Fe Railway Co.
The Dow Chemical Company        Copiers                      Jul-94               42,694  Jul-95          31,150         13,588
The Dow Chemical Company        Copiers                      Jul-94              195,975  Jan-96         139,400        224,830
The Dow Chemical Company        Copiers                      Oct-94              230,577  Jan-96         204,000         76,459
The Dow Chemical Company        Copiers                      Jan-95               37,493  Dec-95          20,750         12,437
The Dow Chemical Company        Copiers                      Jan-95              110,900  Jan-96          98,750         38,074
The Dow Chemical Company        Copiers                      Apr-95               13,455  Dec-95          14,080          2,199
The Dow Chemical Company        Staplers                     Apr-95              109,800  Jan-96         119,000         18,576
The Kendall Company             Computer                     Mar-96                3,735  Jan-97           4,112            686
The Pittston Company            Haul Trucks and Drills       Nov-93            3,489,255  Feb-99 to    1,198,801      2,973,731
                                                                                            May-99
The Pittston Company            1993 Cat D10N Crawler        Nov-93              857,082  Apr-98         200,000        697,459
                                     Tracter
The Pittston Company            1993 Cat D10N Crawler        Nov-93              857,082  Apr-98         200,000        697,459
                                     Tracter
The Pittston Company            1993 Cat D10N Crawler        Nov-93              531,670  Feb-98         175,000        432,652
                                     Tracter
The Pittston Company            1993 Cat D10N Crawler        Nov-93              531,670  Feb-98         175,000        432,652
                                     Tracter
The Pittston Company            1993 Cat D10N Crawler        Nov-93              531,670  Feb-98         175,000        432,652
                                     Tracter
The Pittston Company            Endloader and Drills         Dec-94            1,227,996  Dec-98 to      141,000      1,145,956
                                                                                            May-99
Tom's Food, Inc.                Tractors                     Jun-94              197,195  Aug-96 to       77,000        181,009
                                                                                            Feb-97
Tom's Foods, Inc.               Tractors                     Jun-94               61,908  Feb-96          36,800         49,982
Trans Ocean Container           Intermodal Containers        Sep-93              154,077  Jul-98 to       87,925        857,188
     Corporation                                                                            Jun-99
Trans Ocean Container           Intermodal Containers        Sep-93               62,100  Oct-96 to       51,749         21,640
     Corporation                                                                            Apr-97
Trans Ocean Container           Intermodal Containers        Sep-93               53,507  Dec-95          46,560         21,970
     Corporation

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND V
Trans Ocean Container           Intermodal Containers        Sep-93               25,925  Apr-96          19,257         10,817
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               22,868  Jul-97 to       21,673         13,976
     Corporation                                                                            Dec-97
Trans Ocean Container           Intermodal Containers        Sep-93               18,054  Jul-94          18,898          2,371
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93               10,116  Apr-95           5,246          2,345
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                5,814  Jul-95           5,263          1,866
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                4,647  Oct-95           4,405            850
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                3,372  Oct-94           3,675          1,674
     Corporation
Trans Ocean Container           Intermodal Containers        Sep-93                2,245  Jun-96           2,468          1,041
     Corporation
Trans Ocean Container           Intermodal Container - T40   Sep-93                5,693  Mar-98           2,715          3,431
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98             963          2,032
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98             923          2,032
     Corporation
Trans Ocean Container           Intermodal Container - T20   Sep-93                3,372  Mar-98           1,751          2,032
     Corporation
Trans Ocean Container           Intermodal Container - C20   Sep-93                2,245  Mar-98           2,080          1,353
     Corporation
Trans Ocean Container           Intermodal Container - C20   Sep-93                2,245  Mar-98           1,284          1,353
     Corporation
Tyson Foods, Inc.               Tractors                     Jun-93            1,585,000  Jul-96         637,500      1,027,080
Tyson Foods, Inc.               Tractors                     Aug-93            1,575,000  Jul-96         637,500      1,022,490
                                                                           --------------          -------------- --------------
                                                                            $ 58,936,879            $ 30,116,549   $ 46,276,857
                                                                           ==============          ============== ==============

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND VI
American President Trucking     Tractors                     Nov-95            $ 759,092  Jul-96 to    $ 327,062      $ 225,942
     Co., Ltd.                                                                              Apr-97
Armco, Inc.                     Linkbelt Sl6000 Scrapmaster  Sep-95 to           566,238  Nov-98 to      166,938        691,107
                                                                Jun-96                      Jan-99
At&T Communications, Inc.       Printers/Folders             Aug-95 to         1,607,661  Dec-98 to      155,000      1,953,642
                                                                Jan-96                      Mar-99
Burlington Northern & Santa     48'Aluminum External Post    Sep-94               20,068  Jul-98 to       16,287         53,407
     Fe Railroad Co.               Containers                                               Apr-99
Coors Transportation Company    Utility Refrigerated         Nov-95               52,024  Jul-98 to       19,683         26,969
                                   Trailers                                                 Aug-98
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           7,366          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Mar-98           8,380          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           6,734          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Mar-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,024          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Feb-98           9,530          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Feb-98           8,380          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,024          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Apr-98           9,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  May-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Mar-98           8,380          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Mar-98           8,507          8,990
Coors Transportation Company    Utility Refrigerated Trailer Nov-95               17,341  Jan-98           8,080          8,990
Genaral Motors Corporation      Roboform CNC EDM Machines    Jul-95              652,232  Nov-98         240,000        397,992
Hastings Leasing Limited        Office Equipment             Aug-96              103,752  Sep-98          41,247        231,841
International Paper Company     Materials Handling           Apr-95 to         1,307,495  Oct-98 to      614,655        991,589
                                                                Dec-96                      Jun-99
Louis Dreyfus Corporation       Jumbo Covered Hopper         Mar-96              176,313  Sep-98 to      114,125         62,160
                                   Railcars                                                 Apr-99
Mobil Oil Corporation           Petroleum Wax Car            Feb-96               59,953  Jan-97          64,717          3,597
Mobil Oil Corporation           Liquid Petroleum Tank Cars   Nov-95 to           135,997  May-99 to      144,809        360,686
                                                                Feb-96                      Jul-99
Omnicom Group, Inc.             Office Automation            Mar-95 to         1,339,140  Jul-98 to      170,696      1,402,467
                                                                Jun-95                      Mar-99
Perdue Transportation Incorpor  Freightliner Tandem Tractor  Nov-95              280,829  Nov-98          51,452        331,500
Perdue Transportation           Tractors                     Nov-95               47,038  Feb-96          45,838          3,900
     Incorporated
Tasc, Inc.                      Office Automation            Mar-95 to           973,844  Jul=98 to       94,413      1,044,037
                                                                Sep-96                      Jun-99
The Atchison Topeka & Santa     Intermodal Containers        Jan-94               20,068  Jan-95          21,084            567
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Sep-94               10,034  Jan-95          10,446            335
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Sep-94               20,068  Jan-96          19,973          2,543
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Nov-94               10,034  Feb-95          10,446          1,159
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Nov-94               10,034  Jan-96          10,113            968
     Fe Railroad Company
The Atchison Topeka & Santa     Intermodal Containers        Nov-94                9,633  Apr-96           9,588          1,240
     Fe Railroad Company

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CASH DISTRIBUTION FUND V
The Atchison Topeka & Santa     Intermodal Containers        Nov-94                6,453  Apr-96           6,567            788
     Fe Railroad Company
The Burlington Northern &       Ext. Post Container          Nov-94                9,633  Oct-97           8,767          3,379
     Santa Fe Railway Company
The Burlington Northern &       Intermodal Container         Sep-94               10,034  Jul-96           9,717          2,225
     Santa Fe Railway Company
The Burlington Northern &       Intermodal Container         Nov-94               10,034  Jul-96           9,855          1,614
     Santa Fe Railway Company
The Burlington Northern         Utility Refrigerated         Nov-95              312,145  Sep-97 to      144,951        161,813
     Railroad Company              Trailers                                                 Dec-97
The Burlington Northern         Covered Hopper Cars          Mar-96               70,526  Sep-97 to       67,033         10,100
     Railroad Company                                                                       Dec-97
The Burlington Northern         Covered Hopper Cars          Mar-96               70,000  Dec-96 to       59,553            619
     Railroad Company                                                                       Jan-97
Tracy Locke, Inc.               Printers                     Mar-95               12,470  Sep-95          12,179          1,662
Trans Ocean Container           Intermodal Containers        Dec-95               53,198  Jul-98 to       52,101         22,908
     Corporation                                                                            Jun-99
Trans Ocean Container           Intermodal Containers        Dec-95               17,748  Oct-96 to       20,730          1,107
     Corporation                                                                            Jan-97
Trans Ocean Container           Intermodal Containers        Dec-95               11,063  Jul-97 to       12,070          1,986
     Corporation                                                                            Dec-97
Trans Ocean Container           Intermodal Containers        Dec-95                9,529  Jun-96          11,167            700
     Corporation
Tyson Foods, Inc.               Computers                    Jun-95              563,411  Jun-97 to       66,323        522,877
                                                                                            Nov-97
Tyson Foods, Inc.               Computers & Related          Jun-95              195,152  Jun-97          23,080        181,113
                                    Equipment
                                                                           --------------          -------------- --------------
                                                                             $ 9,946,468             $ 3,060,967    $ 8,925,289
                                                                           ==============          ============== ==============

                                                                                                                    Excess of
                                                                              Equipment                             Rents Over
                                                         Acquisition         Acquisition              Sale           Expenses
Lessee                          Type of Equipment         Date (1)            Price (2) Sale Date     Price (3)         (4)    Notes
------                          -----------------         --------            --------- ---------     ---------         ---    -----
ATEL CAPITAL EQUIPMENT FUND VII

Anchor Glass Container          Glass Packaging Equipment    Dec-97            $ 325,684  Nov-98       $ 357,890      $ 116,336
     Corporation
Anchor Glass Container          Glass Packaging Equipment    Apr-98               45,598  Jun-98          60,611         10,086
     Corporation
Burlington Northern & Santa Fe  48'Aluminium Domestic        Aug-98 to            27,840  Jan-99          30,081          1,224
                                   Container                    Sep-98
Cargill, Inc.                   Railcars                     Jan-97               99,000  May-97 to       96,747          9,415
                                                                                            Oct-97
Consolidated Diesel Company     Minolta Copiers              Dec-97               15,697  Nov-98 to        2,249         16,690
                                                                                            Mar-99
Consolidated Rail Corporation   Domestic Container           Aug-97               10,255  Jan-98          10,752          9,646
Costain Coal, Inc.              Vme/Euclid 339Sd Rear        Apr-98              805,181  Jun-98         886,985        161,683
                                   Dump Truck
Danskin, Inc.                   Textile Manufacturing        Dec-97              255,717  Aug-98 to      248,350        110,500
                                   Equipment                                                Dec-98
Exel Logistics, Inc.            1993 International 8200      Apr-98               88,610  May-98          89,307         16,341
                                     Tractor
Exel Logistics, Inc.            1993 Monon Semi-Trailer      Apr-98               45,337  May-98          45,693          8,360
Hartz Foods, Inc.               Thermo Kings Refrigeration   Dec-97               18,422  Oct-98               1         22,671
                                   Unit
Hyplains Beef, L.C.             Food Processing Equipment    Dec-97            1,235,019  Jan-99       1,145,190        684,040
IBM Corporation                 Stereolithography            Dec-97               30,026  Dec-98          50,000         36,010
International Rectifier Corp.   Two Zone Thermal Shock       Dec-97              190,911  Aug-98 to      148,000         76,091
                                   Chamber                                                  Oct-98
International Rectifier Corp.   Furnace/Heat Base            Apr-98              153,515  Jun-98         154,782         71,669
International Rectifier Corp.   Bdf-41 Furnace W/Attachments Apr-98              124,193  Jun-98         125,218         57,233
International Rectifier Corp.   Wafer Cleaning System        Apr-98               86,791  Jun-98          95,000         26,672
International Rectifier Corp.   Optical Assoc.Handler        Apr-98               13,336  May-98          12,000          4,480
                                   Assy W/Kit
International Rectifier Corp.   VSLI Critical Dim. Measure   Apr-98               12,056  May-98          16,805          1,139
                                     System
International Rectifier Corp.   Itc5511D Energy Testing      Apr-98                9,027  Jun-98           6,000          3,518
                                     System
ITO Corporation                 Taylor Stacker W/Fork        Dec-97              104,878  Apr-99               -        119,136
                                     Shifter
Louisiana Workers               Printer                      Dec-97                2,200  Jun-99               -         11,393
     Compensation Corp.
Nippon Yusen Kaisha             20'Aluminum Refrigerated     Dec-97               17,432  Feb-99          20,995          3,059
     (N.Y.K.Line)                  Container
North American Chemical Co.     Mini Magnetic Flow Meters    Dec-97               18,809  Dec-98               -         22,771
Plasmaquest, Inc.               Tatung Sparcstations         Dec-97                6,406  Aug-98           5,445          7,104
Riceland Foods, Inc             23,700 Gal Uni-Temp Tank Car Jan-98               17,594  Apr-98          17,594          1,981
Sarif, Inc.                     ECR Enhanced CVD System      Dec-97              224,702  Apr-99          89,826        225,348
Smitty'S Super Valu, Inc.       Furniture,Fixtures &         Apr-98              451,861  Jun-98         601,960        139,202
                                    Equipment
Southern Pacific                EMD SD45-T2 Locomotive       Dec-97              397,658  Mar-99         520,000        391,486
     Transportation Company
Southwest Health Center, Inc.   Siemens Mammographic X-Ray   Apr-98               13,000  May-98          18,500          1,331
Stater Brothers Markets         Grocery Store Equipment      Apr-98               13,643  Jun-98               -         16,315
Tarmac America, Inc.            Tractors                     Mar-97               35,000  Aug-97          33,666          6,119
Tasc, Inc.                      Office Equipment             Oct-97 to            27,247  Dec-98 to       21,441         26,974

                                                                Jul-98                      Jun-99
The Burlington Northern &       General Electric C30-7       Dec-96              208,790  Jun-99         125,000        143,520
     Santa Fe Railroad Company     Locomotive
Thompson Pipe & Steel Company   Office Furniture & Fixtures  Apr-98               31,918  May-98          25,000          6,012
Thomson Saginaw Ball Screw Co.  Machine Tools                Dec-97              488,917  Aug-98         382,771        242,618
Triad Intl Maintenance Corpora  Aircraft Access and Ground   Dec-97              954,124  Jul-98 to    1,306,184        367,159
                                   Support Equipment                                        Aug-98
Wagner College                  Various Desktop Computers    Dec-97               91,951  Aug-98 to       34,289         77,503
                                                                                            Oct-98
                                                                           --------------          -------------- --------------
                                                                             $ 6,698,343             $ 6,784,332    $ 3,252,836
                                                                           ==============          ============== ==============

                                                TOTALS OF ALL FUNDS:        $300,359,436            $148,927,884  $ 260,739,360
                                                                           ==============          ============== ==============

[FN]
               TABLE VI SALES OR DISPOSALS OF EQUIPMENT FOOTNOTES


     (1) "Acquisition Date" is the date the Equipment was acquired by the prior program.

     (2) "Equipment Acquisition Price" is the actual cost of the item of Equipment, including Acquisition Fees, and any other expenditures incurred by the prior program in the acquisition of the Equipment.

     (3) "Sale Price" is the actual cash received for the purchase, early termination or casualty of the Equipment upon Lease termination, net of any direct out-of-pocket closing costs incurred by the prior program as a result of such termination.

     (4) "Excess of Rents Over Expenses" is a total amount of Lease rents, less any applicable direct out-of-pocket costs incurred by the prior program during the term of the Lease for the particular Lease transaction.

     (5) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved Chapter 11 Reorganization Plan. Distributions were as follows: Cash $9,512; Senior Secured Notes $1,000; Convertible Subordinated Notes $700; Common Stock $296 (market value as of 7/16/92).

     (6) The original lease included a mobile MRI unit and a tractor. The tractor leased under the original lease was sold to the lessee. The MRI unit has been leased to a third party on a 24 month term with a bargain purchase option to be exercised at the end of the lease term. The Equipment under this lease is owned 1/3 by ATEL Cash Distribution Fund and 2/3 By ATEL Cash Distribution Fund II.

     (7) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $602,435; Senior Secured Notes $72,800; Convertible Subordinated Notes $50,900; Common Stock $21,482 (market value as of 7/16/92).

     (8) "Sales Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $431,499; Senior Secured Notes $51,600; Convertible Subordinated Notes $36,100; Common Stock $15,233 (market value as of 7/16/92).

     (9) "Equipment Acquisition Price" represents a 2/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $1,430,345, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

     (10) The "Sales Price" represents the sum of cash received from the sale of the aircraft pre-bankruptcy petition, plus all amounts received by the lessor under its unsecured claim filed in the lessee's Chapter 11 reorganization, through the date of this table. Through September 30, 1996, such claim payments have amounted to 40% of the allowed claim amount of $776,542, or $310,617.

     (11) On January 10, 1996, Barney's, Inc., a lessee of ATEL Cash Distribution Fund III, ATEL Cash Distribution Fund IV and ATEL Cash Distribution Fund V filed for protection under Chapter 11 of the U. S. Bankruptcy Act. In July of 1996, the lessors sold their unsecured claim in the bankruptcy for an amount equal to approximately 73% of the unsecured claim, which, after satisfaction of the non-recourse loan due to the CIT Group/Equipment Financing, Inc. (and taking into account all prior rents received, security deposits retained and loan proceeds previously received), resulted in proceeds to the lessors in excess of their original investments in the equipment.

     (12) "Equipment Acquisition Price" represents a 1/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $715,172, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

     (13) The remaining equipment originally leased to The Helen Mining Company is now leased to Costain Coal. Quaker State Corporation continued to guarantee payments through the original lease term. The new lease also includes a two year extension of the lease term.

                                      A-65

EXHIBIT  B


                       ATEL CAPITAL EQUIPMENT FUND IX, LLC


                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT


                               September 27, 2000

                       ATEL CAPITAL EQUIPMENT FUND IX, LLC

                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

 1.    NAME AND PRINCIPAL PLACE OF BUSINESS..................................B-1

 2.    DEFINITIONS...........................................................B-1

 3.    BUSINESS AND PURPOSE..................................................B-7

 4.    TERM..................................................................B-8

 5.    MANAGER...............................................................B-8

 6.    INITIAL AND ADDITIONAL MEMBERS........................................B-8
         Section 6.1  Initial Members........................................B-8
         Section 6.2  Additional Members.....................................B-8
         Section 6.3  Conditions to Admission................................B-8
         Section 6.4  Admission as a Member..................................B-8
         Section 6.5  Limitation on Additional Issuance......................B-8
         Section 6.6  Escrow.................................................B-8
         Section 6.7  Capital Account........................................B-9

7.     LIABILITY AND STATUS OF MEMBERS.......................................B-9

8.     COMPENSATION TO THE MANAGER AND/OR AFFILIATES.........................B-9
         Section 8.1  General Limitation.....................................B-9
         Section 8.2  Asset Management Fee...................................B-9
         Section 8.3  Asset Management Fee Limit ............................B-9
         Section 8.4  Other Services........................................B-10
         Section 8.5  Payment of Fees on Removal............................B-11
         Section 8.6 Employment of Broker-Dealers...........................B-11

 9.    FUND EXPENSES AND RESERVES...........................................B-11
         Section 9.1  Reimbursement of Manager..............................B-11
         Section 9.2  Limitation on Reimbursement...........................B-11
         Section 9.3  Fund Expenses.........................................B-12
         Section 9.4  Reserves..............................................B-13

10.    ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS.........................B-13
         Section 10.1  Allocation of Net Income and Net
                         Loss Prior to Initial Closing Date.................B-13
         Section 10.2  Allocation of Net Income and Net
                         Loss After Initial Closing Date....................B-13

         Section 10.3  Special Allocations..................................B-13
         Section 10.4  Distribution of Cash From Operations.................B-15
         Section 10.5   Distribution of Cash From Sales or Refinancing......B-15
         Section 10.6   Distributions of Cash From Reserve Account..........B-15
         Section 10.7   Determination of Amounts to be Distributed..........B-15
         Section 10.8   Consent to Allocations..............................B-16
         Section 10.9   Limitation on Distributions.........................B-16
         Section 10.10  Allocation to Manager...............................B-16
         Section 10.11  Return of Unused Capital............................B-16
         Section 10.12  Distributions in Kind...............................B-16
         Section 10.13  Withholding Taxes...................................B-17

11.    ASSIGNMENT OF FUND INTERESTS.........................................B-17
         Section 11.1  Limitations on Transfer..............................B-17
         Section 11.2  Distributions and Effective Date of Transfer.........B-18
         Section 11.3  Governmental Restrictions............................B-18
         Section 11.4  Non-Complying Transfers..............................B-18
         Section 11.5  Misrepresentations and Forfeit.......................B-18

12.    SUBSTITUTED MEMBERS..................................................B-19
         Section 12.1  Limitations on Substitution..........................B-19
         Section 12.2  Consent to Admission.................................B-19
         Section 12.3  Amendment of Agreement...............................B-19

13.    REPURCHASE OF FUND INTERESTS.........................................B-19

14.    BOOKS, RECORDS, ACCOUNTINGS AND REPORTS..............................B-20
         Section 14.1  Books of Account and Records.........................B-20
         Section 14.2  Audited Annual Financial Statements..................B-21
         Section 14.3  Other Annual Reporting...............................B-21
         Section 14.4  Quarterly Reports....................................B-22
         Section 14.5  Unaudited Quarterly Financial Statements.............B-22
         Section 14.6  Other Quarterly Reports..............................B-22
         Section 14.7  Tax Returns..........................................B-23
         Section 14.8  Governmental Reports.................................B-23
         Section 14.9  Maintenance of Suitability Records...................B-23

15.    RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES
             OF THE MANAGER.................................................B-23
         Section 15.1  Services of the Manager..............................B-23
         Section 15.2  Authority of the Manager.............................B-23
         Section 15.3  General Powers and Fiduciary Duty....................B-26
         Section 15.4  Limitations on Manager's Authority...................B-26
         Section 15.5  Limitation on Manager's Liability....................B-29
         Section 15.6  Tax Matters Member...................................B-29
         Section 15.7  Minimum Investment in
                       Equipment /Maximum Front-End Fees....................B-29
         Section 15.8  Reliance on Manager's Authority......................B-31

16.    RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS......................B-31
         Section 16.1  Limitation on Member Authority.......................B-31
         Section 16.2  Voting Rights........................................B-31
         Section 16.3  Voting Procedures....................................B-31
         Section 16.4  Limitations on Member Rights.........................B-33
         Section 16.5  Limitations on Power to Amend Agreement..............B-33
         Section 16.6  Member List..........................................B-33
         Section 16.7  Dissenters' Rights and Limitations on
                       Mergers and Roll-ups.................................B-33

17.    TERMINATION OF A MANAGER AND TRANSFER OF THE
         MANAGER'S INTEREST.................................................B-34
         Section 17.1  Removal or Withdrawal................................B-34
         Section 17.2  Other Terminating Events.............................B-35
         Section 17.3  Election of Successor Manager;
                       Continuation of Fund Business........................B-35
         Section 17.4  Admission of Successor or Additional Manager.........B-35
         Section 17.5  Effect of a Terminating Event........................B-35
         Section 17.6  Election of Additional Manager.......................B-36
         Section 17.7  Assignment of Manager's Interest.....................B-36
         Section 17.8  Members' Participation in Manager's Bankruptcy.......B-36

18.    CERTAIN TRANSACTIONS.................................................B-37

19.    TERMINATION AND DISSOLUTION OF THE FUND..............................B-37
         Section 19.1  Termination and Dissolution..........................B-37
         Section 19.2  Accounting and Liquidation...........................B-37

20.    SPECIAL POWER OF ATTORNEY............................................B-38
         Section 20.1  Execution of Power of Attorney.......................B-38
         Section 20.2  Special Power of Attorney............................B-38

21.    INDEMNIFICATION......................................................B-39
         Section 21.1  Indemnification of the Manager.......................B-39
         Section 21.2  Limitations on Indemnification.......................B-39
         Section 21.3  Insurance............................................B-40

22.    MISCELLANEOUS........................................................B-40
         Section 22.1  Counterparts.........................................B-40
         Section 22.2  Successors and Assigns...............................B-40
         Section 22.3  Severability.........................................B-40
         Section 22.4  Notices..............................................B-40
         Section 22.5  Captions.............................................B-40
         Section 22.6  Number and Pronouns..................................B-40
         Section 22.7  Manager Address......................................B-40
         Section 22.8  Member Address.......................................B-40
         Section 22.9  Construction.........................................B-41
         Section 22.10 Qualification to Do Business.........................B-41

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                     OF ATEL CAPITAL EQUIPMENT FUND IX, LLC


THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement"), is entered into as of the 27th day of September, 2000, by and between ATEL Financial Corporation ("ATEL"), a California Corporation, as the Managing Member (the
"Manager"), and ATEL Capital Group as the initial Member, whereby the parties together agreed to form a limited liability company pursuant to the California Limited Liability Company Act.

1.       NAME AND PRINCIPAL PLACE OF BUSINESS

         The name of the Fund shall be ATEL Capital Equipment Fund IX, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund's principal place of business shall be 235 Pine Street, 6th Floor, San Francisco, California 94104, or such other place or places in the State of California as the Manager may hereafter determine.

2.       DEFINITIONS

         The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

         "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

         "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance if any, in such Member's Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments:
(a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Adjusted Invested Capital" shall mean, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash from Operations and Cash from Sales and Refinancing with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

         "Affiliate" of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

         "Asset Management Fee" shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of this Agreement.

         "Asset Management Fee Limit" means the total fees calculated pursuant to the alternative fee schedule set forth under Section 8.3 of this Agreement, equal to the aggregate of an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, plus the Manager's Carried Interest, determined in the manner described herein.

         "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

         "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

         "ATEL" shall mean ATEL Financial Corporation, a California corporation.

         "California Act" or "California Limited Liability Company Act" shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

         "Capital Account" shall mean, with respect to any Member, such Member's Capital Account determined in accordance with Section 6.7.

         "Carried Interest" shall mean the allocable share of Fund Distributions of Cash from Operations and Cash from Sales or Refinancing payable to the Manager, as Manager, pursuant to Sections 10.4 and 10.5 of this Agreement.

         "Cash from Operations" shall mean the excess of Gross Revenues over cash disbursements (including the Asset Management Fee and amounts reinvested by the Fund in Equipment in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Manager. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.

         "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4.

         "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment

(including insurance proceeds or lessee indemnity payments arising from the loss or destruction of any Equipment through casualty) after payment of all expenses related to the transaction; provided, however that Cash from Sales or Refinancing shall not include Cash from Reserve Account or Cash from Operations.

         "Closing Date" shall mean such date designated by the Manager for the termination of the offering of Units, but not later than ______________, 2002. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

         "Distributions" shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

         "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

         "Equipment Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement as provided therein.

         "Equipment Re-lease Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement as provided therein.

         "Equipment Resale Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement as provided therein.

         "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager.

         "Full Payout Lease" shall mean a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

         "Fund" shall mean the limited liability company created under this Agreement.

         "Fund Minimum Gain" shall have the meaning ascribed to the term "partnership minimum gain" in Regulations Section 1.704-2(d)(1).

         "Gross Income" shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

         "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

         "Gross Lease Revenues" shall mean all revenues attributable to the Equipment other than from security deposits paid by lessees thereof. The term "Gross Lease Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.

         "High Payout Lease" shall mean a lease under which the noncancellable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at least 90% of the original purchase price paid by the Fund for the Equipment.

         "Holders" shall mean owners of Units who are either Members or Assignees of Record, and reference to a "Holder" shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

         "Incentive Management Fee" shall mean an element of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of the Operating Agreement as provided therein.

         "Independent Expert" shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

         "IRA" shall mean an  individual  retirement  account  qualifying  under
Section 408 of the Code.

         "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "Leasing Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial lease of equipment acquired by the Fund.

         "Manager" or "Managing Member" shall mean ATEL Financial Corporation ("ATEL"), a California corporation, or any other Person or Persons which succeed it in such capacity.

         "Members" shall mean the Manager, the initial Members and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a "Member" shall refer to any one of them.

         "Member Nonrecourse Debt" has the meaning ascribed to the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to the term "partner nonrecourse debt minimum gain" in Regulations Sections 1.704-2(i)(2).

         "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund (including the Fund's share of income or loss of any partnership, venture or other entity which owns a particular item of Equipment), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

         "Net Lease Provisions" shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancellable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

         "Net Proceeds" shall mean the total Gross Proceeds less Organization and Offering Expenses.

         "Nonrecourse Deductions" shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

         "Nonrecourse Liability" means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

         "Operating Agreement" or "Agreement" shall mean this Limited Liability Company Operating Agreement of ATEL Capital Equipment Fund IX, LLC, as it may be amended from time to time.

         "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

         "Operating Revenues" means the total for any period of all Gross Lease Revenues plus all Cash from Sales or Refinancing.

         "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.

         "Original Invested Capital" shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

         "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

         "Priority Distribution" shall mean a hypothetical amount determined solely for purposes of the alternative fee schedule calculation to determine the Asset Management Fee Limit under the provisions of Section 8.3 of this Agreement. Such amount will equal, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during such period multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the capital contribution of the initial purchaser of such Units was received by the Fund and pro rated for any fraction of a calendar year for which such calculation is made).

         "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

          "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment, including the amount of Acquisition Fees and all liens and mortgages on the equipment, but excluding points and prepaid interest.

         "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

         "Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

         "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date 72 months after the last day of the fiscal year during which the Final Closing Date occurs.

         "Related Person" means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

         "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

         (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

         (b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

            (i)      the Members voting rights;
            (ii)     the term of existence of the Fund;
            (iii)    the terms of compensation of the Manager
                      and its Affiliates; or
            (iv)     the Fund's investment objectives.

         "Roll-Up Entity" means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Service" shall mean the United States Internal Revenue Service or its successor.

         "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

         "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

         "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

         "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.       BUSINESS AND PURPOSE

         The primary purpose of the Fund is to purchase, own, lease and sell various types of Equipment pursuant to such arrangements as the Manager in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Equipment to the extent deemed prudent by the Manager in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the Manager to be incident to its primary purpose or prudent and in the Fund's best interest. The Fund's investment objectives shall be those set forth in the Prospectus, and the Manager may not make any material change to such investment objectives without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

4.       TERM

         The Fund commenced as of the 27th day of September, 2000 and shall continue until the 31st day of December, 2020, unless previously terminated in accordance with the provisions of this Agreement.

5.       MANAGER

         The Manager has contributed $100 in cash to the Fund and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

6.       INITIAL AND ADDITIONAL MEMBERS

         6.1 Initial Members. ATEL Capital Group, as the initial Member, has contributed the sum of $500 to the capital of the Fund and has received 50 Units in return therefor.

         6.2 Additional Members. The Fund intends to sell and issue to Holders not less than 120,000 nor more than 15,000,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

         6.3 Conditions to Admission. Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 250 or more Units (200 Units in case of an IRA or Keogh Plan), (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under "Plan of Distribution"), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and the execution, acknowledgment and delivery to the Manager of a special power of attorney, the form, style and content of which are more fully described herein, and (iv) the Manager accepts such Person as a Member in the Fund.

         6.4 Admission as a Member.  Each Person who  subscribes for Units under
Section 6.2 shall be admitted to the Fund promptly after the Manager's acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

         6.5 Limitation on Additional Issuance. The Fund shall not issue any additional Units after the Final Closing Date.

         6.6 Escrow. All Original Invested Capital of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Original Invested Capital, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Original Invested Capital of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Original Invested Capital, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber's Original Invested Capital to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Original Invested Capital will be promptly refunded to the investors. In any event, any interest earned on Original Invested Capital while in escrow shall be paid to investors.

         6.7 Capital Account. An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Original Invested Capital of such Member, increased by (i) any additional contributions to capital and (ii) such Member's share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member's share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor's Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.       LIABILITY AND STATUS OF MEMBERS

         Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act.

8.       COMPENSATION TO THE MANAGER AND/OR AFFILIATES

         8.1 General Limitation. The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will hold the Carried Interest and be entitled to receive Distributions as provided in Article 10, and receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, as described in the Prospectus, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion.

         8.2 Asset Management Fee. The Fund will pay the Manager an Asset Management Fee in an amount equal to 4.5% of Operating Revenues as compensation for the Manager's services in establishing and supervising management of the Fund's portfolio of Equipment and its operations. The Asset Management Fee will be paid on a monthly basis. The amount of the Asset Management Fee payable in any year will be reduced for that year to the extent it would otherwise exceed the Asset Management Fee Limit.

         8.3 Asset Management Fee Limit. The Asset Management Fee Limit will be calculated each year during the Fund's term by calculating the total fees that would be paid to the Manager for the year in question if the Manager were to be compensated on the basis of an alternative fee schedule, to include an Equipment Management Fee, Incentive Management Fee, and Equipment Resale/Re-Leasing Fee, together with the Carried Interest, as provided herein. To the extent that the total amount paid to the Manager for the year as the Asset Management Fee and the Carried Interest would exceed the aggregate amount of fees that would have been payable as calculated under this alternative fee schedule for that year, the Asset Management Fee for that year will be reduced to equal the maximum aggregate fees under the alternative fee schedule. The limitations set forth in this Section 8.3 will be subject to adjustment pursuant to the limitations imposed under Section 15.7 relating to the Minimum Investment in Equipment. Under Section 15.7, a separate calculation will be performed upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, and then annually thereafter. To the extent required under the provisions of Section 15.7, the alternative fee schedule set forth below will first be adjusted as provided therein. Thereafter, the Asset Fee Limitation, using the alternative fee schedule as so adjusted, will be imposed under this Section 8.3 and applied to the total Asset Management Fee and Carried Interest for the year. The alternative fee schedule to be used for calculating the Asset Management Fee Limit shall include:

                  8.3.1 An Equipment Management Fee calculated for each fiscal quarter and in an amount equal to (i) 3.5% of the Gross Lease Revenues from Operating Leases, except that if the services are performed by nonaffiliated Persons under the active supervision of the Manager or its Affiliate, then the amount payable to the Manager or such Affiliate shall be 1% of the Gross Revenues from such Operating Leases, and (ii) 2% of Gross Revenues from Full Payout Leases which contain Net Lease Provisions;

                  8.3.2 An Equipment Resale/Re-Leasing Fee calculated in an amount equal to the following: for resale services, the lesser of (i) 3% of the sales price of the Equipment, or (ii) one-half the normal competitive equipment sale commission charged by unaffiliated parties for such services, but in either case payable only after the Holders have received a return of their Original Invested Capital plus a Priority Distribution; plus, for re-leasing services, an amount equal to the lesser of (i) the competitive rate for comparable services for similar equipment, or (ii) 2% of gross rental payments derived from the re-lease of such Equipment after the time the re-lease is consummated as a result of the recipient's efforts, payable as each rental payment is received by the Fund over the term of the re-lease. No such re-lease fee will be calculated in connection with the re-lease of Equipment to a previous lessee or its Affiliates; and such fee will be calculated only to the extent the Manager or its Affiliates have rendered substantial re-leasing services in connection with such re-lease;

                  8.3.3 An Incentive Management Fee will be calculated in an amount equal to (i) 4% of all Distributions of Cash from Operations until such time as the Holders have received aggregate Distributions in an amount equal to their Original Invested Capital plus a Priority Distribution, and (ii) thereafter, in an amount equal to 7.5% of all Distributions of Cash from Operations and Cash from Sales or Refinancing. For the purposes of calculating the Incentive Management Fee for any period during which the Fund has available both Cash from Operations and Cash from Sales or Refinancing, Distributions to Holders shall first be treated as consisting of Cash from Operations unless specifically designated otherwise by the Manager; and

                  8.3.4 The alternative fee schedule will include the Carried Interest in Distributions provided in Article 10.

         8.4 Other Services. Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person's gross revenues from such activity must be derived from other than Affiliates of the Manager, and (iv) all services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

         8.5 Payment of Fees on Removal. Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

         8.6 Employment of Broker-Dealers. The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units.

9.       FUND EXPENSES AND RESERVES

         9.1 Reimbursement of Manager. Except as set forth in this Article 9, all of the Fund's expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses:
(i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location; provided further that, beginning with the first full year after the termination of the offering of Units, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. This cumulative limit on such Reimbursable Administrative Expenses will equal, as of any date, a maximum of (i) 0.5% of the Gross Proceeds per annum if the total Gross Proceeds are at least 90% of the maximum Gross Proceeds; (ii) 0.75% of the Gross Proceeds per annum if the total Gross Proceeds are at least 75%, but less than 90%, of the maximum Gross Proceeds; and (iii) 1% of the Gross Proceeds per annum if the total Gross Proceeds are less than 75% of the maximum Gross Proceeds. In addition, beginning with the first full year after the termination of the offering of Units, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds.

        9.2 Limitation on Reimbursement. The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

                  9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

                  9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

                  9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph, "Controlling Person" shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the Manager or its Affiliates; or persons having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

                  9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

                  9.2.5 All other expenses which are unrelated to the business of the Fund.

         9.3 Fund Expenses. Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a Manager or one or more Affiliates), (ii) all taxes and assessments on Equipment and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents, (vi) expenses in connection with the acquisition, disposition, replacement, alteration, repair, leasing and operation of Equipment (including the costs and expenses of insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of such Equipment), (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Equipment, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith,
(xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers; provided, however, that the cost of any services relating to items (vi) or (vii) above must either be attributable to services performed by Persons other than the Manager or its Affiliates, be compensated by a specific fee described in
Article 8 (and thus would not be reimbursable by the Fund, as provided in Section 9.2.1) or comply with the requirements for compensation for "other services" as provided in Section 8.3.5.

         9.4 Reserves. The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each item of Equipment, any cash reserve which was specifically allocated to that Equipment need not be maintained thereafter, but may be applied as reserves for other Equipment. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Lease Revenues.

10.      ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

         10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date. From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 99% to the Manager and 1% to the initial Holders.

         10.2  Allocation of Net Income and Net Loss After Initial Closing Date.

                  10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 92.5% to the Holders and 7.5% to the Manager.

                  10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund's payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

         10.3  Special Allocations

                  10.3.1 Except as provided in section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

                  10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Members in the manner described below:


                  (i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

                  (ii) Except as provided in Section 10.3.2(iii) and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of
                  the    Regulations   or   any    other    event   creates   an

                  Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund's income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  (iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section
                  1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Fund Minimum Gain during such year (within the meaning of Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This
                  Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member's Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

                  (vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

                  (vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Equipment for any year in which the sale or disposition of any item of Equipment occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

                  (viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                  (ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members, Capital Accounts shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).

                  (x)  Except  as   otherwise   provided   herein,   Nonrecourse
                  Deductions shall be allocated 92.5% to the Holders and 7.5% to the Manager.

                  (xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

         10.4 Distribution of Cash From Operations. Cash from Operations shall be distributed 92.5% to the Holders and 7.5% to the Manager.

         10.5 Distribution of Cash From Sales or Refinancing. Cash from Sales or Refinancing shall be distributed 92.5% to the Holders and 7.5% to the Manager.

         Notwithstanding anything to the contrary herein, however, no cash Distribution shall be made to a Holder to the extent that, after giving effect to all allocations under sections 10.1, 10.2 and 10.3 which would accompany such Distribution (including allocations of gross income and gain under section 10.3.2(iv)), such Distribution would exceed the tax basis of the Holder to whom such Distribution is otherwise payable.

         10.6 Distributions of Cash from Reserve Account. Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Cash from Sales or Refinancing.

         10.7 Determination of Amounts to be Distributed. The Manager shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the Manager may use any funds of the Fund not distributed to Holders to purchase additional Equipment during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the Manager will not reinvest in Equipment, but will distribute, subject to payment of any obligations of the Fund, such available Cash from Operations and Cash from Sales or Refinancing as may be necessary to cause total Distributions to Holders to equal the following amounts for the specified periods:

                  10.7.1 Through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of (a) a rate of return on their original capital contribution equal to 3.5% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 8% per annum and a maximum of 10% per annum), or (b) 90% of the total amount of cash available for distributions; and

                  10.7.2 For each quarter during the balance of the Reinvestment Period, an amount equal to a rate of return on their original capital contribution equal to 3.5% over the average yield on five-year United States Treasury Bonds for the period from the commencement of the offering of Units through a date six months following the termination date of the offering (with a minimum of 8% per annum and a maximum of 10% per annum), as published in a national financial newspaper.

                  10.7.3 Such amounts with respect to each year which are sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

         10.8 Consent to Allocations. The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

         10.9 Limitation on Distributions. All Distributions are subject to the payment of Fund expenses and to maintenance and repair of Equipment.

         10.10 Allocation to Manager. To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

         10.11 Return of Unused Capital. In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within eighteen months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within six months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.11, funds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Equipment, regardless of whether any such payment is actually made.

         10.12 Distributions in Kind. Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

         10.13  Withholding Taxes.

                  10.13.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash from Operations or Cash from Sales or Refinancing as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash from Operations or Cash from Sales or Refinancing otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

                  10.13.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash from Operations or Cash from Sales or Refinancing distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash from Operations or Cash from Sales or Refinancing in the amount of such withholding tax or other liability or obligation.

11.      ASSIGNMENT OF FUND INTERESTS

         11.1 Limitations on Transfer. A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Manager may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

                  11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

                  11.1.2  the assignee is not a minor or an incompetent;

                  11.1.3 the transfer or assignment does not violate federal or state securities laws;

                  11.1.4 the transferor or the assignee does not hold Units representing Original Invested Capital of less than $2,500 ($2,000 in the case of IRAs and Keogh Plans);

                  11.1.5  such assignee is a Citizen of the United States;

                  11.1.6 such assignment or transfer does not cause the assets of the Fund to be deemed "plan assets" for ERISA purposes;

                  11.1.7 such assignment or transfer does not constitute a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund; and

                  11.1.8 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects being satisfactory in form and substance to the Manager.

         11.2 Distributions and Effective Date of Transfer. An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

         11.3 Governmental Restrictions. No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any other applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

         11.4 Non-Complying Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

         11.5 Misrepresentation and Forfeit. Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund's offering misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, such Person may, in the Manager's discretion if it deems that the Fund will fail certain citizenship requirements with respect to its Equipment, be required to forfeit such Units to the Fund and no longer be entitled to cash Distributions or allocations of the Fund, receipt of Fund reports and voting privileges, although he may realize proceeds upon the transfer of his Units to a Citizen of the United States, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units.

12.      SUBSTITUTED MEMBERS

         12.1 Limitations on Substitution. No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

                  12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 250 Units (200 in the case of an IRA or Keogh
Plan) shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substituted Member.

                  12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended and his execution, acknowledgment and delivery to the Manager of a special power of attorney, the form and content of which are described herein;

                  12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

                  12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

                  12.1.5 The provisions of Section 11.1 and 11.3 of this Agreement are complied with.

         12.2 Consent to Admission. By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

         12.3 Amendment of Agreement. The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.      REPURCHASE OF FUND INTERESTS

         13.1 In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason whatsoever, he may be required, in the Manager's discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right to purchase such Units at a price equal to 100% of the Holder's Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS OR RESIDENT ALIENS.

         13.2 The Manager may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase.

         13.3 The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

         13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them.

14.      BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

         14.1 Books of Account and Records. The Manager shall, for income tax purposes, keep on an accrual basis adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund.

                  14.1.1 Such books of account and records shall include the following:

                            (i) A current  list of the full name and last  known
                           business or residence address and business telephone number of each Member set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

                           (ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                           (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                           (iv) Copies of the original of this Agreement and all amendments;

                           (v) Financial statements of the Fund for the six most recent fiscal years; and

                           (vi) The Fund's books and records for at least the current and past three fiscal years.

                  14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund.

                  14.1.3 Upon the request of a Member, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

                  14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys' fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member's interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Limited Members under federal law or the laws of any state.

                  14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a "year of the Fund" are to such an annual accounting period, and all references to a Fund "quarter" shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

         14.2 Audited Annual Financial Statements. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members' equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported "Cash from Operations" is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

         14.3 Other Annual Reporting. The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns; (iii) a report of the business of the Fund, which shall include for each piece of Equipment which individually represents at least 10% of the Fund's total investment in Equipment, a status report to indicate: (a) the condition of the Equipment, (b) how the Equipment is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the Equipment leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from:
(a) Cash from Operations for that year, (b) Gross Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund.

         14.4 Quarterly Reports. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

         14.5 Unaudited Quarterly Financial Statements. The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

         14.6 Other Quarterly Reports. The Manager shall have prepared, at Fund expense, after the end of each quarter in which Equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Equipment, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

         14.7  Tax Returns. The Manager, at Fund expense, shall cause income tax
returns  for the  Fund  to  be  prepared  and  timely  filed  with   appropriate
authorities.

         14.8 Governmental Reports. The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

         14.9 Maintenance of Suitability Records. The Manager, at Fund expense, shall maintain for a period of at least six years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.      RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

         15.1 Services of the Manager. The Manager shall be responsible for providing the following services to the Fund:

                  15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

                  15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund's agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Equipment management and investor, accounting and legal services, and services relating to Distributions by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Equipment (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Equipment and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all funds of the Fund, whether or not in the Manager's immediate possession or control; and (vii) making all decisions as to accounting matters; and

                  15.1.3 Approval of the terms of the sale or other disposition of Equipment, including establishing the terms for and arranging any such transaction.

         15.2 Authority of the Manager. The conduct of the Fund's business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

                  15.2.1 To acquire, lease, sell, hold and dispose of Equipment, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Equipment, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund; provided that, as of the date of the final investment of Net Proceeds and completion of the permanent financing of the Equipment portfolio, at least 50% of the Fund's Equipment, by aggregate purchase cost, shall be subject to initial leases which are High Payout Leases.

                  15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

                  15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

                  15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers and equipment lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or their Affiliates for the services set forth in
Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

                  15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in
Article 14 and as they otherwise deem appropriate;

                  15.2.6 To open accounts and deposit and maintain funds in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund funds shall not be commingled with the funds of any other Person;

                  15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

                  15.2.8 To select as the Fund's accounting year a calendar year or such fiscal year as approved by the Service;

                  15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

                  15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or nonaffiliate and to employ personnel, agents and dealers for such purpose;

                  15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

                  15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require its satisfaction prior to obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all

Fund   obligations   are   satisfied   in   accordance  with   prudent  business
practices as to the time and manner of payment;

                  15.2.13 To execute and file certificates of amendment and cancellation of the articles of organization, and certificates of dissolution of the Fund;

                  15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash from Operations and Cash from Sales or Refinancing used to purchase additional Equipment and to make Distributions;

                  15.2.15 To purchase Equipment in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Equipment or completion of manufacture of the Equipment, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment is purchased by the Fund for a purchase price no greater than the cost of such Equipment to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund.

                  15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Equipment to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

                  15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Equipment, (ii) other funds of the Fund prior to the investment in Equipment or the distribution to Holders and (iii) the Fund's capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

                  15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

                  (i) to add to the representations, duties or obligations of the Manager or its Affiliates or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

                  (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

                  (iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state "Blue Sky" administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of the Holders; or

                  (iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund's accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

                  15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

         15.3 General Powers and Fiduciary Duty. The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

         15.4 Limitations on Manager's Authority. Neither the Manager nor any Affiliate shall have the authority to:

                  15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

                  15.4.2 Grant to the Manager or any Affiliate an exclusive listing for the sale of Fund assets, including Equipment;

                  15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund upon its termination and dissolution;

                  15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

                  15.4.5  Alter the primary purpose of the Fund as set forth in
Article 3;

                  15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

                  15.4.7 Sell or lease any Equipment to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof;

                  15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from an interest in equipment, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Equipment and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Equipment which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund's investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate equipment management or any other duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, equipment held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund's investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture's capital or profits; or
(2) provisions in the venture agreement giving the Fund effective control;

                  15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Equipment from the Fund or sell or lease Equipment to the Fund;

                  15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

                  15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the ledger's cost of funds, or, in any event, to cause the Fund to obtain "permanent financing" (defined as financing with a term in excess of 12 months) from any such Person;

                  15.4.12 Cause the Fund to exchange Units for property other than cash;

                  15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

                  15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

                  15.4.15 Possess any Equipment or assign the rights of the Fund in specific Equipment for other than a Fund purpose;

                  15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

                  15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

                  15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Equipment pursuant to commitments entered into prior to the expiration of the Reinvestment Period or in Equipment to be used in connection with Equipment under an existing lease, or reinvest any funds of the Fund during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with
Section 10.7 hereof;

                  15.4.19 Invest any of the Gross Proceeds in Equipment which is non-income producing;

                  15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund funds to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund's separate account;

                  15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Equipment and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

                  15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 50% of the purchase price of all Equipment on a combined basis. "Purchase price" for purposes of this
Section 15.4.22 shall mean the sum of the cash downpayment and any indebtedness incurred in connection with the acquisition of an item of Equipment by the Fund, or to which the Equipment is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

                  15.4.23  Commingle Fund funds with those of any other Person;

                  15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Equipment to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

                  15.4.25 Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

                  15.4.26 Operate the Fund in such a manner as to have the Fund classified as an "investment company" for purposes of the Investment Company Act of 1940;

                  15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages, deeds of trust or other similar instruments or obligations;

                  15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days' written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Equipment by the Fund and an Affiliate as joint venturers;

                  15.4.29 Cause the Fund to acquire any single item of Equipment that has a contract purchase price in excess of $1,000,000 unless prior to final funding of the acquisition it obtains a future value appraisal of the Equipment from a qualified independent third party appraiser;

                  15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $30,000,000 in Equipment leased to a single lessee.

         15.5 Limitation on Manager's Liability. The Manager shall have no personal liability for the repayment of the Original Invested Capital of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account, except as otherwise provided in Section 5.2.

         15.6 Tax Matters Member. ATEL is hereby designated as the "Tax Matters Member" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. The designation made in this paragraph is hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies ATEL from and against any damages or losses (including attorney's fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters Member, subject to the same conditions under which indemnification is provided the Manager in Article 21 hereof.

         15.7 Minimum Investment in Equipment / Maximum Front-End Fees. The Manager must commit not less than 85.875% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated.

Under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or (ii) 75% of such Gross Proceeds. Based on the formula in the NASAA Guidelines, with 50% portfolio leverage the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x .0625%] = 76.875%), and the Fund's
minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%. The NASAA Guidelines permit the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875% and 50% leverage, the Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%]. At the lowest permitted level of minimum Investment in Equipment, the NASAA Guidelines would permit the Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Members have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their Adjusted Invested Capital, and, thereafter, the promotional interest could increase to 15% of all Distributions. With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Asset Management Fee Limit provided in Section 8.3, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the alternative fee schedule set forth in Section 8.3. This overall limitation on annual fees will include, in addition to the Equipment Management Fee and Equipment Resale/Releasing Fee, amounts equal to 11.5% of Distributions of Cash from Operations (4% as an Incentive Management Fee plus 7.5% as the Fund Manager's Carried Interest) and 7.5% of Distributions of Sale or Refinancing Proceeds (as the Fund Manager's 7.5% Carried Interest) before the Priority Return, and 15% of all Distributions thereafter (7.5% as an Incentive Management Fee plus 7.5% as the Carried Interest). Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Incentive Management Fees and Carried Interest. If and to the extent that the fees calculated under the alternative fee schedule provided in Section 8.3 as the Incentive Management Fee and the Carried Interest should exceed the maximum promotional interest plus carried interest permitted under the NASAA Guidelines, as described above, the fees payable to the Manager and its Affiliates shall be reduced as described herein. In such event, Section 8.3 of this Agreement shall be amended immediately to reduce the amounts calculated as the Incentive Management Fee and/or the Carried Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

         15.8 Reliance on Manager's Authority. The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.      RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

         16.1 Limitation on Member Authority. Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

         16.2 Voting Rights. Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a "majority-in-interest"), to approve the following matters affecting the basic structure of the Fund:

                  16.2.1  Removal or withdrawal of a Manager;

                  16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

                  16.2.3  Termination and dissolution of the Fund;

                  16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

                  16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

                  16.2.6  The extension of the term of the Fund.

         16.3 Voting Procedures. In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

                  16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding

Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place fixed by the Manager, which is to be convenient to the Members as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

                  16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the "Record Date") which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

                  16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

                  16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

                  16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Limited Members holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

                  16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

         16.4 Limitations on Member Rights. No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or
(iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

         16.5  Limitations  on Power to Amend  Agreement.  Except as provided in
Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

                  16.5.1 Convert a Holder into a Manager;

                  16.5.2 Modify the limited liability of a Holder;

                  16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

                  16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

         16.6 Member List. Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of, and the Units held of record by, each Member, as provided in Section 14.1.3.

         16.7  Dissenters' Rights and Limitations on Mergers and Roll-ups.

                  16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of not less than 90% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or any other costs of the transaction in the event the Roll-Up is not approved by the Members as provided herein.

                  16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

                  16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote "no" on the proposal the choice of:

                  (a) accepting the securities offered in the proposed Roll-Up transaction; or

                  (b)  one of the following:

                           (i)  remaining as Holders in the Fund, and preserving
their interests therein on the same terms and conditions as existed  previously;
or

                           (ii)  receiving  cash  in  an  amount  equal  to  the
Holders' pro-rata share of the appraised value of the net assets of the Fund.

                  16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

                  16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

                  16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.      TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER'S INTEREST

         17.1 Removal or Withdrawal. The following conditions shall govern the voluntary withdrawal or removal of the Manager:

                  17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

                  17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

         17.2 Other Terminating Events. In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a "Terminating Event"), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of Section 17.3.

         17.3 Election of Successor Manager; Continuation of Fund Business. The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the "Retiring Manager"):

                  17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Limited Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

                  17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund's business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

         17.4 Admission of Successor or Additional Manager. The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

                  17.4.1  Such Person shall have been elected in accordance with
Section 17.3 or 17.6;

                  17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

                  17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

                  17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

       17.5 Effect of a Terminating Event. Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

                  17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a Manager for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

                  17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the remaining or new Managers, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of Distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

                  17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days' prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

         17.6 Election of Additional Manager. Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

         17.7 Assignment of Manager's Interest. The Manager may not transfer its Membership in the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is assigned in compliance with this Section 17.7 shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

         17.8 Members' Participation in Manager's Bankruptcy. In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members' interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.      CERTAIN TRANSACTIONS

         18.1 The Manager and its Affiliates, the Holders, any shareholder, officer, director, Member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of equipment. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.      TERMINATION AND DISSOLUTION OF THE FUND

          19.1 Termination and Dissolution. The Fund shall be terminated and dissolved upon the earliest to occur of the following:

                  19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

                  19.1.2  The  Members   owning  more  than  50%  of  the  total
outstanding Units vote in favor of dissolution and termination of the Fund;

                  19.1.3  The term of the Fund expires; or

                  19.1.4 The Fund disposes of all interests in Equipment and its other assets and receives final payment in cash of the proceeds of such dispositions.

         19.2 Accounting and Liquidation. Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

                  19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

                  19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager's Capital Account with the Manager's share of Fund Minimum
Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3.

                  19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.      SPECIAL POWER OF ATTORNEY

         20.1 Execution of Power of Attorney. By executing this Agreement, each Holder is hereby granting to the Manager a special power of attorney irrevocably making, constituting and appointing ATEL, its duly appointed officers, and any one of them, as the attorney-in-fact for such Holder, with power and authority to act alone in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgement and filing of the following documents:

                  20.1.1 This Agreement, the Articles of Organization, any separate certificates, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the Manager deems advisable to file;

                  20.1.2 Any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; and

                  20.1.3 Any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or substituted Holder, or the dissolution and termination of the Fund (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of Members.

         20.2 Special Power of Attorney. The special power of attorney being granted hereby:

                  20.2.1 Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Holder, and is limited to those matters herein set forth;

                  20.2.2 May be exercised by the Manager acting alone for each Holder by a facsimile signature of such Manager or by one of its officers, or by listing all of the Holders executing any instrument with a single signature of a Manager, or of one of the Manager's officers, acting as attorney-in-fact; and

                  20.2.3 Shall survive an assignment by a Holder of all or any portion of his Units except that, where the Assignee of the Units owned by a Holder has been approved by the Manager for admission to the Fund as a substituted Holder, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.

21.      INDEMNIFICATION

         21.1 Indemnification of the Manager. The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys' fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney's fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

         21.2 Limitations on Indemnification. Notwithstanding anything to the contrary contained in the foregoing Section 21.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and

Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws.

         21.3 Insurance. The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker's compensation, as would be customary for any Person owning comparable Equipment and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

22.      MISCELLANEOUS

         22.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         22.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

         22.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

         22.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

         22.5 Captions. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

         22.6 Number and Pronouns. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

         22.7  Manager Address. The address of the Manager is:

                           ATEL Financial Corporation
                           235 Pine Street, 6th Floor
                         San Francisco, California 94104

         22.8 Member Addresses. The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

         22.9 Construction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.

         22.10 Qualification to Do Business. In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The power of attorney granted to the Manager by each Holder in
Article 20 shall constitute authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBERS:

ATEL FINANCIAL CORPORATION, Manager

By: /s/ A. J. BATT
    ----------------------------------------
         A. J. Batt, President

 ATEL CAPITAL GROUP, Initial Member

By: /s/ A. J. BATT
    ----------------------------------------
         A. J. Batt, President

                                    EXHIBIT I


                               Schedule of Members


                                                Capital
Name Address                                    Contribution

ATEL Capital Group                              $500/50 Units
235 Pine Street
6th Floor
San Francisco, CA 94104

ATEL Financial Corporation                      $100
235 Pine Street
6th Floor
San Francisco, CA 94104

                                    EXHIBIT C


HOW TO INVEST
TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to "U.S. Bank - ACEF IX Escrow". Thereafter, make your check payable to"ATEL Capital Equipment Fund IX". Investments must be made in increments of $10, minimum of $2,500 (or $2,000 for an IRA, Keogh or qualified plan) in most states. See the discussion under Plan of Distribution-State Requirements in the prospectus for exceptions.

IMPORTANT INSTRUCTIONS:
----------------------
Fully complete sections 1, 2, and 3 of the Subscription Agreement.

All subscribers must:
1) sign each appropriate section where indicated, 2) initial each appropriate section (sections 3A - 3D) where indicated on the bottom of the subscription agreement.

If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.). please fill in the optional check address section (section 6).

ADD-ON INVESTMENTS
The subscription agreement accompanying additional investments in Fund IX must have an authorized signature of a Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed subscription form will be required.

FOREIGN INVESTOR OPTION
As described in the Prospectus, the Manager has elected to permit limited investment in Units by nonresident alien investors. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor's representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 7) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription.

Please have the subscription document signed by your branch manager or other authorized signatory.

Mail original white, pink and yellow copies
Retain blue copy for Broker/Dealer
Retain green copy for the investor unless otherwise specified by your home office, (all IRA investments must be submitted directly to the custodian and they will then forward the subscription on to ATEL) to:

ATEL SECURITIES CORPORATION
SUBSCRIPTION PROCESSING DESK
235 PINE STREET, Suite 600
SAN FRANCISCO, CA 94104
(415) 989-8800
(800) 543-ATEL
E-mail: securities@atel.com

--------------------------------------------------------------------------


The investor whose signature appears in Section 2 on the reverse side hereof (the "Investor") hereby subscribes for the number of Units of ATEL Capital Equipment Fund IX, LLC (the "Fund") set forth in Section I of this subscription Agreement in the manner described in the prospectus to which this agreement is an exhibit (the "Prospectus"). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to "U.S. Bank - ACEF IX Escrow" in the amount required to purchase such Units ($10 per Unit). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to "ATEL Capital Equipment Fund IX". Minimum initial investment is 250 Units (200 Units for Individual Retirement Accounts or Qualified Plans).

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units ("Holder"), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus, including the special power of attorney set forth therein. The subscription may be cancelled by the subscriber at any time during a period of five days after the subscriber has submitted this executed subscription agreement to the Fund.

The assignability and transferability of the Units will be governed by the Agreement and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.

The undersigned acknowledges that U.S. Bank Trust National Association is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT Note- Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.
-        Fill in the total dollar amount and the number of Units to be acquired.
         Please note there are no fractional Units. All purchases must be in increments of $10.
- Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.
- Fill in the name(s) and addresses for the investment as they should appear in the registration.
-      Check the applicable citizen status boxes.
- Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian's taxpayer identification and investor's social security number.
-      Check whether monthly or quarterly distributions are desired.
-      Please read the Subscription Agreement, then sign and date the form.
-      Single Ownership - one signature required
-      Joint Tenants     - all parties must sign
-      Community Property - one signature required
-      Tenants in Common - all parties must sign
-      Tenants in Entirety - one signature required
- In all other cases, the custodian, trustee, general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Subscriber Confirmation of Suitability
-        Each item must be initialed.

Section 4: Legal Form of Ownership.
- Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.

Section 5:  Investor Mailing Addresses.
- Fill in name and address if different from Section 1, as with IRAs and Keoghs.

Section 6:  Optional Check Addresses.
- Complete this section only if you want your distribution checks mailed to an address other than that shown in Section 2.

Section 7: Broker/Dealer Information.
- Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.

-        An  authorized   Branch   Manager  or   Registered   Principal  of  the
         Broker/Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization.

Mailing Address.
- Mail the completed form with a check payable as indicated in Section 1 to:

ATEL Securities Corporation
Attention: Subscription Processing Desk
235 Pine Street, Suite 600
San Francisco, CA 94104

If you have any additional questions about completing this Subscription Agreement, please call ATEL Securities Corporation Subscription Processing Desk at (800) 543-ATEL.
---------------------------------------------------------------------------

ATEL CAPITAL EQUIPMENT FUND IX, LLC - SUBSCRIPTION AGREEMENT

Please type or print the following information: 1.UNITS PURCHASED Make checks payable to "ATEL Capital Equipment Fund IX" $_________ is for the purchase, as a Holder, of _______ Units and should be registered as indicated in the Registered Owner section below.

2. REGISTERED OWNER.
Name(s) and addresses will be recorded exactly as printed below.
(Include custodial address if applicable.)
___Mr.    ___Ms.    ___Mr. and Mrs.    ___Mrs.
Investor(s) Name and/or
Custodian/Nominee_________________________________________________________
Investor Name(s)__________________________________________________________
Address___________________________________________________________________
City ______________________________________State_____ZipCode______________
Investor Phone Number (____)______________E-mail__________________________
Investor Account # (if any)_______________________________________________

X______________________________________________Date_______________________
Subscriber's Signature

X______________________________________________Date_______________________
Subscriber/Custodian/Nominee or Authorized Signature

___INITIAL INVESTMENT $10 per unit ($2,500/250 Unit Minimum, $2,000/200 Unit Minimum for IRA or Qualified Plan, unless a higher minimum is required in the investor's state - see the Prospectus)

___ ADDITIONAL INVESTMENT ($500/50 Units, unless a higher minimum is required in the investor's state - see the Prospectus)

___ Check if you are a resident alien.
___ Check if  you  are  a  nonresident  alien (please include W-8 form).
___ Check if you are a U.S. citizen residing outside the U.S.

TAXPAYER IDENTIFICATION NUMBER
Note: If the account is in more than one name, the number should be that of the first person listed.
-- --   -- -- -- -- -- -- --
Include BOTH numbers for IRAs and Keoghs.

SOCIAL SECURITY NUMBER
-- -- --   -- --   -- -- -- --

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?
___YES    ___NO

DISTRIBUTION OPTION  (check one)
___ Quarterly    ___Monthly


PRIVACY ELECTION (check if desired)

____ By checking this box the undersigned directs the Manager to treat all information concerning the undersigned as confidential, and not to disseminate any such information to any party, without the undersigned's consent, except as may be required under an applicable statute or regulation or by the order of a court or governmental agency.

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied above is true and correct and may be relied upon by the Manager and the Fund in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and nonassessable Units of the Fund as indicated.

3. SUBSCRIBER AGREES AS FOLLOWS (EACH ITEM MUST BE INITIALED):
In order to induce the Manager to accept this subscription, the Investor hereby represents to you as follows (initial in the space provided):

A. The Investor has (a) a net worth of at least $150,000 in excess of his investment in Units, or (b) has a net worth of at least $45,000 in excess of his investment in Units and had during the last tax year or estimates that he will have during the current tax year a minimum of $45,000 annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. The Investor further represents that he/she satisfies any other minimum income and/or net worth standards imposed by the jurisdiction in which he/she resides, if any different standards are set forth in the Prospectus or any supplement thereto.
INITIAL HERE________

B. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity.
INITIAL HERE________

C. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.
INITIAL HERE________

D. Under the penalties of perjury, the undersigned certifies that (l) the number provided herein is his correct Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. (If the undersigned is currently subject to backup withholding, he has stricken the language under clause (2) above before signing).
INITIAL HERE________

4. LEGAL FORM OF OWNERSHIP (Check Only One)
___ Single Ownership
___ Joint Tenants  With  Rights of Survivorship
___ Husband and Wife as Community Property
___ Tenants in Common
___ Tenants in  Entirety

___ Sep IRA
___ IRA  __regular   __rollover
___ Trust   -   Trust Date (Month/Day/Year)  ___/___/___
___ Custodian
___ Custodian  for___________________________________
___ UGMA / UTMA - State of:_______
___ Pension Plan
___ Profit Sharing Plan
___ Corporation
___ Partnership
___ Non-Profit Organization
___ Other__________________

5. INVESTOR MAILING ADDRESS
(if different from above, as with IRAs and Keoghs) Name________________________________________________________________________
Name________________________________________________________________________
Address_____________________________________________________________________
City__________________________________________State_____Zip Code____________
Investor Phone Number (_____)_______________________________________________

6. OPTIONAL CHECK ADDRESS If you would like your distribution checks mailed to an address other than registered owner's address, please complete.
___ Designated for all Units or,
___ Designated for Partial Units ________
Receiving Entity____________________________________________________________
Address_____________________________________________________________________
City__________________________________________State_____Zip Code____________
Fund Name______________________________Account Number_______________________

7. BROKER/DEALER INFORMATION The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the Investor's residence and, further, that it has reasonable grounds to believe, based on information obtained from the Subscriber concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that investment in the Fund is suitable for the Subscriber in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Subscriber as to
the  limited   liquidity  and   marketability  of  the  Units.  The  undersigned
Broker/Dealer   warrants  that  a  current   Prospectus  was  delivered  to  the
Subscriber.

Licensed Firm Name__________________________________________________________
Account Executive Name_________________________________B/D Rep #____________
A/E Mailing Address____________________________________________Suite#_______
City__________________________________________State_____Zip Code____________
Telephone(____)____________________ NumberFax(____)_________________________
E-mail______________________________________________________________________

X_____________________________________________________Date__________________
Authorized signature (Branch Manager or Registered Principal).
Order cannot be accepted without signature.
This transaction, for Blue Sky purposes, took place in the State of ______.


ACCEPTANCE BY MANAGER
FOR MANAGER'S USE ONLY
Received and Subscription Accepted
ATEL Financial Corporation, Manager
By__________________________________________________________________________
Amount___________________________ Date______________ B/D Rep #______________

RETURN TOP 3 COPIES: WHITE - ATEL COPY, YELLOW - BROKER/DEALER COPY, PINK - INVESTOR COPY

RETAIN:  BLUE - BROKER/DEALER COPY, GREEN - INVESTOR COPY

ATEL SECURITIES CORPORATION
235 PINE STREET - 6th FLOOR - SAN FRANCISCO, CA 94104
(800) 543-2835 - E-Mail: securities@atel.com

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution.

                  Assuming the offer and sale of the maximum offering of Units, estimated expenses in connection with the issuance and distribution of the Units, other than Sales Commissions, in the aggregate are as follows:

         Registration fee .........................$  39,600
         Printing costs............................  450,000
         Advertising expenses......................  450,000
         Legal fees and expenses ..................  200,000
         Accounting fees...........................  125,000
         Blue Sky fees and expenses................  250,000
         NASD fees and expenses....................   15,500
         Travel, telephone and
            mailing expenses.......................  450,000
         Broker-Dealer due
            diligence reimbursements...............  625,000
         Broker-Dealer seminars....................  415,000
         Investor seminar expense reimbursements.. 125,000 Other wholesaling fees and expense
            reimbursements..................   ....  500,000
         Other.....................................  554,900
                                                     -------

               Total............................. $4,205,000

         ----------------

ITEM 14.          Indemnification of Directors and Officers.

                  (a) The directors and officers of ATEL Financial Corporation, the Registrant's Manager, may be indemnified by such corporation for certain liabilities, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934, pursuant to its Articles of Incorporation and Bylaws and Section 317 of the California Corporations Code.

                  Generally, directors and officers of ATEL Financial Corporation may seek indemnification from the corporation for liabilities, damages, costs, attorney's fees and other charges assessed or otherwise payable by them arising in connection with the discharge of their duties as directors or officers (unless such liabilities arise as the result of willful or deliberate misconduct) under one or more of the governing instruments referenced above.

                  (b) The Registrant has agreed, pursuant to the Limited Liability Company Operating Agreement included as Exhibit B to the Prospectus, to indemnify the Manager and its Affiliates against certain liabilities, excluding liabilities under the Securities Act of 1933.

ITEM 15.          Recent Sales of Unregistered Securities.

                  The Registrant has recently been formed but has not issued any securities other than (i) The Manager's interest to ATEL Financial Corporation, for a capital contribution of $100, and (ii) 50 units of limited liability company interest issued to ATEL Capital Group as the original Member of the Registrant, for a price of $10 per Unit. These sales occurred in September 2000 in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. These sales were for the purpose of organizing the Registrant as a limited liability company and for investment purposes and not with a view to the distribution of such securities.

ITEM 16.          Exhibits and Financial Statement Schedules.

         (a)      Exhibits.

         Number                             Exhibits

          1.1              Form of Dealer Manager Agreement

          1.2              Form of Selected Dealer Agreement

          3.1 Limited Liability Company Operating Agreement (incorporated by reference to Exhibit B to Prospectus)

          5.1              Opinion regarding legality

          8.1              Opinion regarding tax matters

         10.1              Form of Escrow Agreement

         23.1              Consent of Ernst & Young [TO BE PROVIDED BY
                           AMENDMENT]

         23.2 Consent of Derenthal & Dannhauser (included in Exhibit 5.1 to this Registration
                           Statement)

         23.3 Consent of Derenthal & Dannhauser (included in Exhibit 8.1 to this Registration
                           Statement)

         24.1              Powers of Attorney are set forth in this
                           Part II of the Registration Statement on Form S-1

         (b)      Financial Statements Included in the Prospectus.

                  ATEL Capital Equipment Fund IX, LLC

                   [TO BE PROVIDED BY AMENDMENT]

                  ATEL Financial Corporation

                   [TO BE PROVIDED BY AMENDMENT]

ITEM 17.          Undertakings.

                  The Registrant hereby undertakes:

                           (1)    To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)   To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933;

                                    (ii)  To reflect in the prospectus any facts
                    or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                   (iii)  To include any material information
                    with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                           (2)    That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4)      That all post-effective amendments will
comply with the applicable forms, rules and regulations of the commission in effect at the time such post-effective amendments are filed.

                           (5)      To send to each Member at least on an annual
basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                           (6)      To send to the Members, within 45 days after
the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Commission.

                           (7)      To send to the Members the financial
statements required by Form 10-K for the first full fiscal year of operations of the Fund.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Manager of the Registrant (or controlling persons of the Manager or of the Registrant) pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the Manager or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by any such Manager or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The registrant further undertakes (i) to file a sticker supplement pursuant to Rule 424(c) under the Act describing each lease transaction not described in the prospectus or a prior supplement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require commitment by the registrant of an amount of offering proceeds in excess of 10% of the offering proceeds received as of that date by the registrant; and (ii) to consolidate all such sticker supplements into a post-effective amendment filed at least once every three months during the offering period.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 2nd day of October, 2000.

                                   ATEL CAPITAL EQUIPMENT FUND IX, LLC


                                   By:      ATEL Financial Corporation,
                                            a California corporation,
                                            Manager

                                            By:   /s/ A.J. BATT
                                                  A. J. Batt
                                                  President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS that the undersigned each hereby constitutes and appoints A.J. Batt and Dean L. Cash jointly and severally, their true and lawful attorneys-in-fact, each with power of substitution, for them in any and all capacities, to do any and all acts or things and to execute any and all instruments which said attorneys, or any of them, may deem necessary or advisable to enable ATEL Capital Equipment Fund IX, LLC (the "Fund"), to comply with the Securities Act of 1933, as amended (the "Act"), and any rules and regulations thereunder, in connection with the registration under the Act of up to 15,000,000 Units of limited liability company interest in the Fund (the "Units"), including, but not limited to, the power and authority to sign the name of the undersigned, in any and all capacities, to a Registration Statement on Form S-1 relating to the Units to be filed with the Securities and Exchange Commission, to any and all amendments thereto, and to any and all documents or instruments filed in connection therewith; and the undersigned each hereby ratifies and confirms all that each of said attorneys, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Signature                     Capacity                      Date

/s/ A. J. BATT                Principal executive           October 2, 2000
A. J. Batt                    officer of
                              Registrant; chief
                              executive officer
                              and director of
                              ATEL Financial
                              Corporation

/s/ DEAN L. CASH              Director and                  October 2, 2000
Dean L. Cash                  Executive Vice
                              President of ATEL
                              Financial Corporation


/s/ PARITOSH CHOKSI           Principal financial           October 2, 2000
Paritosh Choksi               officer and principal
                              accounting officer of
                              Registrant; chief
                              financial officer and
                              chief accounting officer
                              of ATEL Financial
                              Corporation

                                INDEX TO EXHIBITS


Exhibit                                                            Sequentially
Number                  Exhibit                                    Numbered Page

 1.1             Form of Dealer Manager Agreement

 1.2             Form of Selected Dealer Agreement

 3.1             Limited Liability Company Operating
                 Agreement (incorporated by reference to
                 Exhibit B to Prospectus)

 5.1             Opinion regarding legality

 8.1             Opinion regarding tax matters

10.1             Form of Escrow Agreement

23.1             Consent of Ernst & Young [TO BE PROVIDED BY AMENDMENT]

23.2 Consent of Derenthal & Dannhauser (included in Exhibit 5.1 to this Registration
                 Statement)

23.3             Consent of Jackson, Tufts, Cole &
                 Black (included in Exhibit 8.1 to
                 this Registration Statement)

24.1             Powers of Attorney are set forth
                 in Part II of the Registration
                 Statement on Form S-1

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